Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT AND RESTATEMENT AGREEMENT

dated 16 August 2017

to the

USD 1,450,000,000

SENIOR SECURED CREDIT FACILITY AGREEMENT

originally dated 20 March 2013 and as later amended and amended and restated

for

Seadrill Tellus Ltd.

and

Seadrill Vela Hungary Kft.

as Borrowers

provided by

The banks and financial institutions named therein

as Lenders

arranged by

ING Bank N.V.

as Agent, K-sure Agent, Commercial Coordinator and Commercial Bookrunner

and

HSBC Bank plc

as ECA Coordinator and ECA Bookrunner

www.bahr.no

SCHEDULE 1 CONDITIONS PRECEDENT

SCHEDULE 2 AMENDED AND RESTATED TELLUS FACILITY AGREEMENT

SCHEDULE 3 AMENDED AND RESTATED VELA FACILITY AGREEMENT

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THIS THIRD AMENDMENT AND RESTATEMENT AGREEMENT (the “Agreement”) is dated ___ August 2017 and made between:

(1)

Seadrill Tellus Ltd., an exempted company with registration number 45260 of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda (the “Tellus Borrower”) and Seadrill Vela Hungary Kft., organisation number 13-09-162740 of 2724 Ujlengyel, Petofi Sandor utca 40, Hungary (the “Vela Borrower”) (each a “Borrower”, collectively the “Borrowers”);

(2)

Seadrill Limited, an exempted company with registration number 36832 of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, as parent and guarantor under the Original Facility Agreement and after the Effective Time, parent and guarantor under the Tellus Facility Agreement (the “Tellus Parent”);

(3)

Seadrill Partners LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands and whose registered address is situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, registration number 962166 as parent and guarantor under the Vela Facility Agreement (the “Vela Parent”);

(4)

Seadrill Capricorn Holdings LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands and whose registered address is situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and with registration number 962179 as retiring guarantor and security provider (the “Retiring Guarantor” and the “Vela Security Provider”);

(5)

The companies listed as Intra-Group Charterers or otherwise identified as Guarantors in Schedule 2 (Guarantors and Drillships) of each of the Restated Facility Agreements as guarantors under the relevant Restated Facility Agreement (each a “Guarantor”);

(6)

Seadrill Serviços de Petróleo Ltda, of Av. República do Chile, nº. 230, sala 2101 - parte, Centro, CEP 20031-170, Rio de Janeiro, RJ, Brazil, with company number 332.0808533-2 as security provider (the “Tellus Security Provider”);

(7)

The banks and financial institutions listed as Commercial Lenders in Schedule 1 (Lenders and Commitments) of each of the Restated Facility Agreements as original commercial lenders (each a “Commercial Lender” together, the “Commercial Lenders”);

(8)

The banks and financial institutions listed as K-sure Lenders in Schedule 1 (Lenders and Commitments) of each of the Restated Facility Agreements as original K-sure lenders (together, the “K-sure Lenders”);

(9)

Citibank Europe PLC of Citibank Europe Plc, 1, North wall Quay, Dublin 1, Ireland, organisation number 132781 and the other bank or financial institutions designated as GIEK lenders in each of the Restated Facility Agreements (the “GIEK Lender”);

(10)	Citibank N.A., London Branch as GIEK guarantee holder on behalf of the GIEK Lender (the “GIEK Guarantee Holder”);

(11)	The Export-Import Bank of Korea of 38 Eunhaeng-ro (16-1, Yeouido-dong), Yeongdeungpo-gu, Seoul 150-996, Republic of Korea, organisation number 111235-0000158 (“KEXIM”);

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(12)

ING Bank N.V. of Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, organisation number 33031431 as facility agent, security agent, documentation agent, commercial coordinator commercial bookrunner and ING Bank N.V., Seoul Branch, 15th Floor, Hungkuk Life Insurance Building, 226, Shinmunro 1-ga, Chongro-ku, Seoul 110-061, Korea as K-sure agent (together the “Agent”);

(13)	HSBC Bank plc of 8 Canada Square, Level 18, London E14 5HQ, United Kingdom, organisation number 14259 to act as ECA coordinator and ECA bookrunner;

(14)

The banks and financial institutions listed as Mandated Lead Arrangers in Schedule 1 (Lenders and Commitments) in each of the Restated Facility Agreements as mandated lead arrangers (the “Mandated Lead Arrangers”); and

(15)	The banks and financial institutions listed in Schedule 1 (Lenders and Commitments) in each of the Restated Facility Agreements, as lead arrangers (the “Lead Arrangers”),

each a “Party” and collectively referred to as the “Parties”.

WHEREAS:

(A)

Pursuant to the senior secured credit facility agreement originally dated 20 March 2013, (as later amended, last by the R1 Waiver Approval Letter) entered into by, inter alia, each of Seadrill Tellus Ltd. and Seadrill Vela Ltd. (as later substituted by Seadrill Vela Hungary Kft. pursuant to an accession letter dated 28 March 2013), as Borrowers, Seadrill Limited as Parent, the Guarantors named therein, the Commercial Lenders named therein, the K-sure Lenders named therein and the GIEK Lender named therein, the Lenders as defined therein made available to the Borrowers a USD 1,450,000,000 senior secured credit facility pursuant to the terms of the said agreement (the “Original Facility Agreement”).

(B)

As part of the restructuring of Seadrill Limited and its subsidiaries (the “Seadrill Group”) it has been agreed to amend: (i) the Original Facility Agreement, (ii) the USD 420,000,000 term loan and revolving credit facility agreement originally dated 28 December 2012 (as later amended) between, inter alia, Seadrill Polaris Ltd. as borrower and DNB Bank ASA as agent (the “Polaris Facility Agreement”) and (iii) the USD 440,000,000 secured credit facility agreement originally dated 4 December 2012 (as later amended) between, inter alia, Seadrill Limited as borrower and Citibank Europe plc as agent (the “Telesto and T-15/T-16 Facility Agreement”) ((i), (ii) and (iii) jointly the “SDLP Facility Agreements”), in order to separate the financing of assets of the Seadrill Group (excluding for these purposes the Vela Parent and its subsidiaries) from the financing of assets of the Vela Parent and certain of its subsidiaries (the “SDLP Group”) under the SDLP Facility Agreements.

(C)

The SDLP Facility Agreements (other than the Polaris Facility Agreement) currently have recourse against certain assets of the Seadrill Group and the SDLP Group. The Polaris Facility Agreement currently has recourse against certain assets of the SDLP Group as well as a guarantee granted by Seadrill Limited.

(D)	The SDLP Facility Agreements shall be amended or amended and restated (as applicable) so that, inter alia:

(i)	Seadrill Limited will resign and be released as a guarantor under the Polaris Facility Agreement;

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(ii)

the Telesto and T-15/T-16 Facility Agreement will be split into two agreements, one new agreement which will govern the financing of the T-15 and T-16 rigs (the “T-15 and T-16 Facility Agreement”) and one legacy agreement which will govern the financing of the West Telesto rig (the “Telesto Facility Agreement”); and

(iii)

the Original Facility Agreement will be split into two agreements, one agreement which will govern the financing of the West Vela rig (that agreement being the Vela Facility Agreement, and together with the Polaris Facility Agreement and the T-15 and T-16 Facility Agreement, the “New SDLP Facility Agreements”) and one agreement which will govern the financing of the West Tellus rig.

(E)	New second ranking security will be granted in favour of the finance parties under the New SDLP Facility Agreements over certain assets currently securing the SDLP Facility Agreements.

(F)

The finance parties under the Telesto Facility Agreement will pursuant to the Intercreditor Agreement continue to be secured on a subordinated silent second lien basis for a period of time under certain existing security provided in respect of the Telesto and T-15/T-16 Facility Agreement, including certain assets to be secured in connection with the T-15 and T-16 Facility Agreement.

(G)

The finance parties under the Tellus Facility Agreement will pursuant to the Intercreditor Agreement continue to be secured on a subordinated silent second lien basis for a period of time under certain existing security provided in respect of the Original Facility Agreement, including certain assets to be secured in connection with the Vela Facility Agreement.

(H)

The Original Facility Agreement will be amended and restated in order to, amongst other things, (i) limit recourse of the Vela Facility Agreement to the SDLP Group, (ii) limit recourse of the Tellus Facility Agreement to the Seadrill Group (save for as contemplated under (G) above), (iii) allow the Retiring Guarantor to resign as guarantor under both the Vela Facility Agreement and the Tellus Facility Agreement, (iv) make certain adjustments to the collateral package, (v) extend the tenor of the Vela Facility Agreement (excluding ECA tranches), (vi) adjust certain covenants in the Vela Facility Agreement, (vii) increase the margin under the Vela Facility Agreement and (viii) adjust the repayment provisions of the Vela Facility Agreement.

(I)

On 4 November 2014 the Vela Parent granted an on-demand guarantee and indemnity in respect of the Vela Borrower’s obligations under the Original Facility Agreement in favour of the Agent (the “Vela Parent Guarantee”). The Vela Parent Guarantee will be released and replaced by virtue of the Vela Parent acceding to the Vela Facility Agreement as a Guarantor.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

In this Agreement, including the preamble hereto (unless the context otherwise requires), all capital terms or expressions shall have the meaning ascribed to such term in the Restated Facility Agreements (irrespective of whether the Restated Facility Agreement has

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become effective or not) unless otherwise explicitly defined herein and Clause 1.2 (Construction) and 1.3 (Hungarian terms) of the Vela Facility Agreement (irrespective of whether the Vela Facility Agreement has become effective or not) is incorporated into this Agreement as if it were set out in this Agreement in full save that a reference to “this Agreement” in those clauses shall be a reference to this Agreement. In addition:

“Effective Time” has the meaning as set out in Clause 2 (Conditions Precedent and Effective Time).

“Facilities” means the Tellus Facility and the Vela Facility.

“Facilities Finance Documents” means the Tellus Finance Documents and the Vela Finance Documents.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement and entered into between, inter alia, the Agent as common security agent and the finance parties under the New SDLP Facility Agreements.

“Obligor” means each Tellus Obligor and each Vela Obligor, and “Obligors” means all of them.

“R1 Waiver Approval Letter” means the waiver approval letter from the Agent to the Tellus Parent dated 28 April 2016 (as amended from time to time).

“Restated Facility Agreements” means the Original Facility Agreement, as amended and restated by this Agreement in the form set out in Schedule 2 (Amended and Restated Tellus Facility Agreement) as regards to the Tellus Facility Agreement and in Schedule 3 (Amended and Restated Vela Facility Agreement) as regards to the Vela Facility Agreement.

“Security Provider” means the Tellus Security Provider and the Vela Security Provider, and “Security Providers” means both of them.

“SDRL Restructuring Completion Date” has the meaning given to such term in the Intercreditor Agreement.

“Subordinated Creditors” means Seadrill Hungary Kft., Seadrill Capricorn Holdings LLC, Seadrill Auriga Hungary Kft. and Seabras Rig Holdco Kft.

“Tellus Facility” means the facility or facilities made available under the Tellus Facility Agreement.

“Tellus Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement in the form set out in in Schedule 2 (Amended and Restated Tellus Facility Agreement).

“Tellus Finance Documents” means the Finance Documents under, and as defined in, the Tellus Facility Agreement.

“Tellus Finance Parties” means the Finance Parties under, and as defined in, the Tellus Facility Agreement.

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“Tellus Guarantor” means each of the Tellus Parent and Seadrill Offshore AS, and “Tellus Guarantors” means both of them.

“Tellus Obligor” means the Tellus Borrower and each Tellus Guarantor, and “Tellus Obligors” means all of them.

“Tellus Security Documents” means:

(a)	the share charge over the shares in the Tellus Borrower dated 20 March 2013 granted by the Tellus Parent in favour of the Agent;

(b)	the assignment of earnings dated 27 February 2015 granted by the Tellus Security Provider in favour of the Agent;

(c)	the assignment of earnings account dated 27 February 2015 granted by the Tellus Security Provider in favour of the Agent;

(d)	the assignment of earnings and earnings account dated 27 February 2015 granted by Seadrill Offshore AS in favour of the Agent;

(e)	the first naval mortgage in respect of the ‘West Tellus’ rig dated 14 October 2013 granted by the Tellus Borrower in favour of the Agent;

(f)	the assignment of earnings dated 14 October 2013 granted by the Tellus Borrower in favour of the Agent;

(g)	the assignment of earnings account dated 14 October 2013 granted by the Tellus Borrower in favour of the Agent; and

(h)	the assignment of insurance proceeds dated 14 October 2013 granted by the Tellus Borrower in favour of the Agent.

“Tellus Secured Obligations” means the Tellus Obligors’ obligations and liabilities under the Tellus Finance Documents, including (without limitation) the Tellus Borrower’s obligation to repay the Tellus Facility together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Tellus Obligors towards the Finance Parties in connection with the Tellus Finance Documents.

“Vela Cross-collateral Security Document” means each of the Vela Security Documents, but excluding the Vela Quota Pledge, and “Vela Cross-collateral Security Documents” means all of the Vela Security Documents, but excluding the Vela Quota Pledge.

“Vela Facility” means the facility or facilities made available under the Vela Facility Agreement.

“Vela Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement in the form set out in Schedule 3 (Amended and Restated Vela Facility Agreement).

“Vela Finance Documents” means the Finance Documents under, and as defined in, the Vela Facility Agreement.

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“Vela Finance Parties” means the Finance Parties under, and as defined in, the Vela Facility Agreement.

“Vela Guarantor” means each of the Vela Parent and Seadrill Gulf Operations Vela LLC, and “Vela Guarantors” means both of them.

“Vela Obligor” means the Vela Borrower and each Vela Guarantor, and “Vela Obligors” means all of them.

“Vela Quota Pledge” means the quota pledge over the quota in the Vela Borrower granted by Seadrill Capricorn Holdings LLC in favour of the Agent (on behalf of the Finance Parties), originally dated 4 November 2014, as amended on 18 May 2016.

“Vela Security Documents” means:

(a)	the Vela Quota Pledge;

(b)

the membership interest pledge agreement in respect of the membership interests in Seadrill Gulf Operations Vela LLC dated 4 November 2014 granted by Seadrill Capricorn Holdings LLC in favour of the Agent;

(c)	the first naval mortgage in respect of the ‘West Vela’ rig dated 24 June 2013 granted by the Vela Borrower in favour of the Agent;

(d)	the assignment of earnings account dated 24 June 2013 granted by the Vela Borrower in favour of the Agent;

(e)	the assignment of earnings account dated 24 June 2013 granted by Seadrill Gulf Operations Vela LLC in favour of the Agent;

(f)	the assignment of earnings and charterparty dated 24 June 2013 granted by the Vela Borrower in favour of the Agent;

(g)	the assignment of insurances dated 24 June 2013 granted by the Vela Borrower in favour of the Agent; and

(h)	the assignment of earnings dated 24 June 2013 granted by Seadrill Gulf Operations Vela LLC in favour of the Agent.

“Vela Secured Obligations” means the Vela Obligors’ obligations and liabilities under the Vela Finance Documents, including (without limitation) the Vela Borrower’s obligation to repay the Vela Facility together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Vela Obligors towards the Finance Parties in connection with the Vela Finance Documents.

“West Tellus” means the 6th generation SHI S10000 ultra deepwater drillship named West Tellus with International Call Sign 3FJI4 currently owned by Seadrill Tellus Ltd.

“West Vela” means the 6th generation SHI S10000 ultra deepwater drillship named West Vela with International Call Sign 3FNX5 currently owned by Seadrill Vela Hungary Kft.

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2.	CONDITIONS PRECEDENT AND EFFECTIVE TIME

(a)

Subject to (i) the lenders under the Telesto and T-15/T-16 Facility Agreement and the lenders under the Polaris Facility Agreement consenting to the amendments to those facility agreements as described in recital (D) taking effect concurrently and (ii) such amendments taking effect concurrently with the amendment and restatement of the Original Facility Agreement pursuant to the terms of this Agreement, the amendment and restatement of the Original Facility Agreement as set out in Clause 4 (Effectiveness, Amendment and Restatement) shall be effective on the later of the date of this Agreement and the date on which the Agent confirms in writing to the Lenders that it has received all the documents and other evidence listed in Schedule 1 (Conditions Precedent), unless waived in writing by the Agent, each to be in a form and substance satisfactory to the Agent (such time being the “Effective Time”).

(b)

The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied (including, for the avoidance of doubt, where the Agent has waived receipt of any relevant documents or other evidence).

3.	REPRESENTATIONS

Each Tellus Obligor (and the Tellus Parent on behalf of itself and the Tellus Security Provider) makes the representations and warranties set out in Clause 20 (Representations and warranties) of the Tellus Facility Agreement to each of the Tellus Finance Parties. Each Vela Obligor (and the Vela Parent on behalf of itself and the Vela Security Provider) makes the representations and warranties set out in Clause 20 (Representations and warranties) of the Vela Facility Agreement to each of the Vela Finance Parties. The representations and warranties made under this Clause are made, in each case, by reference to the facts and circumstances then existing:

(a)	on the date of this Agreement; and

(b)	on the Effective Time.

4.	EFFECTIVENESS, AMENDMENT AND RESTATEMENT

With effect from the Effective Time, Clauses 5 (Continuing Obligations), and 6 (Resignation and Substitution) herein shall become effective and the Original Facility Agreement shall be amended and restated in the form set out in Schedule 2 (Amended and Restated Tellus Facility Agreement) and Schedule 3 (Amended and Restated Vela Facility Agreement).

5.	CONTINUING OBLIGATIONS

5.1	No further amendments

Except as expressly modified by this Agreement, all terms and provisions of the Original Facility Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects by the Parties as if herein set forth in their entirety.

5.2	Amendment of references

(a)

All references in the Tellus Facility Agreement to “this Agreement”, “hereof”, “hereby”, “hereto”, and the like shall, from the Effective Time, mean the Original Facility Agreement as amended and restated in the form set out in Schedule 2 (Amended and Restated Tellus Facility Agreement), and references in the Vela

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Facility Agreements to “this Agreement”, “hereof”, “hereby”, “hereto”, and the like shall, from the Effective Time, mean the Original Facility Agreement as amended and restated in the form set out in Schedule 3 (Amended and Restated Vela Facility Agreement).

(b)

References to the “Facility Agreement” and the “Finance Documents” and the like in the Tellus Finance Documents and the Tellus Security Documents shall, after the Effective Time, be construed as references to the Tellus Facility Agreement and the Tellus Finance Documents respectively.

(c)

References to the “Facility Agreement” and the “Finance Documents” and the like in the Vela Finance Documents (other than the Vela Cross-collateral Security Documents) and the Vela Quota Pledge shall, after the Effective Time, be construed as references to the Vela Facility Agreement and the Vela Finance Documents respectively.

(d)	References to the “Facility Agreement” and the “Finance Documents” and the like in the Vela Cross-collateral Security Documents shall:

(i)

after the Effective Time and up until the SDRL Restructuring Completion Date be construed as references to the Tellus Facility Agreement and the Vela Facility Agreement, and the Tellus Finance Documents and the Vela Finance Documents, respectively; and

(ii)	after the SDRL Restructuring Completion Date be construed as reference to the Vela Facility Agreement and the Vela Finance Documents respectively, only.

5.3	Confirmation of security and guarantees

(a)

Each Tellus Obligor and the Tellus Security Provider confirms that any security or guarantee created or given by it under any Tellus Finance Document will continue in full force and effect for the Tellus Facility Agreement, subject to the amendments contemplated by this Agreement and Clause 6 (Resignation and substitution), and shall continue to secure or guarantee (as applicable) the obligations of the Tellus Obligors under the Tellus Facility Agreement and the other Tellus Finance Documents (but not, for the avoidance of doubt, the Vela Secured Obligations).

(b)

Each Vela Obligor confirms that any guarantee created or given by it under any Vela Finance Document will continue in full force and effect for the Vela Facility Agreement, subject to the amendments contemplated by this Agreement and Clause 6 (Resignation and substitution), and shall continue to guarantee the obligations of the Vela Obligors under the Vela Facility Agreement and the other Vela Finance Documents (but not, for the avoidance of doubt, the Tellus Secured Obligations).

(c)

Each Vela Obligor and the Vela Security Provider confirms that any Vela Cross-collateral Security Document created or given by it under any Vela Finance Document will continue in full force and effect, subject to the amendments contemplated by this Agreement, and shall:

(i)	up to the SDRL Restructuring Completion Date continue, to secure the obligations of the Tellus Obligors and the Vela Obligors under the Tellus

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Facility Agreement and the Vela Facility Agreement and the other Facilities Finance Documents, subject to the Intercreditor Agreement; and

(ii)

after the SDRL Restructuring Completion Date, continue to secure only the obligations of the Vela Obligors under the Vela Facility Agreement and the other Vela Finance Documents, subject to the amendments contemplated by this Agreement.

(d)

The Vela Security Provider confirms that the Vela Quota Pledge will continue in full force and effect for the Vela Facility Agreement and shall continue to secure the obligations of the Vela Obligors under the Vela Facility Agreement and the other Vela Finance Documents, subject to the amendments contemplated by this Agreement.

6.	RESIGNATION AND SUBSTITUTION

6.1	Resignation and release of the Retiring Guarantor and release of the Vela Parent Guarantee

With effect from the Effective Time:

(a)

the Retiring Guarantor resigns as Guarantor and Obligor under the Original Facility Agreement and is absolutely, irrevocably and unconditionally released from all of its present and future obligations and liabilities (whether actual, accrued, contingent or otherwise) in the capacity as Guarantor under the Finance Documents, but, for the avoidance of doubt, not as Vela Security Provider under the Vela Quota Pledge;

(b)

the Vela Parent is absolutely, irrevocably and unconditionally released from all of its present and future obligations and liabilities (whether actual, accrued, contingent or otherwise) under the Vela Parent Guarantee;

(c)

the Agent and each other Finance Party agrees that all of their rights and remedies under the Finance Documents in respect of the Retiring Guarantor, other than in capacity as Vela Security Provider under the Vela Quota Pledge, are permanently released;

(d)	the Agent and each other Finance Party agrees that all of their rights and remedies under the Vela Parent Guarantee in respect of the Vela Parent are permanently released; and

(e)

the Agent agrees, on the reasonable request of the Retiring Guarantor or the Vela Parent, as applicable, to execute any documents necessary and enter into such arrangement necessary to give effect to the transactions contemplated by this Clause 6.1 (including, without limitation, promptly making all relevant filings or giving directions to make all relevant filings as may be required), in each case as soon as reasonably practicable after such request is made.

6.2	Substitution of guarantee

The Vela Parent hereby, without any further action being required, from and including the Effective Time, accedes to the Vela Facility Agreement as a Guarantor, Obligor and Parent, and agrees to be bound by the terms of the Vela Facility Agreement as Parent and as Guarantor and Obligor (all terms as defined in the Vela Facility Agreement) for the Vela Secured Obligations.

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7.	MISCELLANEOUS

7.1	Process Agent

As the Tellus Security Provider is not a party to the Original Facility Agreement, the Tellus Security Provider hereby irrevocably:

(a)

appoints Seadrill Management AS (the “Process Agent”) as its agent for the service of process and/or any other writ, notice, order or judgment in respect of this Agreement and/or the matters arising herefrom; and

(b)	agrees that failure by such process agent to notify the Agent of the process will not invalidate the proceedings concerned.

If any process agent appointed pursuant to Clause 34.5 (Process Agent) in the Tellus Facility Agreement (or any successor thereto) shall cease to exist for any reason where process may be served, the Tellus Security Provider will forthwith appoint another process agent with an office in Norway where process may be served and will forthwith notify the Agent thereof.

7.2	Continuation of the R1 Waiver Approval Letter

For the avoidance of doubt, the R1 Waiver Approval Letter shall continue in full force and effect in accordance with its terms with respect to the Tellus Facility Agreement notwithstanding this Agreement and the amendment and restatement being made to the Original Facility Agreement under this Agreement

7.3	Additional Finance Document

This Agreement shall constitute a “Finance Document” for the purposes of the Original Facility Agreement and each of the Restated Facility Agreements.

7.4	Fee

The Borrowers shall pay to the Agent (for distribution to the Lenders) fee(s) as set out in separate Fee Letter(s).

8.	GOVERNING LAW

(a)	This Agreement shall be governed by Norwegian law.

(b)	Clause 36.2 (Jurisdiction) of the Restated Facility Agreements shall be incorporated into this Agreement as if set out in full herein.

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SIGNATORIES:

The Borrowers: Seadrill Tellus Ltd.

By:	/s/ Georgina E. Sousa

Name: Georgina E. Sousa
Title: Director
Seadrill Vela Hungary Kft.

By:	/s/ John T. Roche

Name: John T. Roche
Title: Director

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The Tellus Parent: Seadrill Limited

By:	/s/ Georgina E. Sousa

Name: Georgina E. Sousa
Title: Director
The Tellus Guarantor: Seadrill Offshore AS

By:	/s/ JON OLAV OSTHUS

Name: JON OLAV OSTHUS
Title: Director
The Tellus Security Provider: Seadrill Serviços de Petróleo Ltda

By:	/s/ JOSE MARIA DE MELLO FIRMO	/s/ LEONARDO FRANCISCO BARBOSA FILHO
Name: JOSE MARIA DE MELLO FIRMO		LEONARDO FRANCISCO BARBOSA FILHO
Title: OFFICER		OFFICER

The Vela Parent: Seadrill Partners LLC

By:	/s/ John T. Roche

Name: John T. Roche
Title: CFO
The Retiring Guarantor and the Vela Security Provider: Seadrill Capricorn Holdings LLC

By:	/s/ John T. Roche

Name: John T. Roche
Title: Attorney

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The Vela Guarantor: Seadrill Gulf Operations Vela LLC

By:	/s/ JON OLAV OSTHUS

Name: JON OLAV OSTHUS
Title: Director
For the purpose of accepting its appointment as agent for the service of process for the Tellus Security Provider under Clause 7.1: Seadrill Management AS

By:	/s/ JON OLAV OSTHUS

Name: JON OLAV OSTHUS
Title: Director

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The Agent: ING Bank N.V.

By:	/s/ Daniel Jovanovic

Name: Daniel Jovanovic
Title: Attorney-in-fact

The Commercial Coordinator, Commercial Bookrunner, Commercial Lender, Mandated Lead Arranger and Commercial Lender: ING Bank N.V.

By:	/s/ Daniel Jovanovic

Name: Daniel Jovanovic
Title: Attorney-in-fact
The K-sure Agent, K-sure Lender and Mandated Lead Arranger: ING Bank N.V., Seoul Branch

By:	/s/ Daniel Jovanovic

Name: Daniel Jovanovic
Title: Attorney-in-fact
The ECA Coordinator, ECA Bookrunner, K-sure Lender and Mandated Lead Arranger: HSBC Bank plc

By:	/s/ Jonathan Alpert

Name: Jonathan Alpert
Title: Senior Director

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The GIEK Lenders: Citibank Europe PLC as Mandated Lead Arranger

By:	/s/ Kara Catt

Name: Kara Catt
Title: Vice President Citibank Europe plc
Citibank N.A. London branch

By:	/s/ JONATHAN BEASLEY

Name: JONATHAN BEASLEY
Title: DIRECTOR
Sumitomo Mitsui Trust Bank, Limited (London Branch)

By:	/s/ SATOSHI TAKAHASHI

Name: MR. SATOSHI TAKAHASHI
Title: DEPUTY GENERAL MANAGER
Kommunal Landspensjonskasse

By:	/s/ AAGE SCHAANNING

Name: AAGE SCHAANNING
Title: CFO

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KEXIM as KEXIM-Lender

By:	/s/ Lee Tae-Kyoon

Name: Lee Tae-Kyoon
Title: Director General

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The K-sure Lenders:
Credit Suisse AG as Mandated Lead Arranger
By:	/s/ Christian Wieser	By:	/s/ Elena Malneva
Name: Christian Wieser		Name: Elena Malneva
Title: Director		Title: Vice President

The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Mandated Lead Arranger

By:	/s/ Neil Campbell
Name: Neil Campbell
Title: General Manager

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The Commercial Lenders: ABN AMRO Bank N.V., Oslo Branch as Lead Arranger

By:	/s/ D. Jovanovic

Name: Daniel Jovanovic
Title: Attorney-in-fact
BNP Paribas SA as Lead Arranger

By:	/s/ D. Jovanovic

Name: Daniel Jovanovic
Title: Attorney-in-fact
Norddeutsche Landesbank Girozentrale as Mandated Lead Arranger

By:	/s/ D. Jovanovic

Name: Daniel Jovanovic
Title: Attorney-in-fact
Standard Chartered Bank as Mandated Lead Arranger

By:	/s/ Arnaud Stark

Name: Arnaud Stark
Title: Regional Head, Europe Group Special Assets Management
Cerulean Investment LP as Commercial Lender

By:	/s/ AMIT PURI

Name: AMIT PURI
Title: DIRECTOR

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The Commercial Lenders and K-sure Lenders KfW IPEX-Bank GmbH as Mandated Lead Arranger

By:	/s/ Gerhard Walther	/s/ Michael Rausch
Name: Gerhard Walther		Michael Rausch
Title: Managing Director		Vice President

Sumitomo Mitsui Banking Corporation as Mandated Lead Arranger

By:	/s/ Daniel Jovanovic

Name: Daniel Jovanovic
Title: Attorney-in-fact
The GIEK Guarantee Holder: Citibank N.A., London Branch

By:	/s/ JONATHAN BEASLEY

Name: JONATHAN BEASLEY
Title: DIRECTOR
Sumitomo Mitsui Trust Bank, Limited (London Branch)

By:	/s/ SATOSHI TAKAHASHI

Name: MR SATOSHI TAKAHASHI
Title: DEPUTY GENERAL MANAGER
Kommunal Landspensjonskasse

By:	/s/ Bjørn Rønningsbakken

Name: Bjørn Rønningsbakken
Title: Senior Vice President of Accounting

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SCHEDULE 1

CONDITIONS PRECEDENT

1.	In respect of each Obligor, the Tellus Parent, each Subordinated Creditor and each Security Provider (unless stated otherwise):

(a)	Company Certificate, Certificate of Incorporation or equivalent;

(b)	Certificate of Formation, Articles of Association, bye-laws, Memorandum, operating agreement or equivalent constitutional documents;

(c)

An up-to-date Good Standing Certificate, Certificate of Compliance or similar for each Obligor, Subordinated Creditor or Security Provider incorporated or formed under the laws of Bermuda, Marshall Islands, Delaware or Hungary;

(d)	An up-to-date bankruptcy certificate for any Obligor or Security Provider incorporated or formed under the laws of Brazil;

(e)

Resolutions passed at a board meeting or, in the case of entities incorporated under the laws of Delaware, via unanimous written consent (and/or in case of an Obligor, Subordinated Creditor or Security Provider incorporated under the laws of Marshall Islands, Hungary and Brazil shareholders meeting, written resolution or similar (except for the Vela Parent)), evidencing:

(i)

the approval of the terms of, and the transactions contemplated by, this Agreement (to the extent it is a party hereto) and the documents set out in items 3 and 4 of this schedule to which it is a party; and

(ii)

the authorisation of its appropriate officer or officers or other representatives to execute this Agreement (to the extent it is a party hereto) and any document specified in items 3 and 4 to of this schedule being entered into in connection with this Agreement on its behalf;

(f)

Unless granted directly by the board pursuant to the resolutions referred to in item (e) above powers of attorney to its representative(s) for the execution of this Agreement (to the extent it is a party hereto) and the other relevant Finance Documents (as required by lawyers of the Agent in the relevant jurisdiction;

(g)	Notarised and legalised Panama law power of attorney granted to ARIFA for execution and perfection of Panama security documents;

(h)	Notarised and legalised Hungary law power of attorney granted to Allen & Overy for execution and perfection of Hungary security documents;

(i)	Notarised and legalised Hungary law power of attorney granted by Seadrill Vela Hungary Kft. to Szabo Kelemen & Partners for execution and perfection of Hungary security documents;

(j)	Notarised and legalised Hungary law power of attorney granted by Seadrill Capricorn Holdings LLC to Szabo Kelemen & Partners for execution and perfection of Hungary security documents;

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(k)	Specimen signatures or passport copies of each person signing on behalf of the relevant Obligor, Subordinated Creditor and Security Provider; and

(l)

Director’s certificate confirming that each document delivered pursuant to this item 1 is correct, complete and in full force and effect and has not been amended or superseded on or about the Effective Time along with a confirmation of solvency.

2.	AUTHORISATIONS

Evidence that all approvals, authorisations and consents required by any government or other authorities for the Obligors, Subordinated Creditors and the Security Providers and if applicable its subsidiaries to enter into and perform their obligations under this Agreement and the documents listed in items 3 and 4 of this schedule to which it is a party shall have been obtained and remain in effect, including but not limited to BMA consents.

3.	Finance Documents

(a)	This Agreement duly executed on behalf of the Parties;

(b)	The Intercreditor Agreement duly executed by the parties to it;

(c)	The Subordination Undertaking (as defined in the Vela Facility Agreement) duly executed by the Subordinated Creditors and the other parties to it; and

(d)	The Fee Letters.

4.	Security Documents:

4.1	Norway

(a)	Amendment Agreement in relation to Seadrill Vela Hungary Kft.. Assignment of Insurance Proceeds in favour of the Agent;

(b)	Amendment Agreement in relation to Seadrill Vela Hungary Kft Assignment of Earnings and Charterparty in favour of the Agent;

(c)	Amendment Agreement in relation to Seadrill Vela Hungary Kft. Assignment of Earnings Account in favour of the Agent;

(d)	Amendment Agreement in relation to Seadrill Gulf Operations Vela LLC (USA) Assignment of Earnings Account in favour of the Agent;

(e)	Amendment Agreement in relation to Seadrill Tellus Ltd. Assignment of Earnings Account in favour of the Agent;

(f)	Amendment Agreement in relation to Seadrill Tellus Ltd. Assignment of Earnings and Charterparty in favour of the Agent;

(g)	Amendment Agreement in relation to Seadrill Tellus Ltd. Assignment of Insurance Proceeds in favour of the Agent;

(h)	Amended and Restated Agreement in relation to Seadrill Offshore AS Assignment of Earnings and Earnings Account in favour of the Agent;

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(i)

A second ranking cross-collateralised Assignment of Earnings and Intra-Group Charterparty provided by Seadrill Hungary Vela Kft in favour of the Common Security Agent (as defined in the Intercreditor Agreement);

(j)	A second ranking cross-collateralised Assignment of Earnings Account provided by Seadrill Hungary Vela Kft in favour of the Common Security Agent (as defined in the Intercreditor Agreement);

(k)

A second ranking cross-collateralised Assignment of Earnings Account provided by Seadrill Gulf Operations Vela LLC (USA) in favour of the Common Security Agent (as defined in the Intercreditor Agreement); and

(l)	A second ranking cross-collateralised Assignment of Insurance Proceeds provided by Seadrill Vela Hungary Kft. in favour of the Common Security Agent (as defined in the Intercreditor Agreement).

4.2	Panama

(a)	Amendment of Mortgage Agreement in respect of West Vela in favour of the Agent;

(b)	Amendment of Mortgage Agreement in respect of West Tellus in favour of the Agent; and

(c)	A second ranking cross-collateralised Mortgage Agreement in respect of West Vela in favour of the Common Security Agent (as defined in the Intercreditor Agreement).

4.3	Hungary

(a)	Hungarian tripartite Security Amendment Agreement in respect of Seadrill Vela Hungary Kft and Seadrill Capricorn Holdings LLC in favour of the Agent.

4.4	Brazil

(a)	Amendment Agreement in relation to Seadrill Serviços de Petróleo Ltda. Assignment of Earnings (Fiduciary Assignment Agreement) in favour of the Agent; and

(b)	Amendment Agreement in relation to Seadrill Serviços de Petróleo Ltda. Assignment of Earnings Account (Account Management and Pedge Agreement) in favour of the Agent.

4.5	New York

(a)	Amended and Restated Seadrill Gulf Operations Vela. LLC Assignment of Earnings in favour of the Agent; and

(b)	A second ranking cross-collateralised Assignment of Earnings in relation to of Seadrill Gulf Operations Vela LLC in favour of the Common Security Agent (as defined in the Intercreditor Agreement).

4.6	Bermuda

Deed of Amendment and/or Confirmation to be provided by Seadrill Limited in respect of Seadrill Limited Share Charge over Seadrill Tellus Ltd in favour of the Agent.

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4.7	Other

Such other amendments to any Security Document or filings of this Agreement as will be necessary in order to verify that the Security Documents remain in full force and effect.

5.	Miscellaneous

(a)	Evidence that:

(i)	the Borrower has paid, or will pay on the Effective Time, all fees and costs payable in accordance with this Agreement and the other Finance Documents; and

(ii)	prepayment of the amounts which are to be paid by the Vela Borrower pursuant to Clause 6.2(a)(i) of the Vela Facility Agreement will be made in accordance with that clause;

(b)	The Original Financial Statements;

(c)	Confirmation of consent from GIEK and K-Sure to the amendments contemplated by this Agreement;

(d)	Cash Flow Projections for Seadrill Partners and its subsidiaries;

(e)	A form of statement of Non-US Source Income;

(f)	Incumbency certificate in respect of Seadrill Gulf Operations Vela LLC;

(g)

In the case of each document set forth in Clause 4.5 above, a financing statement or amendment to a financing statement, as applicable, in proper form for filing under the Uniform Commercial Code in the filing office of each jurisdiction as may be necessary to perfect the security interests purported to be created thereby, naming Seadrill Gulf Operations Vela LLC as debtor and the Agent or Common Security Agent, as applicable, as secured party;

(h)	Customary UCC lien searches with respect to Seadrill Capricorn Holdings LLC and Seadrill Gulf Operations Vela LLC; and

(i)	Any other documents as reasonably requested by the Agent.

6.	Legal Opinions:

(a)	Legal opinion from Norwegian law counsel relating to Norwegian law matters;

(b)	Legal opinion from Bermuda law counsel relating to Bermuda law matters;

(c)	Legal opinion from New York counsel relating to US, New York and Delaware law matters;

(d)	Legal opinion from Panama counsel relating to Panama law matters;

(e)	Legal opinion from Marshall Islands counsel relating to Marshall Islands Law issues; and

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(f)	Legal opinion from Hungary counsel relating to Hungary law matters.

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SCHEDULE 2

AMENDED AND RESTATED TELLUS FACILITY AGREEMENT

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EXECUTION VERSION

USD 483,333,333.34

THIRD AMENDED AND RESTATED

SENIOR SECURED CREDIT FACILITY AGREEMENT

THE TELLUS FACILITY

originally dated 20 March 2013, as previously amended by two accession letters each dated 28 March 2013, a first amendment and restatement agreement dated 21 March 2014, and two amendment letters dated 26 June 2014 and 15 October 2014, respectively, a second amendment and restatement agreement dated 4 November 2014, a consent letter dated 28 May 2015, a waiver approval letter dated 28 April 2016 (amended by a waiver approval letter dated 28 March 2017) and as further amended and restated as of the Effective Time.

for

Seadrill Tellus Ltd.

as Borrower

Seadrill Limited

as Parent

the companies named herein

as Guarantors

provided by

the banks and financial institutions named herein

as Lenders

arranged by

ING Bank N.V.

as Agent, K-sure Agent, Commercial Coordinator and Commercial Bookrunner

and

HSBC Bank plc

as ECA Coordinator and ECA Bookrunner

www.bahr.no

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EXECUTION VERSION

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EXECUTION VERSION

SCHEDULE 1 Lenders and Commitments
SCHEDULE 2 Guarantors and Drillship
SCHEDULE 3 Conditions Precedent (All conditions previously fulfilled)
SCHEDULE 4 Form of Utilisation Request
SCHEDULE 5 Form of Compliance Certificate
SCHEDULE 6 Form of Transfer Certificate
SCHEDULE 7 Repayments
SCHEDULE 8 Corporate Structure
SCHEDULE 9 Mandatory Cost Formula
SCHEDULE 10 List of Norwegian Suppliers and Contracts

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EXECUTION VERSION

THIS THIRD AMENDED AND RESTATED SENIOR SECURED CREDIT FACILITY AGREEMENT IS EFFECTIVE AS OF THE EFFECTIVE TIME (AS DEFINED HEREIN) AND MADE BETWEEN:

(16)	Seadrill Tellus Ltd., an exempted company with registration number 45260 of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda (the “Borrower”);

(17)	Seadrill Limited, an exempted company with registration number 36832 of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda as parent and guarantor (the “Parent” and/or a “Guarantor”);

(18)

The companies listed as Intra-Group Charterer or otherwise identified as Guarantors in Schedule 2 (Guarantors and Drillship) hereto as joint and several guarantors (each a “Guarantor”, together with the Parent, the “Guarantors”) all being wholly or partially owned Subsidiaries of the Parent;

(19)

The banks and financial institutions listed as Commercial Lenders in Schedule 1 (Lenders and Commitments) hereto as the original commercial lenders (each a “Commercial Lender” together, the “Commercial Lenders”);

(20)	The banks and financial institutions listed as K-sure Lenders in Schedule 1 (Lenders and Commitments) hereto as the original K-sure lenders (together, the “K-sure Lenders”);

(21)

Citibank Europe PLC of Citibank Europe Plc, 1, North wall Quay, Dublin 1, Ireland, organisation number 132781 and the other banks and financial institutions listed as GIEK Lenders in Schedule 1 (Lenders and Commitments) hereto as GIEK Lenders (each an “Original GIEK Lender”);

(22)	Citibank N.A., London Branch as GIEK guarantee holder on behalf of the GIEK Lender (the “GIEK Guarantee Holder”);

(23)	The Export-Import Bank of Korea of 38 Eunhaeng-ro (16-1, Yeouido-dong), Yeongdeungpo-gu, Seoul 150-996, Republic of Korea, organisation number 111235-0000158 (“KEXIM”);

(24)

ING Bank N.V. of Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, organisation number 33031431 as facility agent, security agent, documentation agent, commercial coordinator commercial and bookrunner and ING Bank N.V., Seoul Branch, 15th Floor, Hungkuk Life Insurance Building, 226, Shinmunro 1-ga, Chongro-ku, Seoul 110-061, Korea as K-sure agent (together the “Agent”);

(25)	HSBC Bank plc of 8 Canada Square, Level 18, London E14 5HQ, United Kingdom, organisation number 14259 to act as ECA coordinator and ECA bookrunner;

(26)	The banks and financial institutions listed as Mandated Lead Arrangers in Schedule 1 (Lenders and Commitments) hereto, as mandated lead arrangers (the “Mandated Lead Arrangers”); and

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EXECUTION VERSION

(27)	The banks and financial institutions listed in Schedule 1 (Lenders and Commitments) hereto, as lead arrangers (the “Lead Arrangers”).

IT IS AGREED AS FOLLOWS

9.	DEFINITIONS AND INTERPRETATION

9.1	Definitions

In this Agreement, unless the context otherwise requires:

“Accounting Principles” means, for the Parent, generally accepted accounting principles in the United States of America (US GAAP) and for any of the other Obligors or its Subsidiaries, generally accepted accounting principles in the jurisdiction of incorporation of that Obligor or its Subsidiaries.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreement” means this senior secured credit facility agreement, as it may be amended, restated, supplemented and varied from time to time, including its Schedules and any Transfer Certificate.

“Amendment and Restatement Agreement” means the third amendment and restatement agreement to this Agreement entered into between the parties hereto and dated ___ August 2017.

“Applicable Margin” means;

(a)	the Commercial Margin for the Commercial Facility;

(b)	the GIEK Lender Margin for the GIEK Lender Facility;

(c)	the KEXIM Margin for the KEXIM Facility; or

(d)	the K-sure Lenders Margin for the K-sure Facility;

as the context may require.

“Approved Brokers” means the ship broker/consultancy firms Clarksons Platou, Fearnleys and IHS Petrodata or such other reputable and independent consultancy or ship broker firm approved by the Agent, (such consent not to be unreasonably withheld or delayed).

“Assignment of Earnings Accounts” means an assignment agreement, (or, for companies in Norway (where direct assignment agreements are not permitted by law), sub-assignment agreements), collateral to this Agreement for the first priority assignment of the Earnings Accounts, to be made between the relevant Obligors and the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

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EXECUTION VERSION

“Assignment of Earnings” means an assignment agreement, (or, for companies in Norway (where direct assignment agreements are not permitted by law), sub-assignment agreements), collateral to this Agreement for the first priority assignment of the Earnings, to be made between the Borrower and Intra-Group Charterer and the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Assignment of Insurances” means an assignment agreement, (or, for companies in Norway (where direct assignment agreements are not permitted by law), sub-assignment agreements), collateral to this Agreement for the first priority assignment of the Insurances to be made between the relevant Obligors and the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Auditors” means reputable and internationally recognised accountancy firms acceptable to the Required Lenders such as PriceWaterhouseCoopers, Deloitte Touche Tohmatsu, EY and KPMG or such other firm approved in advance by the Required Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period starting on Closing Date and ending on 31 October 2013.

“Available Commitment” means a Lender’s Commitment less:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loan the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Base Case Model” means the financial model and statements including profit and loss, balance sheet and cash flow projections reflecting the forecasted consolidated financial conditions of the Group for at least five (5) years following the Closing Date, after giving effect to the transactions contemplated by this Agreement, prepared and approved by an authorised officer of the Parent, each in form and substance satisfactory to the Agent addressed to, and/or capable of being relied upon by the Finance Parties.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum been paid on the last day of that Interest Period; exceeds

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EXECUTION VERSION

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, as further described in Clause 11.3 (Break Costs).

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in Amsterdam, London, New York, Oslo, Paris, Seoul and Singapore (or any other relevant place of payment under Clause 30 (Payment mechanics)).

“Cash” means

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)

cash deposits legally and beneficially owned by a member of the Group and which are deposited with (i) a Mandated Lead Arranger (ii) any other deposit taking institution having a rating of at least A from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency in the United States of America or Europe or (iii) any other bank or financial institution approved by the Agent which in each case:

(i)	is free from any Security Interest, other than pursuant to the Security Documents;

(ii)	is otherwise at the free and unrestricted disposal of the relevant member of the Group by which it is owned; and

(iii)

in the case of cash in hand or cash deposits held by a member of the Group other than the Borrower, is (in the opinion of the Agent, upon such documents and evidence as the Agent may require the Borrower to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default under this Agreement, would become capable of being paid without restriction to the Borrower within five (5) Business Days of its request or demand therefore either by way of a dividend or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Borrower to that Subsidiary.

“Cash Distributions from Investments” means aggregate cash received by the Parent, by way of dividends, in respect of its ownership interests in companies which the Parent does not control, but over which it exerts significant influence, as set out in the Compliance Certificate. For the purpose of this definition, the terms “control” and “significant influence” shall have the meanings attributed to such terms under US GAAP.

“Cash Equivalent” means at any time:

(a)	any investment in marketable debt obligations issued or guaranteed by (i) a government or (ii) an instrumentality or agency of a government and in respect of (i)

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EXECUTION VERSION

and (ii) having a credit rating of either A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(b)	commercial paper (debt obligations) not convertible or exchangeable to any other security;

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, and Norway;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of at least A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe;

(c)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (b) above and (iii) can be turned into cash on not more than 5 days’ notice; or

(d)	any other debt security approved by the Agent (on behalf of the Required Lenders),

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest.

“Cash Flow Projections” means:

(a)	the Base Case Model in agreed form to be delivered by the Parent to the Agent pursuant to Clause 4.1 (Conditions Precedent to the Closing Date); and

(b)	any cash flow projections based in the form of the Base Case Model delivered by the Parent to the Agent pursuant to and for such period as described in Clause 21.1 (Financial statements),

in form and substance satisfactory to the Agent.

“Closing Date” means 20 March 2013.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Lenders” means banks and financial institutions listed as the Commercial Lenders in Schedule 1 (Lenders and Commitments) and any New Lender, which in each case

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EXECUTION VERSION

has not ceased to be a Party in accordance with the terms of this Agreement, but for the avoidance of doubt excluding the ECA Lenders.

“Commercial Commitments” means USD 67,666,666.67.

“Commercial Facility” means the commercial facility made available under this Agreement as described in Clause 2.1 (d) (Facilities).

“Commercial Margin” means the aggregate of:

(a)	3.0 per cent per annum; and

(b)	from and including 1 July 2015 until the Reinstated Leverage Ratio Covenant Date, the Step-up Margin (if applicable).

“Commitment(s)” means:

(a)

in relation to a Lender, the amount set opposite its name under the heading “Commitments” in Schedule 1 (Lenders and Commitments) and the amount of any other Commitment transferred to it pursuant to Clause 27.3 (Assignments and transfers by the Lenders), however in relation to the GIEK Lender such commitment shall always be limited to eighty per cent (80%) of the Norwegian Contracts; and

(b)	in relation to any New Lender or New GIEK Lender, the amount of any Commitment transferred to it pursuant to Clause 27.3 (Assignments and transfers by the Lenders),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form as set out in Schedule 5 (Form of Compliance Certificate) and delivered pursuant to Clause 21.2 (Compliance Certificate).

“Contract Memo” means a memo describing the inter-company charter arrangements and any other time charter arrangement relating to the Drillship, provided by the law firm BA-HR DA.

“Current Assets” means, on any date, the aggregate value of the assets of the Group (on a consolidated basis), which are treated as current assets in accordance with Accounting Principles but excluding USD one hundred and fifty million (150,000,000) and for the purpose of calculating the Current Ratio, up to twenty per cent (20%) of shares in listed companies owned twenty per cent (20%) or more by any members of the Group shall also be treated as Current Assets based on the average market price during the calendar month prior to any determination of Current Assets.

“Current Liabilities” means, on any date, the aggregate amount of all liabilities of the Parent which are treated as current liabilities in accordance with Accounting Principles, but excluding the current portion of the Group’s (on a consolidated basis) long term debt.

“Current Ratio” means the ratio of Current Assets to Current Liabilities.

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EXECUTION VERSION

“Debt Service Cover Ratio” means the ratio of EBITDA of the Borrower to debt services (being all finance charges and principal) for the previous period of twelve (12) months of the Borrower.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Drillship” means the 6th generation SHI S10000 ultra deepwater drillship listed in Schedule 2 (Guarantors and Drillship) which is owned by the Borrower.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to any Obligor and which arise out of the use of or operation of the Drillship, including (but not limited to):

(a)

all freight, hire and passage moneys payable to an Obligor, including (without limitation) payments of any nature under any charter or agreement for the employment, use, possession, management and/or operation of the Drillship;

(b)	any claim under any guarantees related to freight and hire payable to an Obligor as a consequence of the operation of the Drillship;

(c)	compensation payable to an Obligor in the event of any requisition of the Drillship or for the use of the Drillship by any government authority or other competent authority;

(d)	remuneration for salvage, towage and other services performed by the Drillship payable to an Obligor;

(e)	demurrage, detention and retention money receivable by an Obligor in relation to the Drillship;

(f)	all moneys which are at any time payable under the Insurances in respect of loss of earnings;

(g)

if and whenever the Drillship is employed on terms whereby any moneys falling within paragraphs a) to f) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Drillship; and

(h)	any other money whatsoever due or to become due to an Obligor from third parties in relation to the Drillship, or otherwise.

“Earnings Account” means each earnings account as described in Clause 23.13 (Earnings Accounts), and to which all the Earnings and any proceeds of the Insurances shall be paid.

“EBITDA” means (i) the earnings before interest expenses, taxes, depreciation and amortization of the Group on a consolidated basis (except for the calculation of the Debt

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EXECUTION VERSION

Service Cover Ratio in which case the EBITDA shall be for the Borrower only) and (ii) the Cash Distributions from Investments, each for the previous period of twelve (12) months as such term is defined in accordance with Accounting Principles consistently applied. However, in the event the Parent or a member of the Group acquires rigs or rig owning entities with historical EBITDA available for the rigs’ previous ownership, such EBITDA shall be included for covenant purposes in this Agreement, and if necessary, be annualized to represent a twelve (12) months historical EBITDA. In the event the Parent or a member of the Group acquires rigs or rig owning companies without historical EBITDA available, the Parent is entitled to base a twelve (12) month historical EBITDA calculation on future projected EBITDA only subject to any such new rig having (i) a firm charter contract in place at the time of delivery of the rig with a duration of minimum 12 months and (ii) a firm charter contract in place at the time of such EBITDA calculation, provided the Parent provides the Agent with a detailed calculation of the future projected EBITDA. Further, it is agreed that EBITDA shall include any realized gains and/or losses in respect of the disposal of rigs or the disposal of shares in rig owning companies.

“ECA Facilities” means the GIEK Lender Facility, the KEXIM-Facility and the K-sure Facility.

“ECA Lenders” means the GIEK Lender, KEXIM, and the K-sure Lenders.

“Effective Time” has the meaning given to that term in the Amendment and Restatement Agreement.

“Environmental Approval” means any permit, licence, consent, approval and other authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Drillship and for the operation of the business of any member of the Group.

“Environmental Claim” means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Equity” means, on any date, the Group’s (on a consolidated basis) nominal book value of equity treated as equity in accordance with Accounting Principles adjusted for the difference between the Market Value and book value for all drilling units which are consolidated into the Parent’s audited consolidated financial statements.

“Equity Ratio” means the ratio of Equity to Total Assets.

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“Escrow Utilisation” means a Utilisation to be made to the Escrow Utilisation Account, and which can be made three (3) days prior to the actually delivery of the Drillship, and which can be released from the Escrow Utilisation Account in accordance with Clause 4.7 (Conditions for Escrow Utilisation) (c).

“Escrow Utilisation Account” means an account of the Yard as notified by the Borrower requesting a Utilisation to be made.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default) (except for Clause 25.16 (Acceleration) and Clause 25.17 (Automatic Acceleration)).

“Exchange” means the Oslo Stock Exchange and/or the New York Stock Exchange.

“Facility” means the senior secured credit facility, divided into the Commercial Facility, the GIEK Lender Facility, the KEXIM Facility and the K-sure Facility as further described in Clause 2 (The Facilities).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)

any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States of America Internal Revenue Service, the United States of America’s government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)

in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States of America), 1 January 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States of America), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

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or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the Closing Date.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA Payment” means either:

(a)	the increase in a payment made by an Obligor to a Finance Party under Clause 13.5 (FATCA Deduction and gross-up by Obligor) or paragraph (b) of Clause 13.6 (FATCA Deduction by Finance Party); or

(b)	a payment under paragraph (d) of Clause 13.6 (FATCA Deduction by Finance Party).

“Fee Letters” means any letters entered into by reference to this Agreement in relation to any fees.

“Final Maturity Date” means:

(a)	in respect of the Commercial Facility; 5 years from the First Utilisation Date.

(b)	in respect of the GIEK Lender Facility; 12 years from the Utilisation Date for the GIEK Lender Facility.

(c)	in respect of the K-sure Facility; 12 years from the Utilisation Date for the K-sure Facility.

(d)	in respect of the KEXIM Facility; 12 years from the Utilisation Date for the KEXIM Facility.

“Finance Documents” means this Agreement, the Amendment and Restatement Agreement, the Intercreditor Agreement (however only up until the “SDRL Restructuring Completion Date” (as such term is defined in the Intercreditor Agreement)), any Compliance Certificate, any Fee Letters, any Utilisation Request, the Security Documents and any other document (whether creating a Security Interest or not) which is executed at any time by any of the Obligors as security for, or to establish any form of subordination to the Finance Parties under this Agreement or any of the other documents referred to herein or therein and any such other document designated as a “Finance Document” by the Agent and an Obligor.

“Finance Lease” means a lease or charterparty which (i) would be classified as a finance lease in accordance with the Accounting Principles of an Obligor or (ii) is required to be classified and accounted for as a liability or asset on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles.

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“Finance Party” means each of the Agent, the GIEK Guarantee Holder and the Lenders, and to the extent any rights are provided, the term shall also include GIEK and K-sure.

“Financial Indebtedness” means any of the following (whether or not the same are required to be classified and accounted for as a liability on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles):

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any derivative transaction (and, when calculating the value of that transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of any entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

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but shall not include any borrowings or other such liabilities owed by any member of the Group to another member of the Group as permitted pursuant to the terms of this Agreement.

“Financial Support” means loans, guarantees, credits, indemnities or other form of financial support.

“First Utilisation Date” means the date, on which the first Utilisation under the Agreement actually occurs, not to be later than the expiry of the Availability Period.

“Fixed Margin Period” shall have the meaning ascribed to it in Clause 9.5 (Fixing of the Margin for the GIEK Lender Facility).

“GIEK” means Garanti-Instituttet for Eksportkreditt of Støperigata 1, 0250 Oslo, Norway, organisation no. 974 760 908.

“GIEK Account” means the account held by GIEK with DNB Bank ASA, with account number 7694.05.63212.

“GIEK Guarantee” means the guarantee issued by GIEK to the GIEK Lender’s satisfaction pursuant to the Conditions set out in GIEK’s offer for buyer’s credit guarantee no. 102009 in connection with the GIEK Lender Facility (as amended from time to time).

“GIEK Guarantee Holder” means Citibank N.A., London Branch. “GIEK Lender Commitment” means USD 191,666,666.67 however never to exceed eighty per cent (80%) of the Norwegian Contract Value for the GIEK Lender Facility.

“GIEK Lender” means each Original GIEK Lender and any New GIEK Lender (including GIEK in its capacity as a GIEK lender (if applicable)).

“GIEK Lender Facility” means the GIEK Lender facility made available under this Agreement as described in Clause 2.1 (Facilities) paragraph (a).

“GIEK Lender Margin” means;

(a)	for the Fixed Margin Period; 1.2 per cent per annum; or

(b)	for the New Fixed Margin Period; as agreed between the GIEK Lender and the Borrower pursuant to Clause 9.5 (Fixing of the margin for the GIEK Lender Facility).

“Group” means the Parent and its Subsidiaries from time to time.

“Guarantees” means the guarantee(s) and indemnity(ies) provided by the Guarantors pursuant to Clause 18 (Guarantee and Indemnity).

“Guarantee Obligations” means the obligations of each Guarantor pursuant to Clause 18 (Guarantee and Indemnity).

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“Holding Company” means a company which is defined as the parent company following the principles of the Norwegian Public Companies Act of 1997 No. 45 § 1-3.

“Insurances” means all the insurance policies and contracts of insurance including (without limitation) those entered into in order to comply with the terms of Clause 24.3 (Insurance) which are from time to time in place or taken out or entered into by or for the benefit of the Obligors (whether in the sole name of the Obligors or in the joint names of the Obligors and any other person) in respect of the Drillship or otherwise in connection with the Drillship and all benefits thereunder (including claims of whatsoever nature and return of premiums).

“Insurance Report” means an insurance report in form satisfactory to the Agent in respect of the Insurances confirming that such Insurances are placed with such insurers, insurance companies and/or clubs in such amounts, against such risks and in such requirements under Clause 24.3 (Insurance) prepared by AoN UK Ltd., or such other reputable insurance advisor approved by the Agent and the Borrower.

“Intercreditor Agreement” means the intercreditor agreement entered into on or about the date of the Amendment and Restatement Agreement between, amongst others, the Obligors and the Common Security Agent.

“Interest Cover Ratio” means the ratio of the Group’s consolidated EBITDA to interest expenses for the previous period of twelve (12) months.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, in relation to a Loan, each of the successive periods determined in accordance with Clause 10.1 (Selection of Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Intra-Group Charterer” means the Subsidiary named as Intra-Group Charterer pursuant to Schedule 2 (Guarantors and Drillship).

“Intra-Group Charterparty” means the intra-group charterparty entered into or to be entered into between the Borrower and the Intra-Group Charterer.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002.

“KEXIM” means the Export-Import Bank of Korea.

“KEXIM Commitments” means USD 112,000,000.

“KEXIM-Facility” means the KEXIM-facility made available under this Agreement as described in in Clause 2.1 (Facilities) paragraph (b).

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“KEXIM Margin” means the aggregate of:

(a)	3.0 per cent per annum; and

(b)	from and including 1 July 2015 until the Reinstated Leverage Ratio Covenant Date, the Step-up Margin (if applicable).

“K-sure” means Korea Trade Insurance Corporation of 2-16 Floors, Seoul Central Building, 136 Seorin Dong, Jongro-ku, Seoul 110-729, Republic of Korea.

“K-sure Agent” means ING Bank N.V., Seoul Branch, 15th Floor, Hungkuk Life Insurance Building, 226, Shinmunro 1-ga, Chongro-ku, Seoul 110-061, Korea in its capacity as agent for the K-sure Facility as described in Clause 2.1(c) (The Facilities).

“K-sure Facility” means the K-sure facility made available under this Agreement as described in Clause 2.1 (Facilities) paragraph (c).

“K-sure Insurance Policy” means, in relation to the Drillship, the Medium and Long Term Export Insurance Policy, the General Terms and Conditions of Medium and Long Term Export Insurance (Buyer Credit, Standard) and the special terms and conditions attached thereto issued or, as the context may require, to be issued by K-sure in favour of the K-sure Lenders and satisfactory to the K-sure Lenders, providing political and commercial risks cover in an amount of up to ninety five per cent (95%) of the K-sure Lenders Commitments relevant to that Drillship plus interest accruing thereon (as amended from time to time).

“K-sure Lenders” means the banks and financial institutions listed as the K-sure Lenders in Schedule 1 (Lenders and Commitments) and any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement, but for the avoidance of doubt excluding the Commercial Lenders, the GIEK Lender and KEXIM.

“K-sure Lenders Margin” means 2.35 per cent per annum.

“K-sure Lenders Commitments” means USD 112,000,000.

“K-sure Premium” means, in relation to the K-sure Insurance Policy:

(a)

the full sum payable to K-sure attributable to the K-sure Facility under this Agreement as further stipulated in the K-sure Insurance Policy which such sums shall be from time to time adjusted by K-Sure in accordance with the terms of the K-sure Insurance Policy and K-sure’s internal regulations and shall be agreed by the Borrower; and

(b)

from and including 1 July 2015 until the Reinstated Leverage Ratio Covenant Date, an insurers enhanced fee reflecting the Step-up Margin (if applicable), calculated on ninety five per cent. (95%) of the Loans outstanding under the K-Sure Facility, and to be payable on the same terms and dates as any Step-up Margin.

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“Lenders” means the lenders and financial institutions listed in Schedule 1 (Lenders and Commitments), and any New Lender and/or New GIEK Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Leverage Ratio” means the Net Funded Debt divided by EBITDA.

“LIBOR” means, in relation to a Loan:

(a)	The applicable interest settlement rate for the relevant period as displayed on Reuters screen page Libor 01, or Libor 02, as appropriate; or

(b)

(if Reuters screen page referred to in (a) is not available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. (London time) on the Quotation Day for the offering of deposits in USD and for a period comparable to the Interest Period for that Loan or other sum, and if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan(s)” means the aggregate principal amounts outstanding under this Agreement relating to any of the Facilities from time to time (for the avoidance of doubt not including the GIEK Guarantee or the K-sure Insurance Policy) outstanding or a loan made or to be made under the Facility.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 9 (Mandatory Cost Formula).

“Market Value” means the fair market value of the Drillship, being the average of valuations of the Drillship obtained from two (2) of the Approved Brokers (elected by the Borrower), with or without physical inspection of the Drillship (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller, on an “as is, where is” basis, free of any existing contract of employment and/or similar arrangement.

“Material Adverse Effect” means a material adverse effect on:

(a)	the financial condition, assets, business or operation of any Obligor or the Group as a whole;

(b)	the ability of any of the Obligors or the Group as a whole to perform any of their obligations under the Finance Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Subsidiary” shall mean any Subsidiary of the Parent owning a drilling unit or any Subsidiary of the Parent which can be deemed a material member of the Group.

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“Minimum Liquidity” means, as at any date, the aggregate amount of the Group’s (consolidated) Cash, excluding the aggregate amount utilised by any member of the Group on or after 14 March 2016 under any credit facility of any member of the Group.

“Minority Holding Group” means:

(a)	Seadrill Partners LLC;

(b)	Archer Limited;

(c)	Seamex Ltd.;

(d)	Seabras Sapura Participacoes Limitida;

(e)	Seabras Sapura Holding GmbH;

(f)	Camburi Drilling BV;

(g)	Itaunas Drilling BV;

(h)	Sahy Drilling BV; and

(i)	Sapurakencana Petroleum Berhad,

and each of their Subsidiaries from time to time.

“MLP” means Master Limited Partnership.

“Mortgage” means the mortgage and any deed of covenants collateral thereto, to be executed by the Borrower against the Drillship in a Ship Registry in favour of the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Net Funded Debt” means on a consolidated basis for the Group all interest-bearing debt (for the avoidance of doubt including guarantees for such debt but avoiding double counting) less Cash and Cash Equivalents but excluding USD one hundred and fifty million (150,000,000).

“New Fixed Margin Period” shall have the meaning ascribed to it in Clause 9.5 (Fixing of the Margin for the GIEK Lender Facility).

“New GIEK Lender” means one or several institutions replacing a GIEK Lender under the GIEK Facility either pursuant to Clause 9.5 (Fixing the margin for the GIEK Lender Facility) or an entity that has been consented to by the Borrower (such consent not to be required if (i) the relevant entity is GIEK or Eksportkreditt Norge AS or (ii) an Event of Default has occurred and is continuing, and otherwise not to be unreasonably withheld or delayed and which shall be deemed to have been given fifteen (15) Business Days after being sought unless expressly refused within that period), the relevant GIEK Lender and GIEK.

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“New Lender” has the meaning set out in Clause 27 (Changes to the Parties).

“Norwegian Contracts” means the contracts for delivery of Norwegian equipment and services in relation to the building of the Drillship as more specifically listed in Schedule 10 (List of Norwegian Suppliers and Contracts).

“Norwegian Contract Value” means the aggregate value of the Norwegian Contracts.

“Obligors” means the Borrower and the Guarantors and an Obligor means any of them.

“Original Financial Statements” means the audited consolidated financial statements of the Parent for the financial period ending on 31 December 2011.

“Party” means a party to this Agreement (including its successors and permitted transferees).

“Permitted Encumbrances” means:

(a)	liens for current crews’ wages and salvage;

(b)	any ship repairer’s or outfitter’s possessory lien arising by operation of law and any other liens incurred in the ordinary course of operating the Drillship and not exceeding USD 5,000,000; and

(c)	any lien created pursuant to the Security Documents.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quotation Day” means the day occurring two (2) Business Days prior to the commencement of an Interest Period, unless market practice differs, in which case the Quotation Day for USD will be determined by the Agent in accordance with market practice (and if quotations would normally be given by leading banks in the market on more than one day, the Quotation Day will be the last of those days).

“Quiet Enjoyment Letter” means a letter agreement between the Agent (on behalf of the Finance Parties) and the relevant end-user of the Drillship, to be entered into, if it is required by the relevant end-user pursuant to the drilling contract, regulating the enforcement of the Mortgage on terms acceptable to the Agent (on behalf of the Finance Parties).

“Reference Banks” means the principal offices of each of ING Bank NV, Citibank N.A., London Branch and Norddeutsche Landesbank Girozentrale, or such other banks as appointed by the Agent in consultation with the Borrower.

“Reinstated Leverage Ratio Covenant Date” has the meaning given to that term in Clause 22.2 (Leverage Ratio).

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“Required Lenders” means the Lenders having the aggregate outstanding principal amounts and Available Commitments in excess of sixty six and two thirds per cent (66-2/3%), however, always to include approval from at least one Commercial Lender.

“Restricted Party” means a person that (i) is listed on any Sanctions List, (ii) is domiciled, registered as located or has its main place of business in, or is incorporated under the laws of, a Sanctioned Country, (iii) is directly or indirectly owned more than 50 per cent by or controlled by a person referred to in (i) and/or (ii) above.

“Sanctioned Country” means:

(a)	as of 28 December 2012, Iran, Sudan, Cuba, North-Korea, Syria and Burma (Myanmar); and

(b)	any country or territory to the extent that it is or becomes the subject of Sanctions similar to those in force as of 28 December 2012 against any of the countries referred to in (a) above.

“Sanctions” means the economic sanctions laws and/or regulations imposed by any Sanctions Authority with respect to any country or person.

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the United Kingdom, the United States of America and any authority acting on behalf of any of them in connection with Sanctions.

“Sanctions List” means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority.

“Satisfactory Drilling Contract” means for the Drillship, a time charter contract, in form and substance satisfactory to the Lenders (in their discretion), to any oil company satisfactory to the Required Lenders (in their discretion), at a rate of at least USD 500,000 per day with a duration of at least 2 years.

“Secured Obligations” has the meaning given to that term in Clause 19.1 (Security).

“Security Documents” means all or any security documents as may be entered into from time to time pursuant to Clause 19 (Security) all to be in form and substance satisfactory to the Agent (on behalf of the Lenders).

“Security Interest” means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period commencing on the Closing Date and ending the date on which the Agent notifies the Borrower and the other Finance Parties that:

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(a)	all amounts which have become due for payment by the Borrower or any other Obligor or Seadrill Serviços de Petróleo Ltda under the Finance Documents have been paid;

(b)	no amount is owing by or has accrued (without yet having become due for payment) against any Obligor or Seadrill Serviços de Petróleo Ltda under any of the Finance Documents;

(c)	the Borrower has no future or contingent liability under any provision of this Agreement and the other Finance Documents;

(d)

the Agent and the Required Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document; and

(e)	there are no Commitments in force.

“Share Charges” means the first priority charges over all the shares, equity interest or membership interest (as applicable) of the Borrower and the Intra-Group Charterer provided by the relevant shareholders (provided that the Intra-Group Charterer is a special purpose company) collateral to this Agreement as security for the Obligors’ obligations under the Finance Documents in the form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Ship Registry” means the ship registry of Panama and such other ship registry as approved by the Agent.

“Solvent” means, with respect to any person on a particular date, that on such date (a) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (b) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature and (c) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would be unreasonably small in relation to such business or such transaction.

“Step-up Margin” means;

(a)	if the Leverage Ratio is from and including 4.50:1 up to and including 4.99:1, 0.125 per cent per annum;

(b)	if the Leverage Ratio is from and including 5.00:1 up to and including 5.49:1, 0.250 per cent per annum;

(c)	if the Leverage Ratio is from and including 5.50:1 up to and including 5.99:1, 0.750 per cent per annum;

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(d)	if the Leverage Ratio is equal to or in excess of 6.00:1, 1.500 per cent per annum;

the Leverage Ratio to be based on the Compliance Certificate latest delivered pursuant to Clause 21.2 (Compliance Certificate), and be calculated with two decimals rounded up or down as appropriate. The Step-up Margin shall take effect from and including the day following the last day of the testing period to which the Compliance Certificate latest delivered relates.

“Subsidiary” means an entity from time to time of which a person:

(a)	has direct or indirect control; or

(b)	owns directly or indirectly more than fifty per cent (50%) (votes and/or capital),

provided that, for the avoidance of doubt, none of the members of the Minority Holding Group shall be a Subsidiary.

For the purpose of paragraph (a), an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the composition of its board of directors or equivalent body.

“Tax” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions and or conditions resulting in a charge together with interest thereon and penalties in respect thereof and “taxes” and “taxation” shall be construed accordingly.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax on Overall Net Income” means a Tax imposed on a Finance Party by the jurisdiction under the laws of which it is incorporated, or in which it is located or treated as resident for tax purposes, on:

(a)	the net income, profits or gains of that Finance Party world wide; or

(b)	such of the net income, profits or gains of that Finance Party as are considered to arise in or relate to or are taxable in that jurisdiction.

“Total Assets” means on any date the Group’s (on a consolidated basis) book value of assets which are treated as assets in accordance with Accounting Principles adjusted for the difference between the Market Value and book value for all drilling units which are fully consolidated into the Parent’s audited consolidated financial statements.

“Total Commitments” means the aggregate of the Commercial Commitments, the GIEK Lender Commitments, the KEXIM Commitments and the K-sure Lenders Commitments, being USD 483,333,333.34 as at the Effective Time as that amount may be reduced, cancelled or terminated in accordance with this Agreement, and as further set out in Schedule 1 (Lenders and Commitments).

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“Total Loss” means, in relation to the Drillship:

(a)	the actual, constructive, compromised, agreed, arranged or other total loss of the Drillship; and/or

(b)

any hijacking, piracy, theft, condemnation, capture, seizure, destruction, abandonment, arrest, expropriation, confiscation, requisition or acquisition of the Drillship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless the Drillship is within one (1) month from the Total Loss Date redelivered to the full control of the Borrower or any of the Guarantors.

“Total Loss Date” means:

(a)	in the case of an actual total loss of the Drillship, the date on which it occurred or, if that is unknown, the date when the Drillship was last heard of;

(b)

in the case of a constructive, compromised, agreed or arranged total loss of the Drillship, the earlier of: (i) the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of the Drillship was given to the insurers; and (ii) the date of compromise, arrangement or agreement made by or on behalf of the Borrower with the Drillship’s insurers in which the insurers agree to treat the Drillship as a total loss; or

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Transfer Certificate” means a certificate substantially in the form as set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in respect of a Transfer (as defined in Clause 27.3 (Assignments and transfers by Lenders)) the later of:

(a)	the proposed Transfer Date as set out in the Transfer Certificate relating to the Transfer; and

(b)	the date on which the Agent executes the Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

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“US Bankruptcy Code” means Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.

“USD” means the lawful currency of the United States of America.

“Utilisation” means the utilisation of a Loan.

“Utilisation Date” means the date on which an Utilisation is made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request).

“VAT” means value added tax.

“Yard” means Samsung Heavy Industries Co., Ltd. (Korea).

9.2	Construction

In this Agreement, unless the context otherwise requires:

(a)	Clause and Schedule headings are for ease of reference only;

(b)	words denoting the singular number shall include the plural and vice versa;

(c)	references to Clauses and Schedules are references, respectively, to the Clauses and Schedules of this Agreement;

(d)	a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(e)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law;

(f)

the “Agent”, the “GIEK Guarantee Holder”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Agent, any person for the time being appointed as Agent in accordance with the Finance Documents;

(g)

references to “control” means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

(h)	“Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented extended or restated;

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(i)	references to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)

references to a “person” shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality);

(k)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

9.3	K-sure

Each Party agrees that (i) K-sure shall not have any obligations or liabilities under this Agreement unless and until it becomes a New Lender in accordance with Clause 27 (Changes to the Parties) (ii) K-sure shall be a third party beneficiary of the terms of this Agreement and the rights expressed to be for its benefit or exercisable by it under this Agreement and (iii) this Agreement may not be amended to limit, modify or eliminate any rights of K-sure without its prior written consent, save as per in accordance with Clause 34.3 (Amendments, consents and waivers).

9.4	Non-applicable provisions between the Obligors and German Lenders.

(a)

To the extent a Finance Party resident in Germany (“Inländer”) within the meaning of Section 2 Paragraph 15 of the AWV and therefore subject to Section 7 of the AWV would not be permitted to make a representation or grant an undertaking (to be) made or (to be) granted by an Obligor with respect to sanctions under any of the Finance Documents, such Finance Party shall not, in the event of a breach by an Obligor of any such representation or undertaking be entitled to invoke or declare an Event of Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loan in accordance with Clause 25.16 (Acceleration).

(b)

The representations and undertakings in Clauses 20.21 (Sanctions), 23.2 (Compliance with laws and sanctions) and 23.28 (Sanctions), and the mandatory prepayment set out in Clause 8.3 (Sanctions) in favour of or to any Inländer are granted only to the extent that such Finance Party would be permitted to make such representations or undertakings or carry out such prepayment pursuant to Section 7 of the AWV. As a consequence, a Finance Party resident in Germany may not vote in favour of the Agent exercising any rights as set out in these Clauses if an Event of Default occurs solely as a result of misrepresentation of such representations or breach of such covenants which are not made or given for the benefit of the Finance Party resident in Germany and, for the purposes of ascertaining the Required Lenders or whether any percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained in respect of such vote, such Lenders’ Commitments and/or party of the Loan will be deemed to be zero for the purposes of such vote.

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10.	THE FACILITIES

10.1	Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower, during the Availability Period, the following credit facilities for Utilisation in the aggregate principal amount of up to the Total Commitments, each a “Facility”, collectively the “Facilities”:

(a)	a term loan facility in an amount equal to the GIEK Lender Commitments granted by the GIEK Lender (the “GIEK Lender Facility”) conditional upon the issue of the GIEK Guarantee;

(b)	a term loan facility in an amount equal to the KEXIM Commitments granted by KEXIM (the “KEXIM Facility”);

(c)	a term loan facility in an amount equal to the K-sure Lenders Commitments granted by the K-sure Lenders (the “K-sure Facility”) conditional upon the issue of the K-sure Insurance Policy; and

(d)	a term loan facility in an amount equal to the Commercial Commitments granted by the Commercial Lenders (the “Commercial Facility”).

10.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Finance Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from any of the Obligors shall be a separate and independent debt. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

10.3	Parent’s Authority

(a)	Each Obligor (other than the Parent), by its execution of this Agreement, irrevocably authorises the Parent to act on its behalf as its agent in relation to the Finance Documents and authorises:

(i)

the Parent, on its behalf, to supply all information concerning itself, its financial condition and otherwise to the Finance Parties as contemplated under this Agreement and to give all notices and instruction to be given by such Obligor under the Finance Documents, to execute, on its behalf, any Finance Document and to enter into any agreement and amendment in connection with the Finance Documents (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) including confirmation of guarantee obligations in connection with any

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amendment or consent in relation to the Facility, without further reference to or the consent of such Obligor, and each Obligor shall be obliged to confirm such authority in writing upon the request of the Agent; and

(ii)

each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Parent on its behalf, and in each such case such Obligor will be bound thereby (and shall be deemed to have given/received notice thereof) as though such Obligor itself had been given such notice and instructions, executed such agreement or received any such notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, waiver, notice or other communication given or made by the Parent under this Agreement, or in connection with this Agreement (whether or not known to any Obligor) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notice or other communication of the Parent and any other Obligor, the choice of the Parent shall prevail.

11.	PURPOSE

11.1	Purpose

The Borrower shall apply all amounts utilised hereunder to finance (i) in part, the Norwegian content provided pursuant to the Norwegian Contracts and (ii) the remaining capital expenditures related to the Drillship upon delivery from the Yard.

11.2	Monitoring

Without prejudice to the obligations of the Borrower under this Clause 3, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

12.	CONDITIONS PRECEDENT

12.1	Conditions precedent for the Closing Date

The Finance Parties’ obligations under this Agreement will only become effective once the Agent has received all the documents and other evidence listed in Schedule 3 (Conditions Precedent) Part I (Conditions Precedent to the Closing Date), in form and substance satisfactory to the Agent (acting on the instructions from the Lenders). The Agent shall notify the Obligors and the other Finance Parties promptly upon being so satisfied.

12.2	Conditions precedent for each Utilisation Date

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation), if on the date of the proposed Utilisation Date, the Agent has received originals or certified copies of all of the documents and other evidence listed in Schedule 3 Part II (Conditions Precedent for each Utilisation), which shall be delivered five (5) Business Days prior to the proposed Utilisation Date at the latest (other than the documents which the Agent has confirmed in writing may be delivered at the

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Utilisation Date at the latest and subject to agreed closing mechanism), in form and substance satisfactory to the Agent.

(b)

As soon as possible and in any event no later than at the relevant Utilisation Date, and before any funds held in the Escrow Utilisation Account can be released, the Agent shall receive originals or certified copies of all of the documents and other evidence listed in Schedule 3 Part III (Closing Documents Utilisation Date), in form and substance satisfactory to the Agent.

12.3	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of a Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	the representations and warranties contained in Clause 20 (Representations and warranties) deemed to be repeated on those dates are true and correct in all material respects.

(c)

the Agent has not received any notice from K-sure requesting the K-sure Lenders to suspend the making of all or part of the Loan and/or the K-sure Lenders are not required by the terms of the K-sure Insurance Policy to suspend the make of all or part of the Loan(s).

12.4	Conditions subsequent

It shall be a condition subsequent to the Lenders making the Loans and Commitments available within the relevant timeline as specified in Schedule 3 Part III (Conditions Subsequent) that the Agent has received originals or certified copies of all of the documents and other evidence listed in Schedule 3 Part III (Conditions Subsequent) in form and substance satisfactory to the Agent (acting on the instructions from the Required Lenders).

12.5	GIEK Lender conditions precedent

(a)

The Borrower may not deliver a Utilisation Request unless the GIEK Lender has received evidence of the Norwegian Contracts, and evidence that the GIEK Lender Commitment will not exceed 80% of the Norwegian Contract Value.

(b)

The GIEK Lender will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of a Utilisation Request and on the proposed Utilisation Date there shall not have been such changes in national or international monetary, financial, political or economic conditions or exchange controls or exchange rates as would in the GIEK Lender’s reasonable view be likely to materially prejudice disbursement hereunder.

12.6	K-sure Lenders conditions precedent

The K-sure Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on or before the proposed Utilisation Date:

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(a)	K-sure has received payment in full of the K-sure Premium relating to the K-sure Insurance Policy in respect of the Drillship from the Borrower; and

(b)

the Agent has not received any notice from K-sure requesting the K-sure Lenders to suspend the making of the K-sure Facility and/or the K-sure Lenders are not required by the terms of any of the K-sure Insurance Policy to suspend the making of the K-sure Facility, which notice can be provided from K-sure as a consequence of, inter alia, any materially adverse change which has occurred in the financial or credit status of any Obligor.

12.7	Conditions for Escrow Utilisation

(a)

If required by the Borrower for it to comply with a relevant building contract for the Drillship, the Borrower may request an Escrow Utilisation provided that the conditions referred to in Schedule 3 Part II (Conditions Precedent to a Utilisation Date) have been met, and provided that it can evidence, to the satisfaction of the Agent (on behalf of the Required Lenders and KEXIM), that the conditions referred to in Schedule 3 Part III (Closing documents Utilisation Date) and Clauses 4.3 (Further conditions precedent) 4.5 (GIEK Lender conditions precedent) and 4.6 (K-sure Lenders conditions precedent) will all, at the relevant Utilisation Date (being the date when the funds are released from the Escrow Utilisation Account) at the latest, be fulfilled in form and substance satisfactory to the Agent (on behalf of the Required Lenders, and always to include KEXIM).

(b)

The funds disbursed to the Escrow Utilisation Account in the Escrow Utilisation can be released from the Escrow Account upon the conditions referred to in Schedule 3 Part III (Closing documents Utilisation Date), Clauses 4.3 (Further conditions precedent), 4.5 (GIEK Lender conditions precedent) and 4.6 (K-sure Lenders conditions precedent) having been met (subject to a closing mechanism agreed between the Agent (acting on behalf of the Required Lenders, and always to include KEXIM) and the Borrower).

12.8	Waiver of conditions precedent and conditions subsequent

The conditions specified in this Clause 4 are solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of the Required Lenders unless it is a non-material matter of administrative or technical character where the Agent may act in its sole discretion), save for conditions which are comprised by Clause 34.3.2 (Exceptions) which will be subject to consent from all the Lenders. The Finance Parties shall be notified by the Agent of a waiver granted pursuant to this Clause.

13.	UTILISATION

13.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivering to the Agent a duly completed Utilisation Request no later than 10:00 hours (Amsterdam time) five (5) Business Days prior to the proposed Utilisation Date.

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13.2	Completion of a Utilisation Request

A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies to which Facility it relates;

(b)	the proposed Utilisation Date is a Business Day within the Availability Period;

(c)	the amount of the proposed Utilisation (together with the Loans outstanding) is not more than available pursuant to Clause 2.1 (Facilities);

(d)	the currency specified is USD; and

(e)	the proposed Interest Period complies with Clause 10 (Interest Periods).

13.3	Availability

(a)

Any amount of the Total Commitments not utilised by the expiry of the applicable Availability Period shall automatically be cancelled at close of business in Amsterdam on such date and the Facility Amount shall be reduced accordingly.

(b)	Only one single Utilisation may be made of each Facility.

(c)	No Loans may subsequently be re-borrowed once repaid.

13.4	Lenders’ participation

Upon receipt of a Utilisation Request, the Agent shall notify each Lender of the details of the requested Loan and the amount of each Lender’s participation in the relevant Loan. If the conditions set out in this Agreement have been met, each Lender shall no later than 11:00 hours (Amsterdam time) on the relevant Utilisation Date make available to the Agent for the account of the Borrower an amount equal to its participation in the Loan to be advanced pursuant to the relevant Utilisation Request.

14.	REPAYMENT AND REDUCTIONS

14.1	Scheduled Repayments

(a)	The Borrower shall repay each Facility made to it by consecutive quarterly repayments based on a 12 year profile as set out in Schedule 7 (Repayments).

(b)	The first repayment of the Facility utilised on the First Utilisation Date shall occur three (3) months from the First Utilisation Date.

(c)	All repayments shall be allocated pro rata between the Facilities.

14.2	Final repayment

On the Final Maturity Date of a Facility the Borrower shall repay that Facility in full, together with all other sums due and outstanding under the Finance Documents in respect of such Facility at such date (if any).

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15.	VOLUNTARY PREPAYMENT AND CANCELLATION

15.1	Voluntary prepayment

Subject to Clause 7.3.6 (Application) below, and subject to approval from the ECA Lenders, K-sure and/or GIEK (as relevant) the Borrower may, by giving the Agent not less than thirty (30) calendar days prior written notice, prepay the whole or any part of the Facility (but if in part, in a minimum amount of USD five million (5,000,000) or in integral multiples of USD five million (5,000,000) across the Facilities).

15.2	Voluntary cancellation

The Borrower may, by giving the Agent not less than thirty (30) calendar days prior written notice, permanently reduce, cancel or terminate all or part of the unutilised portions of the Facility (but if in part, in a minimum amount of USD five million (5,000,000) or in integral multiples of USD five million (5,000,000)).

15.3	Terms and conditions for voluntary prepayments and cancellation

15.3.1	Irrevocable notice

(a)	The Borrower may not prepay or cancel all or part of the Loans except as expressly provided in this Agreement or in accordance with the terms of the Intercreditor Agreement.

(b)

Any notice of prepayment or cancellation by the Borrower under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made and the amount of the prepayment or cancellation.

15.3.2	Additional payments

(a)

Upon any reduction of the Commitments under this Clause 7, the Borrower shall repay the Loans by an amount sufficient to ensure that the total aggregate amount of the Loans shall constitute no more than the amount of the Available Commitment following the relevant reduction, such repayment to be made no later than on the day that the relevant reduction becomes effective.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

(c)

Any amount prepaid under the Commercial Facility, the GIEK Lender Facility and the K-sure Facility shall be made together with Break Cost pursuant to Clause 11.3 (Break Costs) below, without premium or penalty.

(d)	Any amount prepaid under the KEXIM Facility shall be made together with a prepayment fee of zero point five per cent (0.5%) of the principal amount prepaid under the KEXIM Facility.

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15.3.3	No reinstatement

No amount of the Commitments cancelled or repaid under this Clause 7 may subsequently be reinstated. The Borrower may not utilise any part of a Facility which has been cancelled or any of a Facility which has been prepaid under this Clause 7.

15.3.4	Cancellation of GIEK Guarantee and K-sure Insurance Policy

(a)	The GIEK Guarantee will be cancelled to the extent that the GIEK Lender Facility is repaid and/or to the extent that the GIEK Lender Facility is cancelled pursuant to this Clause 7.

(b)	The K-sure Insurance Policy will be cancelled to the extent that the K-sure Facility is repaid and/or to the extent that the K-sure Facility is cancelled pursuant to this Clause 7.

15.3.5	Forwarding of notice of prepayment and cancellation

If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Lenders and to K-sure and/or GIEK (as relevant).

15.3.6	Application

Any voluntary cancellation and prepayment made pursuant to this Clause 7 shall be applied pro rata between each Facility and pro rata against the scheduled repayments under each Facility.

15.4	Amended Repayment Schedule

Upon any prepayment or cancellation the Agent shall, if applicable, replace Schedule 7 (Repayments) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to the Borrower and the Lenders thereof.

16.	MANDATORY PREPAYMENT AND CANCELLATION

16.1	Total Loss or sale

If the Drillship is sold or otherwise is disposed of in whole or in part, or suffers a Total Loss, the Facilities shall be cancelled and any amount outstanding under the Facilities shall, in the case of a Total Loss, be prepaid in accordance with Clause 24.12 (Total Loss), or in the case of a sale or disposal, on the date upon which the sale or disposal of the Drillship is completed.

16.2	Illegality

If it becomes unlawful under any law, regulation, treaty or of any directive of any monetary authority (whether or not having the force of law) in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

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(b)

the Agent shall promptly notify the Borrower (specifying the obligations the performance of which is thereby rendered unlawful and the law giving rise to the same) upon receipt of notification in accordance with paragraph (a) above;

(c)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately reduced to zero and cancelled; and

(d)

the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

16.3	Sanctions

Upon the occurrence of any Obligor or any Subsidiary of any Obligor being in breach of Sanctions (including non-compliance with Clause 23.2(b) and Clause 23.28 (Sanctions) or becoming a Restricted Party, and such event remains un-remedied (if capable of being remedied), the Total Commitments shall be automatically cancelled, and all Loans and other amounts outstanding under the Finance Documents shall become due and payable with ten (10) Business Days’ prior written notice from the Agent.

16.4	Minimum Market Value

Upon non-compliance with Clause 24.1 (Minimum Market Value), the Facility shall be repaid in accordance with Clause 8.10 (Terms and conditions for mandatory prepayments and cancellation) on the date falling 60 days after such breach by an amount equal to the amount which is required for the Borrower to become compliant with Clause 24.1 (Minimum Market Value) again.

16.5	Change of control

(a)	If

(i)

any person, other than Hemen Holding Limited (and/or one or more companies controlled more than fifty per cent (50%) by the John Fredriksen Family), or group of persons acting in concert, obtains more than fifty per cent (50%) of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Parent, unless the new controlling shareholder(s) is/are acceptable to Agent (on behalf of the Lenders); or

(ii)

Hemen Holding Limited (and/or one or more companies controlled more than fifty per cent (50%) by the John Fredriksen Family) ceases to own a minimum of twenty per cent (20%) or more of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Parent, unless a prior written consent from the Agent (on behalf of the Lenders) has been given;

the Total Commitments shall be automatically cancelled and all Loans and other amounts outstanding under the Finance Documents shall be prepaid within 60 days

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thereafter after which the GIEK Guarantee and the K-Sure Insurance Policy shall also be automatically cancelled.

(b)	For the purpose of this Clause 8.5 the following definition shall apply:

“John Fredriksen Family” shall mean John Fredriksen, his direct lineal descendants, the personal estate of any of the aforementioned persons and any trust created for the benefit of one or more of the aforementioned persons and their estates.

16.6	Cessation of the GIEK Guarantee or the K-sure Insurance Policy

If, for any reason whatsoever, the GIEK Guarantee or the K-sure Insurance Policy are repudiated, ceases to be legally valid and binding or have full force and effect, the GIEK Lender and/or the K-sure Lenders (as applicable) may cancel the GIEK Lender Facility and/or the K-sure Facility (as applicable) secured by the GIEK Guarantee or K-sure Insurance Policy (respectively) and declare the outstanding amounts under the relevant Facility, together with accrued interests and all other amounts accrued or outstanding owing to the GIEK Lender and/or the K-sure Lenders (as applicable) thereunder immediately due and payable.

16.7	Expiry of Commercial Facility

Unless the Commercial Facility has been refinanced on commercially sustainable terms, and with such lenders as acceptable to the GIEK Lender, GIEK, KEXIM and K-sure, by no later than on the Final Maturity Date of the Commercial Facility, then all outstanding amounts under this Agreement, (including all accrued outstanding interest and other indebtedness thereto), shall be repaid on the Final Maturity Date of the Commercial Facility.

16.8	Failure to agree on the GIEK Lender Margin

If the Borrower and the GIEK Lender fail to agree on a new GIEK Lender Margin, and the GIEK Lender Facility is repaid in accordance with paragraph (b) of Clause 9.5 (Fixing of the margin for the GIEK Lender Facility), then all outstanding amounts under this Agreement, (including all accrued outstanding interest and other indebtedness thereto), shall be repaid on the date that the GIEK Lender Facility is cancelled and repaid pursuant to Clause 9.5 (Fixing of the margin for the GIEK Lender Facility).

16.9	Reduction of Norwegian Contract Value

If, for any reason, the Norwegian Contract Value is reduced after the disbursement of the GIEK Lender Facility, the GIEK Lender Facility shall be repaid to such extent that it does not exceed the GIEK Lender Commitment.

16.10	Terms and conditions for mandatory prepayments and cancellation

16.10.1	Application

(a)

Unless otherwise specified in Clause 8.1 (Total Loss or sale), all mandatory prepayments and/or cancellations (as the case may be) made under this Clause 8 shall be applied pro rata between the Facilities and pro rata against the scheduled repayments under each Facility.

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(b)

Upon any such prepayments and/or cancellations, the Agent shall, if applicable, replace Schedule 7 (Repayments) with an amended and new repayment schedule reflecting the correct scheduled amounts and provide a copy to the Borrower and the Lenders thereof.

16.10.2	Additional payments

(a)

Upon any reduction of the Commitments under this Clause 8, the Borrower shall repay the Loans outstanding by an amount sufficient to ensure that the total aggregate amount of the Loans shall constitute no more than the amount of the Available Commitment following the relevant reduction, such repayment to be made no later than on the day that the relevant reduction becomes effective. Any such prepayments shall be applied pro rata between the Lenders.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

(c)

Any amount prepaid under the Commercial Facility, the GIEK Lender Facility and the K-sure Facility shall be made together with Break Costs pursuant to Clause 11.3 (Break Costs) below, without premium or penalty.

(d)	Any amount prepaid under the KEXIM Facility shall be made together with a prepayment fee of zero point five per cent (0.5%) of the principal amount prepaid under the KEXIM Facility.

16.10.3	No reinstatement

No amount of the Commitments cancelled or repaid under this Clause 8 may subsequently be reinstated. The Borrower may not utilise any part of a Facility which has been cancelled or any of a Facility which has been prepaid under this Clause 8.

16.10.4	Cancellation of GIEK Guarantee and K-sure Insurance Policy

(a)	The GIEK Guarantee will be cancelled to the extent that the GIEK Lender Facility is repaid and/or to the extent that the GIEK Lender Facility is cancelled pursuant to this Clause 8.

(b)	The K-sure Insurance Policy will be cancelled to the extent that the K-sure Facility is repaid and/or to the extent that the K-sure Facility is cancelled pursuant to this Clause 8.

16.10.5	Forwarding of notice of prepayment and cancellation

If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to the Lenders, to K-sure and/or GIEK (as relevant) and the Borrower.

17.	INTEREST

17.1	Calculation of interest

(a)	The rate of interest for the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

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(i)	the Applicable Margin;

(ii)	LIBOR; and

(iii)	Mandatory Cost (if any).

(b)	Effective interest pursuant to the Norwegian Financial Agreement Act of 1999 No. 46 has been calculated by the Agent as set out in a separate notice from the Agent to the Borrower.

17.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on each Interest Payment Date, however, if an Interest Period is longer than three (3) months, in quarterly intervals after the first day of such Interest Period.

17.3	Default interest

If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two per cent (2.00%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligors on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

17.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

17.5	Fixing of the margin for the GIEK Lender Facility

a)	The GIEK Lender Margin is fixed for a period from and including the First Utilisation Date up to but not including 2 April 2018 (the “Fixed Margin Period”).

b)

The Borrower may from the date falling between forty (40) and sixty (60) Business Days prior to the Interest Payment Date falling nearest, and prior to, the expiry of the Fixed Margin Period (the “Margin Review Date”), request that the GIEK Lender gives an offer to the Borrower for a fixed Margin (the “New Fixed Margin Offer”) for an additional period to be agreed between the GIEK Lender and the Borrower (the “New Fixed Margin Period”). The GIEK Lender shall, within ten (10) Business Days of receipt of such request give a New Fixed Margin Offer to the Borrower. No later than ten (10) Business Days of receipt of the New Fixed Margin Offer, the Borrower may accept or reject the New Fixed Margin Offer. If the Borrower does not request the GIEK Lender to give a New Fixed Margin Offer or do not accept the New Fixed Margin Offer in accordance with the conditions of this Clause 9.5, the GIEK Lender Commitment shall be cancelled and any amount outstanding under the GIEK

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Lender Facility shall be due and payable by the Borrower on the last day of the relevant GIEK Lender Fixed Margin Period either by cash or through loans from the New GIEK Lender.

18.	INTEREST PERIODS

18.1	Selection of Interest Periods

(a)	The Borrower may, subject to paragraphs (d) and (e) below, select an Interest Period for a Loan in a Utilisation Request.

(b)

Each Utilisation Request for selection of an Interest Period is irrevocable and must be received by the Agent not later than 10:00 hours (Amsterdam time) five (5) Business Days before the commencement of that Interest Period.

(c)	If the Borrower fails to deliver a Utilisation Request to the Agent in accordance with paragraph b) above, the relevant Interest Period will be three (3) months.

(d)	For the ECA Facilities, the Borrower and the relevant ECA Lender may only agree on Interest Period of three (3) months.

(e)

For the Commercial Facility, the Borrower may select an Interest Period of three (3) or six (6) months, or such other period as the Agent may, with the consent of the Required Lenders, agree with the Borrower.

(f)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date, but shall be shortened so that it ends on the Final Maturity Date.

(g)

An Interest Period for the maturity part of a Loan shall not extend beyond the first subsequent scheduled repayment date after the Utilisation Date of such Loan, but shall be shortened so that it ends on such scheduled repayment date.

(h)	Each Interest Period for a Loan shall start on the relevant Utilisation Date or (if already made) on the last day of its preceding Interest Period.

18.2	Non-Business Day

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

18.3	Notification of Interest Periods

The Agent will promptly notify the Borrower and the Lenders of the Interest Periods determined in accordance with this Clause 10.

19.	CHANGES TO THE CALCULATION OF INTEREST

19.1	Market disruption

(a)

If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the rate per annum which is the sum of:

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(i)	the Applicable Margin;

(ii)	any Mandatory Costs; and

(iii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)	In this Agreement, “Market Disruption Event” means:

(i)	at or about 11:00 hours (London time) on the Quotation Day for the relevant Interest Period LIBOR is not available; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent (50%) of the Loan) that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

19.2	Alternative basis of interest or funding

If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest instead of LIBOR. Any alternative basis agreed pursuant to this Clause 11.2 shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

19.3	Break Costs

(a)

The Borrower shall, within three (3) Business Days of demand by a Lender, pay to that Lender (excluding KEXIM) its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Cost for any Interest Period in which they accrue.

20.	FEES

20.1	Commitment fee Lenders

The Borrower shall pay to the Agent (for distribution among the Lenders) a commitment fee of forty per cent (40%) of the relevant Applicable Margin for each Facility on the Available Commitment of each Lender accruing from the Closing Date and up until the earlier of (i) the expiry of the Availability Period and (ii) the date on which the Facility has been fully utilised. The commitment fee shall be payable quarterly in arrears on each Quarter Date and on the last day of the Availability Period or such other date upon which the Facility is fully drawn or cancelled in whole.

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20.2	Fees payable in respect of the GIEK Guarantee

(a)

The Borrowers shall pay to the Agent (for the account of GIEK) a guarantee premium at the rate of the aggregate of (i) one point five per cent (1.5%) per annum on the outstanding amount of the GIEK Guarantee related to the GIEK Lender Facility under this Agreement for the period from the issue of the GIEK Guarantee until it has been cancelled or has expired, and (ii) the Step-up Margin (if applicable) from and including 1 July 2015 until the earlier of (i) the Reinstated Leverage Ratio Covenant Date and (ii) the date the GIEK Guarantee has been cancelled or has expired.

(b)

The Borrower shall pay to the Agent (for distribution to GIEK) a commitment fee of forty per cent (40%) of the guarantee premium as set out in paragraph (a) above calculated on the Available Commitment of the GIEK Lender accruing from the Closing Date and up until the earlier of (i) the expiry of the Availability Period and (ii) the date on which the Facility has been fully utilised. The commitment fee shall be payable quarterly in arrears on each Quarter Date and on the last day of the Availability Period or such other date upon which the Facility is fully drawn or cancelled in whole.

(c)

The guarantee premium payable to GIEK pursuant to paragraph (b) above shall be payable on each Interest Payment Date (as set out in Clause 9.2 (Payment of interest)) (or such shorter period as shall end on the expiration date for the GIEK Guarantee) starting on the date of issue of the GIEK Guarantee, and shall be paid to the GIEK Account within two days after having been paid to the Agent, with the guarantee number to be included on the transfer.

(d)

If any one of the Applicable Margins, any commitment fees or other fees are increased, GIEK shall have the right to increase its premium or commitment fee set out in paragraph (a) and (b) above, or any of its other fees that correspond to the increased fees. If any one of the Applicable Margins, commitment fees or other fees are decreased, GIEK shall have the right to decrease its premium, commitment fee or other fees.

20.3	K-sure Premium

(a)

The Borrower shall be responsible and shall bear the cost of the K-sure Premium of the K-sure Insurance Policy and shall pay to the Agent (for the account of K-sure) the K-sure Premium prior to the First Utilisation Date.

(b)	The Borrower:

(i)

and each K-sure Lender acknowledges and agrees that the amounts of any K-sure Premium will be solely determined by K-sure and that no K-sure Lender is in any way involved in the calculation or payment of any part of any K-sure Premium;

(ii)

agrees that its obligation to pay all K-sure Premium or any part of any K-sure Premium shall be an absolute and unconditional obligation and, without limitation, shall not be affected by any failure by the Borrower to draw down

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funds under this Agreement or the prepayment or acceleration of the whole or any part of the K-sure Lenders Commitments;

(iii)

acknowledges that it shall pay an amount equivalent to all K-sure Premium (including default interest under the K-sure Insurance Policy) to K-sure on the relevant due date, and no K-sure Premium will be refundable in whole or in part in any circumstances, unless otherwise provided in the K-sure Insurance Policy;

(iv)

agrees that if, for any reason whatsoever, any additional premium is or becomes payable to K-sure in respect of the K-sure Insurance Policy, the Borrower shall promptly pay such additional premium in full and the Borrower shall fully cooperate with the Agent on its reasonable request to take all steps necessary on the part of the Borrower to ensure that each K-sure Insurance Policy remains in full force and effect throughout the Security Period; and

(v)

shall indemnify K-sure in relation to any costs or expenses (including legal fees) suffered or incurred by K-sure in connection with any transfer to K-sure undertaken pursuant to Clause 27.3 (Assignments and transfers by the Lenders) or in connection with any review by K-sure of or in relation to any Event of Default and/or amendment or supplement to any of the Finance Documents and/or a request for a consent or approval from K-sure.

(c)

If the Borrower has paid all K-sure Premium under the K-sure Insurance Policy, the Finance Parties shall pay to the Borrower any K-sure insurance premium refunded by K-sure and received by that Finance Party (if any).

20.4	KEXIM prepayment fee

Any amount prepaid under the KEXIM Facility shall be made together with a prepayment fee of zero point five per cent (0.5%) of the principal amount prepaid under the KEXIM Facility, as set out in Clauses 7.3.2 (Additional payments) and 8.10.2 (Additional payments).

20.5	Other fees

The Borrower shall pay such other fees as set out in the Fee Letters.

21.	TAX GROSS-UP AND INDEMNITIES

21.1	Taxes

21.1.1	No withholding

All payments by the Obligors under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax Deduction or withholding is required by law.

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21.1.2	Tax gross-up

(a)

The relevant Obligor shall promptly upon becoming aware that it must make a Tax Deduction or withholding (or that there is any change in the rate or the basis of a Tax Deduction or withholding) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Lender.

(b)	If a Tax Deduction or withholding is required by law to be made by an Obligor:

(i)

the amount of the payment due from the Obligor shall be increased to an amount which (after making any Tax Deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax Deduction or withholding had been required; and

(ii)	the Obligor shall make that Tax Deduction or withholding within the time allowed and in the minimum amount required by law.

(c)

Within thirty (30) days of making either a Tax Deduction or withholding or any payment required in connection with that Tax Deduction or withholding, the Obligor shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction or withholding has been made and (as applicable) any appropriate payment paid to the relevant taxing authority.

21.2	Tax indemnity

The Borrower shall (within three (3) Business Days of demand by the Agent) pay to the Agent for the account of the relevant Finance Party an amount equal to the loss, liability or cost which a Finance Party determines will be or has been (directly or indirectly) suffered for or on account of any Tax by such Finance Party in respect of a Finance Document, save for any Tax on Overall Net Income assessed on a Finance Party or to the extent such loss, liability or cost is compensated under Clause 13.1.2 (Tax gross-up), Clause 13.5 (FATCA Deduction and gross-up by Obligor) or under Clause 13.6(d) (FATCA Deduction by a Finance Party).

21.3	VAT

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Borrower shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT.

21.4	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

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(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)

If a Party confirms to another Party pursuant to 13.4(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (b) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)

if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

21.5	FATCA Deduction and gross-up by Obligor

(a)

If an Obligor is required to make a FATCA Deduction, that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)

If a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

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(c)

The Parent shall promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Agent accordingly. Similarly, a Finance Party shall notify the Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Agent receives such notification from a Finance Party it shall notify the Parent and that Obligor.

(d)

Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental and taxation authority.

21.6	FATCA Deduction by a Finance Party

(a)

Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Agent.

(b)

If the Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party under Clause 30.2 (Distributions by the Agent) which relates to a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after the Agent has made such FATCA Deduction), leaves the Agent with an amount equal to the payment which would have been made by the Agent if no FATCA Deduction had been required. The Agent will not be obliged to pay or advance such amount before actually receiving the increased amount from the relevant Obligor.

(c)

The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party under Clause 30.2 (Distributions by the Agent) which relates to a payment by an Obligor (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the relevant Obligor and the relevant Finance Party.

(d)

An Obligor shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under paragraph (b) above.

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(e)

A Finance Party making, or intending to make, a claim under paragraph (d) above shall promptly notify the Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

22.	INCREASED COSTS

22.1	Increased Costs

(a)

Subject to Clause 14.2 (Exceptions), the Borrower shall, upon demand from the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law, regulation or treaty or any directive of any monetary authority (whether or not having the force of law) (including, but not limited to any laws and regulations implementing new or modified capital adequacy requirements) or (ii) compliance with any law or regulation made after the Closing Date.

(b)	In this Agreement, the term “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or Guarantee Commitments or funding or performing its obligations under any Finance Document.

(c)

A Finance Party intending to make a claim pursuant to this Clause 14.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. Each Finance Party shall as soon as practicable after a demand by the Agent, provide a confirmation showing the amount of its Increased Costs.

22.2	Exceptions

Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction or withholding required by law to be made by the Borrower, and compensated for by Clause 13.1.2 (Tax gross-up) or Clause 13.2 (Tax Indemnity); or

(b)	attributable to a FATCA Deduction required to be made by an Obligor or a Finance Party, and compensated for by paragraph 13.6(d) of Clause 13.6 (FATCA Deduction by a Finance Party); or

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(c)	attributable to gross negligence or the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.

23.	OTHER INDEMNITIES

23.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each of the Obligors waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

23.2	General indemnities

The Borrower shall within three (3) Business Days of demand, indemnify each Finance Party against any documented costs, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any Environmental Claim;

(c)

a failure by an Obligor to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(d)

the funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful misconduct by that Lender alone); or

(e)	a Loan (or part thereof) not being prepaid in accordance with a notice of prepayment given by the Borrower.

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23.3	Indemnity to Finance Parties

The Borrower shall promptly indemnify the Agent or any other Finance Party against any documented cost, loss or liability incurred by the Agent or any other Finance Party (acting reasonably) as a result of;

(a)	investigating any event which it reasonably believes is a possible Event of Default; or

(b)	acting or verifying any notice, request or instruction by a Party which it reasonably believes to be genuine, correct or appropriately authorised.

24.	MITIGATION BY THE LENDERS

24.1	Mitigation

Without in any way limiting the obligations of the Borrower hereunder, each Finance Party shall, in consultation with the Borrower, take all reasonable steps for a period of fifteen (15) Business Days to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of:

(a)	Clause 8.2 (Illegality);

(b)	Clause 13 (Tax gross-up and indemnities); and

(c)	Clause 14 (Increased Costs),

including (but not limited to) transferring its rights and obligations under the Finance Documents to another affiliate.

A Finance Party is not obliged to take any steps under this Clause 16.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

24.2	Replacement of a Lender

Subject to the consent of K-sure (for the K-sure Lenders) and GIEK (for the GIEK Lender), the Borrower shall have the right, in the absence of a Default or Event of Default, to replace any Lender that charges a material amount in excess of that being charged by the other Lenders with respect to contingencies described in;

(a)	Clause 13 (Tax gross-up and indemnities); and /or

(b)	Clause 14 (Increased Costs).

24.3	Indemnity

The Borrower shall indemnify each Finance Party for all documented costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation) and 16.2 (Replacement of a Lender), as well as any Break Costs payable pursuant to Clause 11.2 (Break Costs) or any prepayment fee payable to KEXIM in accordance with Clause 12.3 (KEXIM prepayment fee).

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25.	COSTS AND EXPENSES

25.1	Transaction expenses

The Borrower shall promptly on demand pay to the Agent the amount of all documented costs and expenses (including legal fees) reasonably incurred by any of the Finance Parties in connection with the negotiation, preparation, printing, perfection, execution, registration and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the Closing Date.

25.2	Amendment and enforcement costs, etc

The Borrower shall, within three (3) Business Days of demand, reimburse the Agent or another Finance Party for the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the granting of any release, waiver or consent under the Finance Documents;

(b)	any amendment or variation of any of the Finance Documents; and/or

(c)	the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents.

26.	GUARANTEE AND INDEMNITY

26.1	Guarantee and indemnity

Each Guarantor hereby irrevocably and unconditionally jointly and severally:

(a)

guarantees to each Finance Party, as and for its own debt and not merely as surety, the due and punctual observance and performance by each Obligor of all of that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall immediately on demand by the Agent pay that amount as if it were the principal obligor; and

(c)

undertakes to indemnify each Finance Party immediately on first demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by such Guarantor is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

26.2	Continuing guarantee

The Guarantee Obligations are continuing guarantee obligations and will extend to the ultimate balance of all amounts payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

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26.3	Maximum liability

Notwithstanding anything to the contrary in this Agreement or any Finance Documents including this Clause 18, the total and aggregate liability of each Guarantor hereunder shall be limited to USD 382,135,424 (principal amount plus a headroom of fifteen per cent (15%)), in addition to any interest and costs.

26.4	Number of claims

There is no limit on the number of claims that may be made by the Agent (on behalf of the Finance Parties) under this Agreement.

26.5	Survival of Guarantor’s liability

A Guarantor’s liability to the Finance Parties under this Clause 18 shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without such Guarantor’s knowledge or consent):

(a)	any time, waiver, consent, forbearance or other indulgence given or agreed by the Finance Parties with any Obligor in respect of any of the Obligor’s obligations under the Finance Documents; or

(b)	any defence, legal limitation, disability or incapacity of any Obligor related to the Finance Documents; or

(c)	any amendments to or variations of the Finance Documents agreed by the Finance Parties with any Obligor; or

(d)	the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any Obligor; or

(e)	any other circumstance which might otherwise constitute a defence available to, or discharge of, a Guarantor.

26.6	Waiver of rights

Each Guarantor specifically waives all rights under the provisions of the Norwegian Financial Agreements Act 1999 (as amended) not being mandatory provisions, including (but not limited to) the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

(a)	§ 63 (1) – (2) (to be notified of any Event of Default hereunder and to be kept informed thereof);

(b)	§ 63 (3) (to be notified of any extension granted to the Borrower in payment of principal and/or interest);

(c)	§ 63 (4) (to be notified of the Borrower’s bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

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(d)	§ 65 (3) (that the consent of a Guarantor is required for the Guarantor to be bound by amendments to the Finance Documents that may be detrimental to its interest);

(e)	§ 67 (2) (about reduction of a Guarantor’s liabilities hereunder since no such reduction shall apply as long as any amount is outstanding under the Finance Documents);

(f)

§ 67 (4) (that a Guarantor’s liabilities hereunder shall lapse after ten (10) years, as that Guarantor shall remain liable hereunder as long as any amount is outstanding under any of the Finance Documents);

(g)

§ 70 (as no Guarantor shall have any right of subrogation into the rights of the Finance Parties under the Finance Documents until and unless the Finance Parties shall have received all amounts due or to become due to them under the Finance Documents);

(h)

§ 71 (as the Finance Parties shall have no liability first to make demand upon or seek to enforce remedies against the Borrower or any other security provided in respect of the Borrower’s liabilities under the Finance Documents before demanding payment under or seeking to enforce the Guarantee Obligations of a Guarantor hereunder);

(i)	§ 72 (as all interest and default interest due under any of the Finance Documents shall be secured by the Guarantee Obligations of a Guarantor hereunder);

(j)	§ 73 (1) - (2) (as all costs and expenses related to an Event of Default under this Agreement shall be secured by the Guarantee Obligations of a Guarantor hereunder); and

(k)

§ 74 (1) - (2) (as a Guarantor shall not make any claim against the Borrower for payment until and unless the Finance Parties first shall have received all amounts due or to become due to them under the Finance Documents).

26.7	Deferral of Guarantor’s rights

Each of the Guarantors undertakes to the Finance Parties that for as long as any of the Finance Documents is effective:

(a)

following receipt by it of a notice from the Agent of the occurrence of any Event of Default which is unremedied, none of the Guarantors will make demand for or claim payment of any moneys due to that Guarantor from any Obligor, or exercise any other right or remedy to which any of the Guarantors are entitled in respect of such moneys unless and until all moneys owing or due and payable by any Obligor to the Finance Parties under the Finance Documents have been irrevocably paid in full;

(b)

if an Obligor shall become the subject of an insolvency proceeding or shall be wound up or liquidated, the Guarantors shall not (unless so instructed by the Agent and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation to pay any amounts recovered thereunder to the Agent)

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make any claim in such insolvency, winding-up or liquidation until all moneys owing or due and payable by any Obligor to the Finance Parties under the Finance Documents have been irrevocably paid in full;

(c)

if a Guarantor, in breach of paragraphs a) and/or b) above receives or recovers any money pursuant to any such exercise, claim or proof as therein referred to, such money shall be held by such Guarantor in custody for the Agent and immediately be paid to the Agent so as for the Agent to apply the same as if they were moneys received or recovered by the Agent under this Agreement; and

(d)	the Guarantors have not taken nor will they take from any Obligor any Security Interest whatsoever for the moneys hereby guaranteed.

26.8	Enforcement

(a)	No Finance Party shall be obliged before taking steps to enforce the Guarantee Obligations of any of the Guarantors under this Agreement:

(i)	to obtain judgement against any Obligor or any third party in any court or other tribunal;

(ii)	to make or file any claim in a bankruptcy or liquidation of any Obligor or any third party; or

(iii)	to take any action whatsoever against any Obligor or any third party under the Finance Documents, except giving notice of any payment due hereunder,

and each of the Guarantors hereby waives all such formalities or rights to which it would otherwise be entitled or which the Finance Parties would otherwise first be required to satisfy or fulfil before proceeding or making any demand against the Guarantors hereunder, except as required hereunder or by law.

(b)

Any release, discharge or settlement between a Guarantor and the Finance Parties (or any of them) in relation to any Finance Document shall be conditional upon no payment made by the Borrower to the Finance Parties hereunder or thereunder being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason whatsoever. If any payment is void or at any time so set aside or ordered to be refunded, the Finance Parties shall be entitled subsequently to enforce the Guarantee Obligations of a Guarantor hereunder as if such release, discharge or settlement had not occurred and any such payment had not been made.

26.9	Additional security

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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26.10	Limitation of Guarantee Obligations

(a)

Notwithstanding any other provision of this Clause 18 (Guarantee and Indemnity), and without limiting the generality of the foregoing, the guarantee, indemnity and other obligations of each Obligor hereunder shall extend to all amounts that constitute part of the Guarantee Obligations and would be owed by any other Obligor to any Finance Party under or in respect of the Finance Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving such other Obligor.

(b)

Each Obligor, and by its acceptance of this Agreement, each Finance Party, hereby confirms that it is the intention of all parties that this Agreement and the obligations of each Obligor hereunder do not constitute a fraudulent transfer or conveyance for purpose of Insolvency Law (as hereinafter defined), any fraudulent conveyance act, fraudulent transfer act or any similar foreign law to the extent applicable to this Agreement and the obligations of the Obligors hereunder. To effectuate the foregoing intention, the Finance Parties and each Guarantor hereby irrevocably agree that the obligations of each Obligor under this Agreement and the other Finance Documents to which it is a party at any time shall be limited to the maximum amount as will result in the obligations of such Obligor hereunder and thereunder not constituting a fraudulent transfer or conveyance. For the purpose hereof, “Insolvency Law” means the law described in this paragraph or any law relating to any proceeding of the type referred to in Clause 25.6 (Insolvency) and Clause 25.7 (Insolvency proceeding) of this Agreement or any similar foreign law for the relief of debtors applicable to such Obligor.

26.11	Contribution Agreement

Each Obligor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Finance Party under this Agreement, any other Finance Document or any other guarantee, such Obligor will contribute, to the maximum extent permitted by law, such amounts to each other Obligor and each other guarantor so as to maximize the aggregate amount paid to the Finance Parties under or in respect of the Finance Documents.

27.	SECURITY

27.1	Security

(a)

The Obligors’ obligations and liabilities under the Finance Documents, including (without limitation) the Borrower’s obligation to repay the Facility together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Obligors towards the Finance Parties in connection with the Finance Documents (the “Secured Obligations”), shall at any and all times until all amounts due to the Finance Parties hereunder have been paid and/or repaid in full, be guaranteed and secured by the guarantee and indemnity granted by the Guarantors and the Borrower pursuant to Clause 18 and:

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(i)	the Mortgage (including any deeds of covenant), subject to contractually agreed Quiet Enjoyment Letters (where required under a drilling contract with a third party);

(ii)	the Assignment of Earnings;

(iii)	the Assignment of Earnings Accounts;

(iv)	the Assignment of Insurances; and

(v)	the Share Charges.

(b)

Each of the Obligors undertakes to ensure that the above Security Documents are being duly executed by the parties thereto in favour of the Agent (on behalf of the Finance Parties) in form and substance satisfactory to the Agent (on behalf of the Finance Parties), legally valid and in full force and effect with first priority, and to execute or procure the execution of such further documentation as the Agent may reasonably require in order for the relevant Finance Parties to maintain the security position envisaged hereunder.

(c)

In addition, the Secured Obligations shall be cross-collateralised by the Vela Cross-collateral Security Documents (as defined in the Amendment and Restatement Agreement) for an interim period as further set out in and subject to the Amendment and Restatement Agreement and the Intercreditor Agreement.

(d)	In addition to the security set out above, the GIEK Lender Facility shall be secured by the GIEK Guarantee and the K-sure Facility by the K-sure Insurance Policy.

(e)	Any changes to the Assignment of Earnings may be made only with the consent of the Required Lenders, always to include KEXIM.

28.	REPRESENTATIONS AND WARRANTIES

Each of the Obligors represents and warrants to each Finance Party as set out below.

28.1	Status

Each Obligor is a limited liability company, duly incorporated, organised and validly existing under the laws of their jurisdiction of incorporation as set out in Schedule 8 (Corporate Structure) and registration and have the power to own their assets and carry on their business as they are currently being conducted.

28.2	Binding obligations

(a)

Subject to (b) below, the Finance Documents to which any Obligors are a party constitute legal, valid, binding and enforceable obligations, and each Security Document creates the security interests which that Security Document purports to create and those security interests are legal, valid, binding and enforceable first priority securities and no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Finance Documents enforceable in accordance with their terms against the Obligors, save for any UCC (Uniform

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Commercial Code) filings or the registration of the Mortgage with the relevant Ship Registry which shall be completed on or before the Utilisation Date of the Facility (and the registration of the relevant Security Documents (if any) with the relevant Company Register of the Obligors which shall be completed within the applicable time limit in each relevant jurisdiction).

(b)	Finance Documents which according to this Agreement are not deemed to be delivered until the relevant Utilisation Date, will be in compliance with (a) above from that Utilisation Date.

28.3	No conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	any law or regulation or any order or decree of any judicial or official agency or court;

(b)	any constitutional documents of such Obligor;

(c)	the Satisfactory Drilling Contracts; or

(d)	any agreement or document to which it is a party or by which it is bound.

28.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate actions to authorise its entry into and delivery of, performance, validity and enforceability of the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

28.5	Authorisations and consents

All authorisations, approvals, consents and other matters, official or otherwise, required (i) in connection with the entering into, performance, validity and enforceability of the Finance Documents and the transactions contemplated hereby and thereby and (ii) for it to carry on its business as currently being conducted have been obtained or effected and are in full force and effect.

28.6	Taxes

It has complied with all taxation laws in all jurisdictions where it is subject to taxation and has paid all Taxes and other amounts due to governments and other public bodies. No claims are being asserted against it with respect to any Taxes or other payments due to public or governmental bodies save as disclosed to the Lenders pursuant to Clause 23.4 (Taxation). It is not required to make any withholdings or deductions for or on account of Tax from any payment it may make under any of the Finance Documents.

28.7	No Default

No Event of Default, Default or any prepayment event pursuant to Clause 8 (Mandatory Prepayment and Cancellation) is existing or might reasonably be expected to result from

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the making of the Utilisation or the entry into and performance of or any transaction contemplated by any of the Finance Documents. No other event or circumstance is outstanding which (in the reasonable opinion of the Agent or the Required Lenders) constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute a default under any Satisfactory Drilling Contract, Intra-Group Charterparty, other agreement or instrument which is binding on it or any of its Subsidiaries (if any) or to which its (or any of its Subsidiaries’ (if any)) assets are subject and which has or might have a Material Adverse Effect.

28.8	No misleading information

Any factual information, documents, exhibits or reports relating to the Obligors and their respective Subsidiaries and which have been furnished to the Finance Parties by or on behalf of the Obligors are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect or no omission to disclose any off-balance sheet liabilities or other information, documents or agreements which if disclosed could reasonably be expected to affect the decision of a Finance Party to enter into a Finance Document.

28.9	Original Financial Statements

(a)

Complete and correct. The Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), save as disclosed to an Exchange, fairly and accurately represent the assets, liabilities and the financial condition of the Obligors and their respective Subsidiaries at the day that they were drawn up and have been prepared in accordance with the Accounting Principles consistently applied.

(b)

No undisclosed liabilities. As of the later of the date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), none of the Obligors or any of its Subsidiaries had any material liabilities, direct or indirect, actual or contingent, and there is no material, unrealised or anticipated losses from any unfavourable commitments not disclosed by or reserved against in the Original Financial Statements, the most recent delivered financial information or in the notes thereto (save as disclosed to the Exchange).

(c)

No material change. Since the later of the date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of any Obligor or its Subsidiaries which might have a Material Adverse Effect.

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28.10	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally.

28.11	No proceedings pending or threatened

No litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings (private or public) of or before any court, arbitral body or agency, which if adversely determined, might reasonably be expected to have a Material Adverse Effect, have been started or are pending or (to the best of its knowledge and belief) have been threatened against it.

28.12	No existing Security Interest

Save as described in Clause 19 (Security), as from the First Utilisation Date, no Security Interest exists over all or any of the present or future revenues or assets of such Obligor relating to assets being the subject of the Security Documents and all of the Obligors’ rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents.

28.13	No immunity

The execution and delivery by it of each Finance Document to which it is a party constitute, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes, and it will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any proceedings taken in relation to any Finance Document.

28.14	No winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation, winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets.

28.15	No breach of laws

(a)

It has not (and none of its Subsidiaries have) breached any law or regulation which breach (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

(c)	It has not utilised any of the assets financed under the GIEK Guarantee in a way that would be in conflict with Norwegian legislation or secondary law.

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28.16	Environmental laws

(a)

Each Obligor is in compliance with Clause 23.3 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim and no other event or circumstances is outstanding which (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute an Environmental Claim has been commenced or is pending (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, which (in the opinion of the Agent or the Required Lenders) have or are reasonably likely to have a Material Adverse Effect.

28.17	Ownership

The Parent owns one hundred per cent (100%) of the shares and ownership interest (directly or indirectly) in Seadrill Tellus Ltd. and the Intra-Group Charterer.

28.18	The Drillship

The Drillship is:

(a)

in the absolute ownership of the Borrower free and clear of all encumbrances (other than current crew wages and the Mortgage) and, the Borrower is the sole, legal and beneficial owner of the Drillship;

(b)	registered in the name of the Borrower with a Ship Registry;

(c)	operationally seaworthy in every way and fit for service; and

(d)	classed with a classification society acceptable to the Required Lenders, free of all overdue requirements and recommendations.

28.19	No money laundering

It is acting for its own account in relation to the Facility and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which an Obligor is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of money laundering and terrorist financing (amending Regulation (EU) No 648/2012 of the European Parliament and the Council and Commission Directive 2006/70/EC), as amended from time to time).

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28.20	Corrupt practices

It has observed, and to the best of its knowledge and belief, parties acting on its behalf have observed in the course of acting for it, all applicable laws and regulations relating to bribery or corrupt practices.

28.21	Sanctions

No Obligor, nor any Subsidiary of any Obligor, nor any of their joint ventures, nor any of their respective directors, officers, employees, agents or representatives:

(a)	has breached any Sanctions;

(b)	is a Restricted Party; or

(c)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions.

28.22	FATCA

The Borrower is not resident for tax purposes in the United States of America. No Obligor is a “foreign financial institution” (“FFI”) as defined in Section 1471(d)(4) of the Code and United States Treasury Regulations Section 1.1471-5(d)-(e). No payment by any Obligor under the Finance Documents will be from sources within the United States of America for United States federal income tax purposes. The Borrower is a FATCA Exempt Party with respect to Earnings payable to it.

28.23	Non-Conflict

The Borrower agrees and acknowledges that any claim or defence that it may have or hold in respect of the Drillship contract with the Yard to which it is a party or any dispute arising in connection with that Drillship contract between the parties thereto, shall not affect its payment obligations under the Finance Documents.

28.24	Solvency

(a)	Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Finance Documents.

(b)	Each Obligor is, and immediately upon giving effect to the transactions contemplated by the Finance Documents will be, Solvent.

28.25	Repetition

The representations and warranties set out in this Clause 20 are deemed to be made by each of the Obligors on the Closing Date and (except for the representations and warranties in Clause 20.21 (Sanctions)) shall be deemed to be repeated:

(a)	on the date of a Utilisation Request;

(b)	on each Utilisation Date;

(c)	on the first day of each Interest Period; and

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(d)

in each Compliance Certificate forwarded to the Agent pursuant to Clause 21.2 (Compliance Certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest).

29.	INFORMATION UNDERTAKINGS

The Parent and the Borrower give the undertakings set out in this Clause 21 to each Finance Party and such undertakings shall remain in force throughout the Security Period;

29.1	Financial statements

(a)

The Parent shall supply to the Agent in sufficient copies for all of the Lenders as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of the Obligors’ financial year respectively;

(i)	the audited consolidated financial statements for the Group; and

(ii)	the audited (to the extent applicable) annual unconsolidated accounts for that financial year of the Borrower.

(b)

The Parent and the Borrower shall provide to the Agent as soon as reasonably practicable, but in any event within seventy (70) days after each relevant Quarter Date, the unaudited consolidated accounts of the Group for that financial quarter and the unaudited unconsolidated financial statements for the Borrower for that financial quarter;

(c)

The Parent shall provide to the Agent as soon as reasonably practicable and in any event within seventy (70) days after each Quarter Date, copies of the Group’s consolidated Cash Flow Projections for the following five (5) calendar years after such dates; and

(d)

any other information in respect of the business, properties or condition, financial or otherwise, of the Parent and the Borrower or any of their Subsidiaries as the Agent or any of the Lenders may from time to time reasonably request.

29.2	Compliance Certificate

The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 21.1 (Financial statements), a Compliance Certificate signed by an authorised officer of the Parent setting out (in reasonable detail) inter alia computations as to compliance with Clause 22 (Financial Covenants) as at the date at which those financial statements were drawn up together with any relevant supporting documentation enabling the Lenders to determine and monitor the Parent and the Borrower’s compliance with Clause 22 (Financial Covenants), Clause 8.4 (Minimum Market Value) and Clause 24.3 (Insurances), together with confirmation that the Drillship is employed on the Satisfactory Drilling Contracts.

29.3	Requirements as to financial statements

(a)	The Parent shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) consist of balance sheets, profit and loss

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statements and cash flow analysis and is prepared using Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for each of the Obligors, as the case may be, unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Accounting Principles, the accounting practices or reference periods and its Auditors deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(b)

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

29.4	Information—miscellaneous

The Parent and the Borrower shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

all documents dispatched by the Parent (and by each of the Obligors, to the extent requested by the Agent) to its shareholders, or to or from its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of:

(i)

any breach of material contracts (including rig building contracts and charter contracts) or any material litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings which is current, threatened, alleged or pending against any of the Obligors, Seadrill Serviços de Petróleo Ltda or any member of the Group; and

(ii)	any changes to the senior management of (A) the Parent or (B) any member of the Group where the change of senior management concerned is of material significance to the Group as a whole;

(c)

immediately such further information regarding the business, properties, assets and operations (financial or otherwise) of the Obligors and its Subsidiaries as any Finance Party (through the Agent) may reasonably request;

(d)	all filings with or report forwarded to any Exchange; and

(e)	such updates or forecasts as the Agent may reasonably request.

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29.5	Notification of Default

The Parent and the Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

29.6	Notification of Environmental Claims

The Parent and the Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)	if any material Environmental Claim has been commenced or (to the best of the Obligors’ knowledge and belief) is threatened against any of the Obligors or the Drillship; and

(b)

of any incident, event, fact or circumstances which will or are reasonably likely to result in any material Environmental Claim being commenced or threatened against any of the Obligors, or the Drillship.

29.7	Information of new contracts

(a)	The Parent and the Borrower shall provide the Agent with information on any new employment contract in respect of the Drillship five (5) days prior to entering into any such contract.

(b)	The Parent and the Borrower shall procure, prior to entering into any new employment contract in respect of the Drillship, that a Contract Memo for that employment contract is sent to the Agent.

29.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Closing Date;

(ii)	any change in the status of an Obligor after the Closing Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of any prospective new Lender, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of any prospective new Lender, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all

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applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

30.	FINANCIAL COVENANTS

The financial covenants in this Clause 22 are granted in favour of each Finance Party by the Parent and the Borrower and such financial covenants shall remain in force throughout the Security Period and are to be tested quarterly.

30.1	Minimum Liquidity

The Parent will procure that the Minimum Liquidity of the Group will not fall below USD 250,000,000.

30.2	Leverage Ratio

The Parent will procure that the Leverage Ratio of the Group will not exceed:

(a)	for the period from and including the financial quarter starting on 1 July 2015 until and including the financial quarter ending on 31 December 2016, 6.0:1;

(b)	for the period from and including the financial quarter starting on 1 January 2017 until and including the financial quarter ending on 30 September 2017, 6.5:1; and

(c)

for the period prior to 1 October 2015 and for the period from and including the earlier of (i) the financial quarter starting on 1 October 2017 or (ii) such earlier date on which the Parent (at its discretion) notifies the Agent of a reset of the Leverage Ratio covenant to 4.5:1, (the “Reinstated Leverage Ratio Covenant Date”) until the Final Maturity Date, 4.5:1.

30.3	Interest Cover Ratio

The Parent will procure that the Group’s Interest Cover Ratio shall be minimum 2.5:1.

30.4	Current Ratio

The Parent will procure that the Group’s Current Ratio is minimum 1:1.

30.5	Equity Ratio

The Parent will procure that the Group’s Equity Ratio shall not be less than 30 per cent.

30.6	Debt Service Cover Ratio

The Parent will procure, and the Borrower will undertake, that the Borrower’s Debt Service Cover Ratio shall not be less than 1.15:1.

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30.7	Financial testing

The financial covenants set out in this Clause 22 shall be calculated in accordance with Accounting Principles and tested by reference to the latest financial statements (whether audited or unaudited) and each Compliance Certificate, and presented to the Agent in satisfactory form and substance.

31.	GENERAL UNDERTAKINGS

Each Obligor gives the undertakings set out in this Clause 23 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

31.1	Authorisations etc.

Each of the Obligors shall promptly:

(a)	obtain, comply and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent (if so requested) of,

any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

31.2	Compliance with laws and sanctions

(a)

Each of the Obligors shall, and shall procure that each member of the Group will, comply in all respects with all laws and regulations and constitutional documents to which it and the Drillship may be subject, where failure to do so, in the opinion of the Agent or the Required Lenders, has or is reasonably likely to have a Material Adverse Effect.

(b)

Each of the Obligors shall, and shall procure that each member of the Group will, comply in all respects with Sanctions, including, but not limited to laws, regulations and executive orders relating to the U.S. economic embargoes of countries, entities or individuals as administered by the Treasury Department, Office of Foreign Assets Control, and in the event of non-compliance, the Borrower shall prepay in accordance with Clause 8.3 (Sanctions).

31.3	Environmental compliance

Each Obligor shall (and shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

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where failure to do so, (in the opinion of the Agent) has or is reasonably likely to have a Material Adverse Effect.

31.4	Taxation

Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not (in the opinion of the Agent or the Required Lenders) have or is not reasonably likely to have a Material Adverse Effect

None of the Obligors may change its residence for Tax purposes.

31.5	Pari passu ranking

Each of the Obligors shall ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls.

31.6	Title

The Borrower shall, and the Parent shall procure that the Intra-Group Charterer shall (to the extent applicable), hold full legal title to and own the entire beneficial interest in the Drillship, any Satisfactory Drilling Contract, the Intra-Group Charterparty, the Insurances and their Earnings, free of any Security Interest and other interests and rights of every kind, except for those created by the Finance Documents and as set out in Clause 23.7 (Negative pledge).

31.7	Negative pledge

(a)	None of the Obligors shall create any Security Interest other than Permitted Encumbrances related to any asset subject to any of the Security Documents under the Facility.

(b)

The Borrower shall not create or permit to subsist any Security Interest save for Permitted Encumbrances over any of its present or future undertakings, property, assets, rights or revenues (whether secured by the Security Documents or not).

(c)	No lien, encumbrance, pledge or other obligations will be granted or created in respect of the share capital of the Intra-Group Charterer.

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(d)	None of the Obligors shall dispose of or encumber any employment contract in respect of the Drillship unless consented to by the Agent (acting on behalf of all Lenders).

31.8	Change of business and constitutional documents

Except with the prior written consent of the Agent, the Obligors will not, and the Parent shall ensure that no other member of the Group will, cease to carry on or make any change in all or any part of its business and activities as conducted as of the Closing Date, or carry on any other business, except for similar related business as presently conducted. No Obligor will change the place of its jurisdiction or its organisation without the prior written consent of the Agent.

31.9	Finance Documents

The Obligors shall perform all of their obligations under the Finance Documents at all times in the manner and upon the terms set out therein.

31.10	Undertaking to procure subordination of additional debt

(a)

Subject to Clause 23.7 (Negative pledge), the Obligors undertake to procure (in terms acceptable to the Required Lenders) the subordination, in point of payment and priority, of any Financial Indebtedness, which is secured by such assets subject to the Security Documents, of any member of the Group created on or after the Closing Date, to any debt created pursuant to this Agreement.

(b)

Any subordination and associated ranking created pursuant to the terms of the Intercreditor Agreement and any related finance document shall be deemed acceptable and satisfactory to the Required Lenders in respect of the subject matter thereof.

31.11	Mergers and demergers

(a)

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will (i) enter into any merger or consolidation with any other company unless with another Group member and (a) each Obligor will survive as a separate legal entity remaining bound in all respects by its obligations and liabilities under the Finance Documents and (b) the Borrower will continue to be a special purpose company, owning only its Drillship or (ii) demerge itself into any two or more companies.

(b)	None of the Obligors (except for the Parent) shall undergo any restructuring.

31.12	Financial year

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will, alter its financial year end.

31.13	Earnings Accounts

(a)

The Borrower and the Intra-Group Charterer shall open and maintain for the duration of the Facility one Earnings Account each in its name and shall procure that all Earnings (excluding service income for manning, services and procurement, etc.

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held with separate third party contractors for the purpose of optimizing the fiscal structure of the drilling operations) are paid to the Earnings Account.

(b)

The amounts in the Earnings Accounts shall be freely available to the Borrower and/or the Intra-Group Charterer (as applicable) subject always to (i) any such amount being applied in accordance with the provisions of this Agreement and (ii) no Default has occurred and is continuing and no notice has been given to the Borrower or the Intra-Group Charterer by the Agent that such amounts shall not be freely available.

(c)	Each relevant Obligor shall provide available statements regarding its Earnings Account upon request from the Agent.

31.14	Dividends

(a)	The Parent may

(i)	pay dividends (or make any other distributions to its shareholders),

(ii)	buy-back its own common stock and/or

(iii)	make new material investments in any company, shares, common stock or enter into any kind of new forward contracts (including total return swaps),

only to the extent that

(A)	no Default is continuing or would result from the proposed transaction, and

(B)	after giving effect to such transaction, the Parent and its Subsidiaries are in compliance with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement.

(b)

To the extent the Parent has issued preference capital, any mandatory yield (interest) payments on such preference capital shall not be treated as dividend (or other distribution to its shareholders) for the purpose of this Clause 23.14.

31.15	Restrictions on indebtedness

(a)	Neither the Borrower nor the Intra-Group Charterer shall incur, create or permit to subsist any Financial Indebtedness.

(b)	The restrictions in paragraph (a) above do not apply to;

(i)	Financial Indebtedness incurred pursuant to the Finance Documents;

(ii)	intercompany loans and advances on the conditions that the loans or advances are subordinated and unsecured in a form and substance satisfactory to the Agent; or

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(iii)	Financial Indebtedness incurred by the Intra-Group Charterer by way of guarantees provided by the Intra-Group Charterer in relation to any financing of a vessel or rig in the Group.

31.16	Transactions with Affiliates

Each Obligor shall (and shall procure that each Subsidiary will) procure that all transactions entered into with an Affiliate are made on market terms and otherwise on arm’s length terms.

31.17	Disposals

Subject to Clause 8 (Mandatory Prepayment and Cancellation), no Obligor shall:

(a)

enter into a single transaction or series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease out, transfer, or otherwise dispose of the Drillship, Satisfactory Drilling Contract or other asset being the subject of a Security Interest pursuant to the Security Documents or the whole or a substantial part of its other assets, without the prior written consent of the Agent; or

(b)	enter into any transaction to sell, lease, transfer or otherwise dispose of any of its assets other than made on market value and arm’s length terms.

31.18	Financial Support

The Borrower shall not provide, procure, create or permit to subsist any Financial Support (including contingent support) other than:

(a)	Financial Support permitted pursuant to the Finance Documents; or

(b)	Financial Support consented to by the Required Lenders.

31.19	Centre of Main Interest

None of the Obligors shall change its centre of main interest or establishment to another jurisdiction without obtaining the prior written consent from the Required Lenders.

31.20	Assignment of contracts

If an Event of Default has occurred and is continuing the Obligors will, upon the Agent’s request, make its best endeavours to have assigned the rights and obligations under contracts pertaining to the Drillship (with members of the Group as well as ultimate charterers) to one or several parties nominated by the Agent.

31.21	Sale or Total Loss of the Drillship

The Obligors will ensure that the Drillship is not sold in whole or in part without prior written notice to the Agent, and in the event of such sale or in the event of a Total Loss, make such prepayment as provided for in Clause 8.1 (Total Loss or sale) and comply with Clause 24.12 (Total Loss).

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31.22	Investment Restrictions

(a)

Subject to Clause 23.14(a) (ii) and (iii) (Dividends Parent) and subject to paragraph (b) below, the Parent shall not, and shall ensure that no member of the Group (excluding the Borrower) shall make any investments and acquisitions unless;

(i)

after giving effect to any such investment, the Parent and its Subsidiaries are in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the investment or acquisition made) compliance (evidenced by adjusted financial calculations taking into account any effect of the investment or acquisition made) with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement; and

(ii)	no Default is continuing or would result from the proposed investment and acquisition.

(b)

The Borrower shall not make any further investments or acquisitions, except for any capital expenditure or investments related to ordinary upgrade or maintenance work of the Drillship as permitted for alterations pursuant to Clause 24.4 (Alteration to the Drillship).

31.23	Ownership

(a)	The Obligors (other than the Parent itself) shall be one hundred per cent (100%) owned (votes and capital) Subsidiaries of the Parent.

(b)	The Drillship shall be owned by the Borrower.

(c)	Subject to paragraphs (a) to (b) above, immediately upon a change to the ownership structure as set out in Schedule 8 (Corporate Structure), the Parent shall advise the Agent of such change.

31.24	Corrupt Practices

Each Obligor shall act in compliance with all applicable laws and regulations relating to bribery and corrupt practices and shall use all reasonable endeavours to procure that any person acting on its behalf acts in such manner in the course of acting for it.

31.25	Use of proceeds

No proceeds of a Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they be otherwise, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

31.26	Listing

The Parent shall maintain its listing at an Exchange.

31.27	GIEK Guarantee and K-sure Insurance Policy

(a)	The Borrower shall at all times comply with the terms and conditions contained in the GIEK Guarantee and the K-sure Insurance Policy, incorporated herein by

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reference as if said conditions in the GIEK Guarantee and the K-sure Insurance Policy were set out in full in this Agreement.

(b)

The Borrower shall, for as long as any amount is outstanding under the GIEK Lender Facility and/or the K-sure Facility, procure that its obligations and liabilities hereunder in respect of such Facilities are secured by the GIEK Guarantee and the K-sure Insurance Policy (as applicable) satisfactory to the GIEK Lender and the K-sure Lenders respectively (in their sole discretion).

31.28	Sanctions

Each Obligor shall ensure that none of their, nor any of their Subsidiaries’, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, is a person listed on any Sanctions List and in the event of non-compliance, the Borrower shall prepay in accordance with Clause 8.3 (Sanctions).

32.	DRILLSHIP COVENANTS

The Obligors give the undertakings set out in this Clause 24 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

32.1	Minimum Market Value

The Obligors will procure that the Market Value of the Drillship is (i) at least one hundred and twenty five per cent (125%) of the sum of the Loans from the Closing Date and up until the third anniversary thereafter and (ii) at least one hundred and forty per cent (140%) of the sum of the Loans from, and tested for the first time with reference to the period ending 30 September 2017 and up until the Final Maturity Date.

32.2	Market Valuation of the Drillship

(a)	The Parent shall (at its own expense):

(i)	arrange for the Market Value of the Drillship to be determined and valued:

(A)

until the Compliance Certificate in respect of the period ending 30 September 2017 is due to be delivered to the Agent, in order for the same to be communicated to the Agent (but not for the purpose of determining any compliance with Clause 24.1 (Minimum Market Value)) at the same time as each Compliance Certificate is delivered to the Agent pursuant to Clause 21.2 (Compliance Certificate) for the financial quarters ending 30 June and 31 December each year; and

(B)

once the Compliance Certificate in respect of the period ending 30 September 2017 is due to be delivered to the Agent, for the purposes of every Compliance Certificate to be delivered to the Agent pursuant to Clause 21.2 (Compliance Certificate) for the financial quarters ending 30 June and 31 December each year; and

(ii)	if an Event of Default has occurred and is continuing, upon the Agent’s request, arrange for the Market Value of the Drillship to be determined.

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(b)

For the avoidance of doubt, there shall be no requirement for the Parent to provide the Market Value of the Drillship in any Compliance Certificate delivered to the Agent in respect of any testing period ending prior to 30 September 2017.

32.3	Insurance

(a)

Each Obligor shall maintain or ensure that the Drillship is insured against such risks, including the following risks; Hull and Machinery, Protection & Indemnity (including an adequate club cover for pollution liability as normally adopted by the industry for similar Drillship), Hull Interest and/or Freight Interest and War Risk (including piracy, terrorism and confiscation) insurances, in such amounts and currencies, on such terms (applying the terms of the Nordic Marine Insurance Plan of 2013, version 2016 (as amended from time to time)) and with such insurers and placed through insurance brokers as the Agent shall approve as appropriate for an internationally reputable major drilling contractor (such approval not to be unreasonably withheld). The Borrower shall seek the approval of the Agent, on behalf of the Lenders, prior to placing any insurances through any captive vehicle

(b)

The insured value of the Drillship shall at all times be at least equal to or higher than the Market Value of the Drillship. The aggregate insured value of the Drillship (after its respective delivery), shall at all times be at least equal to the higher of the aggregate Market Values of the Drillship and one hundred and twenty per cent (120.00%) of the outstanding Loans.

(c)

The value of the Hull and Machinery insurance shall cover at least eighty per cent (80.00%) of the Market Value of the Drillship and the aggregate insured values in the hull and machinery insurances of the Drillship, shall at all times be at least equal to the outstanding Loans.

(d)

The Borrower shall procure that the Agent (on behalf of the Finance Parties) is noted as first priority mortgagee and sole loss payee in the insurance contracts, together with the confirmation from the underwriters to the Agent that the notice of assignment with regards to the Insurances and the loss payable clauses (with a monetary threshold of USD twenty five million (25,000,000)) are noted in the insurance contracts and that standard letters of undertaking confirming this are executed by the insurers, always provided that the evidence thereof is in form and substance satisfactory to the Agent (on behalf of the Finance Parties). The Borrower shall provide the Agent with details of terms and conditions of the insurances and break down of insurers.

(e)

Not later than seven (7) days prior to the expiry date of the relevant Insurances, the Borrower shall procure the delivery to the Agent of a certificate from the insurance broker(s) or the Insurers, confirming that the Insurances referred to in paragraph a) have been renewed and taken out in respect of the Drillship with insured values as required by paragraph b), that such Insurances are in full force and effect and that the Agent (on behalf of the Finance Parties) have been noted as first priority mortgagee by the relevant insurers.

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(f)

The Agent will effect, at the Borrower’s expense and for the exclusive benefit of the Lenders, mortgagees’ interest insurance and mortgagees’ additional perils and pollution insurance on such terms as the Agent may approve, covering (100%) of the Loan.

(g)

If any of the Insurances referred to in paragraph a) form part of a fleet cover, the Borrower shall procure that the insurers shall undertake to the Agent that they shall neither set-off against any claims in respect of the Drillship any premiums due in respect of other Drillship under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other drillships, ships or rigs under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Drillship if and when so requested by the Agent.

(h)

The Borrower shall procure that the Drillship always is employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe.

(i)	The Borrower will not make any material change to the Insurances described under paragraph a) and b) above without the prior written consent of the Agent (on behalf of the Lenders).

(j)

Each of the Insurances shall be reviewed, at the cost of the Borrower, by the Lender’s insurance advisor on an annual basis on each date on which the Insurances are due for renewal if so required by the Agent.

32.4	Alteration to the Drillship

Each Obligor shall ensure that the Drillship is not materially altered except as necessary in the ordinary course of business and upon prior written notice to the Agent, and then only if and to the extent such alternation is carried out in accordance with the terms of the contractual obligations pertaining to the Drillship existing at the Closing Date.

32.5	Trading, Classification and repairs

The Obligors shall keep or shall procure that:

(a)	the Drillship is kept in a good, safe and efficient condition and state of repair consistent with prudent ownership and management practice;

(b)

that the Drillship maintain its class at the highest level with Det Norske Veritas, Lloyd’s Register, American Bureau of Shipping or another classification society approved by the Required Lenders, free of any overdue recommendations and qualifications;

(c)	they comply with the laws, regulations (statutory or otherwise), constitutional documents, sanctions regimes and international conventions applicable to the

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classification society, the Ship Registry, the Obligors (ownership, operation, management and business ) and to the Drillship in any jurisdiction in which the Drillship or the Obligors may operate from time to time;

(d)

the Drillship does not enter the territorial waters (12 mile limit) of the United States of America unless (i) it is an emergency situation, (ii) if no Event of Default has occurred and is continuing, upon obtaining the prior written consent from the Agent, or (iii) if an Event of Default has occurred and is continuing, upon obtaining the prior written consent of the Lenders; and

(e)	they provide the Agent of evidence of such compliance upon request from the Agent.

32.6	Notification of certain events relating to the Drillship

The Parent and the Borrower shall immediately notify the Agent of:

(a)	any accident to the Drillship involving repairs where the costs will or are likely to exceed USD twenty five million (25,000,000) (or the equivalent amount in any other currency);

(b)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with;

(c)	any exercise or purported exercise of any capture, seizure, arrest or lien on any of the assets secured by the Security Documents; and

(d)	any occurrence as a result of which the Drillship has become or is, by the passing of time or otherwise, likely to become a Total Loss.

32.7	Operation of the Drillship

Each Obligor shall comply, and procure that any charter and manager complies in all material respects with all Environmental Laws and all other laws or regulations relating to the Drillship, its ownership, operation and management or to the business of the Obligor and shall not employ the Drillship nor allow its employment:

(a)	in any manner contrary to law or regulation in any relevant jurisdiction; and

(b)

in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of the Drillship unless the Borrower has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for good ship owners trading drillships within the territorial waters of such country at such time and has provided evidence of such cover to the Agent.

32.8	ISM Code, ISPS Code etc.

The Borrower shall comply and shall procure that a charter and/or manager comply with the ISM Code, ISPS Code, Marpol and any other international maritime safety regulation

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relevant to the operation and maintenance of the Drillship and provides copies of certificates evidencing such compliance to the Agent upon written request thereof.

32.9	Inspections and class records

(a)

The Borrower shall permit, and shall procure that any charterers and/or managers permit, one person appointed by the Agent to inspect upon the Agent giving prior written notice the Drillship once a year, as long as such inspection does not interfere with the operation of the Drillship (unless there is an Event of Default which is continuing, in which case, the foregoing restriction shall not apply). Such inspection shall be for the account of the Borrower.

(b)

The Borrower shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Drillship.

32.10	Surveys

The Borrower shall submit to or cause the Drillship to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the Ship Registry of the Drillship and if consented to by the Agent pursuant to Clause 24.13 (Ship Registry, name and flag) such parallel Ship Registry of the Drillship.

32.11	Arrest

The Obligors shall promptly pay and discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any of the Security Interests each Security Document creates or purports to create;

(b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the Security Interests each Security Document creates or purports to create; and

(c)	all other outgoings whatsoever in respect of any of the Security Interests each Security Document creates or purports to create,

and forthwith upon receiving a notice of arrest of the Drillship, or their detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or providing the provision of security or otherwise as the circumstances may require.

32.12	Total Loss

In the event that the Drillship shall suffer a Total Loss, the Obligors shall as soon as possible and in any event within ninety (90) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be paid to the Agent for application in accordance with Clause 8.1 (Total Loss or sale).

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32.13	Ship Registry, name and flag

The Borrower shall:

(a)	procure that the Drillship is registered in the name of the Borrower as described in Schedule 2 (Guarantors and Drillship) hereto in the relevant Ship Registry; and

(b)

not change Ship Registry, name or flag of the Drillship or parallel register the Drillship in any Ship Registry without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed). If such change would be to a ship registry, flag or parallel registry which is not generally recognised by the oil industry, then such change is subject to the prior written consent of all Lenders. The Agent may determine whether a register or flag is “generally recognised”, upon consultation with the Lenders, and the Agent may pursuant to Clause 28.13 (Rights and discretions of the Agent), rely upon the advice of experts and/or advisors appoints by it to make such determination).

32.14	Management

A company being a wholly owned Subsidiary of the Parent shall continue to perform management services in respect of the Drillship and neither a material change nor any other adverse change (having an adverse effect on the Finance Parties’ rights and/or obligations under the Finance Documents) to such existing management shall be made without the prior written consent of the Agent (not to be unreasonably withheld or delayed).

33.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 25 is an Event of Default (except for Clauses 25.16 (Acceleration) and 25.17 (Automatic Acceleration)).

33.1	Non-payment

Any of the Obligors does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Obligor; and

(b)	payment is made within three (3) Business Days of its due date.

33.2	Financial Covenants and Insurance

Any requirement in Clause 22 (Financial Covenants) and/or Clause 24.3 (Insurance) is not satisfied.

33.3	Other obligations

(a)	Any of the Obligors does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Financial Covenants and Insurance)); and

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(b)

No Event of Default under (a) above will occur if the failure to comply is (in the reasonable opinion of the Agent) capable of remedy and is remedied within thirty (30) calendar days of the earlier of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

33.4	Misrepresentations

Any representation, warranty or statement made or deemed to be made by any of the Obligors in the Finance Documents or any other document delivered by or on behalf of the Obligors under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

33.5	Cross default

(a)	Any Financial Indebtedness of any Obligor or any member of the Group is not paid when due nor within any originally applicable grace period;

(b)

any Financial Indebtedness of any Obligor or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)

any commitment for any Financial Indebtedness of any Obligor or any member of the Group is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described); or

(d)

any creditor of any Obligor or any member of the Group is entitled to declare any Financial Indebtedness of any Obligor or any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described)

in circumstances where the aggregate amount of all such Financial Indebtedness referred to in all or any of sub-clauses (a) to (d) is at least USD twenty five million (25,000,000) (or its equivalent in other currencies).

33.6	Insolvency

(a)

Any of the Obligors or any other Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any of the Obligors or any other Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any of the Obligors or any other Material Subsidiary.

33.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

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(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of any Obligor or any other Material Subsidiary;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any other Material Subsidiary;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of any Obligor or any other Material Subsidiary; or

(d)	enforcement of any Security Interest over any assets of any Obligor or any other Material Subsidiary.

33.8	Creditor’s process

Any maritime lien or other lien (not being a Permitted Encumbrances), expropriation, injunction restraint, arrest attachment, sequestration, distress or execution affects any asset secured by the Security Documents or undertakings, property, assets, rights or revenues (not secured by the Security Documents) of any Obligor, including the Satisfactory Drilling Contract, and is not discharged within thirty (30) days after any Obligor becoming aware of the same unless the Finance Parties have been provided with additional security in such form and substance and for such amounts as the Finance Parties may require.

33.9	Unlawfulness and invalidity

It is or becomes unlawful or impossible for any Obligor and/or any of the parties to any of the Security Documents to perform any of their respective obligations under the Finance Documents or for the Agent or any Lender to exercise any right or power vested to it under the Finance Documents.

33.10	Cessation of business

Any Obligor (whether by one or a series of transactions) suspends, changes or ceases to carry on (or threatens to suspend, change or cease to carry on) all or a material part of its business.

33.11	Material adverse change

Any event or series of events occur which, in the reasonable opinion of the Required Lenders has or may have a Material Adverse Effect.

33.12	Authorisation and consents

Any authorisation, licence, consent, permission or approval required in connection with the entering into, validity, enforcement, completion or performance of any of the Finance Documents or any transactions contemplated thereby is revoked, terminated or modified or otherwise cease to be in full force and effect.

33.13	Loss of Property

Any substantial part of an Obligor’s and/or of a Material Subsidiary of the Parent’s business or assets is destroyed, abandoned, seized, appropriated or forfeited or the authority or

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ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

33.14	Litigation

There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against any Obligor which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

33.15	Failure to comply with final judgment

Any of the Obligors fails within five (5) Business Days after becoming obliged to do so to comply with or pay any sum in an amount exceeding USD twenty million (20,000,000) (or the equivalent in any other currencies) due from it under any final judgement or any final order (being one against which there is no right of appeal or if a right of appeal exists the time limit for making such appeal has expired and no appeal has been dismissed) made or given by any court of competent jurisdiction, provided, however, that such event shall not be deemed to constitute an Event of Default if the Obligor is entitled to insurance cover for the whole of such sum and the relevant insurers have confirmed liability and undertaken to make payment of the whole of such sum in writing to the person(s) entitled to payment and it is likely (in the reasonable opinion of the Required Lenders) that the insurers will be able to make such payment within thirty (30) days.

33.16	Acceleration

Upon the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Required Lenders, by written notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)

declare that all or part of the Loan together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand;

(c)	start enforcement in respect of the Security Interests established by the Security Documents; and/or

(d)

take any other action, with or without notice to the Borrower, exercise any other right or pursue any other remedy conferred upon the Agent or the Finance Parties by any of the Finance Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

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33.17	Automatic Acceleration

Notwithstanding Clause 25.16 (Acceleration), if any Obligor or any other Material Subsidiary commences a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced under the US Bankruptcy Code against any Obligor and the petition is not controverted within 10 days, or is not dismissed within 45 days after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor, or any order of relief or other order approving any such case or proceeding is entered, the Facilities shall cease to be available to such Obligor and all obligations of such Obligor under Clause 18 (Guarantee and Indemnity) or any other provision of this Agreement or any other Finance Document to which such Obligor is a party shall become immediately due and payable, in each case automatically and without any further action by any Party.

34.	RECOURSE REQUIREMENTS AND RIGHT OF SUBROGATION

34.1	Payment from GIEK and K-sure

GIEK and K-sure shall be irrevocably and unconditionally authorised by the Borrower upon the occurrence of an Event of Default to pay any amounts demanded by the GIEK Lender under the GIEK Guarantee or by the K-sure Lenders under the K-sure Insurance Policy forthwith, without any reference or further authorisation from the Borrower and, save for manifest error, without being under any duty or obligation to enquire into the justification or validity thereof and/or dispute whether any claims or demands under the GIEK Guarantee or the K-sure Insurance Policy are properly or validly made, and notwithstanding that the Borrower may dispute the validity of any such claim or demand, GIEK and K-sure may accept any claim or demand under the GIEK Guarantee or K-sure Insurance Policy as binding upon GIEK and K-sure as conclusive evidence that they are liable to pay any such amount.

34.2	Right of subrogation only, rights of GIEK, New GIEK Lender and K-sure

(a)

GIEK and K-sure will when amounts have been paid under the GIEK Guarantee and/or the K-sure Insurance Policy (as applicable), automatically and without any notice or formalities of any kind whatsoever, have the right of subrogation into the rights of the GIEK Lender and the K-sure Lenders (respectively) under the Finance Documents in such proportion as have been paid by GIEK and/or K-sure under the GIEK Guarantee and/or the K-sure Insurance Policy respectively, and always subject to the terms of this Agreement. GIEK and/or K-sure shall by such subrogation have the same rights as relevant thereunder as if the Finance Documents were executed directly in favour of GIEK and/or K-sure as security for the rights of GIEK and/or K-sure against the Obligors, after having honoured claims under the GIEK Guarantee and/or the K-sure Insurance Policy, respectively. Each of the Obligors waives any right to dispute or delay a subrogation of the rights under the Finance Documents to GIEK and K-sure effectuated pursuant to the terms of this Agreement, and each of the Obligors undertakes to sign and execute any documents required by GIEK and K-sure in connection with a subrogation as aforesaid, and/or enforcement of the Finance Documents.

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(b)

Without prejudice to the generality of the foregoing paragraph (a), to the extent that it is required to do so by K-sure pursuant to the terms of the K-sure Insurance Policy, the existing K-sure Lender shall cause a transfer or assignment to K-sure (by means of a Transfer Certificate or such other comparable instrument as may be required by K-sure) in respect of such part of its K-sure Lenders Commitment or (as the case may be) its portion of the K-sure Facility as is equal to the amount simultaneously paid to it by K-sure under the K-sure Insurance Policy.

(c)	GIEK and K-sure shall have the right to enforce and to enjoy the benefit of the rights given to them under this Agreement.

(d)

Until the Agent has been notified by the GIEK Lender and/or GIEK or the K-sure Lenders and/or K-sure (as the case may be) that GIEK and/ or K-sure (as the case may be) has subrogated into the rights of the GIEK Lender and/or the K-sure lenders (respectively), it shall be entitled to continue to make any payments to the GIEK Lender and the K-sure Lenders (as the case may be) as if the GIEK Lender and/or the K-sure Lenders were still entitled to such payments.

(e)

The New GIEK Lender shall, upon satisfaction in full of all amounts due to the relevant GIEK Lender, automatically and without any notice or formalities of any kind whatsoever, have the right of subrogation into the rights of the relevant GIEK Lender under the Finance Documents. Each of the Obligors waives any right to dispute or delay a subrogation of the rights under the Finance Documents to the New GIEK Lender effectuated pursuant to the terms of this Agreement, and each of the Obligors undertakes to sign and execute any document required by the New GIEK Lender in connection with a subrogation as aforesaid, and/or enforcement of the Finance Documents.

35.	CHANGES TO THE PARTIES

35.1	No assignment by the Obligors

None of the Obligors may assign or transfer or cause or permit to be assumed any part of, or any interest in, its rights and/or obligations under the Finance Documents.

35.2	Assignment by the Obligors in relation to a proposed MLP structure

The Borrower may request that the Group enters into an MLP structure for certain of the companies and assets of the Group, and the Finance Parties shall consider such request in their sole discretion, without any obligation to consent to such request.

35.3	Assignments and transfers by the Lenders

A Lender (the “Existing Lender”) may, at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a “Transfer”), to:

(a)	another Existing Lender, or an Affiliate of an Existing Lender;

(b)	a central bank or federal reserve;

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(c)

subject to the consent (such consent not to be unreasonably withheld) of K-sure (with respect to the K-sure Lenders), to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”), subject to (i) the prior consent of the Borrower and the Agent (such consents not to be unreasonably withheld or delayed and which shall be deemed to have been given fifteen (15) Business Days after being sought unless expressly refused within that period) and (ii) the transfer being in an amount of minimum USD fifteen million (15,000,000);

(d)

to any New Lender (as defined above in (c)) if (i) an Event of Default has occurred and is continuing or (ii) to the extent that such transfer or assignment is in connection with the implementation of any securitisation, covered bond program or any similar or equivalent transaction;

(e)	to any New GIEK Lender; or

(f)	K-sure, if or when K-sure pays out under the K-sure Insurance Policy.

Any assignment and transfer made by any of the Lenders shall be made by way of an assignment and transfer, and shall not constitute a novation.

35.4	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender, the New Lender (or New GIEK Lender, as applicable) shall, on the date upon which an assignment or transfer takes place pay to the Agent (for its own account) a fee of USD three thousand (3,000).

35.5	Additional requirements for transfer by GIEK Lender

Notwithstanding anything to the contrary in this Agreement, and with no prejudice to the other provisions relating to Transfers hereunder, the Agent shall only be obliged to execute a Transfer Certificate in relation to a Transfer by the GIEK Lender once:

(a)	it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to the transferee; and

(b)	the transferee has paid to the Agent for its own account the transfer fee set out in Clause 27.4 (Assignment or transfer fee).

35.6	Limitations of responsibility of Existing Lenders

35.6.1	The Obligors’ performance

Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to the New Lender, or any New GIEK Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

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(b)	the financial condition of the Obligors;

(c)	the performance and observance by any of the Obligors of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document.

35.6.2	New Lender’s and New GIEK Lender’s own credit appraisal

Each New Lender and New GIEK Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)

has made (and will continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)

will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

35.6.3	Re-transfer to an Existing Lender

Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender or a New GIEK Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(b)	support any losses directly or indirectly incurred by the New Lender or New GIEK Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

35.7	Procedure for transfer

Any Transfer shall be effected as follows:

(a)

the Existing Lender must notify the Agent of its intention to Transfer all or part of its rights and obligations by delivering a duly completed Transfer Certificate to the Agent duly executed by the Existing Lender and the New Lender (or New GIEK Lender, as the case may be);

(b)

subject to Clause 27.3 (Assignments and transfers by the Lenders), the Agent shall as soon as reasonably possible after receipt of a Transfer Certificate execute the Transfer Certificate and deliver a copy of the same to each of the Existing Lender and the New Lender (or New GIEK Lender, as the case may be); and

(c)	subject to Clause 27.3 (Assignments and transfers by the Lenders), the Transfer shall become effective on the Transfer Date.

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35.8	Effects of the Transfer

On the Transfer Date:

(a)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, the Obligors and the Existing Lender shall be released from further obligations to one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (the “Discharged Rights and Obligations”), but the existing obligations owed by the Obligors under the Finance Documents shall not be released;

(b)

the Obligors and the New Lender or the New GIEK Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Obligors and the New Lender or the New GIEK Lender have assumed and/or acquired the same instead of the Obligors and the Existing Lender;

(c)

the Agent, the New Lender or the New GIEK Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender or the New GIEK Lender been an original Lender hereunder with the rights and/or obligations acquired or assumed by it as a result of the Transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender or the New GIEK Lender shall become a Party as a “Lender”.

35.9	Further assurances

Each of the Obligors undertakes to procure that in relation to any Transfer, each of the Obligors shall (at its own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender or any new GIEK Lender attains the benefit of the Finance Documents.

35.10	Disclosure of information

(a)	Any Lender may disclose:

(i)	to any of its Affiliates, branches, subsidiaries, its parent company, head office or regional office (together the “Permitted Parties”) and a potential assignee;

(ii)

to whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, including a central bank or federal reserve, this Agreement or any of the Obligors;

(iii)	to auditors or professional advisers or service providers employed in the normal course of a Permitted Party’s business who are under a duty of confidentiality to the Permitted Parties;

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(iv)	to any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party (including for the avoidance of doubt, K-sure and GIEK); and

(v)

to whom, to the extent that, information is required to be disclosed by (i) any law or applicable court or (ii) any governmental, supervisory or regulatory body with jurisdiction over the Permitted Party, such information about the Obligors and the Finance Documents as that Lender shall consider appropriate, provided that such disclosure shall, except if an Event of Default has occurred or is occurring, be subject to the prior written approval by the Borrower if such potential assignee is not an affiliate of any of the Lenders.

36.	ROLE OF THE AGENT

36.1	Appointment and authorisation of the Agent

(a)	Each Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents (including, but not limited to the Security Documents).

(b)

Each Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)

Each other Finance Party hereby further designates, appoints and transfers to the Agent the respective rights of each other Finance Party to receive, hold, administer and enforce the Mortgage covering the Drillship as trustee mortgagee on behalf of the Finance Parties, and to take such action as trustee mortgagee and to exercise such powers and discretion respecting the Mortgage as are delegated to a ship mortgagee under such Mortgage or by applicable law, together with such powers and discretion that are reasonably incidental thereto. The Agent, as trustee mortgagee hereby declares that it accepts the trust hereby created for the limited purpose of holding the Mortgage and exercising remedies thereunder and agrees to perform such trust for the sole use and benefit of the Finance Parties on the terms set forth herein and upon execution and delivery of the Mortgage. In its capacity as trustee mortgagee, the Agent is entitled to all of the protections and indemnities of the Agent.

36.2	Duties of the Agent

(a)

The Agent shall not have any duties or responsibilities except those expressly set forth in the Finance Documents, and the Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall:

(i)	promptly forward to a Party the original or a copy of any document which is delivered to it in its capacity as Agent for the attention of that Party by another Party;

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(ii)	supply the other Finance Parties with all material information which the Agent, in its capacity as Agent, receives from the Obligors;

(iii)	if it receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance is a Default, promptly notify the Finance Parties; and

(iv)

if the Agent is aware of any non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) it shall promptly notify the other Finance Parties.

(b)

The Agent further agrees to act as security agent on behalf of the Lenders under and in connection with the Security Documents, hereunder in connection with the signing, execution and enforcement of the Security Documents.

36.3	Particular duties of the Agent in respect of GIEK and K-sure

(a)	The Agent shall:

(i)

calculate and inform the Borrower of interest and instalments, guarantee and insurance premiums and all amounts and sums due to the GIEK or K-sure pursuant to any Finance Document, the GIEK Guarantee, the K-sure Insurance Policy or the Fee Letters, receive (on behalf of the GIEK Lender, GIEK and K-sure) and make payments to GIEK and K-sure of such amounts and sums (to the extent actually received by the Agent);

(ii)	supply GIEK and K-sure with financial information which the Agent has received in accordance with Clause 21.1 (Financial statements) and 21.2 (Compliance Certificate);

(iii)	if it deems so appropriate, provide to GIEK and K-sure with any requests received from any Obligor;

(iv)

supply GIEK and K-sure with any information that the Agent considers to be material, and which the Agent receives in its capacity as Agent from an Obligor or any security providers under the Security Documents;

(v)

inform GIEK and K-sure of any Event of Default or other non-compliance by any Obligor in respect to Clause 6 (Repayment and Reduction), Clause 9.2 (Payment of interest), Clause 21.1 (Financial statements), Clause 21.2 (Compliance Certificate)and 24.3 (Insurance) paragraph (e); and

(vi)

unless otherwise instructed by the Required Lenders, request from the relevant Obligor that non-compliance with the provisions set out in sub clause (v) above be immediately remedied (if capable of remedy).

(b)	The Agent assumes no responsibility and neither the Agent nor any of its officers, directors, employees or agents shall be liable to GIEK or K-sure for any action taken

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or omitted to be taken hereunder or in connection with this Agreement unless caused in respect of gross negligence or wilful misconduct.

36.4	Consent solicitation with GIEK

(a)	Upon the Agent receiving a request from an Obligor to which GIEK shall vote, the Agent shall forward such request to the GIEK Lender and GIEK.

(b)

Upon the GIEK Lender and GIEK having received a copy of a request as set out in paragraph (a) above, the GIEK Lender through the GIEK Guarantee Holder shall liaise with GIEK and take instructions from GIEK with respect to exercising its voting rights under this Agreement and relay such instructions to the GIEK Lender, unless with respect to matters relating to funding, in which the GIEK Lender can exercise its voting rights without taking instructions from GIEK.

(c)

Upon GIEK providing its instructions to the GIEK Lender (through the GIEK Guarantee Holder) pursuant to paragraph (b) above, the GIEK Lender shall ensure that a copy of those instructions are forwarded to the Agent (either directly or through the GIEK Guarantee Holder), such copy to be sent solely for information purposes, and shall not be relied upon by the Agent.

(d)

After having received instructions from GIEK pursuant to paragraph (b) above to the extent such instructions are required, the GIEK Lender or the GIEK Lender through the GIEK Guarantee Holder shall inform the Agent on how the GIEK Lender’s voting rights shall be exercised. The Agent may rely on any voting result received by the GIEK Guarantee Holder without any further duty to inquire on the voting result.

(e)	Neither the Agent nor the GIEK Guarantee Holder shall have any obligation to any GIEK Lender to assess whether GIEK’s consent is required.

36.5	Consent solicitation with K-sure

(a)	Upon the K-sure Agent receiving a request from an Obligor to which the K-sure Lenders shall vote, the K-sure Agent shall forward such request to the K-sure Lenders and K-sure.

(b)

Upon the K-sure Lenders and K-sure having received a copy of a request as set out in paragraph (a) above, the K-sure Lenders (or the K-sure Agent on their behalf) shall liaise with K-sure and take instructions from K-sure with respect exercising their voting rights under this Agreement.

(c)

Upon K-sure providing its written instructions to the K-sure Lenders (or the K-sure Agent on their behalf) pursuant to paragraph (b) above, the K-sure Lenders shall ensure that a copy of those instructions are forwarded to the K-sure Agent, such copy to be sent solely for information purposes, and shall not be relied upon by the K-sure Agent.

(d)	After having received instructions from K-sure pursuant to paragraph (b) above to the extent such instructions are required, the K-sure Lenders shall send a written

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notice to the K-sure Agent on how the K-sure Lenders’ voting rights shall be exercised (a copy of which shall be provided to K-sure).

(e)	Each K-sure Lender shall only be entitled to provide one vote in respect of its K-sure Lenders Commitment.

(f)	The K-sure Agent shall not have any obligation to assess whether K-sure’s consent is required.

36.6	Rights and discretions of the K-sure Agent

(a)	The K-sure Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within its knowledge or within its power to verify.

(b)	The K-sure Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other K-sure Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25 (Events of Default); and

(ii)	any right, power, authority or discretion vested in any Party or the other K-sure Lenders has not been exercised.

(c)	The K-sure Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The K-sure Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(e)

Notwithstanding any other provision of any Finance Document to the contrary, the K-sure Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

36.7	K-sure’s instructions

(a)	Unless a contrary indication appears in a Finance Document, the K-sure Agent shall:

(i)

exercise each right, power, authority or discretion vested in it in accordance with any instructions given to it by K-sure (or, if so instructed by K-sure, refrain from exercising any right, power, authority or discretion vested in it); and

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(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of K-sure.

(b)

Unless a contrary indication appears in a Finance Document, any instructions given by K-sure, to the extent such instructions are required pursuant to the K-sure Insurance Policy, will be binding on all the K-sure Lenders.

(c)

In the absence of instructions from K-sure when the same are called for hereunder, the K-sure Agent may act (or refrain from taking action) as it considers to be in the best interest of the K-sure Lenders.

(d)

The K-sure Agent is not authorised to act on behalf of any K-sure Lenders (without first obtaining that K-sure Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (d) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or the enforcement of the Security created under the Security Documents.

36.8	Responsibility for documentation for the K-sure Agent

The K-sure Agent shall not be:

(a)

responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Obligors or any of their Affiliates or any other person given in connection with any Finance Document; or

(b)

responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

36.9	Exclusion of liability for the K-Sure Agent

(a)

Without limiting paragraph (b) below, the K-sure Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

The K-sure Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the K-sure Agent if the K-sure Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the K-sure Agent for that purpose.

(c)

Nothing in this Agreement shall oblige the K-sure Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any K-sure Lenders and each K-sure Lender confirms to the K-sure Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the K-sure Agent.

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36.10	Relationship—Agent

The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement shall be construed as to constitute the Agent or the Finance Parties as trustee or fiduciary or a trust for any other person, and neither the Agent nor the Finance Parties shall be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

36.11	Relationship—GIEK Guarantee Holder

Nothing in this Agreement shall be construed as to constitute the GIEK Guarantee Holder as trustee or fiduciary for any other person, and the GIEK Guarantee Holder shall not be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

36.12	Business with the Obligors

The Agent and the GIEK Guarantee Holder may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Obligors.

36.13	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document received by a Party believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as Agent for the Lenders) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default under Clause 25.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or the Required Lenders has not been exercised.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its

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reasonable opinion constitute a breach of any law or regulation or a breach of duty of confidentiality or render it liable to any person.

36.14	Required Lenders’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Required Lenders (or, if so instructed by the Required Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts in accordance with an instruction of the Required Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Required Lenders will be binding on all the Finance Parties.

(c)

The Agent may refrain from acting in accordance with the instructions of the Required Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Required Lenders (or, if appropriate, the Lenders) the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

36.15	Responsibility for documentation

The Agent shall keep and hold all Security Documents received and/or executed by the Agent in connection with any of the Finance Documents, including Security Documents executed by the Obligors or other security providers on behalf of the Finance Parties in accordance with normal banking practice, for and on behalf of the Finance Parties.

The Agent:

(a)

is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent on behalf of a Party, the Obligors or any other person in or in connection with any Finance Document; and

(b)

is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made in anticipation of or in connection with any Finance Document.

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36.16	Exclusion of liability

(a)

Without limiting paragraph b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee and agent of the Agent may rely on this Clause 28.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

36.17	Exclusion of liability—GIEK Guarantee Holder

(a)

Without limiting litra b) below, the GIEK Guarantee Holder will not be liable to any of the GIEK Lenders for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the GIEK Guarantee Holder) may take any proceedings against any officer, employee or agent of the GIEK Guarantee Holder in respect of any claim it might have against the GIEK Guarantee Holder or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee and agent of the GIEK Guarantee Holder may rely on this Clause 28.17.

(c)

The GIEK Guarantee Holder will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the GIEK Guarantee Holder if the GIEK Guarantee Holder has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the GIEK Guarantee Holder for that purpose.

(d)

Nothing in this Agreement shall oblige the GIEK Guarantee Holder to carry out any “know your customer” or other checks in relation to any person on behalf of any GIEK Lender and each GIEK Lender confirms to the GIEK Guarantee Holder that it is solely responsible for any such checks it is required to carry out and that it may not

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rely on any statement in relation to such checks made by the GIEK Guarantee Holder.

36.18	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then reduced to zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify the Agent, within ten (10) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

36.19	GIEK Lender’s indemnity to the GIEK Guarantee Holder

Each GIEK Lender shall (in proportion to its share of the GIEK Lender Commitments or, if the GIEK Lender Commitments are then reduced to zero, to its share of the GIEK Commitments immediately prior to their reduction to zero), indemnify the GIEK Guarantee Holder, within three (3) Business Days of demand, against any cost, loss or liability incurred by the GIEK Guarantee Holder (otherwise than by reason of the GIEK Guarantee Holder’s gross negligence or wilful misconduct) in acting as GIEK Guarantee Holder under the Finance Documents (unless the GIEK Guarantee Holder has been reimbursed by the Borrower pursuant to a Finance Document).

36.20	Claims under K-sure Insurance Policy

Unless the K-Sure Agent is disabled or otherwise unable to act on behalf of the K-Sure Lenders, each K-sure Lender acknowledges and agrees that it shall have no entitlement to make any claim or to take any action whatsoever under or in connection with each of the K-sure Insurance Policies except through the K-sure Agent and that all of the rights of the K-sure Lenders under each of the K-sure Insurance Policies shall only be exercised by the K-sure Agent.

36.21	Resignation of the Agent

(a)	The Agent may resign and appoint one of its affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively the Agent may, upon prior written consent of the Borrower (not to be unreasonably withheld), resign by giving notice to the other Finance Parties and the Borrower in which case the Required Lenders (after consultation with the Borrower) may appoint a successor agent.

(c)

If the Required Lenders have not appointed a successor agent in accordance with paragraph b) above within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor agent.

(d)

The retiring Agent shall, at its own cost, make available to the successor agent such documents and records and provide such assistance as the successor agent may reasonably request for the purposes of performing its functions as agent under the Finance Documents.

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(e)	The Agent’s resignation notice shall only take effect upon appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28. Each successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower the Required Lenders may, by notice to the Agent, require it to resign in accordance with paragraph b) above. In this event, the Agent shall resign in accordance with paragraph b) above.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 13.4 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 13.4 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

36.22	Confidentiality

(a)	In acting as agent for the Finance Parties the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

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36.23	Credit appraisal by the Lenders

36.23.1	Lenders

Subject to Clause 28.23.2 (The GIEK Lender and the K-sure Lenders) below, without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including (without limitation):

(a)	the financial condition, status and nature of the Obligors;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document, entered into, made or executed in anticipation of, under or in connection with any Finance Document.

36.23.2	The GIEK Lender and the K-sure Lenders

(a)

Without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Finance Document, the GIEK Lender and the K-sure Lenders confirm to the Agent that they have been, and will continue to be, solely responsible for making their own independent appraisal and investigation of all risks arising under or in connection with the GIEK Guarantee and/or the K-sure Insurance Policy (as the case may be).

(b)

The GIEK Lender and the K-sure Lenders shall vote and otherwise act in accordance with any instructions received by it from GIEK and K-sure respectively. To the extent that GIEK and K-sure consents to any amendments to the GIEK Guarantee and/or the K-sure Insurance Policy, respectively, the GIEK Lender and the K-sure Lenders shall seek to obtain written confirmations from GIEK and K-sure, respectively, evidencing such consents, such confirmations to be forwarded to the Agent.

36.24	Conduct of business of the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order or manner of any claim; or

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(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

37.	SHARING AMONG THE FINANCE PARTIES

37.1	Payment to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from any of the Obligors other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall promptly, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received by or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

37.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by any of the Obligors, as the case may be, and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (Partial payments).

37.3	Recovering Finance Party’s rights

(a)

On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

37.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an

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amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

37.5	Exceptions

(a)

This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal proceedings, if:

(i)	it notified that other Finance Party of the legal proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did do so as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

38.	PAYMENT MECHANICS

38.1	Payments to the Agent

All payments by the Obligors or a Lender under the Finance Documents, including but not limited to repayments, interests, guarantee premiums and fees, shall be made:

(a)	to the Agent to its account with such office or bank as the Agent may from time to time designate in writing to the relevant Obligor or a Lender for this purpose; and

(b)

for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

38.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Borrower) and 30.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice.

38.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 31 (Set-off)), apply any amount received by it for the Obligors in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Obligors under the Finance Documents or in or towards purchase of any amount of currency to be so applied.

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38.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for distribution to another Party, the Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount was paid by the Agent shall on demand refund the same amount to the Agent, together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

38.5	Partial payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligor under the Finance Documents in the following order:

(a)	firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(b)

secondly, in or towards payment pro rata of any accrued interest (including default interest and any guarantee or insurance premiums under the GIEK-Guarantee and/or the K-sure Insurance Policy), fees or commissions due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid and indemnification due but unpaid under this Agreement; and

(d)	finally, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

38.6	Application following an Event of Default

Following an Event of Default all monies received by the Agent shall be applied in the following order:

(a)

firstly, in respect of all costs and expenses whatsoever incurred in connection with or incidental to the enforcement of any Security Document, (excluding enforcement of the GIEK Guarantee and the K-sure Insurance);

(b)

secondly, in or towards satisfaction of all prior claims (being any claims, liabilities or debts owed or taking priority in respect of such proceeds over the Security Interests constituted by the Security Documents) secured in the Finance Parties’ secured assets;

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(c)	thirdly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents, the GIEK Guarantee and the K-sure Insurance Policy;

(d)	fourthly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement;

(e)

fifthly, in or towards payment pro rata of any principal due but unpaid and indemnification due but unpaid under this Agreement, including costs relating to the enforcement of the GIEK Guarantee and the K-sure Insurance; and

(f)	finally, the balance (if any) to the Borrower,

provided, however, that any sum received by the K-sure Agent from K-sure in respect of claims under a K-sure Insurance Policy shall be shared amongst the K-sure Lenders only and shall be applied in accordance with the K-sure Insurance Policy.

38.7	No set-off by the Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

38.8	Payment on non-Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

38.9	Currency of account

The Obligors shall pay:

(a)	any amount payable under this Agreement, except as otherwise provided for herein, in USD; and

(b)	all payments of costs and Taxes in the currency in which the same were incurred.

38.10	Exclusion of liability

The Lenders shall not be liable for any failure to perform the whole or any part of this Agreement resulting directly or indirectly from action of any government or governmental or local authority, or any general strike, lockout, boycott and blockade affecting any of the Lenders or their employees.

39.	SET-OFF

A Lender may, to the extent permitted by applicable law, set off any matured obligation due from any Obligor under the Finance Documents (to the extent beneficially owned by

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that Lender) against any credit balance on any account that Obligor has with that Lender or against any other obligations owed by that Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

40.	NOTICES

40.1	Communication in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by telefax or letter. Any such notice or communication addressed as provided in Clause 32.2 (Addresses) will be deemed to be given or made as follows:

(a)	if by letter, when delivered at the address of the relevant Party; or

(b)	if by telefax, when received,

however, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place.

40.2	Addresses

Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and telefax number of each Party and marked for the attention of the department or persons set out below and, in case of any New Lender or New GIEK Lender, to the address notified to the Agent:

If to the Agent:

ING Bank N.V.

Agency Department

Att Judith Budhoo / Dara Shali

Location code AMP N04.046

P.O. Box 1800

1000 BV Amsterdam

The Netherlands

Tel no. +31 20 563 5947 / +31 20 564 7786

Fax no. +31 20 565 8226

Email: Judith.budhoo@ingbank.com / dara.shali@ing.nl

If to the Borrower:	Seadrill Limited c/o Seadrill Management Ltd. 2nd Floor Building 11 Chiswick Business Park 566 Chiswick High Road London W4 5YS United Kingdom Att: Jonas Ytreland

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E-mail: jonas.ytreland@seadrill.com Tel no: +44 (0) 20 8811 4700 Fax no: + 44 (0) 20 88 11 47 01

If to GIEK:	GIEK (Guarantor) Att of Hans Melandsø Støperigata 1, 0250 Oslo, Norway Tel No: 22 87 62 00 Email: Hans.Melandso@giek.no

If to the GIEK Guarantee Holder:

Citibank N.A., London Branch

25 Canada Square, London E14 5LB, for the attention of

Guido Musso/Davide Alessandrini (Export Agency Finance—

CTS), (email: guido.musso@citi.com,

davide.alessandrini@citi.com, tarvinder.singh.basi@citi.com,

kiran.deoram.matondkar@citi.com),

If to K-sure:

Korea Trade Insurance Corporation

2-16 Floors, Seoul Central Building

136 Seorin Dong, Jongro-ku

Seoul 110-729, Republic of Korea,

Att: Moon-Gouk Chae/ Hongik KIM/ Sejun NOH

Tel No: + 82 51 630 5434

Fax No: + 82 51 630 5455

If to K-sure Agent:

ING Bank N.V., Seoul Branch

15th Floor, Hungkuk Life Insurance Building

226, Shinmunro 1-ga, Chongro-ku,

Seoul 110-061, Korea

Attn: James Kim/ Jieun Kang/ sunyoung Moon

Tel no.: +82 2 317 1817/ 1811-2

Fax no.: +82 2 317 1881

E-mail: james.kim@asia.ing.com / jieun.kang@asia.ing.com / sunyoung.moon@asia.ing.com or any substitute address and/or telefax number and/or marked for such other attention as the Party may notify to the Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days’ prior notice.

40.3	Communication with the Obligors

All communication from or to any of the Obligors shall be sent through the Agent and the Agent may direct any information to any of the Obligors by communication to the Borrower.

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40.4	Language

Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

40.5	Electronic communication

(a)

Any communication to be made between the Agent, a Finance Party and an Obligor under or in connection with the Finance Documents, the GIEK Guarantee or the K-sure Insurance Policy may be made by electronic mail or other electronic means, including by way of publication on recognised web-page to which all Finance Parties have been granted access, if the Agent, the relevant Finance Party and the relevant Obligor (as the case may be):

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Agent, a Lender and an Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or an Obligor to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)

For the purpose of the Finance Documents, an electronic communication will be treated as being in writing. Each Party may rely without further inquiry on the senders’ due authorisation in connection with any e-mail messages it receives on behalf of the other Party. Each Party shall also, subject to the terms and conditions of this Agreement, be authorised to communicate by e-mail with any third parties who may be involved in this transaction or affected by the Finance Documents. Each Party confirms that it is aware of the fact that information by way of electronic exchange is transmitted unencrypted over a publicly accessible network, and that it acknowledges all the risks connected therewith (including but not limited to the fact that a bank relation (as such terms is used in the context of Swiss banking secrecy legislation) could be identified).

41.	CALCULATIONS

All sums falling due by way of interest, fees and commissions under the Finance Documents accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed and a calendar year of 360 days. The calculations made by the Agent of any interest rate or any amount payable pursuant to this Agreement shall be conclusive and binding upon the Borrower in the absence of any manifest error.

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42.	MISCELLANEOUS

42.1	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired.

42.2	Remedies and waivers

No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

42.3	Amendments, consents and waivers

42.3.1	Required consents

(a)

Subject to Clause 34.3.2 (Exceptions), any term of the Finance Documents may be amended, consented to or waived only with the written consent of the Required Lenders, the Obligors and any such amendment will be binding on all Parties.

(b)	Subject to Clause 34.3.2 (Exceptions) any matter requiring approval (including the approval of any form of document) may be approved by the Agent acting on instructions of the Required Lenders.

(c)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver or give any approval permitted by this Clause 34.3.

42.3.2	Exceptions

(a)

Any requirement for approval (including the approval of the form of any document) by the Finance Parties or by all Lenders or an amendment to or waiver that has the effect of changing or which relates to:

(i)	the definition of “Required Lenders”;

(ii)	an extension of the date of any payment of any amount under the Finance Documents;

(iii)

a reduction in the Applicable Margin (provided that the consent will only be required by all affected Lenders depending on which Applicable Margin that is reduced) or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or extension of any Lenders’ Commitment;

(v)	a term of the Finance Documents which expressly requires the consent of all the Lenders or of the Finance Parties;

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(vi)	a proposed substitution or replacement of any of the Obligors;

(vii)	release of any Guarantors, any Guarantees provided by the Guarantors pursuant to this Agreement, the Guarantee Obligations or any Security Interest under any Security Document; and/or

(viii)	this Clause 34.3,

shall not be made without the prior written consent of all the Lenders.

(b)

Subject to approval from GIEK and K-sure (as relevant), the Borrower shall (for its own cost) have the right, in the absence of a Default or Event of Default, to replace any Lender that refuses to consent to certain amendments or waivers of this Agreement which expressly require the consent of such Lender and which have been approved by the Required Lenders, with a New Lender or a New GIEK Lender (if relevant).

(c)

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Documents (other than an amendment or waiver referred to in paragraphs (i) and (iv) above) or another vote required by the Lenders under the terms of this Agreement within 15 Business Days (unless the Borrower and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

(d)	An amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the written consent of the Agent.

42.4	Disclosure of information and confidentiality

Each of the Finance Parties may disclose to each other or to their professional advisers any kind of information which the Finance Parties have acquired under or in connection with any Finance Document. The Parties are obliged to keep confidential all information in respect of the terms and conditions of this Agreement. This confidentiality obligation shall not apply to any information which:

(a)	is publicised by a Party as required by applicable laws and regulations;

(b)	has entered the public domain or is publicly known, provided that such information is not made publicly known by the receiving Party of such information; or

(c)	was or becomes, as the Party is able to demonstrate by supporting documents, available to such Party on a non-confidential basis prior to the disclosure thereof;

(d)	the GIEK Lender is obliged to provide to GIEK pursuant to the GIEK Guarantee;

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(e)	the K-sure Lenders or the Agent are obliged to provide to K-sure pursuant to the K-sure Insurance Policy; or

(f)

is deemed by K-sure, GIEK and/or the GIEK Lender to be key information regarding the Borrower or the Guarantors and the transactions contemplated by the Finance Documents or any documents referred to therein and which may be published by K-sure, GIEK and/or the GIEK Lender pursuant to the conditions of the GIEK Guarantee.

42.5	Process Agent

Each Obligor hereby irrevocably:

(a)

appoints Seadrill Management AS (the “Process Agent”) as its agent for the service of process and/or any other writ, notice, order or judgment in respect of this Agreement and/or the matters arising herefrom.

(b)	agrees that failure by such process agent to notify the Agent of the process will not invalidate the proceedings concerned.

If any process agent appointed pursuant to this Clause 34.5 (Process Agent) (or any successor thereto) shall cease to exist for any reason where process may be served, the Obligor will forthwith appoint another process agent with an office in Norway where process may be served and will forthwith notify the Agent thereof.

42.6	Conflict

In case of conflict between the Security Documents and this Agreement, the provisions of this Agreement shall prevail, provided however that this will not in any way be interpreted or applied to prejudice the legality, validity or enforceability of any Security Document.

42.7	Counterparts

Each Finance Document may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43.	K-SURE

43.1	Conflict and K-sure Insurance Policy override

Without limiting in any manner the rights of the Lenders under the Facilities (other than the K-sure Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Agent which is contrary to or inconsistent with any vote exercised by the K-sure Lenders (acting on the instructions of K-sure);

(a)

in case of any conflict between the Finance Documents and the K-sure Insurance Policy, the K-sure Insurance Policy shall prevail, and to the extent of such conflict or inconsistency, none of the K-sure Lenders or the K-sure Agent shall assert to K-sure, the terms of the relevant Finance Documents; and

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(b)

nothing in this Agreement or any Finance Document shall permit or oblige any K-sure Lender or the K-sure Agent to act (or omit to act) in a manner that is inconsistent with any requirement of K-sure under or in connection with the K-sure Insurance Policy.

43.2	Demand under K-sure Insurance Policy

Notwithstanding any other terms as set forth in herein and the other Finance Documents, the K-sure Agent shall only make a written demand to K-sure under the K-sure Insurance Policy after the K-sure Agent has first made a written demand for payment of the relevant amount of the Guarantee Obligations to the Guarantors pursuant to Clause 18 (Guarantee and indemnity) hereof.

43.3	Prior consultation with K-sure

The Borrower acknowledges that the K-sure Agent may, under the terms of the K-sure Insurance Policy be required:

(a)

to consult with K-sure, prior to the exercise of certain decisions under the Finance Documents (including the exercise of such voting rights in relation to any substantial amendment to any Finance Documents); and

(b)	to follow certain instructions given by K-sure.

Each K-sure Lender will be deemed to have acted reasonably if it has acted on the instructions of the K-sure Agent (given by K-sure to the K-sure Agent in accordance with the terms of a K-sure Insurance Policy) in the making of any such decision or the taking or refraining to take any action under any Finance Document to which it is a party.

43.4	Notification

(a)	The Borrower will deliver a notice to the K-sure Agent promptly after it becomes aware of the occurrence of any political or commercial risk covered by a K-sure Insurance Policy and will:

(i)	pay any additional premium payable to K-sure in relation to the K-sure Insurance Policy; and

(ii)

co-operate with the K-sure Agent on its reasonable request to take all steps necessary on the part of the Borrower to ensure that the K-sure Insurance Policy remain in full force and effect throughout the Security Period which shall include providing the K-sure Agent with any information relating to any material commercial facts which could result in a Material Adverse Effect.

(b)

In addition, the Borrower shall promptly supply to the K-sure Agent with copies of all financial or other information reasonably required by the K-sure Agent to satisfy any request for information made by K-sure pursuant to a K-sure Insurance Policy.

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(c)

The Borrower agree that it shall be reasonable for the K-sure Agent to make a request under this Clause if it is required to do so as a condition to maintaining a K-sure Insurance Policy in full force and effect.

43.5	Indemnity to the K-sure Agent in its capacity as K-sure Agent for K-sure and the K-Sure Lenders

Before the K-sure Agent commences any legal proceedings or otherwise incurs any costs (including, but not limited to legal costs) in acting in its capacity as K-sure Agent on behalf of K-sure or the K-sure Lenders, the K-sure Agent shall have received sufficient means, or assurance satisfactory to it that such sufficient means will be provided upon demand, from the K-sure Lenders or K-sure, respectively.

43.6	Application of Clauses 28.16 (Exclusion of liability) and 28.18

43.7	(Lenders’ indemnity to the Agent) to K-sure

The provisions of Clauses 28.16 (Exclusion of liability) and 28.18 (Lenders’ indemnity to the Agent) of this Agreement including (without limitation) the indemnity provisions therein shall be deemed repeated and shall apply in respect of K-sure in this Agreement as if each reference to the Agent were a reference to K-sure.

44.	GOVERNING LAW AND ENFORCEMENT

44.1	Governing law

This Agreement shall be governed by Norwegian law.

44.2	Jurisdiction
(a)

For the benefit of each Finance Party, each of the Obligors agrees that the courts of Oslo, Norway have jurisdiction to settle any dispute arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Agreement, and each of the Obligors accordingly submits to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett).

(b)

Nothing in this Clause 36.2 shall limit the right of the Finance Parties to commence proceedings against any of the Obligors in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

* * *

(sign.)

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SCHEDULE 3

LENDERS AND COMMITMENTS

Name of initial Lenders:	Commercial Commitment	GIEK Lender Commitment	KEXIM Commitment	K-sure Lenders Commitment
Commercial Lenders:
ING Bank N.V. (Mandated Lead Arranger)	USD 16,666,666.67
ABN AMRO Bank N.V., Oslo Branch (Lead Arranger)	USD 8,083,333.33
BNP Paribas SA (Lead Arranger)	USD 8,083,333.33
KfW IPEX-Bank GmbH (Mandated Lead Arranger)	USD 3,916,666.67
Norddeutsche Landesbank Girozentrale (Mandated Lead Arranger)	USD 12,250,000
Sumitomo Mitsui Banking Corporation (Mandated Lead Arranger)	USD 6,416,666.67
Standard Chartered Bank (Mandated Lead Arranger)	0

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The GIEK Lender:
Citibank Europe Plc (Mandated Lead Arranger)	USD 567,580.31
K-sure Lenders:
HSBC Bank plc (Mandated Lead Arranger)			USD 20,400,000
ING Bank N.V., Seoul Branch (Mandated Lead Arranger)			USD 10,000,000
Credit Suisse AG (Mandated Lead Arranger)			USD 20,400,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd. (Mandated Lead Arranger)			USD 20,400,000
Sumitomo Mitsui Banking Corporation (Mandated Lead Arranger)			USD 20,400,000
KfW IPEX-Bank GmbH (Mandated Lead Arranger)			USD 20,400,000
KEXIM:
The Export-Import Bank of Korea (Mandated Lead Arranger)		USD 112,000,000

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Names of acceded Lenders
Cerulean Investments LP (Commercial Lender)	USD 12,250,000
Kommunal Landspensjonskasse (GIEK Lender)		USD 38,601,398.66
Sumitomo Mitsui Trust Bank, Limited (London Branch) (GIEK Lender)		USD 51,433,858.04
Citibank N.A. London branch (GIEK Lender)		USD 101,063,829.66
Total:	USD 67,666,666.67	USD 191,666,666.67	USD 112,000,000	USD 112,000,000

Aggregate Commitments Facility

Commercial Facility	GIEK Lender Facility	KEXIM Facility	K-sure Facility	Total Commitment
USD 67,666,666.67	USD 191,666,666.67	USD 112,000,000	USD 112,000,000	USD 483,333,333.34

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SCHEDULE 4

GUARANTORS AND DRILLSHIP

DRILLSHIP Name, type and IMO number	GUARANTORS Drillship owner, Intra-Group Charterer	Charter Contracts (Existing and next contract) Structure, contract date, duration, dayrate in USD and options	End-user	Built and Ship Registry	Average Market Value in USD
West Tellus	Drillship Owner (Borrower): Seadrill Tellus Ltd. Intra-Group Charterer: Seadrill Offshore AS To be agreed.	Existing contract: Dayrate: USD 324,000 Effective: April 2015 Expiration: October 2019 Next contract: [•]	Existing contract: Petrobras Next contract: [•]	Delivered from Samsung Heavy Industries (Korea) October 2013 Panama flag	USD 675,000,000 (RS Platou: USD 650,000,000 Fearnleys: USD 700,000,000)
Total:
Other Guarantors: Seadrill Limited

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SCHEDULE 5

CONDITIONS PRECEDENT (ALL CONDITIONS PREVIOUSLY FULFILLED)

Part I

(Conditions Precedent to the Closing Date)

1.	CORPORATE AUTHORISATION

In respect of each Obligor:

(a)	Company certificate (or similar);

(b)	Articles of Association, Certificate of Incorporation and By-laws;

(c)	Updated Good Standing Certificate (or similar);

(d)	Resolutions passed at a board meeting of the relevant Obligor evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(ii)

the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf; and

(iii)	attaching certified true copies of valid proof of identity in respect of the persons signing on behalf of the Borrower

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)

Directors Certificate, including, but not limited to specimen signatures of each person signing on behalf of the relevant Obligor and confirmations on solvency both before and after the incurrence of the indebtedness under the Finance Documents.

2.	AUTHORISATIONS

Evidence that all approvals, authorisations and consents required by any government, other authorities or third parties for the Obligors and if applicable its subsidiaries to enter into and perform their obligations under any of the Finance Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the opinion of the Agent, restrains, prevents or imposes materially adverse conditions upon the Obligors to enter into and perform their obligations under the Finance Documents.

3.	FINANCE DOCUMENTS

(a)	This Agreement;

(b)	The Share Charges;

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(c)	The Fee Letters;

(d)	Agreed form of all other Security Documents; and

(e)

Any other Finance Documents except those that will be delivered pursuant to Part II (Conditions precedent for each Utilisation Date) and Part III (Closing Documents Utilisation Date) of this Schedule 3.

4.	SPECIFIC GIEK LENDER/GIEK DOCUMENTS

(a)	The offer for the GIEK Guarantee;

(b)

If not included in the offer for the GIEK Guarantee, a written confirmation from GIEK that it will accept any amendments or consents consented to by the Required Lenders, even if such amendments or consents have not been consented to by the GIEK Lender (acting on the instructions of GIEK);

(c)

Written confirmation from the lawfirm BA-HR acting for the Agent addressed to the GIEK Lender confirming that all GIEK’s conditions as set out in the GIEK Guarantee have been included in the Finance Documents; and

(d)	Confirmation from ING to GIEK regarding ING’s final hold.

5.	SPECIFIC K-SURE LENDERS/ K-SURE REQUIREMENTS

(a)	A copy of any documents, authorisations, opinions or assurances as may be required by K-sure.

6.	LEGAL OPINIONS

(a)	Agreed form legal opinion from Norwegian law counsel relating to Norwegian law matters and agreed form legal opinion from Norwegian law counsel relating to Norwegian law matters;

(b)	Agreed form legal opinion from Bermuda law counsel relating to Bermuda law matters and agreed form legal opinion from Bermuda law counsel relating to Bermuda law matters;

(c)	Agreed form legal opinion from New York counsel relating to New York law matters;

(d)	Agreed form legal opinion from Panama counsel relating to Panama law matters;

(e)	Agreed form legal opinion from Delaware counsel relating to Delaware law matters;

(f)	Agreed form legal opinion from Hungary counsel relating to Hungary law matters;

(g)	Agreed form legal opinion from Texas counsel relating to Texas law matters; and

(h)	Executed or agreed form of legal opinions from any such other relevant legal counsels as the Agent may request.

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7.	MISCELLANEOUS

(a)

A declaration from the Parent that as from September 30 2012, nothing shall have occurred that may have a Material Adverse Effect, and that the Borrower and the Intra-Group Charterer are free of any Financial Indebtedness, except for subordinated intercompany loans.

(b)	Evidence that all fees, costs and expenses referred to in Finance Documents as payable on or prior to the Closing Date, have or will be paid on its due date;

(c)	Any Letter of Acceptance of Appointment by any entity (including the Process Agent) appointed as process agent on behalf of any Obligor pursuant to any of the Finance Documents;

(d)	An effective interest letter;

(e)	The Original Financial statements;

(f)	The Cash Flow Projections;

(g)	New York counsel (H&K) to confirm receipt of original membership interest certificates for the Intra-Group Charterer;

(h)	“Know your customer” documents required by the Lenders; and

(i)	Any other documents as reasonably requested by the Agent.

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Part II

(Conditions Precedent for each Utilisation Date)

1.	CORPORATE AUTHORISATION

Corporate Authorisations only to be delivered to the extent not covered by Part I (Conditions precedent for the Closing Date), or if considered outdated for the purpose of any legal opinions.

In respect of each Obligor:

(a)	Company certificate (or similar);

(b)	Articles of Association, Memorandum of Incorporation and By-laws;

(c)	Updated Good Standing Certificate (or similar);

(d)	Resolutions passed at a board meeting of the Borrower evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(ii)

the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf; and

(iii)	attaching certified true copies of valid proof of identity in respect of the persons signing on behalf of the Borrower

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)

Directors Certificate, including, but not limited to specimen signatures of each person signing on behalf of the Borrower and confirmations on solvency both before and after the incurrence of the indebtedness under the Finance Documents.

2.	AUTHORISATIONS

Evidence that all approvals, authorisations and consents required by any government or other authorities for the Obligors and if applicable its subsidiaries to enter into and perform their obligations under any of the relevant Finance Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the opinion of the Agent, restrains, prevents or imposes materially adverse conditions upon the Obligors to enter into and perform their obligations under the Finance Documents.

3.	FINANCE DOCUMENTS

The following Security Documents relating to the relevant Borrower and Drillship being delivered, duly signed by all the relevant parties thereto together with evidence of that the security created

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thereunder is legally perfected on first priority in accordance with the terms of each of the Finance Documents;

(a)	The Assignment of Earnings;

(b)	The Assignment of Earnings Accounts;

(c)	The Assignment of Insurances;

(d)	Signed mortgage and evidence that the Mortgage has been prepositioned with the Panama register; and

(e)	Any other Finance Document to the extent applicable.

4.	SPECIFIC K-SURE REQUIREMENTS

(a)	Evidence satisfactory to the Agent that the full amount of the K-sure Premium payable to K-sure has been paid;

(b)	Evidence that the K-sure Insurance Policy is in full force and effect on each Utilisation Date; and

(c)	A copy of any additional documents, authorisations, opinions or assurances as may be required by K-sure.

5.	SPECIFIC GIEK LENDER/GIEK DOCUMENTS

(a)	Evidence that the GIEK Guarantee is in full force and effect on the Utilisation Date;

(b)	An Exporter’s statement covering section 7 and 8 of the GIEK Guarantee.

(c)	Written confirmation from the lawfirm BA-HR DA acting for the Agent addressed to the GIEK Lender that:

(i)	all conditions precedent for disbursing the GIEK Lender Facility have been fulfilled; and

(ii)

that all GIEK’s conditions as set out in the GIEK Guarantee have in substance been included in the Finance Documents (in case of any amendments to any Finance Document or the GIEK Guarantee since the last confirmation);

(d)	Satisfaction of any other requirement by GIEK pursuant to the GIEK Guarantee or otherwise required in connection therewith by GIEK or the GIEK Lender.

6.	THE DRILLSHIP

(a)	Results of maritime registry searches with respect to the Drillship, which result shall be acceptable to the Agent;

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(b)	Evidence that the Market Value shall be equal to or greater than 125% of the requested amount to be borrowed on the Utilisation Date, based on market valuations not being older than five (5) months;

(c)

Copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the Drillship in accordance with Clause 24.3 (Insurance) and evidencing that the Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted on first priority; and

(d)	The Insurance Report.

7.	MISCELLANEOUS

(a)	The Utilisation Request at least five (5) Business Days prior to the relevant Utilisation Date;

(b)	Evidence that all fees, costs and expenses referred to in Finance Documents as payable on or prior to the relevant Utilisation Date, have or will be paid on its due date;

(c)	A Compliance Certificate confirming that the Parent and the Borrower are in compliance with the financial covenants as set out in Clause 22 (Financial Covenants);

(d)	Any Letter of Acceptance of Appointment by any entity (including the Process Agent) appointed as process agent on behalf of any Obligor pursuant to any of the Finance Documents;

(e)	The Intra-Group Charterparty in a form and substance satisfactory to the Agent in respect of the relevant Drillship, and the relevant Satisfactory Drilling Contract;

(f)	The Contract Memo for the Drillship to which the relevant Utilisation relates;

(g)	Any “Know your customer” documents required by the Lenders (if applicable);

(h)	Evidence that the Bermuda share charges and the Hungarian quota pledges, if relevant, has/have been filed with the Bermuda Register of Charges;

(i)	The opening balance for the Borrower, and proof of capitalization for the Borrower;

(j)	Evidence that the New York membership interest pledge(s) and the New York law Assignment of Earnings have been filed with the UUC; and

(k)	Any other documents as reasonably requested by the Agent.

8.	LEGAL OPINIONS

(a)	Executed legal opinion from Norwegian law counsel relating to Norwegian law matters;

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(b)	Executed legal opinion from Bermuda law counsel relating to Bermuda law matters;

(c)	Executed legal opinion from New York law counsel relating to New York law matters;

(d)	Executed legal opinion from Delaware law counsel relating to Delaware law matters;

(e)	Executed legal opinion from Korean law counsel relating to Korean law matters;

(f)	Executed legal opinion from Texas counsel relating to Texas law matters; and

(g)	Executed or agreed form legal opinion(s) from any such other relevant legal counsels as the Agent may request.

Part III

(Closing Documents Utilisation Date)

On the Utilisation Date the Agent shall receive the following documents and the Borrower shall undertake actions pursuant to a closing memo, including perfection of Mortgage and Protocol of Delivery.

(a)	Protocol of Delivery and Acceptance;

(b)	Certificates of ownership and class (with the appropriate notation) from the appropriate authority showing the registered ownership of the Drillship;

(c)	Results of maritime registry searches with respect to the Drillship, which result shall be acceptable to the Agent;

(d)	The relevant Mortgage to be effective;

(e)	Executed legal opinion from Panama counsel relating to the Mortgage;

(f)	Executed legal opinion from Hungary counsel relating to the execution of the mortgage (if not already provided under Part II above); and

(g)	Legal opinion from any such other relevant legal counsels as the Agent may request.

(h)	Receipt of the relevant signed acknowledgement of assignment of intra group charter earnings by the relevant Intra-Group Charterer.

(i)	Receipt of the relevant signed acknowledgment of the assignment of accounts from account bank.

Part IV

(Conditions Subsequent)

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(a)

As soon as possible, and in any case within three months after the date of the relevant Utilisation, evidence that any and all payments of the Earnings (including by end-users) are instructed to be paid to the Earnings Accounts;

(b)	Within five months after the Closing Date, evidence that such payments mentioned in (a) above have been initiated; and

(c)	If applicable, as soon as possible, and in any case with in one months after the Closing Date, evidence that the Hungarian share charge(s) have been filed with the Hungarian Court of Registration.

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SCHEDULE 6

FORM OF UTILISATION REQUEST

To:	ING Bank N.V, as Agent

From:	[Borrower]

Date:	[ ]

SEADRILL LIMITED – USD 483,333,333.34 SENIOR SECURED CREDIT FACILITY AGREEMENT ORIGINALLY DATED 20 MARCH 2013, AS AMENDED THEREAFTER (THE “AGREEMENT”)

We refer to Clause 5.1 (Delivery of a Utilisation Request) of the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Utilisation Request.

(a)	You are hereby irrevocably notified that we wish to make the following advance for the [Commercial Facility / GIEK Lender Facility/ KEXIM Facility/ K-sure Facility]:

(b)	Proposed Utilisation Date:[ ]

(c)	Principal Amount:[ ]

(d)	Interest Period:[ ]

(e)	The proceeds of the Utilisation shall be credited to [•] [insert name and number of account].

(f)

We confirm that, as of the date hereof (i) each condition specified in Clause 4 (Conditions Precedent) of the Agreement is satisfied; (ii) each of the representations and warranties set out in Clause 20 (Representations and warranties) of the Agreement is true and correct; and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute a Default or an Event of Default.

Yours sincerely for and on behalf of [Borrower]

By:
Name:
Title:	[authorised officer]

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SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:	ING Bank N.V, as Agent

From:	Seadrill Limited as Parent and the Borrower

Date:	[•] [To be delivered no later than one hundred and eighty (180)/seventy (70) days after each reporting date]

SEADRILL LIMITED – USD 483,333,333.34 SENIOR SECURED CREDIT FACILITY AGREEMENT ORIGINALLY DATED 20 MARCH 2013 AS AMENDED THEREAFTER (THE “AGREEMENT”)

We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate.

We confirm that as at [•] [insert relevant reporting date]:

1.1	Minimum Liquidity

The Minimum Liquidity of the Group was [                                        ] while the Minimum Liquidity required is USD 250,000,000.

1.2	Leverage Ratio

The Leverage Ratio of the Group was [                    ] while the Leverage Ratio is required not to exceed [4.5:1/6.0:1/6.5:1].

1.3	Equity Ratio

The Equity Ratio of the Group was [                    ] while the minimum Equity Ratio shall be no less than 30%.

1.4	Interest Cover Ratio

The Interest Cover Ratio of the Group was [                 ] while the Interest Cover Ratio shall be no less than 2.5:1.

1.5	Current Ratio

The Current Ratio of the Group was [                ] while the Current Ratio shall be minimum 1:1.

1.6	Debt Service Cover Ratio

The Debt Service Cover Ratio of the Borrower was [      ] while the Debt Service Cover Ratio shall be no less than 1.15:1 for the Borrower.

1.7	Market Value

The Market Value of the Drillship is attached as Appendix 1 hereto while the minimum Market Value shall be equal to or higher than [125%/ 140%] (as applicable) of the sum of the outstanding Loans.

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1.8	Insurance

We confirm that the Drillship is insured against such risks and in such amounts as set out in Appendix 2 hereto.

1.9	Cash Distributions from Investments

Cash Distributions from Investments are as set out in Appendix 3 hereto.

1.10	No Default

We confirm that, as of the date hereof (i) each of the representations and warranties set out in Clause 20 (Representations and warranties) of the Agreement is true and correct, and (ii) no event or circumstances has occurred and is continuing which constitute or may constitute a Default and/or an Event of Default.

Yours sincerely for and on behalf of Seadrill Limited and the Borrower

By:
Name:
Title:	[authorised officer]

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Appendix 1—Market Value

Drillship	Valuation from [Approved Broker]	Valuation from [Approved Broker]	Average Market Value
West Tellus

Appendix 2—Insurance

Drillship	Hull & Machinery	Freight Interest	Hull Interest	P&I	War risk	Insured Amount	MAPP
West Tellus

Appendix 3 – Cash Distributions from Investments

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SCHEDULE 8

FORM OF TRANSFER CERTIFICATE

To:	ING Bank N.V, as Agent

From:	[•] (the ”Existing Lender”) and [•] (the ”New Lender”)

Date:	[•]

SEADRILL LIMITED – USD 483,333,333.34 SENIOR SECURED CREDIT FACILITY AGREEMENT ORIGINALLY DATED 20 MARCH 2013 AS AMENDED THEREAFTER (THE “AGREEMENT”)

We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

With reference to Clause 27 (Changes to the Parties):

(a)	The Existing Lender, in its capacity as Lender under the Agreement, confirms that it participates with [ ] of the [SPECIFY WHICH FACILITY] being [ ] per cent of the Total Commitments.

(b)

The Existing Lender hereby transfers to the New Lender [            ] per cent of the Total Commitments as specified in the Schedule hereto, and of the equivalent rights and interest in all Finance Documents, and the New Lender hereby accepts such transfer from the Existing Lender in accordance with the terms set out herein and Clause 27 (Changes to the Parties) of the Agreement and assumes the same obligations to the other Finance Parties as it would have been under if it was an original Lender.

(c)	The Transfer Date is [ ].

(d)

The New Lender confirms that it has received a copy of the Agreement, together with such other information as it has required in connection with this transaction. The New Lender expressly acknowledges and agrees to the limitations on the Existing Lender’s responsibility set out in Clause 27.6 (Limitations of responsibility of Existing Lenders) of the Agreement.

(e)

The New Lender hereby undertakes to the Existing Lender and the Borrower that it will perform in accordance with the terms and conditions of the Agreement all those obligations which will be assumed by it upon execution of this Transfer Certificate.

(f)	The address, telefax number and attention details for notices, as well as the account details of the New Lender, are set out in the Schedule.

(g)	This Transfer Certificate is governed by Norwegian law, with Oslo District Court (Oslo tingrett) as legal venue.

The Schedule

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Commitments/rights and obligations to be transferred

I	Existing Lender: [ ]

II	New Lender: [ ]

III	Specify which Facility: [ ]

III	Total Commitments of Existing Lender: USD [ ]

IV	Aggregate amount transferred: USD [ ]

V	Total Commitments of New Lender: USD [ ]

VI	Transfer Date: [ ]

Administrative Details / Payment Instructions of New Lender

Notices to New Lender:

[                ]

[                ]

Att:     [                ]

Telefax no:     + [                ]

[Insert relevant office address, telefax number and attention details for notices and payments to the New Lender.]

Account details of New Lender: [Insert relevant account details of the New Lender.]

Existing Lender:	New Lender:

[•]	[•]

By:	By:

Name:	Name:

Title:	Title:

This Transfer Certificate is accepted and agreed by the Agent and the Transfer Date is confirmed as [].

Agent: ING Bank N.V.

By:

Name:

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SCHEDULE 9

REPAYMENTS

#	West Tellus	Installment	GIEK Lender Facility 191,666,667	Instalment	Kexim Facility 112,000,000	Instalment	K-Sure Facility 112,000,000	Instalment	Commercial Facility 67,666,667	Installment	Total 483,333,333
1	30-Nov-13	3,993,056	187,673,611	2,333,333	109,666,667	2,333,333	109,666,667	1,409,722	66,256,945	10,069,444	473,263,889
2	28-Feb-14	3,993,056	183,680,555	2,333,333	107,333,334	2,333,333	107,333,334	1,409,722	64,847,223	10,069,444	463,194,445
3	31-May-14	3,993,056	179,687,499	2,333,333	105,000,001	2,333,333	105,000,001	1,409,722	63,437,501	10,069,444	453,125,001
4	31-Aug-14	3,993,056	175,694,443	2,333,333	102,666,668	2,333,333	102,666,668	1,409,722	62,027,779	10,069,444	443,055,557
5	30-Nov-14	3,993,056	171,701,387	2,333,333	100,333,335	2,333,333	100,333,335	1,409,722	60,618,057	10,069,444	432,986,113
6	28-Feb-15	3,993,056	167,708,331	2,333,333	98,000,002	2,333,333	98,000,002	1,409,722	59,208,335	10,069,444	422,916,669
7	31-May-15	3,993,056	163,715,275	2,333,333	95,666,669	2,333,333	95,666,669	1,409,722	57,798,613	10,069,444	412,847,225
8	31-Aug-15	3,993,056	159,722,219	2,333,333	93,333,336	2,333,333	93,333,336	1,409,722	56,388,891	10,069,444	402,777,781
9	30-Nov-15	3,993,056	155,729,163	2,333,333	91,000,003	2,333,333	91,000,003	1,409,722	54,979,169	10,069,444	392,708,337
10	29-Feb-16	3,993,056	151,736,107	2,333,333	88,666,670	2,333,333	88,666,670	1,409,722	53,569,447	10,069,444	382,638,893
11	31-May-16	3,993,056	147,743,051	2,333,333	86,333,337	2,333,333	86,333,337	1,409,722	52,159,725	10,069,444	372,569,449
12	31-Aug-16	3,993,056	143,749,995	2,333,333	84,000,004	2,333,333	84,000,004	1,409,722	50,750,003	10,069,444	362,500,005
13	30-Nov-16	3,993,056	139,756,939	2,333,333	81,666,671	2,333,333	81,666,671	1,409,722	49,340,281	10,069,444	352,430,561
14	28-Feb-17	3,993,056	135,763,883	2,333,333	79,333,338	2,333,333	79,333,338	1,409,722	47,930,559	10,069,444	342,361,117
15	31-May-17	3,993,056	131,770,827	2,333,333	77,000,005	2,333,333	77,000,005	1,409,722	46,520,837	10,069,444	332,291,673
16	31-Aug-17	3,993,056	127,777,771	2,333,333	74,666,672	2,333,333	74,666,672	1,409,722	45,111,115	10,069,444	322,222,229
17	30-Nov-17	3,993,056	123,784,715	2,333,333	72,333,339	2,333,333	72,333,339	1,409,722	43,701,393	10,069,444	312,152,785
18	28-Feb-18	3,993,056	119,791,659	2,333,333	70,000,006	2,333,333	70,000,006	43,701,393	—	52,361,115	259,791,671
19	31-May-18	3,993,056	115,798,603	2,333,333	67,666,673	2,333,333	67,666,673			8,659,722	251,131,949
20	31-Aug-18	3,993,056	111,805,547	2,333,333	65,333,340	2,333,333	65,333,340			8,659,722	242,472,227
21	30-Nov-18	3,993,056	107,812,491	2,333,333	63,000,007	2,333,333	63,000,007			8,659,722	233,812,505
22	28-Feb-19	3,993,056	103,819,435	2,333,333	60,666,674	2,333,333	60,666,674			8,659,722	225,152,783
23	31-May-19	3,993,056	99,826,379	2,333,333	58,333,341	2,333,333	58,333,341			8,659,722	216,493,061
24	31-Aug-19	3,993,056	95,833,323	2,333,333	56,000,008	2,333,333	56,000,008			8,659,722	207,833,339
25	30-Nov-19	3,993,056	91,840,267	2,333,333	53,666,675	2,333,333	53,666,675			8,659,722	199,173,617

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26	29-Feb-20	3,993,056	87,847,211	2,333,333	51,333,342	2,333,333	51,333,342	8,659,722	190,513,895
27	31-May-20	3,993,056	83,854,155	2,333,333	49,000,009	2,333,333	49,000,009	8,659,722	181,854,173
28	31-Aug-20	3,993,056	79,861,099	2,333,333	46,666,676	2,333,333	46,666,676	8,659,722	173,194,451
29	30-Nov-20	3,993,056	75,868,043	2,333,333	44,333,343	2,333,333	44,333,343	8,659,722	164,534,729
30	28-Feb-21	3,993,056	71,874,987	2,333,333	42,000,010	2,333,333	42,000,010	8,659,722	155,875,007
31	31-May-21	3,993,056	67,881,931	2,333,333	39,666,677	2,333,333	39,666,677	8,659,722	147,215,285
32	31-Aug-21	3,993,056	63,888,875	2,333,333	37,333,344	2,333,333	37,333,344	8,659,722	138,555,563
33	30-Nov-21	3,993,056	59,895,819	2,333,333	35,000,011	2,333,333	35,000,011	8,659,722	129,895,841
34	28-Feb-22	3,993,056	55,902,763	2,333,333	32,666,678	2,333,333	32,666,678	8,659,722	121,236,119
35	31-May-22	3,993,056	51,909,707	2,333,333	30,333,345	2,333,333	30,333,345	8,659,722	112,576,397
36	31-Aug-22	3,993,056	47,916,651	2,333,333	28,000,012	2,333,333	28,000,012	8,659,722	103,916,675
37	30-Nov-22	3,993,056	43,923,595	2,333,333	25,666,679	2,333,333	25,666,679	8,659,722	95,256,953
38	28-Feb-23	3,993,056	39,930,539	2,333,333	23,333,346	2,333,333	23,333,346	8,659,722	86,597,231
39	31-May-23	3,993,056	35,937,483	2,333,333	21,000,013	2,333,333	21,000,013	8,659,722	77,937,509
40	31-Aug-23	3,993,056	31,944,427	2,333,333	18,666,680	2,333,333	18,666,680	8,659,722	69,277,787
41	30-Nov-23	3,993,056	27,951,371	2,333,333	16,333,347	2,333,333	16,333,347	8,659,722	60,618,065
42	29-Feb-24	3,993,056	23,958,315	2,333,333	14,000,014	2,333,333	14,000,014	8,659,722	51,958,343
43	31-May-24	3,993,056	19,965,259	2,333,333	11,666,681	2,333,333	11,666,681	8,659,722	43,298,621
44	31-Aug-24	3,993,056	15,972,203	2,333,333	9,333,348	2,333,333	9,333,348	8,659,722	34,638,899
45	30-Nov-24	3,993,056	11,979,147	2,333,333	7,000,015	2,333,333	7,000,015	8,659,722	25,979,177
46	28-Feb-25	3,993,056	7,986,091	2,333,333	4,666,682	2,333,333	4,666,682	8,659,722	17,319,455
47	31-May-25	3,993,056	3,993,035	2,333,333	2,333,349	2,333,333	2,333,349	8,659,722	8,659,733
48	21-Aug-25	3,993,035	—	2,333,349	—	2,333,349	—	8,659,733	—

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SCHEDULE 10

CORPORATE STRUCTURE

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SCHEDULE 11

MANDATORY COST FORMULA

1.

The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the relevant Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for any Lender lending from a facility office in the European Economic Area will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that facility office) of complying with the relevant minimum reserve requirements in respect of Loans made from that facility office.

4.	The Additional Cost Rate for any Lender lending from a facility office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01 300	Per cent. Per annum

Where:

E    is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

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Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.

Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its facility office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.

The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

9.

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.

The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.

Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

12.

The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its

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functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 12

LIST OF NORWEGIAN SUPPLIERS AND CONTRACTS

West Tellus

Equipment	Supplier Name	Contract Value (Million)	Contract Value (USD Million)	Contract Signing Date
DEP	NOV		USD 225.4	28-Apr-11
Fiber Optic Cable	Draka Cable	NOK 0.95	USD 0.17
General service air compressor	TAMROTOR	EUR 0.17	USD 0.25	13-May-11
IAS/DPS	Kongsberg	NOK 29.70	USD 5.6	17-Nov-11
EPS	ABB	EUR 8.6	USD 12.5	03-Jun-11
Life boat/ Rescue boat / Davits	Norsafe A.S	NOK 7.99	USD 1.5	25-May-11
Helicopter Refueling System	Helifuel A.S	NOK 1.69	USD 0.3	25-Aug-11

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SCHEDULE 13

AMENDED AND RESTATED VELA FACILITY AGREEMENT

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USD 483,333,333.34

THIRD AMENDED AND RESTATED

SENIOR SECURED CREDIT FACILITY AGREEMENT

THE VELA FACILITY

originally dated 20 March 2013, as previously amended by two accession letters each dated 28

March 2013, a first amendment and restatement agreement dated 21 March 2014, and two amendment letters dated 26 June 2014 and 15 October 2014, respectively, a second amendment and restatement agreement dated 4 November 2014, a consent letter dated 28

May 2015, a waiver approval letter dated 28 April 2016 (amended by a waiver approval letter dated 28 March 2017) and as further amended and restated as of the Effective Time.

for

Seadrill Vela Hungary Kft.

as Borrower

Seadrill Partners LLC

as Parent

the companies named herein

as Guarantors

provided by

the banks and financial institutions named herein

as Lenders

Arranged by

ING Bank N.V.

as Agent, K-sure Agent, Commercial Coordinator and Commercial Bookrunner

and

HSBC Bank plc

as ECA Coordinator and ECA Bookrunner

www.bahr.no

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SCHEDULE 1 Lenders and Commitments

SCHEDULE 2 Guarantors and Drillship

SCHEDULE 3 Conditions Precedent (All conditions previously fulfilled)

SCHEDULE 4 Form of Utilisation Request

SCHEDULE 5 Form of Compliance Certificate

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SCHEDULE 6 Form of Transfer Certificate

SCHEDULE 7 Repayments

SCHEDULE 8 Corporate Structure

SCHEDULE 9 Mandatory Cost Formula

SCHEDULE 10 List of Norwegian Suppliers and Contracts

SCHEDULE 11 Senior Secured Net Leverage Ratio – Definitions

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THIS THIRD AMENDED AND RESTATED SENIOR SECURED CREDIT FACILITY AGREEMENT IS EFFECTIVE AS OF THE EFFECTIVE TIME (AS DEFINED HEREIN) AND MADE BETWEEN:

(28)	Seadrill Vela Hungary Kft., organisation number 13-09-162740 of 2724 Ujlengyel, Petofi Sandor utca 40, Hungary as borrower (the “Borrower”);

(29)

Seadrill Partners LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands and whose registered address is situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and with registration number 962166 (the “Parent” and/or a “Guarantor”);

(30)

The companies listed as Intra-Group Charterer or otherwise identified as Guarantors in Schedule 2 (Guarantors and Drillship) hereto as joint and several guarantors (each a “Guarantor”, together with the Parent, the “Guarantors”) all being wholly or partially owned Subsidiaries of the Parent;

(31)

The banks and financial institutions listed as Commercial Lenders in Schedule 1 (Lenders and Commitments) hereto as the original commercial lenders (each a “Commercial Lender” together, the “Commercial Lenders”);

(32)	The banks and financial institutions listed as K-sure Lenders in Schedule 1 (Lenders and Commitments) hereto as the original K-sure lenders (together, the “K-sure Lenders”);

(33)

Citibank Europe PLC of Citibank Europe Plc, 1, North wall Quay, Dublin 1, Ireland, organisation number 132781 and the other banks and financial institutions listed as GIEK Lenders in Schedule 1 (Lenders and Commitments) hereto as GIEK Lenders (each an “Original GIEK Lender”);

(34)	Citibank N.A., London Branch as GIEK guarantee holder on behalf of the GIEK Lender (the “GIEK Guarantee Holder”);

(35)	The Export-Import Bank of Korea of 38 Eunhaeng-ro (16-1, Yeouido-dong), Yeongdeungpo-gu, Seoul 150-996, Republic of Korea, organisation number 111235-0000158 (“KEXIM”);

(36)

ING Bank N.V. of Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, organisation number 33031431 as facility agent, security agent, documentation agent, commercial coordinator commercial and bookrunner and ING Bank N.V., Seoul Branch, 15th Floor, Hungkuk Life Insurance Building, 226, Shinmunro 1-ga, Chongro-ku, Seoul 110-061, Korea as K-sure agent (together the “Agent”);

(37)	HSBC Bank plc of 8 Canada Square, Level 18, London E14 5HQ, United Kingdom, organisation number 14259 to act as ECA coordinator and ECA bookrunner;

(38)	The banks and financial institutions listed as Mandated Lead Arrangers in Schedule 1 (Lenders and Commitments) hereto as mandated lead arrangers (the “Mandated Lead Arrangers”); and

(39)	The banks and financial institutions listed in Schedule 1 (Lenders and Commitments) hereto as lead arrangers (the “Lead Arrangers”).

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IT IS AGREED AS FOLLOWS

45.	DEFINITIONS AND INTERPRETATION

45.1	Definitions

In this Agreement, unless the context otherwise requires:

“Accounting Principles” means, for the Parent, generally accepted accounting principles in the United States of America (US GAAP) and for any of the other Obligors or its Subsidiaries, generally accepted accounting principles in the jurisdiction of incorporation of that Obligor or its Subsidiaries.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreement” means this senior secured credit facility agreement, as it may be amended, restated, supplemented and varied from time to time, including its Schedules and any Transfer Certificate.

“Amendment and Restatement Agreement” means the third amendment and restatement agreement to this Agreement entered into between the parties hereto and dated ___ August 2017.

“Applicable Margin” means;

(a)	the Commercial Margin for the Commercial Facility;

(b)	the GIEK Lender Margin for the GIEK Lender Facility;

(c)	the KEXIM Margin for the KEXIM Facility; or

(d)	the K-sure Lenders Margin for the K-sure Facility,

as the context may require.

“Approved Brokers” means the ship broker/consultancy firms Clarksons Platou, Fearnleys and IHS Petrodata or such other reputable and independent consultancy or ship broker firm approved by the Agent, (such consent not to be unreasonably withheld or delayed).

“Assignment of Earnings Accounts” means an assignment agreement, (or, for companies in Norway (where direct assignment agreements are not permitted by law), sub-assignment agreements), collateral to this Agreement for the first priority assignment of the Earnings Accounts, to be made between the relevant Obligor and the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Assignment of Earnings” means an assignment agreement, (or, for companies in Norway (where direct assignment agreements are not permitted by law), sub-assignment agreements), collateral to this Agreement for the first priority assignment of the Earnings, to be made between the Borrower and Intra-Group Charterer and the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

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“Assignment of Insurances” means an assignment agreement, (or, for companies in Norway (where direct assignment agreements are not permitted by law), sub-assignment agreements), collateral to this Agreement for the first priority assignment of the Insurances to be made between the relevant Obligors and the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Auditors” means reputable and internationally recognised accountancy firms acceptable to the Required Lenders such as PriceWaterhouseCoopers, Deloitte Touche Tohmatsu, EY and KPMG or such other firm approved in advance by the Required Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period starting on Closing Date and ending on 31 October 2013.

“Available Commitment” means a Lender’s Commitment less:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loan the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Base Case Model” means the financial model and statements including profit and loss, balance sheet and cash flow projections reflecting the forecasted consolidated financial conditions of the Group for at least three (3) years from the Effective Time, prepared and approved by an authorised officer of the Parent, each in form and substance satisfactory to the Agent addressed to, and/or capable of being relied upon by the Finance Parties.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum been paid on the last day of that Interest Period; exceeds

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, as further described in Clause 11.3 (Break Costs).

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in Amsterdam, London, New York, Oslo, Paris, Seoul and Singapore (or any other relevant place of payment under Clause 30 (Payment mechanics)).

“Cash Flow Projections” means:

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(a)	the Base Case Model in agreed form to be delivered by the Parent to the Agent pursuant to the Amendment and Restatement Agreement; and

(b)	any cash flow projections based in the form of the Base Case Model delivered by the Parent to the Agent pursuant to and for such period as described in Clause 21.1 (Financial statements),

in form and substance satisfactory to the Agent.

“Closing Date” means 20 March 2013.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Lenders” means banks and financial institutions listed as the Commercial Lenders in Schedule 1 (Lenders and Commitments) and any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement, but for the avoidance of doubt excluding the ECA Lenders.

“Commercial Commitments” means USD 67,666,666.67.

“Commercial Facility” means the commercial facility made available under this Agreement as described in Clause 2.1 (d) (Facilities).

“Commercial Margin” means 4.0 per cent per annum.

“Commitment(s)” means:

(a)

in relation to a Lender, the amount set opposite its name under the heading “Commitments” in Schedule 1 (Lenders and Commitments) and the amount of any other Commitment transferred to it pursuant to Clause 27.3 (Assignments and transfers by the Lenders), however in relation to the GIEK Lender such commitment shall always be limited to eighty per cent (80%) of the Norwegian Contracts; and

(b)	in relation to any New Lender or New GIEK Lender, the amount of any Commitment transferred to it pursuant to Clause 27.3 (Assignments and transfers by the Lenders),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Common Security Agent” has the meaning given to that term in the Intercreditor Agreement.

“Compliance Certificate” means a certificate substantially in the form as set out in Schedule 5 (Form of Compliance Certificate) and delivered pursuant to Clause 21.2 (Compliance Certificate).

“Contract Memo” means a memo describing the inter-company charter arrangements and any other time charter arrangement relating to the Drillship, provided by the law firm BA-HR DA.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice,

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the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Drillship” means the 6th generation SHI S10000 ultra deepwater drillship listed in Schedule 2 (Guarantors and Drillship) which is owned by the Borrower as set out therein.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to any Obligor and which arise out of the use of or operation of the Drillship, including (but not limited to):

(a)

all freight, hire and passage moneys payable to an Obligor, including (without limitation) payments of any nature under any charter or agreement for the employment, use, possession, management and/or operation of the Drillship;

(b)	any claim under any guarantees related to freight and hire payable to an Obligor as a consequence of the operation of the Drillship;

(c)	compensation payable to an Obligor in the event of any requisition of the Drillship or for the use of the Drillship by any government authority or other competent authority;

(d)	remuneration for salvage, towage and other services performed by the Drillship payable to an Obligor;

(e)	demurrage, detention and retention money receivable by an Obligor in relation to the Drillship;

(f)	all moneys which are at any time payable under the Insurances in respect of loss of earnings;

(g)

if and whenever the Drillship is employed on terms whereby any moneys falling within paragraphs a) to f) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Drillship; and

(h)	any other money whatsoever due or to become due to an Obligor from third parties in relation to the Drillship, or otherwise.

“Earnings Account” means each earnings account as described in Clause 23.13 (Earnings Accounts), and to which all the Earnings and any proceeds of the Insurances shall be paid.

“ECA Facilities” means the GIEK Lender Facility, the KEXIM-Facility and the K-sure Facility.

“ECA Lenders” means the GIEK Lender, KEXIM, and the K-sure Lenders.

“Effective Time” has the meaning given to that term in the Amendment and Restatement Agreement.

“Environmental Approval” means any permit, licence, consent, approval and other authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Drillship and for the operation of the business of any member of the Group.

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“Environmental Claim” means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Escrow Utilisation” means a Utilisation to be made to the Escrow Utilisation Account, and which can be made three (3) days prior to the actually delivery of the Drillship, and which can be released from the Escrow Utilisation Account in accordance with Clause 4.7 (Conditions for Escrow Utilisation) (c).

“Escrow Utilisation Account” means an account of the Yard as notified by the Borrower requesting a Utilisation to be made.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default) (except for Clause 25.18 (Acceleration) and Clause 25.19 (Automatic Acceleration)).

“Exchange” means the Oslo Stock Exchange and/or the New York Stock Exchange.

“Facility” means the senior secured credit facility, divided into the Commercial Facility, the GIEK Lender Facility, the KEXIM Facility and the K-sure Facility as further described in Clause 2 (The Facilities).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)

any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States of America Internal Revenue Service, the United States of America’s government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(d)

in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States of America), 1 January 2014;

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(e)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States of America), 1 January 2017; or

(f)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the Closing Date.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA Payment” means either:

(g)	the increase in a payment made by an Obligor to a Finance Party under Clause 13.5 (FATCA Deduction and gross-up by Obligor) or paragraph (b) of Clause 13.6 (FATCA Deduction by Finance Party); or

(h)	a payment under paragraph (d) of Clause 13.6 (FATCA Deduction by Finance Party).

“Fee Letters” means any letters entered into by reference to this Agreement in relation to any fees.

“Final Maturity Date” means:

(a)	in respect of the Commercial Facility; 7 1⁄2 years from the First Utilisation Date, being 2 October 2020.

(b)	in respect of the GIEK Lender Facility; 30 November 2023.

(c)	in respect of the K-sure Facility; 30 November 2023.

(d)	in respect of the KEXIM Facility; 30 November 2023.

“Finance Documents” means this Agreement, the Amendment and Restatement Agreement, the Intercreditor Agreement, the Subordination Undertaking, any Compliance Certificate, any Fee Letters, any Utilisation Request, the Security Documents and any other document (whether creating a Security Interest or not) which is executed at any time by any of the Obligors as security for, or to establish any form of subordination to the Finance Parties under this Agreement or any of the other documents referred to herein or therein and any such other document designated as a “Finance Document” by the Agent and an Obligor.

“Finance Lease” means a lease or charterparty which (i) would be classified as a finance lease in accordance with the Accounting Principles of an Obligor or (ii) is required to be

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classified and accounted for as a liability or asset on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles.

“Finance Party” means each of the Agent, the GIEK Guarantee Holder and the Lenders, and to the extent any rights are provided, the term shall also include GIEK and K-sure.

“Financial Indebtedness” means any of the following (whether or not the same are required to be classified and accounted for as a liability on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles):

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any derivative transaction (and, when calculating the value of that transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of any entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

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but shall not include any borrowings or other such liabilities owed by any member of the Group to another member of the Group as permitted pursuant to the terms of this Agreement.

“Financial Support” means loans, guarantees, credits, indemnities or other form of financial support.

“First Ranking Security Documents” means the security documents listed in Clause 19.1 (First Ranking Security Documents).

“First Utilisation Date” means the date, on which the first Utilisation under the Agreement actually occurs, not to be later than the expiry of the Availability Period .

“Fixed Margin Period” shall have the meaning ascribed to it in Clause 9.5 (Fixing of the Margin for the GIEK Lender Facility).

“GIEK” means Garanti-Instituttet for Eksportkreditt of Støperigata 1, 0250 Oslo, Norway, organisation no. 974 760 908.

“GIEK Account” means the account held by GIEK with DNB Bank ASA, with account number 7694.05.63212.

“GIEK Guarantee” means the guarantee issued by GIEK to the GIEK Lender’s satisfaction pursuant to the Conditions set out in GIEK’s offer for buyer’s credit guarantee no. 102009 in connection with the GIEK Lender Facility (as amended from time to time).

“GIEK Guarantee Holder” means Citibank N.A., London Branch.

“GIEK Lender” means each Original GIEK Lender and any New GIEK Lender (including GIEK in its capacity as a GIEK lender (if applicable)).

“GIEK Lender Commitment” means USD 191,666,666,67 however never to exceed eighty per cent (80%) of the Norwegian Contract Value for the GIEK Lender Facility.

“GIEK Lender Facility” means the GIEK Lender facility made available under this Agreement as described in Clause 2.1 (Facilities) paragraph (a).

“GIEK Lender Margin” means;

(i)	for the Fixed Margin Period; 1.2 per cent per annum; or

(j)	for the New Fixed Margin Period; as agreed between the GIEK Lender and the Borrower pursuant to Clause 9.5 (Fixing of the margin for the GIEK Lender Facility).

“Group” means the Parent and its Subsidiaries from time to time.

“Group Cash” means:

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)	all other cash legally and beneficially owned by a member of the Group and which are deposited with (i) a Mandated Lead Arranger (ii) any other deposit taking

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institution having a credit rating of at least A from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency in the United States of America or Europe or (iii) any other bank or financial institution approved by the Agent which in each case:

(i)

is free from any Security Interest, other than pursuant to the SDLP Security Documents or any security documents in respect of the TLB Agreement or the Vencedor Loan Agreement (as each may be amended, renewed, replaced and/or refinanced from time to time);

(ii)	is otherwise at the free and unrestricted disposal of the relevant member of the Group by which it is owned; and

(iii)

in the case of cash deposits legally and beneficially owned by a member of the Group other than the Borrower, is (in the opinion of the Agent, upon such documents and evidence as the Agent may require the Borrower to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default under this Agreement, would become capable of being paid without restriction to the Borrower within five (5) Business Days of its request or demand therefore by way of a dividend, by way of an equity injection, by way of an intercompany loan in accordance with Clause 23.15(b)(ii) or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Borrower to that Subsidiary.

“Guarantees” means the guarantee(s) and indemnity(ies) provided by the Guarantors pursuant to Clause 18 (Guarantee and Indemnity).

“Guarantee Obligations” means the obligations of each Guarantor pursuant to Clause 18 (Guarantee and Indemnity).

“Holding Company” means a company which is defined as the parent company following the principles of the Norwegian Public Companies Act of 1997 No. 45 § 1-3.

“Insurance Report” means an insurance report in form satisfactory to the Agent in respect of the Insurances confirming that such Insurances are placed with such insurers, insurance companies and/or clubs in such amounts, against such risks and in such requirements under Clause 24.3 (Insurance) prepared by AoN UK Ltd., or such other reputable insurance advisor approved by the Agent and the Borrower.

“Insurances” means all the insurance policies and contracts of insurance including (without limitation) those entered into in order to comply with the terms of Clause 24.3 (Insurance) which are from time to time in place or taken out or entered into by or for the benefit of the Obligors (whether in the sole name of the Obligors or in the joint names of the Obligors and any other person) in respect of the Drillship or otherwise in connection with the Drillship and all benefits thereunder (including claims of whatsoever nature and return of premiums).

“Intercreditor Agreement” means the intercreditor agreement entered into on or about the date of the Amendment and Restatement Agreement between, amongst others, the Obligors and the Common Security Agent.

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“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, in relation to a Loan, each of the successive periods determined in accordance with Clause 10.1 (Selection of Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Intra-Group Charterer” means the Subsidiary named as Intra-Group Charterer pursuant to Schedule 2 (Guarantors and Drillship).

“Intra-Group Charterparty” means the intra-group charterparty entered into or to be entered into between the Borrower and the Intra-Group Charterer.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002.

“KEXIM” means the Export-Import Bank of Korea.

“KEXIM Commitments” means USD 112,000,000.

“KEXIM-Facility” means the KEXIM-facility made available under this Agreement as described in in Clause 2.1 (Facilities) paragraph (b).

“KEXIM Margin” means 4.0 per cent per annum.

“K-sure” means Korea Trade Insurance Corporation of 2-16 Floors, Seoul Central Building, 136 Seorin Dong, Jongro-ku, Seoul 110-729, Republic of Korea.

“K-sure Agent” means ING Bank N.V., Seoul Branch, 15th Floor, Hungkuk Life Insurance Building, 226, Shinmunro 1-ga, Chongro-ku, Seoul 110-061, Korea in its capacity as agent for the K-sure Facility as described in Clause 2.1(c) (The Facilities).

“K-sure Facility” means the K-sure facility made available under this Agreement as described in Clause 2.1 (Facilities) paragraph (c).

“K-sure Insurance Policy” means, in relation to the Drillship, the Medium and Long Term Export Insurance Policy, the General Terms and Conditions of Medium and Long Term Export Insurance (Buyer Credit, Standard) and the special terms and conditions attached thereto issued or, as the context may require, to be issued by K-sure in favour of the K-sure Lenders and satisfactory to the K-sure Lenders, providing political and commercial risks cover in an amount of up to ninety five per cent (95%) of the K-sure Lenders Commitments relevant to the Drillship plus interest accruing thereon (as amended from time to time).

“K-sure Lenders” means the banks and financial institutions listed as the K-sure Lenders in Schedule 1 (Lenders and Commitments) and any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement, but for the avoidance of doubt excluding the Commercial Lenders, the GIEK Lender and KEXIM.

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“K-sure Lenders Margin” means 3.35 per cent per annum.

“K-sure Lenders Commitments” means USD 112,000,000.

“K-sure Premium” means in relation to the K-sure Insurance Policy, the full sum payable to K-sure attributable to the K-sure Facility under this Agreement as further stipulated in the K-sure Insurance Policy which such sums shall be from time to time adjusted by K-Sure in accordance with the terms of the K-sure Insurance Policy and K-sure’s internal regulations and shall be agreed by the Borrower.

“Lenders” means the lenders and financial institutions listed in Schedule 1 (Lenders and Commitments), and any New Lender and/or New GIEK Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to a Loan:

(a)	The applicable interest settlement rate for the relevant period as displayed on Reuters screen page Libor 01, or Libor 02, as appropriate; or

(b)

(if Reuters screen page referred to in (a) is not available for the Interest Period of that Loan or other sum) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. (London time) on the Quotation Day for the offering of deposits in USD and for a period comparable to the Interest Period for that Loan or other sum, and if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan(s)” means the aggregate principal amounts outstanding under this Agreement relating to any of the Facilities from time to time (for the avoidance of doubt not including the GIEK Guarantee or the K-sure Insurance Policy) outstanding or a loan made or to be made under the Facility.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 9 (Mandatory Cost Formula).

“Market Value” means the fair market value of the Drillship, being the average of valuations of the Drillship obtained from two (2) of the Approved Brokers (elected by the Borrower), with or without physical inspection of the Drillship (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller, on an “as is, where is” basis, free of any existing contract of employment and/or similar arrangement.

“Management Agreement” means the advisory, technical and administrative services agreement relating to the management of the Drillship dated as of 15 February 2013 and made between Seadrill Americas Inc. and Seadrill Gulf Operations Vela LLC (as amended from time to time).

“Material Adverse Effect” means a material adverse effect on:

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(a)	the financial condition, assets, business or operation of any Obligor or the Group as a whole;

(b)	the ability of any of the Obligors or the Group as a whole to perform any of their obligations under the Finance Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Subsidiary” shall mean any Subsidiary of the Parent owning a drilling unit or any Subsidiary of the Parent which can be deemed a material member of the Group.

“Minimum Group Liquidity” means, as at any date, the Group Cash.

“Minimum Non-TLB SDLP Obligor Group Liquidity” means, as at any date, the Non-TLB SDLP Obligor Group Cash.

“MLP” means Master Limited Partnership.

“Mortgage” means the first priority mortgage and any deed of covenants collateral thereto, to be executed by the Borrower against the Drillship in a Ship Registry in favour of the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“New Fixed Margin Period” shall have the meaning ascribed to it in Clause 9.5 (Fixing of the Margin for the GIEK Lender Facility).

“New GIEK Lender” means one or several institutions replacing a GIEK Lender under the GIEK Facility either pursuant to Clause 9.5 (Fixing the margin for the GIEK Lender Facility) or an entity that has been consented to by the Borrower (such consent not to be required if (i) the relevant entity is GIEK or Eksportkreditt Norge AS or (ii) an Event of Default has occurred and is continuing, and otherwise not to be unreasonably withheld or delayed and which shall be deemed to have been given fifteen (15) Business Days after being sought unless expressly refused within that period), the relevant GIEK Lender and GIEK.

“New Lender” has the meaning set out in Clause 27 (Changes to the Parties).

“Non-TLB SDLP Obligor Group” means each member of the Group that is an “Obligor” under (and as such term is defined in) each SDLP Facility Agreement.

“Non-TLB SDLP Obligor Group Cash” means:

(a)	cash in hand legally and beneficially owned by a member of the Non-TLB SDLP Obligor Group; and

(b)

all other cash legally and beneficially owned by a member of the Non-TLB SDLP Obligor Group and which are deposited with (i) a Mandated Lead Arranger (ii) any other deposit taking institution having a credit rating of at least A from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency

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in the United States of America or Europe or (iii) any other bank or financial institution approved by the Agent which in each case:

(i)	is free from any Security Interest, other than pursuant to the SDLP Security Documents;

(ii)	is otherwise at the free and unrestricted disposal of the relevant member of the Non-TLB SDLP Obligor Group by which it is owned; and

(iii)

in the case of cash deposits legally and beneficially owned by a member of the Non-TLB SDLP Obligor Group other than the Borrower, is (in the opinion of the Agent, upon such documents and evidence as the Agent may require the Borrower to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default under this Agreement, would become capable of being paid without restriction to the Borrower within five (5) Business Days of its request or demand therefore by way of a dividend, by way of an equity injection, by way of an intercompany loan in accordance with Clause 23.15(b)(ii) or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Borrower to that member of the Non-TLB SDLP Obligor Group.

“Norwegian Contracts” means the contracts for delivery of Norwegian equipment and services in relation to the building of the Drillship as more specifically listed in Schedule 10 (List of Norwegian Suppliers and Contracts).

“Norwegian Contract Value” means the aggregate value of the Norwegian Contracts.

“Obligors” means the Borrower and the Guarantors and an Obligor means any of them.

“Omnibus Agreement” means the Omnibus Agreement dated on or about 24 October 2012 between Seadrill Limited, Seadrill Member, the Parent, Seadrill Operating GP LLC, Seadrill Operating LP and Seadrill Capricorn Holdings LLC.

“Operating Agreement” means the first amended and restated operating agreement dated 21 July 2014 of the Parent, entered into by Seadrill Member and Seadrill Limited, as amended from time to time in accordance with this Agreement.

“Original Financial Statements” means the audited consolidated financial statements of the Parent for the financial period ending on 31 December 2016.

“Party” means a party to this Agreement (including its successors and permitted transferees).

“Permitted Encumbrances” means:

(a)	liens for current crews’ wages and salvage;

(b)	any ship repairer’s or outfitter’s possessory lien arising by operation of law and any other liens incurred in the ordinary course of operating the Drillship and not exceeding USD 5,000,000; and

(c)	any lien created pursuant to the Security Documents.

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“Polaris Facility Agreement” means the USD 420,000,000 Term Loan and Revolving Credit Facilities Agreement originally dated 28 December 2012 and entered into between, among others, Seadrill Polaris Ltd as borrower and DNB Bank ASA as agent, as amended from time to time.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quotation Day” means the day occurring two (2) Business Days prior to the commencement of an Interest Period, unless market practice differs, in which case the Quotation Day for USD will be determined by the Agent in accordance with market practice (and if quotations would normally be given by leading banks in the market on more than one day, the Quotation Day will be the last of those days).

“Quiet Enjoyment Letter” means a letter agreement between the Agent (on behalf of the Finance Parties) and the relevant end-user of the Drillship, to be entered into, if it is required by the relevant end-user pursuant to the drilling contract, regulating the enforcement of the Mortgage on terms acceptable to the Agent (on behalf of the Finance Parties).

“Reference Banks” means the principal offices of each of ING Bank NV, Citibank N.A., London Branch and Norddeutsche Landesbank Girozentrale, or such other banks as appointed by the Agent in consultation with the Borrower.

“Required Lenders” means the Lenders having the aggregate outstanding principal amounts and Available Commitments in excess of sixty six and two thirds per cent (66-2/3%), however, always to include approval from at least one Commercial Lender.

“Restricted Party” means a person that (i) is listed on any Sanctions List, (ii) is domiciled, registered as located or has its main place of business in, or is incorporated under the laws of, a Sanctioned Country, (iii) is directly or indirectly owned more than 50 per cent by or controlled by a person referred to in (i) and/or (ii) above.

“Sanctioned Country” means:

(a)	as of 28 December 2012, Iran, Sudan, Cuba, North-Korea, Syria and Burma (Myanmar); and

(b)	any country or territory to the extent that it is or becomes the subject of Sanctions similar to those in force as of 28 December 2012 against any of the countries referred to in (a) above.

“Sanctions” means the economic sanctions laws and/or regulations imposed by any Sanctions Authority with respect to any country or person.

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the United Kingdom, the United States of America and any authority acting on behalf of any of them in connection with Sanctions.

“Sanctions List” means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority.

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“Satisfactory Drilling Contract” means for the Drillship, a time charter contract, in form and substance satisfactory to the Lenders, (in their discretion) to any oil company satisfactory to the Required Lenders (in their discretion), at a rate of at least USD 500,000 per day with a duration of at least 2 years.

“SDLP Facilities” means each of:

(k)	the Facility;

(l)	the “Facility” or “Facilities” under the Polaris Facility Agreement; and

(m)	the “Facility or “Facilities” under the T-15/T-16 Facility Agreement.

“SDLP Facility Agreements” means each of:

(a)	this Agreement;

(b)	the Polaris Facility Agreement; and

(c)	the T-15/T-16 Facility Agreement.

“SDLP Finance Parties” has the meaning given to that term in the Intercreditor Agreement.

“SDLP Security Documents” means each of:

(a)	the Security Documents;

(b)	the “Security Documents” under the Polaris Facility Agreement; and

(c)	the “Security Documents” under the T-15/T-16 Facility Agreement.

“SDRL Restructuring Completion Date” has the meaning given to that term in the Intercreditor Agreement.

“Seadrill Capricorn” means Seadrill Capricorn Holdings LLC, a limited liability company, being 49 % owned by the Seadrill Limited and 51 % owned by the Parent.

“Seadrill Entity” means (i) Seadrill Limited or (ii) any successor of Seadrill Limited or any entity, in each case, to which all or substantially all of Seadrill Limited’s assets are directly or indirectly transferred in connection with the restructuring of Seadrill Limited (whereafter Seadrill Limited shall no longer constitute a Seadrill Entity).

“Seadrill Ghana” means Seadrill Ghana Operations Limited, a limited liability company incorporated under the laws of Bermuda with registration number 45056.

“Seadrill Gulf Vela” means Seadrill Gulf Operations Vela LLC, a company incorporated under the laws of Delaware, which is a Guarantor pursuant to this Agreement.

“Seadrill Limited” means Seadrill Limited, a limited liability company incorporated under the laws of Bermuda with registration number 36832.

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“Seadrill Member” means Seadrill Member LLC, a limited liability company, being a wholly (directly or indirectly) owned Subsidiary of the Seadrill Entity, incorporated under the laws of the Republic of the Marshall Islands with registration number 962165.

“Secured Obligations” has the meaning given to that term in Clause 19.1 (Security).

“Second Ranking Security Documents” means the “SDLP Second Ranking Security” (as that term is defined in the Intercreditor Agreement).

“Security Documents” means all or any First Ranking Security Documents and Second Ranking Security Documents as may be entered into from time to time pursuant to Clause 19 (Security).

“Security Interest” means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period commencing on the Closing Date and ending the date on which the Agent notifies the Borrower and the other Finance Parties that:

(a)	all amounts which have become due for payment by the Borrower or any other Obligor or Seadrill Capricorn Holdings LLC under the Finance Documents have been paid;

(b)	no amount is owing by or has accrued (without yet having become due for payment) against any Obligor or Seadrill Capricorn Holdings LLC under any of the Finance Documents;

(c)	the Borrower has no future or contingent liability under any provision of this Agreement and the other Finance Documents;

(d)

the Agent and the Required Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document; and

(e)	there are no Commitments in force.

“Share Charges” means the first priority charges over all the shares, equity interest or membership interest (as applicable) of the Borrower and the Intra-Group Charterer provided by the relevant shareholders (provided that the Intra-Group Charterer is a special purpose company) collateral to this Agreement as security for the Obligors’ obligations under the Finance Documents in the form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Ship Registry” means the ship registry of Panama and such other ship registry as approved by the Agent.

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“Solvent” means, with respect to any person on a particular date, that on such date (a) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (b) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature and (c) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would be unreasonably small in relation to such business or such transaction.

“Subordination Undertaking” means the undertaking(s) in favour of the Agent for the subordination, in point of payment and priority, of any intercompany loans made to any Obligor (other than the Parent) in accordance with Clause 23.15(b)(ii) to the Secured Obligations.

“Subsidiary” means an entity from time to time of which a person:

(a)	has direct or indirect control; or

(b)	owns directly or indirectly more than fifty per cent (50%) (votes and/or capital),

for the purpose of paragraph (a), an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the composition of its board of directors or equivalent body.

“Supra Majority Lenders” has the meaning given to that term in the Intercreditor Agreement.

“Tax” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions and or conditions resulting in a charge together with interest thereon and penalties in respect thereof and “taxes” and “taxation” shall be construed accordingly.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax on Overall Net Income” means a Tax imposed on a Finance Party by the jurisdiction under the laws of which it is incorporated, or in which it is located or treated as resident for tax purposes, on:

(a)	the net income, profits or gains of that Finance Party world wide; or

(b)	such of the net income, profits or gains of that Finance Party as are considered to arise in or relate to or are taxable in that jurisdiction.

“Tellus Facility Agreement” means the USD 483,333,333.34 senior secured facility agreement in the form set out in Schedule 2 (Amended and Restated Tellus Facility Agreement) of the Amendment and Restatement Agreement.

“TLB Agreement” means the USD 1,900,000,000 credit agreement originally dated 21 February 2014 as amended and restated on 26 June 2014 entered into by, inter alia, Seadrill Capricorn, Seadrill Partners Finco LLC and Seadrill Operating LP as revolving

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borrowers, the lenders named therein and Deutsche Bank AG New York Branch as administrative agent and collateral agent, as amended from time to time.

“TLB RCF” means the USD 100,000,000 revolving credit facility under the TLB Agreement.

“Total Commitments” means the aggregate of the Commercial Commitments, the GIEK Lender Commitments, the KEXIM Commitments and the K-sure Lenders Commitments, being USD 483,333,333.34 as at the Effective Time as that amount may be reduced, cancelled or terminated in accordance with this Agreement, and as further set out in Schedule 1 (Lenders and Commitments).

“Total Loss” means, in relation to the Drillship:

(a)	the actual, constructive, compromised, agreed, arranged or other total loss of the Drillship; and/or

(b)

any hijacking, piracy, theft, condemnation, capture, seizure, destruction, abandonment, arrest, expropriation, confiscation, requisition or acquisition of the Drillship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless the Drillship is within one (1) month from the Total Loss Date redelivered to the full control of the Borrower or any of the Guarantors.

“Total Loss Date” means:

(a)	in the case of an actual total loss of the Drillship, the date on which it occurred or, if that is unknown, the date when the Drillship was last heard of;

(b)

in the case of a constructive, compromised, agreed or arranged total loss of the Drillship, the earlier of: (i) the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of the Drillship was given to the insurers; and (ii) the date of compromise, arrangement or agreement made by or on behalf of the Borrower with the Drillship’s insurers in which the insurers agree to treat the Drillship as a total loss; or

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Transfer Certificate” means a certificate substantially in the form as set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in respect of a Transfer (as defined in Clause 27.3 (Assignments and transfers by Lenders)) the later of:

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(a)	the proposed Transfer Date as set out in the Transfer Certificate relating to the Transfer; and

(b)	the date on which the Agent executes the Transfer Certificate.

“T-15/T-16 Facility Agreement” means the USD 119,000,000 secured credit facility agreement dated ___ August 2017 relating to the T-15 and T-16 rigs between, among others, Seadrill T-15 Ltd. and Seadrill T-16 Ltd. as borrowers and Citibank Europe plc, UK Branch as agent, as amended from time to time.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US Bankruptcy Code” means Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.

“USD” means the lawful currency of the United States of America.

“Utilisation” means the utilisation of a Loan.

“Utilisation Date” means the date on which an Utilisation is made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request).

“VAT” means value added tax.

“Vencedor Loan Agreement” means the USD 115,226,338 loan agreement dated 28 September 2012 between, Seadrill Vencedor Ltd as borrower and Seadrill Limited as lender (as amended from time to time).

“Yard” means Samsung Heavy Industries Co., Ltd. (Korea).

45.2	Construction

In this Agreement, unless the context otherwise requires:

(a)	Clause and Schedule headings are for ease of reference only;

(b)	words denoting the singular number shall include the plural and vice versa;

(c)	references to Clauses and Schedules are references, respectively, to the Clauses and Schedules of this Agreement;

(d)	a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(e)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law;

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(f)

the “Agent”, the “GIEK Guarantee Holder”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Agent, any person for the time being appointed as Agent in accordance with the Finance Documents;

(g)

references to “control” means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

(h)	“Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented extended or restated;

(i)	references to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)

references to a “person” shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality);

(k)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

45.3	Hungarian terms

In this Agreement, unless the context otherwise requires, where it relates to a Hungarian entity, a reference to:

(a)

a “Security Interest” includes zálog, jelzálog, óvadék, kezesség (készfizető kezesség), (engedményezés and tulajdon átruházása, vételi (visszavásárlási) jog alapítása or tulajdonjog fenntartása provided that the aim of the contract is to provide security);

(b)	a “winding up”, “administration” or “dissolution” includes csőd, felszámolás, végelszámolás, megszűntnek nyilvánítás and kényszertörlési eljárás;

(c)

a “receiver”, “administrator”, “administrative receiver”, “compulsory manager” or “similar officer” includes vagyonfelügyelő, ideiglenes vagyonfelügyelő, felszámoló, felügyelőbiztos, végelszámoló and végrehajtó;

(d)	a “moratorium” includes ideiglenes fizetési haladék, fizetési haladék and moratórium;

(e)

“expropriation”, “attachment”, “sequestration”, “distress”, “execution” or “any analogous process” includes ideiglenes intézkedés and all forms of bírósági végrehajtás (including foglalás, zár alá vétel and biztosítási intézkedés) and kisajátítás; and

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(f)	“constitutional documents” includes társasági szerződés, alapító okirat, alapszabály, szervezeti és működési szabályzat, igazgatóság ügyrendje and felügyelő bizottság ügyrendje; and

(g)

“share” includes quota (üzletrész) when such term relates to any equity interest in a Hungarian limited liability company, “shareholder” includes quotaholder (tag) and “share charge” includes quota pledge (üzletrészt terhelő zálogjog) in such context.

45.4	K-sure

Each Party agrees that (i) K-sure shall not have any obligations or liabilities under this Agreement unless and until it becomes a New Lender in accordance with Clause 27 (Changes to the Parties) (ii) K-sure shall be a third party beneficiary of the terms of this Agreement and the rights expressed to be for its benefit or exercisable by it under this Agreement and (iii) this Agreement may not be amended to limit, modify or eliminate any rights of K-sure without its prior written consent, save as per in accordance with Clause 34.3 (Amendments, consents and waivers).

45.5	Non-applicable provisions between the Obligors and German Lenders.

(a)

To the extent a Finance Party resident in Germany (“Inländer”) within the meaning of Section 2 Paragraph 15 of the AWV and therefore subject to Section 7 of the AWV would not be permitted to make a representation or grant an undertaking (to be) made or (to be) granted by an Obligor with respect to sanctions under any of the Finance Documents, such Finance Party shall not, in the event of a breach by an Obligor of any such representation or undertaking be entitled to invoke or declare an Event of Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loan in accordance with Clause 25.18 (Acceleration).

(b)

The representations and undertakings in Clauses 20.21 (Sanctions), 23.2 (Compliance with laws and sanctions) and 23.29 (Sanctions), and the mandatory prepayment set out in Clause 8.3 (Sanctions) in favour of or to any Inländer are granted only to the extent that such Finance Party would be permitted to make such representations or undertakings or carry out such prepayment pursuant to Section 7 of the AWV. As a consequence, a Finance Party resident in Germany may not vote in favour of the Agent exercising any rights as set out in these Clauses if an Event of Default occurs solely as a result of misrepresentation of such representations or breach of such covenants which are not made or given for the benefit of the Finance Party resident in Germany and, for the purposes of ascertaining the Required Lenders or whether any percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained in respect of such vote, such Lenders’ Commitments and/or party of the Loan will be deemed to be zero for the purposes of such vote.

46.	THE FACILITIES

46.1	Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower, during the Availability Period, the following credit facilities for Utilisation in the aggregate principal amount of up to the Total Commitments, each a “Facility”, collectively the “Facilities”:

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(a)	a term loan facility in an amount equal to the GIEK Lender Commitments granted by the GIEK Lender (the “GIEK Lender Facility”) conditional upon the issue of the GIEK Guarantee;

(b)	a term loan facility in an amount equal to the KEXIM Commitments granted by KEXIM (the “KEXIM Facility”);

(c)	a term loan facility in an amount equal to the K-sure Lenders Commitments granted by the K-sure Lenders (the “K-sure Facility”) conditional upon the issue of the K-sure Insurance Policy; and

(d)	a term loan facility in an amount equal to the Commercial Commitments granted by the Commercial Lenders (the “Commercial Facility”).

46.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Finance Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from any of the Obligors shall be a separate and independent debt. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

46.3	Parent’s Authority

(a)	Each Obligor (other than the Parent), by its execution of this Agreement, irrevocably authorises the Parent to act on its behalf as its agent in relation to the Finance Documents and authorises:

(i)

the Parent, on its behalf, to supply all information concerning itself, its financial condition and otherwise to the Finance Parties as contemplated under this Agreement and to give all notices and instruction to be given by such Obligor under the Finance Documents, to execute, on its behalf, any Finance Document and to enter into any agreement and amendment in connection with the Finance Documents (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) including confirmation of guarantee obligations in connection with any amendment or consent in relation to the Facility, without further reference to or the consent of such Obligor, and each Obligor shall be obliged to confirm such authority in writing upon the request of the Agent; and

(ii)

each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Parent on its behalf, and in each such case such Obligor will be bound thereby (and shall be deemed to have given/received notice thereof) as though such Obligor itself had been given such notice and instructions, executed such agreement or received any such notice, demand or other communication.

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(b)

Every act, omission, agreement, undertaking, waiver, notice or other communication given or made by the Parent under this Agreement, or in connection with this Agreement (whether or not known to any Obligor) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notice or other communication of the Parent and any other Obligor, the choice of the Parent shall prevail.

47.	PURPOSE

47.1	Purpose

The Borrower shall apply all amounts utilised hereunder to finance (i) in part, the Norwegian content provided pursuant to the Norwegian Contracts and (ii) the remaining capital expenditures related to the Drillship upon delivery from the Yard.

47.2	Monitoring

Without prejudice to the obligations of the Borrower under this Clause 3, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

48.	CONDITIONS PRECEDENT

48.1	Conditions precedent for the Closing Date

The Finance Parties’ obligations under this Agreement will only become effective once the Agent has received all the documents and other evidence listed in Schedule 3 (Conditions Precedent) Part I (Conditions Precedent to the Closing Date), in form and substance satisfactory to the Agent (acting on the instructions from the Lenders). The Agent shall notify the Obligors and the other Finance Parties promptly upon being so satisfied.

48.2	Conditions precedent for each Utilisation Date

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation), if on the date of the proposed Utilisation Date, the Agent has received originals or certified copies of all of the documents and other evidence listed in Schedule 3 Part II (Conditions Precedent for each Utilisation), which shall be delivered five (5) Business Days prior to the proposed Utilisation Date at the latest (other than the documents which the Agent has confirmed in writing may be delivered at the Utilisation Date at the latest and subject to agreed closing mechanism), in form and substance satisfactory to the Agent.

(b)

As soon as possible and in any event no later than at the relevant Utilisation Date, and before any funds held in the Escrow Utilisation Account can be released, the Agent shall receive originals or certified copies of all of the documents and other evidence listed in Schedule 3 Part III (Closing Documents Utilisation Date), in form and substance satisfactory to the Agent.

48.3	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of a Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

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(b)	the representations and warranties contained in Clause 20 (Representations and warranties) deemed to be repeated on those dates are true and correct in all material respects.

(c)

the Agent has not received any notice from K-sure requesting the K-sure Lenders to suspend the making of all or part of the Loan and/or the K-sure Lenders are not required by the terms of the K-sure Insurance Policy to suspend the make of all or part of the Loan(s).

48.4	Conditions subsequent

It shall be a condition subsequent to the Lenders making the Loans and Commitments available within the relevant timeline as specified in Schedule 3 Part III (Conditions Subsequent) that the Agent has received originals or certified copies of all of the documents and other evidence listed in Schedule 3 Part III (Conditions Subsequent) in form and substance satisfactory to the Agent (acting on the instructions from the Required Lenders).

48.5	GIEK Lender conditions precedent

(a)

The Borrower may not deliver a Utilisation Request unless the GIEK Lender has received evidence of the Norwegian Contracts, and evidence that the GIEK Lender Commitment will not exceed 80% of the Norwegian Contract Value.

(b)

The GIEK Lender will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of a Utilisation Request and on the proposed Utilisation Date there shall not have been such changes in national or international monetary, financial, political or economic conditions or exchange controls or exchange rates as would in the GIEK Lender’s reasonable view be likely to materially prejudice disbursement hereunder.

48.6	K-sure Lenders conditions precedent

The K-sure Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on or before the proposed Utilisation Date:

(a)	K-sure has received payment in full of the K-sure Premium relating to the K-sure Insurance Policy in respect of the Drillship from the Borrower; and

(b)

the Agent has not received any notice from K-sure requesting the K-sure Lenders to suspend the making of the K-sure Facility and/or the K-sure Lenders are not required by the terms of any of the K-sure Insurance Policy to suspend the making of the K-sure Facility, which notice can be provided from K-sure as a consequence of, inter alia, any materially adverse change which has occurred in the financial or credit status of any Obligor.

48.7	Conditions for Escrow Utilisation

(a)

If required by the Borrower for it to comply with a relevant building contract for the Drillship, the Borrower may request an Escrow Utilisation provided that the conditions referred to in Schedule 3 Part II (Conditions Precedent to a Utilisation Date) have been met, and provided that it can evidence, to the satisfaction of the Agent (on behalf of the Required Lenders and KEXIM), that the conditions referred to in Schedule 3 Part III (Closing documents Utilisation Date) and Clauses 4.3 (Further

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conditions precedent) 4.5 (GIEK Lender conditions precedent) and 4.6 (K-sure Lenders conditions precedent) will all, at the relevant Utilisation Date (being the date when the funds are released from the Escrow Utilisation Account) at the latest, be fulfilled in form and substance satisfactory to the Agent (on behalf of the Required Lenders, and always to include KEXIM).

(b)

The funds disbursed to the Escrow Utilisation Account in the Escrow Utilisation can be released from the Escrow Account upon the conditions referred to in Schedule 3 Part III (Closing documents Utilisation Date), Clauses 4.3 (Further conditions precedent), 4.5 (GIEK Lender conditions precedent) and 4.6 (K-sure Lenders conditions precedent) having been met (subject to a closing mechanism agreed between the Agent (acting on behalf of the Required Lenders, and always to include KEXIM) and the Borrower).

48.8	Waiver of conditions precedent and conditions subsequent

The conditions specified in this Clause 4 are solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of the Required Lenders unless it is a non-material matter of administrative or technical character where the Agent may act in its sole discretion), save for conditions which are comprised by Clause 34.3.2 (Exceptions) which will be subject to consent from all the Lenders. The Finance Parties shall be notified by the Agent of a waiver granted pursuant to this Clause.

49.	UTILISATION

49.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivering to the Agent a duly completed Utilisation Request no later than 10:00 hours (Amsterdam time) five (5) Business Days prior to the proposed Utilisation Date.

49.2	Completion of a Utilisation Request

A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies to which Facility it relates;

(b)	the proposed Utilisation Date is a Business Day within the Availability Period;

(c)	the amount of the proposed Utilisation (together with the Loans outstanding) is not more than available pursuant to Clause 2.1 (Facilities);

(d)	the currency specified is USD; and

(e)	the proposed Interest Period complies with Clause 10 (Interest Periods).

49.3	Availability

(a)

Any amount of the Total Commitments not utilised by the expiry of the applicable Availability Period shall automatically be cancelled at close of business in Amsterdam on such date and the Facility Amount shall be reduced accordingly.

(b)	Only one single Utilisation may be made of each Facility.

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(c)	No Loans may subsequently be re-borrowed once repaid.

49.4	Lenders’ participation

Upon receipt of a Utilisation Request, the Agent shall notify each Lender of the details of the requested Loan and the amount of each Lender’s participation in the relevant Loan. If the conditions set out in this Agreement have been met, each Lender shall no later than 11:00 hours (Amsterdam time) on the relevant Utilisation Date make available to the Agent for the account of the Borrower an amount equal to its participation in the Loan to be advanced pursuant to the relevant Utilisation Request.

50.	REPAYMENT AND REDUCTIONS

50.1	Scheduled Repayments

(a)	The Borrower shall repay each Facility by consecutive quarterly repayments based on a 12 year profile as set out in Schedule 7 (Repayments).

(b)	The first repayment of the Facility utilised on the First Utilisation Date shall occur three (3) months from the First Utilisation Date.

(c)	All repayments shall be allocated pro rata between the Facilities.

50.2	Other Scheduled Repayments

(a)	Without prejudice to Clause 6.1 (Scheduled Repayments), the Borrower shall repay the Facility:

(i)

on or before the Effective Time, in an amount equal to the proportionate share of USD 100,000,000 that relates to the amount of principal outstanding under the Facility as a proportion of the amount of principal outstanding under the SDLP Facilities on such date;

(ii)

on the date falling six (6) months after the Effective Time, in an amount equal to the proportionate share of USD 25,000,000 that relates to the amount of principal outstanding under the Facility as a proportion of the amount of principal outstanding under the SDLP Facilities on such date; and

(iii)

on the date falling twelve (12) months after the Effective Time, in an amount equal to the proportionate share of USD 25,000,000 that relates to the amount of principal outstanding under the Facility as a proportion of the amount of principal outstanding under the SDLP Facilities on such date.

(b)

Any repayment under this Clause 6.2 shall be applied towards the Facilities and reduce the amount to be repaid under the Facilities on the relevant Final Maturity Date in a corresponding amount to any such repayment.

(c)	Following a repayment made under this Clause 6.2 the relevant Commitments shall be cancelled and reduced in a corresponding amount to any such repayment.

50.3	Final repayment

On the Final Maturity Date of a Facility the Borrower shall repay that Facility in full, together with all other sums due and outstanding under the Finance Documents in respect of such Facility at such date (if any).

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50.4	Amended Repayment Schedule

Upon any such scheduled repayment under Clause 6.2 (Other Scheduled Repayments) the Agent shall, if applicable, replace Schedule 7 (Repayments) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to the Borrower and the Lenders thereof within 10 Business Days of completion of any such scheduled repayment.

51.	VOLUNTARY PREPAYMENT AND CANCELLATION

51.1	Voluntary prepayment

Subject to Clause 7.3.6 (Application) below, and subject to approval from the ECA Lenders, K-sure and/or GIEK (as relevant) the Borrower may, by giving the Agent not less than thirty (30) calendar days prior written notice, prepay the whole or any part of the Facility (but if in part, in a minimum amount of USD five million (5,000,000) or in integral multiples of USD five million (5,000,000) across the Facilities).

51.2	Voluntary cancellation

The Borrower may, by giving the Agent not less than thirty (30) calendar days prior written notice, permanently reduce, cancel or terminate all or part of the unutilised portions of the Facility (but if in part, in a minimum amount of USD five million (5,000,000) or in integral multiples of USD five million (5,000,000)).

51.3	Terms and conditions for voluntary prepayments and cancellation

51.3.1	Irrevocable notice

(a)	The Borrower may not prepay or cancel all or part of the Loans except as expressly provided in this Agreement or in accordance with the terms of the Intercreditor Agreement.

(b)

Any notice of prepayment or cancellation by the Borrower under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made and the amount of the prepayment or cancellation.

51.3.2	Additional payments

(a)

Upon any reduction of the Commitments under this Clause 7, the Borrower shall repay the Loans by an amount sufficient to ensure that the total aggregate amount of the Loans shall constitute no more than the amount of the Available Commitment following the relevant reduction, such repayment to be made no later than on the day that the relevant reduction becomes effective.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

(c)

Any amount prepaid under the Commercial Facility, the GIEK Lender Facility and the K-sure Facility shall be made together with Break Cost pursuant to Clause 11.3 (Break Costs) below, without premium or penalty.

(d)	Any amount prepaid under the KEXIM Facility, other than a repayment pursuant to Clause 6.2 (Other scheduled repayments), shall be made together with a prepayment

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fee of zero point five per cent (0.5%) of the principal amount prepaid under the KEXIM Facility.

51.3.3	No reinstatement

No amount of the Commitments cancelled or repaid under this Clause 7 may subsequently be reinstated. The Borrower may not utilise any part of a Facility which has been cancelled or any of a Facility which has been prepaid under this Clause 7.

51.3.4	Cancellation of GIEK Guarantee and K-sure Insurance Policy

(a)	The GIEK Guarantee will be cancelled to the extent that the GIEK Lender Facility is repaid and/or to the extent that the GIEK Lender Facility is cancelled pursuant to this Clause 7.

(b)	The K-sure Insurance Policy will be cancelled to the extent that the K-sure Facility is repaid and/or to the extent that the K-sure Facility is cancelled pursuant to this Clause 7.

51.3.5	Forwarding of notice of prepayment and cancellation

If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Lenders and to K-sure and/or GIEK (as relevant).

51.3.6	Application

Any voluntary cancellation and prepayment made pursuant to this Clause 7 shall be applied pro rata between each Facility and pro rata against the scheduled repayments under each Facility.

51.4	Amended Repayment Schedule

Upon any prepayment or cancellation the Agent shall, if applicable, replace Schedule 7 (Repayments) with an amended and new repayment and reduction schedule reflecting the correct scheduled amounts and provide a copy to the Borrower and the Lenders thereof.

52.	MANDATORY PREPAYMENT AND CANCELLATION

52.1	Total Loss or sale

If the Drillship is sold or otherwise is disposed of in whole or in part, or suffers a Total Loss, the Facilities shall be cancelled and any amount outstanding under the Facilities shall, in the case of a Total Loss, be prepaid in accordance with Clause 24.12 (Total Loss), or in the case of a sale or disposal, on the date upon which the sale or disposal of the Drillship is completed.

52.2	Illegality

If it becomes unlawful under any law, regulation, treaty or of any directive of any monetary authority (whether or not having the force of law) in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

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(b)

the Agent shall promptly notify the Borrower (specifying the obligations the performance of which is thereby rendered unlawful and the law giving rise to the same) upon receipt of notification in accordance with paragraph (a) above;

(c)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately reduced to zero and cancelled; and

(d)

the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

52.3	Sanctions

Upon the occurrence of any Obligor or any Subsidiary of any Obligor being in breach of Sanctions (including non-compliance with Clause 23.2(b) and Clause 23.29 (Sanctions) or becoming a Restricted Party, and such event remains un-remedied (if capable of being remedied), the Total Commitments shall be automatically cancelled, and all Loans and other amounts outstanding under the Finance Documents shall become due and payable with ten (10) Business Days’ prior written notice from the Agent.

52.4	Minimum Market Value

(a)

Subject to sub-paragraph (b) below, upon non-compliance with Clause 24.1 (Minimum Market Value), the Facility shall be repaid in accordance with Clause 8.10 (Terms and conditions for mandatory prepayments and cancellation) on the date falling 60 days after such breach by an amount equal to the amount which is required for the Borrower to become compliant with Clause 24.1 (Minimum Market Value) again.

(b)

The application of sub-paragraph (a) above has been waived by the Finance Parties up until the Final Maturity Date and the provisions of sub-paragraph (a) above are therefore suspended until the Final Maturity Date.

52.5	Change of control

(a)	If:

(i)

any person, other than the Seadrill Entity, or group of persons acting in concert, obtains more than fifty per cent (50%) of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Parent, unless the new controlling shareholder(s) is/are acceptable to the Agent (on behalf of the Lenders); or

(ii)

Hemen Holding Limited (and/or one or more companies controlled more than fifty per cent (50%) by the John Fredriksen Family) ceases to own a minimum of twenty per cent (20%) or more of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Seadrill Entity, unless a prior written consent from the Agent (on behalf of the Lenders) has been given, the Total Commitments shall be automatically cancelled and all Loans and other amounts outstanding under the Finance Documents shall be prepaid within 60 days

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thereafter after which the GIEK Guarantee and the K-Sure Insurance Policy shall also be automatically cancelled.

(b)

To the extent that any change of control provision relating to Hemen Holding Limited’s minimum ownership in the voting rights or share capital or its ability to otherwise control of the appointment of members of the board of directors of the Seadrill Entity contained in the Tellus Facility Agreement is amended, waived, deleted or no longer in effect on the SDRL Restructuring Completion Date, with effect from the SDRL Restructuring Completion Date, this Clause 8.4 shall be deemed to be automatically amended to reflect such amended, waived, deleted or no longer in effect provision.

(c)	For the purpose of this Clause 8.5 the following definition shall apply:

“John Fredriksen Family” shall mean John Fredriksen, his direct lineal descendants, the personal estate of any of the aforementioned persons and any trust created for the benefit of one or more of the aforementioned persons and their estates.

52.6	Cessation of the GIEK Guarantee or the K-sure Insurance Policy

If, for any reason whatsoever, the GIEK Guarantee or the K-sure Insurance Policy are repudiated, ceases to be legally valid and binding or have full force and effect, the GIEK Lender and/or the K-sure Lenders (as applicable) may cancel the GIEK Lender Facility and/or the K-sure Facility (as applicable) secured by the GIEK Guarantee or K-sure Insurance Policy (respectively) and declare the outstanding amounts under the relevant Facility, together with accrued interests and all other amounts accrued or outstanding owing to the GIEK Lender and/or the K-sure Lenders (as applicable) thereunder immediately due and payable.

52.7	Expiry of Commercial Facility

Unless the Commercial Facility has been refinanced on commercially sustainable terms, and with such lenders as acceptable to the GIEK Lender, GIEK, KEXIM and K-sure, by no later than on the Final Maturity Date of the Commercial Facility, then all outstanding amounts under this Agreement, (including all accrued outstanding interest and other indebtedness thereto), shall be repaid on the Final Maturity Date of the Commercial Facility.

52.8	Failure to agree on the GIEK Lender Margin

If the Borrower and the GIEK Lender fail to agree on a new GIEK Lender Margin, and the GIEK Lender Facility is repaid in accordance with paragraph (b) of Clause 9.5 (Fixing of the margin for the GIEK Lender Facility), then all outstanding amounts under this Agreement, (including all accrued outstanding interest and other indebtedness thereto), shall be repaid on the date that the GIEK Lender Facility is cancelled and repaid pursuant to Clause 9.5 (Fixing of the margin for the GIEK Lender Facility).

52.9	Reduction of Norwegian Contract Value

If, for any reason, the Norwegian Contract Value is reduced after the disbursement under the GIEK Lender Facility, the GIEK Lender Facility shall be repaid to such extent that it does not exceed the GIEK Lender Commitment.

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52.10	Terms and conditions for mandatory prepayments and cancellation

52.10.1	Application

(a)

Unless otherwise specified in Clause 8.1 (Total Loss or sale), all mandatory prepayments and/or cancellations (as the case may be) made under this Clause 8 shall be applied pro rata between the Facilities and pro rata against the scheduled repayments under each Facility.

(b)

Upon any such prepayments and/or cancellations, the Agent shall, if applicable, replace Schedule 7 (Repayments) with an amended and new repayment schedule reflecting the correct scheduled amounts and provide a copy to the Borrower and the Lenders thereof.

52.10.2	Additional payments

(a)

Upon any reduction of the Commitments under this Clause 8, the Borrower shall repay the Loans outstanding by an amount sufficient to ensure that the total aggregate amount of the Loans shall constitute no more than the amount of the Available Commitment following the relevant reduction, such repayment to be made no later than on the day that the relevant reduction becomes effective. Any such prepayments shall be applied pro rata between the Lenders.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

(c)

Any amount prepaid under the Commercial Facility, the GIEK Lender Facility and the K-sure Facility shall be made together with Break Costs pursuant to Clause 11.3 (Break Costs) below, without premium or penalty.

(d)

Any amount prepaid under the KEXIM Facility, other than a repayment pursuant to Clause 6.2 (Other scheduled repayments), shall be made together with a prepayment fee of zero point five per cent (0.5%) of the principal amount prepaid under the KEXIM Facility.

52.10.3	No reinstatement

No amount of the Commitments cancelled or repaid under this Clause 8 may subsequently be reinstated. The Borrower may not utilise any part of a Facility which has been cancelled or any of a Facility which has been prepaid under this Clause 8.

52.10.4	Cancellation of GIEK Guarantee and K-sure Insurance Policy

(a)	The GIEK Guarantee will be cancelled to the extent that the GIEK Lender Facility is repaid and/or to the extent that the GIEK Lender Facility is cancelled pursuant to this Clause 8.

(b)	The K-sure Insurance Policy will be cancelled to the extent that the K-sure Facility is repaid and/or to the extent that the K-sure Facility is cancelled pursuant to this Clause 8.

52.10.5	Forwarding of notice of prepayment and cancellation

If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to the Lenders, to K-sure and/or GIEK (as relevant) and the Borrower.

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53.	INTEREST

53.1	Calculation of interest

(a)	The rate of interest for the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(i)	the Applicable Margin;

(ii)	LIBOR; and

(iii)	Mandatory Cost (if any).

(b)	Effective interest pursuant to the Norwegian Financial Agreement Act of 1999 No. 46 has been calculated by the Agent as set out in a separate notice from the Agent to the Borrower.

53.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on each Interest Payment Date, however, if an Interest Period is longer than three (3) months, in quarterly intervals after the first day of such Interest Period.

53.3	Default interest

If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two per cent (2.00%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligors on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

53.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

53.5	Fixing of the margin for the GIEK Lender Facility

a)	The GIEK Lender Margin is fixed for a period from and including the First Utilisation Date up to but not including 2 April 2018 (the “Fixed Margin Period”).

b)

The Borrower may from the date falling between forty (40) and sixty (60) Business Days prior to the Interest Payment Date falling nearest, and prior to, the expiry of the Fixed Margin Period (the “Margin Review Date”), request that the GIEK Lender gives an offer to the Borrower for a fixed Margin (the “New Fixed Margin Offer”) for an additional period to be agreed between the GIEK Lender and the Borrower (the “New Fixed Margin Period”). The GIEK Lender shall, within ten (10) Business Days of receipt of such request give a New Fixed Margin Offer to the Borrower. No later than ten (10) Business Days of receipt of the New Fixed Margin Offer, the Borrower may accept or reject the New Fixed Margin Offer. If the Borrower does not

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request the GIEK Lender to give a New Fixed Margin Offer or do not accept the New Fixed Margin Offer in accordance with the conditions of this Clause 9.5, the GIEK Lender Commitment shall be cancelled and any amount outstanding under the GIEK Lender Facility shall be due and payable by the Borrower on the last day of the relevant GIEK Lender Fixed Margin Period either by cash or through loans from the New GIEK Lender.

54.	INTEREST PERIODS

54.1	Selection of Interest Periods

(a)	The Borrower may, subject to paragraphs (d) and (e) below, select an Interest Period for a Loan in a Utilisation Request.

(b)

Each Utilisation Request for selection of an Interest Period is irrevocable and must be received by the Agent not later than 10:00 hours (Amsterdam time) five (5) Business Days before the commencement of that Interest Period.

(c)	If the Borrower fails to deliver a Utilisation Request to the Agent in accordance with paragraph b) above, the relevant Interest Period will be three (3) months.

(d)	For the ECA Facilities, the Borrower and the relevant ECA Lender may only agree on Interest Period of three (3) months.

(e)

For the Commercial Facility, the Borrower may select an Interest Period of three (3) or six (6) months, or such other period as the Agent may, with the consent of the Required Lenders, agree with the Borrower.

(f)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date, but shall be shortened so that it ends on the Final Maturity Date.

(g)

An Interest Period for the maturity part of a Loan shall not extend beyond the first subsequent scheduled repayment date after the Utilisation Date of such Loan, but shall be shortened so that it ends on such scheduled repayment date.

(h)	Each Interest Period for a Loan shall start on the relevant Utilisation Date or (if already made) on the last day of its preceding Interest Period.

54.2	Non-Business Day

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

54.3	Notification of Interest Periods

The Agent will promptly notify the Borrower and the Lenders of the Interest Periods determined in accordance with this Clause 10.

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55.	CHANGES TO THE CALCULATION OF INTEREST

55.1	Market disruption

(a)

If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Applicable Margin;

(ii)	any Mandatory Costs; and

(iii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)	In this Agreement, “Market Disruption Event” means:

(i)	at or about 11:00 hours (London time) on the Quotation Day for the relevant Interest Period LIBOR is not available; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent (50%) of the Loan) that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

55.2	Alternative basis of interest or funding

If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest instead of LIBOR. Any alternative basis agreed pursuant to this Clause 11.2 shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

55.3	Break Costs

(a)

The Borrower shall, within three (3) Business Days of demand by a Lender, pay to that Lender (excluding KEXIM) its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Cost for any Interest Period in which they accrue.

56.	FEES

56.1	Commitment fee Lenders

The Borrower shall pay to the Agent (for distribution among the Lenders) a commitment fee of forty per cent (40%) of the relevant Applicable Margin for each Facility on the Available Commitment of each Lender accruing from the Closing Date and up until the

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earlier of (i) the expiry of the Availability Period and (ii) the date on which the Facility has been fully utilised. The commitment fee shall be payable quarterly in arrears on each Quarter Date and on the last day of the Availability Period or such other date upon which the Facility is fully drawn or cancelled in whole.

56.2	Fees payable in respect of the GIEK Guarantee

(a)

The Borrower shall pay to the Agent (for the account of GIEK) a guarantee premium at the rate of two point five per cent (2.5%) per annum on the outstanding amount of the GIEK Guarantee related to the GIEK Lender Facility under this Agreement for the period from the issue of the GIEK Guarantee until it has been cancelled or has expired.

(b)

The Borrower shall pay to the Agent (for distribution to GIEK) a commitment fee of forty per cent (40%) of the guarantee premium as set out in paragraph (a) above calculated on the Available Commitment of the GIEK Lender accruing from the Closing Date and up until the earlier of (i) the expiry of the Availability Period and (ii) the date on which the Facility has been fully utilised. The commitment fee shall be payable quarterly in arrears on each Quarter Date and on the last day of the Availability Period or such other date upon which the Facility is fully drawn or cancelled in whole.

(c)

The guarantee premium payable to GIEK pursuant to paragraph (b) above shall be payable on each Interest Payment Date (as set out in Clause 9.2 (Payment of interest)) (or such shorter period as shall end on the expiration date for the GIEK Guarantee) starting on the date of issue of the GIEK Guarantee, and shall be paid to the GIEK Account within two days after having been paid to the Agent, with the guarantee number to be included on the transfer.

(d)

If any one of the Applicable Margins, any commitment fees or other fees are increased, GIEK shall have the right to increase its premium or commitment fee set out in paragraph (a) and (b) above, or any of its other fees that correspond to the increased fees. If any one of the Applicable Margins, commitment fees or other fees are decreased, GIEK shall have the right to decrease its premium, commitment fee or other fees.

56.3	K-sure Premium

(a)

The Borrower shall be responsible and shall bear the cost of the K-sure Premium of the K-sure Insurance Policy and shall pay to the Agent (for the account of K-sure) the K-sure Premium prior to the First Utilisation Date.

(b)	The Borrower:

(i)

and each K-sure Lender acknowledges and agrees that the amounts of any K-sure Premium will be solely determined by K-sure and that no K-sure Lender is in any way involved in the calculation or payment of any part of any K-sure Premium;

(ii)

agrees that its obligation to pay all K-sure Premium or any part of any K-sure Premium shall be an absolute and unconditional obligation and, without limitation, shall not be affected by any failure by the Borrower to draw down

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funds under this Agreement or the prepayment or acceleration of the whole or any part of the K-sure Lenders Commitments;

(iii)

acknowledges that it shall pay an amount equivalent to all K-sure Premium (including default interest under the K-sure Insurance Policy) to K-sure on the relevant due date, and no K-sure Premium will be refundable in whole or in part in any circumstances, unless otherwise provided in the K-sure Insurance Policy;

(iv)

agrees that if, for any reason whatsoever, any additional premium is or becomes payable to K-sure in respect of the K-sure Insurance Policy, the Borrower shall promptly pay such additional premium in full and the Borrower shall fully cooperate with the Agent on its reasonable request to take all steps necessary on the part of the Borrower to ensure that each K-sure Insurance Policy remains in full force and effect throughout the Security Period; and

(v)

shall indemnify K-sure in relation to any costs or expenses (including legal fees) suffered or incurred by K-sure in connection with any transfer to K-sure undertaken pursuant to Clause 27.3 (Assignments and transfers by the Lenders) or in connection with any review by K-sure of or in relation to any Event of Default and/or amendment or supplement to any of the Finance Documents and/or a request for a consent or approval from K-sure.

(c)

If the Borrower has paid all K-sure Premium under the K-sure Insurance Policy, the Finance Parties shall pay to the Borrower any K-sure insurance premium refunded by K-sure and received by that Finance Party (if any).

56.4	KEXIM prepayment fee

Any amount prepaid under the KEXIM Facility, other than a repayment pursuant to Clause 6.2 (Other scheduled repayments), shall be made together with a prepayment fee of zero point five per cent (0.5%) of the principal amount prepaid under the KEXIM Facility, as set out in Clauses 7.3.2 (Additional payments) and 8.10.2 (Additional payments).

56.5	Other fees

The Borrower shall pay such other fees as set out in the Fee Letters.

57.	TAX GROSS-UP AND INDEMNITIES

57.1	Taxes

57.1.1	No withholding

All payments by the Obligors under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax Deduction or withholding is required by law.

57.1.2	Tax gross-up

(a)

The relevant Obligor shall promptly upon becoming aware that it must make a Tax Deduction or withholding (or that there is any change in the rate or the basis of a Tax Deduction or withholding) notify the Agent accordingly. Similarly, a Lender shall

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notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Lender.

(b)	If a Tax Deduction or withholding is required by law to be made by an Obligor:

(i)

the amount of the payment due from the Obligor shall be increased to an amount which (after making any Tax Deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax Deduction or withholding had been required; and

(ii)	the Obligor shall make that Tax Deduction or withholding within the time allowed and in the minimum amount required by law.

(c)

Within thirty (30) days of making either a Tax Deduction or withholding or any payment required in connection with that Tax Deduction or withholding, the Obligor shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction or withholding has been made and (as applicable) any appropriate payment paid to the relevant taxing authority.

57.2	Tax indemnity

The Borrower shall (within three (3) Business Days of demand by the Agent) pay to the Agent for the account of the relevant Finance Party an amount equal to the loss, liability or cost which a Finance Party determines will be or has been (directly or indirectly) suffered for or on account of any Tax by such Finance Party in respect of a Finance Document, save for any Tax on Overall Net Income assessed on a Finance Party or to the extent such loss, liability or cost is compensated under Clause 13.1.2 (Tax gross-up), Clause 13.5 (FATCA Deduction and gross-up by Obligor) or under Clause 13.6(d) (FATCA Deduction by a Finance Party).

57.3	VAT

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Borrower shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT.

57.4	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations

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or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)

If a Party confirms to another Party pursuant to 13.4(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (b) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)

if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

57.5	FATCA Deduction and gross-up by Obligor

(a)

If an Obligor is required to make a FATCA Deduction, that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)

If a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)

The Parent shall promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Agent accordingly. Similarly, a Finance Party shall notify the Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Agent receives such notification from a Finance Party it shall notify the Parent and that Obligor.

(d)	Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or

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payment shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental and taxation authority.

57.6	FATCA Deduction by a Finance Party

(a)

Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Agent.

(b)

If the Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party under Clause 30.2 (Distributions by the Agent) which relates to a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after the Agent has made such FATCA Deduction), leaves the Agent with an amount equal to the payment which would have been made by the Agent if no FATCA Deduction had been required. The Agent will not be obliged to pay or advance such amount before actually receiving the increased amount from the relevant Obligor.

(c)

The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party under Clause 30.2 (Distributions by the Agent) which relates to a payment by an Obligor (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the relevant Obligor and the relevant Finance Party.

(d)

An Obligor shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under paragraph (b) above.

(e)

A Finance Party making, or intending to make, a claim under paragraph (d) above shall promptly notify the Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

58.	INCREASED COSTS

58.1	Increased Costs

(a)

Subject to Clause 14.2 (Exceptions), the Borrower shall, upon demand from the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law, regulation or treaty or any directive of any monetary authority (whether or not having the force of law) (including, but not limited to any

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laws and regulations implementing new or modified capital adequacy requirements) or (ii) compliance with any law or regulation made after the Closing Date.

(b)	In this Agreement, the term “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or Guarantee Commitments or funding or performing its obligations under any Finance Document.

(c)

A Finance Party intending to make a claim pursuant to this Clause 14.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. Each Finance Party shall as soon as practicable after a demand by the Agent, provide a confirmation showing the amount of its Increased Costs.

58.2	Exceptions

Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction or withholding required by law to be made by the Borrower, and compensated for by Clause 13.1.2 (Tax gross-up) or Clause 13.2 (Tax Indemnity); or

(b)	attributable to a FATCA Deduction required to be made by an Obligor or a Finance Party, and compensated for by paragraph 13.6(d) of Clause 13.6 (FATCA Deduction by a Finance Party); or

(c)	attributable to gross negligence or the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.

59.	OTHER INDEMNITIES

59.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost,

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loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each of the Obligors waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

59.2	General indemnities

The Borrower shall within three (3) Business Days of demand, indemnify each Finance Party against any documented costs, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any Environmental Claim;

(c)

a failure by an Obligor to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(d)

the funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful misconduct by that Lender alone); or

(e)	a Loan (or part thereof) not being prepaid in accordance with a notice of prepayment given by the Borrower.

59.3	Indemnity to Finance Parties

The Borrower shall promptly indemnify the Agent or any other Finance Party against any documented cost, loss or liability incurred by the Agent or any other Finance Party (acting reasonably) as a result of;

(a)	investigating any event which it reasonably believes is a possible Event of Default; or

(b)	acting or verifying any notice, request or instruction by a Party which it reasonably believes to be genuine, correct or appropriately authorised.

60.	MITIGATION BY THE LENDERS

60.1	Mitigation

Without in any way limiting the obligations of the Borrower hereunder, each Finance Party shall, in consultation with the Borrower, take all reasonable steps for a period of fifteen (15) Business Days to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of:

(a)	Clause 8.2 (Illegality);

(b)	Clause 13 (Tax gross-up and indemnities); and

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(c)	Clause 14 (Increased Costs),

including (but not limited to) transferring its rights and obligations under the Finance Documents to another affiliate.

A Finance Party is not obliged to take any steps under this Clause 16.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

60.2	Replacement of a Lender

Subject to the consent of K-sure (for the K-sure Lenders) and GIEK (for the GIEK Lender), the Borrower shall have the right, in the absence of a Default or Event of Default, to replace any Lender that charges a material amount in excess of that being charged by the other Lenders with respect to contingencies described in;

(a)	Clause 13 (Tax gross-up and indemnities); and /or

(b)	Clause 14 (Increased Costs).

60.3	Indemnity

The Borrower shall indemnify each Finance Party for all documented costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation) and 16.2 (Replacement of a Lender), as well as any Break Costs payable pursuant to Clause 11.2 (Break Costs) or any prepayment fee payable to KEXIM in accordance with Clause 12.3 (KEXIM prepayment fee).

61.	COSTS AND EXPENSES

61.1	Transaction expenses

The Borrower shall promptly on demand pay to the Agent the amount of all documented costs and expenses (including legal fees) reasonably incurred by any of the Finance Parties in connection with the negotiation, preparation, printing, perfection, execution, registration and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the Closing Date.

61.2	Amendment and enforcement costs, etc

The Borrower shall, within three (3) Business Days of demand, reimburse the Agent or another Finance Party for the amount of all costs and expenses (including legal fees) incurred by it in connection with:

(a)	the granting of any release, waiver or consent under the Finance Documents;

(b)	any amendment or variation of any of the Finance Documents; and/or

(c)	the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents.

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62.	GUARANTEE AND INDEMNITY

62.1	Guarantee and indemnity

Each Guarantor hereby irrevocably and unconditionally jointly and severally:

(a)

guarantees to each Finance Party, as and for its own debt and not merely as surety, the due and punctual observance and performance by each Obligor of all of that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall immediately on demand by the Agent pay that amount as if it were the principal obligor; and

(c)

undertakes to indemnify each Finance Party immediately on first demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by such Guarantor is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

62.2	Continuing guarantee

The Guarantee Obligations are continuing guarantee obligations and will extend to the ultimate balance of all amounts payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

62.3	Maximum liability

Notwithstanding anything to the contrary in this Agreement or any Finance Documents including this Clause 18, the total and aggregate liability of each Guarantor hereunder shall be limited to USD 370,555,563 (principal amount plus a headroom of fifteen per cent (15%)), in addition to any interest and costs.

62.4	Number of claims

There is no limit on the number of claims that may be made by the Agent (on behalf of the Finance Parties) under this Agreement.

62.5	Survival of Guarantor’s liability

A Guarantor’s liability to the Finance Parties under this Clause 18 shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without such Guarantor’s knowledge or consent):

(a)	any time, waiver, consent, forbearance or other indulgence given or agreed by the Finance Parties with any Obligor in respect of any of the Obligor’s obligations under the Finance Documents; or

(b)	any defence, legal limitation, disability or incapacity of any Obligor related to the Finance Documents; or

(c)	any amendments to or variations of the Finance Documents agreed by the Finance Parties with any Obligor; or

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(d)	the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any Obligor; or

(e)	any other circumstance which might otherwise constitute a defence available to, or discharge of, a Guarantor.

62.6	Waiver of rights

Each Guarantor specifically waives all rights under the provisions of the Norwegian Financial Agreements Act 1999 (as amended) not being mandatory provisions, including (but not limited to) the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

(a)	§ 63 (1) - (2) (to be notified of any Event of Default hereunder and to be kept informed thereof);

(b)	§ 63 (3) (to be notified of any extension granted to the Borrower in payment of principal and/or interest);

(c)	§ 63 (4) (to be notified of the Borrower’s bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

(d)	§ 65 (3) (that the consent of a Guarantor is required for the Guarantor to be bound by amendments to the Finance Documents that may be detrimental to its interest);

(e)	§ 67 (2) (about reduction of a Guarantor’s liabilities hereunder since no such reduction shall apply as long as any amount is outstanding under the Finance Documents);

(f)

§ 67 (4) (that a Guarantor’s liabilities hereunder shall lapse after ten (10) years, as that Guarantor shall remain liable hereunder as long as any amount is outstanding under any of the Finance Documents);

(g)

§ 70 (as no Guarantor shall have any right of subrogation into the rights of the Finance Parties under the Finance Documents until and unless the Finance Parties shall have received all amounts due or to become due to them under the Finance Documents);

(h)

§ 71 (as the Finance Parties shall have no liability first to make demand upon or seek to enforce remedies against the Borrower or any other security provided in respect of the Borrower’s liabilities under the Finance Documents before demanding payment under or seeking to enforce the Guarantee Obligations of a Guarantor hereunder);

(i)	§ 72 (as all interest and default interest due under any of the Finance Documents shall be secured by the Guarantee Obligations of a Guarantor hereunder);

(j)	§ 73 (1) - (2) (as all costs and expenses related to an Event of Default under this Agreement shall be secured by the Guarantee Obligations of a Guarantor hereunder); and

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(k)

§ 74 (1) - (2) (as a Guarantor shall not make any claim against the Borrower for payment until and unless the Finance Parties first shall have received all amounts due or to become due to them under the Finance Documents).

62.7	Deferral of Guarantor’s rights

Each of the Guarantors undertakes to the Finance Parties that for as long as any of the Finance Documents is effective:

(a)

following receipt by it of a notice from the Agent of the occurrence of any Event of Default which is unremedied, none of the Guarantors will make demand for or claim payment of any moneys due to that Guarantor from any Obligor, or exercise any other right or remedy to which any of the Guarantors are entitled in respect of such moneys unless and until all moneys owing or due and payable by any Obligor to the Finance Parties under the Finance Documents have been irrevocably paid in full;

(b)

if an Obligor shall become the subject of an insolvency proceeding or shall be wound up or liquidated, the Guarantors shall not (unless so instructed by the Agent and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation to pay any amounts recovered thereunder to the Agent) make any claim in such insolvency, winding-up or liquidation until all moneys owing or due and payable by any Obligor to the Finance Parties under the Finance Documents have been irrevocably paid in full;

(c)

if a Guarantor, in breach of paragraphs a) and/or b) above receives or recovers any money pursuant to any such exercise, claim or proof as therein referred to, such money shall be held by such Guarantor in custody for the Agent and immediately be paid to the Agent so as for the Agent to apply the same as if they were moneys received or recovered by the Agent under this Agreement; and

(d)	the Guarantors have not taken nor will they take from any Obligor any Security Interest whatsoever for the moneys hereby guaranteed.

62.8	Enforcement

(a)	No Finance Party shall be obliged before taking steps to enforce the Guarantee Obligations of any of the Guarantors under this Agreement:

(i)	to obtain judgement against any Obligor or any third party in any court or other tribunal;

(ii)	to make or file any claim in a bankruptcy or liquidation of any Obligor or any third party; or

(iii)	to take any action whatsoever against any Obligor or any third party under the Finance Documents, except giving notice of any payment due hereunder,

and each of the Guarantors hereby waives all such formalities or rights to which it would otherwise be entitled or which the Finance Parties would otherwise first be required to satisfy or fulfil before proceeding or making any demand against the Guarantors hereunder, except as required hereunder or by law.

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(b)

Any release, discharge or settlement between a Guarantor and the Finance Parties (or any of them) in relation to any Finance Document shall be conditional upon no payment made by the Borrower to the Finance Parties hereunder or thereunder being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason whatsoever. If any payment is void or at any time so set aside or ordered to be refunded, the Finance Parties shall be entitled subsequently to enforce the Guarantee Obligations of a Guarantor hereunder as if such release, discharge or settlement had not occurred and any such payment had not been made.

62.9	Additional security

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

62.10	Limitation of Guarantee Obligations

(a)

Notwithstanding any other provision of this Clause 18 (Guarantee and Indemnity), and without limiting the generality of the foregoing, the guarantee, indemnity and other obligations of each Obligor hereunder shall extend to all amounts that constitute part of the Guarantee Obligations and would be owed by any other Obligor to any Finance Party under or in respect of the Finance Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving such other Obligor.

(b)

Each Obligor, and by its acceptance of this Agreement, each Finance Party, hereby confirms that it is the intention of all parties that this Agreement and the obligations of each Obligor hereunder do not constitute a fraudulent transfer or conveyance for purpose of Insolvency Law (as hereinafter defined), any fraudulent conveyance act, fraudulent transfer act or any similar foreign law to the extent applicable to this Agreement and the obligations of the Obligors hereunder. To effectuate the foregoing intention, the Finance Parties and each Guarantor hereby irrevocably agree that the obligations of each Obligor under this Agreement and the other Finance Documents to which it is a party at any time shall be limited to the maximum amount as will result in the obligations of such Obligor hereunder and thereunder not constituting a fraudulent transfer or conveyance. For the purpose hereof, “Insolvency Law” means the law described in this paragraph or any law relating to any proceeding of the type referred to in Clause 25.6 (Insolvency) and Clause 25.7 (Insolvency proceeding) of this Agreement or any similar foreign law for the relief of debtors applicable to such Obligor.

62.11	Contribution Agreement

Each Obligor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Finance Party under this Agreement, any other Finance Document or any other guarantee, such Obligor will contribute, to the maximum extent permitted by law, such amounts to each other Obligor and each other guarantor so as to maximize the aggregate amount paid to the Finance Parties under or in respect of the Finance Documents.

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63.	SECURITY

63.1	First Ranking Security

(a)

The Obligors’ obligations and liabilities under the Finance Documents, including (without limitation) the Borrower’s obligation to repay the Facility together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Obligors towards the Finance Parties in connection with the Finance Documents (the “Secured Obligations”), shall at any and all times until all amounts due to the Finance Parties hereunder have been paid and/or repaid in full, be guaranteed and secured by the guarantees and indemnities granted by the Guarantors and the Borrower pursuant to Clause 18 and:

(i)	the Mortgage (including any deeds of covenant), subject to contractually agreed Quiet Enjoyment Letters (where required under a drilling contract with a third party);

(ii)	the Assignment of Earnings;

(iii)	the Assignment of Earnings Accounts;

(iv)	the Assignment of Insurances; and

(v)	the Share Charges.

(b)

Each of the Obligors undertakes to ensure that the above First Ranking Security Documents are duly executed by the parties thereto in favour of the Agent (on behalf of the Finance Parties) in form and substance satisfactory to the Agent (on behalf of the Finance Parties), legally valid and in full force and effect with first priority, and to execute or procure the execution of such further documentation (in form and substance satisfactory to the Agent (on behalf of the Finance Parties)) as the Agent may reasonably require in order for the relevant Finance Parties to maintain the security position envisaged hereunder.

(c)	In addition to the security set out above, the GIEK Lender Facility shall be secured by the GIEK Guarantee and the K-sure Facility by the K-sure Insurance Policy.

(d)	Any changes to the Assignment of Earnings may be made only with the consent of the Required Lenders, always to include KEXIM.

63.2	Second Ranking Security

(a)

The Secured Obligations shall at all times be secured by the Security contemplated under the Second Ranking Security Documents in favour of the Common Security Agent as security for the SDLP Facilities pursuant to the terms of the Intercreditor Agreement.

(b)

Each of the relevant Obligors undertakes to ensure and/or procure that the Second Ranking Security Documents are being duly executed by the parties thereto in favour of the Common Security Agent in form and substance satisfactory to the Common Security Agent (on behalf of the SDLP Finance Parties), legally valid and in full force and effect with second priority, and to execute or procure the execution of such further documentation as the Common Security Agent may reasonably require in

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order for the relevant Common Security Agent to maintain the security position envisaged under this Clause 19.2 (Second Ranking Security).

63.3	Agent as holder of Security Interest under Hungarian law

(a)	In this Clause:

‘Agent Claim’ has the meaning given to it in paragraph (b) below.

‘Finance Party Claim’ means any amount which an Obligor owes to a Finance Party under or in connection with the Secured Finance Documents; and

‘Secured Finance Documents’ means the Finance Documents, the GIEK Guarantee and the K-sure Insurance Policy.

(b)	Each Obligor must pay the Agent, as an independent and separate creditor, an amount equal to each Finance Party Claim on its due date (the “Agent Claim”).

(c)	Each Agent Claim is created on the understanding that the Agent must:

(i)	share the proceeds of each Agent Claim with the other Finance Parties; and

(ii)	pay those proceeds to the Finance Parties, in accordance with their respective interests in the amounts outstanding under the Secured Finance Documents.

(d)

The Agent may enforce performance of any Agent Claim in its own name as an independent and separate right. This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

(e)

Each Finance Party must, at the request of the Agent, perform any act required in connection with the enforcement of any Agent Claim. This includes joining in any proceedings as co-claimant with the Agent.

(f)

Unless the Agent fails to enforce an Agent Claim within a reasonable time after its due date, a Finance Party may not take any action to enforce the corresponding Finance Party Claim unless it is requested to do so by the Agent.

(g)	Each Obligor irrevocably and unconditionally waives any right it may have to require a Finance Party to join in any proceedings as co-claimant with the Agent in respect of any Agent Claim.

(h)

Discharge by an Obligor of a Finance Party Claim will discharge the corresponding Agent Claim in the same amount, and discharge by an Obligor of an Agent Claim will discharge the corresponding Finance Party Claim in the same amount.

(i)	The aggregate amount of the Agent Claims will never exceed the aggregate amount of Finance Party Claims.

(j)	A defect affecting an Agent Claim against an Obligor will not affect any Finance Party Claim. A defect affecting a Finance Party Claim against an Obligor will not affect any Agent Claim.

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(k)

If the Agent returns to any Obligor, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Finance Party, that Finance Party must repay an amount equal to that recovery to the Agent and the Agent Claim as well as the corresponding Finance Party Claim shall be reinstated to an amount as if such recovery had not taken place.

(l)	This Clause 19.3 (Agent as holder of Security Interest under Hungarian law) applies for the purpose of determining the secured liabilities in the Security Documents governed by Hungarian law.

64.	REPRESENTATIONS AND WARRANTIES

Each of the Obligors represents and warrants to each Finance Party as set out below.

64.1	Status

Each Obligor is a corporation duly incorporated or a limited liability company duly formed or incorporated, as the case may be, organised and validly existing under the laws of their jurisdiction of incorporation as set out in Schedule 8 (Corporate Structure) and registration and have the power to own their assets and carry on their business as they are currently being conducted.

64.2	Binding obligations

(a)

Subject to (b) below, the Finance Documents to which any Obligors are a party constitute legal, valid, binding and enforceable obligations, and each Security Document creates the security interests which that Security Document purports to create and those security interests are legal, valid, binding and enforceable with its intended priority and no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Finance Documents enforceable in accordance with their terms against the Obligors, save for any UCC (Uniform Commercial Code) filings or the registration of the Mortgage with the relevant Ship Registry which shall be completed on or before the Utilisation Date of the Facility (and the registration of the relevant Security Documents (if any) with the relevant Company Register of the Obligors which shall be completed within the applicable time limit in each relevant jurisdiction).

(b)	Finance Documents which according to this Agreement are not deemed to be delivered until the relevant Utilisation Date, will be in compliance with (a) above from that Utilisation Date.

64.3	No conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	any law or regulation or any order or decree of any judicial or official agency or court;

(b)	any constitutional documents of such Obligor;

(c)	the Satisfactory Drilling Contracts; or

(d)	any agreement or document to which it is a party or by which it is bound.

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64.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate actions to authorise its entry into and delivery of, performance, validity and enforceability of the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

64.5	Authorisations and consents

All authorisations, approvals, consents and other matters, official or otherwise, required (i) in connection with the entering into, performance, validity and enforceability of the Finance Documents and the transactions contemplated hereby and thereby and (ii) for it to carry on its business as currently being conducted have been obtained or effected and are in full force and effect.

64.6	Taxes

It has complied with all taxation laws in all jurisdictions where it is subject to taxation and has paid all Taxes and other amounts due to governments and other public bodies. No claims are being asserted against it with respect to any Taxes or other payments due to public or governmental bodies save as disclosed to the Lenders pursuant to Clause 23.4 (Taxation). It is not required to make any withholdings or deductions for or on account of Tax from any payment it may make under any of the Finance Documents.

64.7	No Default

(a)

No Event of Default, Default or any prepayment event pursuant to Clause 8 (Mandatory Prepayment and Cancellation) is existing or might reasonably be expected to result from the making of the Utilisation or the entry into and performance of or any transaction contemplated by any of the Finance Documents.

(b)

No other event or circumstance is outstanding which (in the reasonable opinion of the Agent or the Required Lenders) constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute a default under any Satisfactory Drilling Contract, Intra-Group Charterparty, other agreement or instrument which is binding on it or any of its Subsidiaries (if any) or to which its (or any of its Subsidiaries’ (if any)) assets are subject and which has or might have a Material Adverse Effect.

64.8	No misleading information

Any factual information, documents, exhibits or reports relating to the Obligors and their respective Subsidiaries and which have been furnished to the Finance Parties by or on behalf of the Obligors are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect or no omission to disclose any off-balance sheet liabilities or other information, documents or agreements which if disclosed could reasonably be expected to affect the decision of a Finance Party to enter into a Finance Document.

64.9	Original Financial Statements

(a)	Complete and correct. The Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause

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21 (Information Undertakings), save as disclosed to an Exchange, fairly and accurately represent the assets, liabilities and the financial condition of the Obligors and their respective Subsidiaries at the day that they were drawn up and have been prepared in accordance with the Accounting Principles consistently applied.

(b)

No undisclosed liabilities. As of the later of the date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), none of the Obligors or any of its Subsidiaries had any material liabilities, direct or indirect, actual or contingent, and there is no material, unrealised or anticipated losses from any unfavourable commitments not disclosed by or reserved against in the Original Financial Statements, the most recent delivered financial information or in the notes thereto (save as disclosed to the Exchange).

(c)

No material change. Since the later of the date of the Original Financial Statements and the financial information most recently delivered to the Agent or the Lenders pursuant to Clause 21 (Information Undertakings), there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of any Obligor or its Subsidiaries which might have a Material Adverse Effect.

64.10	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally.

64.11	No proceedings pending or threatened

No litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings (private or public) of or before any court, arbitral body or agency, which if adversely determined, might reasonably be expected to have a Material Adverse Effect, have been started or are pending or (to the best of its knowledge and belief) have been threatened against it.

64.12	No existing Security Interest

Save as described in Clause 19 (Security), as from the First Utilisation Date, no Security Interest exists over all or any of the present or future revenues or assets of such Obligor relating to assets being the subject of the Security Documents and all of the Obligors’ rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents.

64.13	No immunity

The execution and delivery by it of each Finance Document to which it is a party constitute, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes, and it will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any proceedings taken in relation to any Finance Document.

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64.14	No winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation, winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets.

64.15	No breach of laws

(a)

It has not (and none of its Subsidiaries have) breached any law or regulation which breach (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

(c)	It has not utilised any of the assets financed under the GIEK Guarantee in a way that would be in conflict with Norwegian legislation or secondary law.

64.16	Environmental laws

(a)

Each Obligor is in compliance with Clause 23.3 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which (in the opinion of the Agent or the Required Lenders) has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim and no other event or circumstances is outstanding which (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might constitute an Environmental Claim has been commenced or is pending (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, which (in the opinion of the Agent or the Required Lenders) have or are reasonably likely to have a Material Adverse Effect.

64.17	Ownership

Seadrill Capricorn owns one hundred per cent (100%) of the shares and ownership interest (directly) in the Borrower and the Intra-Group Charterer as described in Schedule 8 (Corporate Structure) hereto.

64.18	The Drillship

The Drillship is:

(a)

in the absolute ownership of the Borrower, free and clear of all encumbrances (other than current crew wages and the Mortgage) and, the Borrower is the sole, legal and beneficial owner of the Drillship;

(b)	registered in the name of the Borrower with a Ship Registry;

(c)	operationally seaworthy in every way and fit for service; and

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(d)	classed with a classification society acceptable to the Required Lenders, free of all overdue requirements and recommendations.

64.19	No money laundering

It is acting for its own account in relation to the Facility and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which an Obligor is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of money laundering and terrorist financing (amending Regulation (EU) No 648/2012 of the European Parliament and the Council and Commission Directive 2006/70/EC), as amended from time to time).

64.20	Corrupt practices

It has observed, and to the best of its knowledge and belief, parties acting on its behalf have observed in the course of acting for it, all applicable laws and regulations relating to bribery or corrupt practices.

64.21	Sanctions

No Obligor, nor any Subsidiary of any Obligor, nor any of their joint ventures, nor any of their respective directors, officers, employees, agents or representatives:

(a)	has breached any Sanctions;

(b)	is a Restricted Party; or

(c)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions.

64.22	FATCA

The Borrower is not resident for tax purposes in the United States of America. No Obligor is a “foreign financial institution” (“FFI”) as defined in Section 1471(d)(4) of the Code and United States Treasury Regulations Section 1.1471-5(d)-(e). No payment by any Obligor under the Finance Documents will be from sources within the United States of America for United States federal income tax purposes. The Borrower is a FATCA Exempt Party with respect to Earnings payable to it.

64.23	Non-Conflict

The Borrower agrees and acknowledges that any claim or defence that it may have or hold in respect of the Drillship contract with the Yard to which it is a party or any dispute arising in connection with that Drillship contract between the parties thereto, shall not affect its payment obligations under the Finance Documents.

64.24	Solvency

(a)	Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Finance Documents.

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(b)	Each Obligor is, and immediately upon giving effect to the transactions contemplated by the Finance Documents will be, Solvent.

64.25	Repetition

The representations and warranties set out in this Clause 20 are deemed to be made by each of the Obligors on the Closing Date and (except for the representations and warranties in Clause 20.21 (Sanctions)) shall be deemed to be repeated:

(a)	on the date of a Utilisation Request;

(b)	on each Utilisation Date;

(c)	on the first day of each Interest Period; and

(d)

in each Compliance Certificate forwarded to the Agent pursuant to Clause 21.2 (Compliance Certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest).

65.	INFORMATION UNDERTAKINGS

The Parent and the Borrower give the undertakings set out in this Clause 21 to each Finance Party and such undertakings shall remain in force throughout the Security Period;

65.1	Financial statements

(a)

The Parent shall supply to the Agent in sufficient copies for all of the Lenders as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of the Obligors’ financial year respectively;

(i)	the audited consolidated financial statements for the Group; and

(ii)	the audited (to the extent applicable) annual unconsolidated accounts for that financial year of the Borrower.

(b)

The Parent and the Borrower shall provide to the Agent as soon as reasonably practicable, but in any event within seventy (70) days after each relevant Quarter Date, the unaudited consolidated accounts of the Group for that financial quarter and the unaudited unconsolidated financial statements for the Borrower for that financial quarter;

(c)

The Parent shall provide to the Agent as soon as reasonably practicable and in any event within seventy (70) days after each Quarter Date, copies of the Group’s consolidated Cash Flow Projections for the following three (3) calendar years after such dates; and

(d)

any other information in respect of the business, properties or condition, financial or otherwise, of the Parent and the Borrower or any of their Subsidiaries as the Agent or any of the Lenders may from time to time reasonably request.

65.2	Compliance Certificate

The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 21.1 (Financial statements), a Compliance Certificate signed by an authorised officer of the Parent setting out (in reasonable detail) inter alia computations as

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to compliance with Clause 22 (Financial Covenants) as at the date at which those financial statements were drawn up together with any relevant supporting documentation enabling the Lenders to determine and monitor the Parent and the Borrower’s compliance with Clause 22 (Financial Covenants) and Clause 24.3 (Insurances), together with confirmation that the Drillship is employed on the Satisfactory Drilling Contracts.

65.3	Requirements as to financial statements

(a)

The Parent shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) consist of balance sheets, profit and loss statements and cash flow analysis and is prepared using Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for each of the Obligors, as the case may be, unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Accounting Principles, the accounting practices or reference periods and its Auditors deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(b)

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

65.4	Information—miscellaneous

The Parent and the Borrower shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

all documents dispatched by the Parent (and by each of the Obligors, to the extent requested by the Agent) to its shareholders, or to or from its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of:

(i)

any breach of material contracts (including rig building contracts and charter contracts) or any material litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings which is current, threatened, alleged or pending against any of the Obligors or any member of the Group; and

(ii)	any changes to the senior management of (A) the Parent or (B) any member of the Group where the change of senior management concerned is of material significance to the Group as a whole;

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(c)

immediately such further information regarding the business, properties, assets and operations (financial or otherwise) of the Obligors and its Subsidiaries as any Finance Party (through the Agent) may reasonably request;

(d)	all filings with or report forwarded to any Exchange; and

(e)	such updates or forecasts as the Agent may reasonably request.

65.5	Notification of Default

The Parent and the Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

65.6	Notification of Environmental Claims

The Parent and the Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)	if any material Environmental Claim has been commenced or (to the best of the Obligors’ knowledge and belief) is threatened against any of the Obligors or the Drillship; and

(b)

of any incident, event, fact or circumstances which will or are reasonably likely to result in any material Environmental Claim being commenced or threatened against any of the Obligors, or the Drillship.

65.7	Information of new contracts

(a)	The Parent and the Borrower shall provide the Agent with information on any new employment contract in respect of the Drillship five (5) days prior to entering into any such contract.

(b)	The Parent and the Borrower shall procure, prior to entering into any new employment contract in respect of the Drillship, that a Contract Memo for that employment contract is sent to the Agent.

65.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Closing Date;

(ii)	any change in the status of an Obligor after the Closing Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for

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itself or, in the case of any prospective new Lender, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of any prospective new Lender, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

66.	FINANCIAL COVENANTS

The financial covenants in this Clause 22 are granted in favour of each Finance Party by the Parent and such financial covenants shall remain in force throughout the Security Period and are to be tested quarterly.

66.1	Minimum Liquidity

The Parent shall procure that:

(i)	the Minimum Group Liquidity shall not fall below USD 150,000,000; and

(ii)	the Minimum Non-TLB SDLP Obligor Group Liquidity shall not fall below USD 25,000,000, stepping up to USD 50,000,000 upon the earlier to occur of:

(A)

a final, non-appealable judgement of an English court being given, or a binding settlement being reached, in respect of the USD 277,000,000 West Leo litigation with Tullow plc in favour of Seadrill Ghana and, in either case, receipt by Seadrill Ghana of the full amount of (in the case of such final, non-appealable judgement) any amount awarded or (in case of such settlement) any settlement amount agreed to be paid to Seadrill Ghana; and

(B)	31 December 2018,

provided that no breach of this covenant under either paragraph (i) or paragraph (ii) will occur if any non-compliance of this Clause has been remedied or waived within five (5) Business Days of such breach.

66.2	Combined Senior Secured Net Leverage Ratio – TLB Covenant

(a)	The Parent shall procure that:

(i)	the TLB Rigs Combined Senior Secured Net Leverage Ratio will not exceed 5.00:1.00 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending 30 June 2017); and

(ii)	the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio will not exceed as of the last day of any fiscal quarter ending on a date:

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(A)	from and including the Effective Time until and including 30 June 2019, 3.50:1.00; and

(B)	from and including 1 July 2019 until the Final Maturity Date, 3.00:1.00.

(b)

For the purposes of this Clause all capitalised terms used in this Clause, other than the “Parent”, shall have the meaning given to the term in Schedule 11 (Senior Secured Net Leverage Ratio – Definitions) and shall be construed and interpreted when they are used in this Clause (and only for this purpose) in accordance with the law of the State of New York.

66.3	Financial testing

Except as set forth in Schedule 11 (Senior Secured Net Leverage Ratio – Definitions), the financial covenants set out in this Clause 22 shall be calculated in accordance with Accounting Principles applicable to the Original Financial Statements and tested by reference to the latest financial statements (whether audited or unaudited) and each Compliance Certificate, and presented to the Agent in satisfactory form and substance.

67.	GENERAL UNDERTAKINGS

Each Obligor gives the undertakings set out in this Clause 23 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

67.1	Authorisations etc.

Each of the Obligors shall promptly:

(a)	obtain, comply and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent (if so requested) of,

any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

67.2	Compliance with laws and sanctions

(a)

Each of the Obligors shall, and shall procure that each member of the Group will, comply in all respects with all laws and regulations and constitutional documents to which it and the Drillship may be subject, where failure to do so, in the opinion of the Agent or the Required Lenders, has or is reasonably likely to have a Material Adverse Effect.

(b)

Each of the Obligors shall, and shall procure that each member of the Group will, comply in all respects with Sanctions, including, but not limited to laws, regulations and executive orders relating to the U.S. economic embargoes of countries, entities or individuals as administered by the Treasury Department, Office of Foreign Assets Control, and in the event of non-compliance, the Borrower shall prepay in accordance with Clause 8.3 (Sanctions).

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67.3	Environmental compliance

Each Obligor shall (and shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so, (in the opinion of the Agent) has or is reasonably likely to have a Material Adverse Effect.

67.4	Taxation

Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not (in the opinion of the Agent or the Required Lenders) have or is not reasonably likely to have a Material Adverse Effect

None of the Obligors may change its residence for Tax purposes.

67.5	Pari passu ranking

Each of the Obligors shall ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls.

67.6	Title

The Borrower shall, and the Parent shall procure that the Intra-Group Charterer shall (to the extent applicable), hold full legal title to and own the entire beneficial interest in the Drillship, any Satisfactory Drilling Contract, the Intra-Group Charterparty, the Insurances and their Earnings, free of any Security Interest and other interests and rights of every kind, except for those created by the Finance Documents and as set out in Clause 23.7 (Negative pledge).

67.7	Negative pledge

(a)	None of the Obligors shall create any Security Interest other than Permitted Encumbrances related to any asset subject to any of the Security Documents under the Facility.

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(b)

The Borrower shall not create or permit to subsist any Security Interest save for Permitted Encumbrances over any of its present or future undertakings, property, assets, rights or revenues (whether secured by the Security Documents or not).

(c)	No lien, encumbrance, pledge or other obligations will be granted or created in respect of the share capital of the Intra-Group Charterer.

(d)	None of the Obligors shall dispose of or encumber any employment contract in respect of the Drillship unless consented to by the Agent (acting on behalf of all Lenders).

67.8	Change of business and constitutional documents

(a)

Except with the prior written consent of the Agent, the Obligors will not, and the Parent shall ensure that no other member of the Group will, cease to carry on or make any change in all or any part of its business and activities as conducted as of the Closing Date, or carry on any other business, except for similar related business as presently conducted. No Obligor will change the place of its jurisdiction or its organisation without the prior written consent of the Agent.

(b)

The Parent shall procure that none of the material terms of the Operating Agreement are amended, terminated, or waived without the prior written consent of the Agent (on behalf of the Required Lenders).

67.9	Finance Documents

The Obligors shall perform all of their obligations under the Finance Documents at all times in the manner and upon the terms set out therein.

67.10	Undertaking to procure subordination of additional debt

(a)

Subject to Clause 23.7 (Negative pledge), the Obligors undertake to procure (in terms acceptable to the Required Lenders) the subordination, in point of payment and priority, of any Financial Indebtedness, which is secured by such assets subject to the Security Documents, of any member of the Group created on or after the Closing Date, to any debt created pursuant to this Agreement.

(b)

Any subordination and associated ranking created pursuant to the terms of the Intercreditor Agreement, the Subordination Undertaking and any related finance document shall be deemed acceptable and satisfactory to the Required Lenders in respect of the subject matter thereof.

67.11	Mergers and demergers

(a)

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will (i) enter into any merger or consolidation with any other company unless with another Group member and (a) each Obligor will survive as a separate legal entity remaining bound in all respects by its obligations and liabilities under the Finance Documents and (b) the Borrower will continue to be a special purpose company, owning only the Drillship or (ii) demerge itself into any two or more companies.

(b)	None of the Obligors shall undergo any restructuring.

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67.12	Financial year

Except with the prior written consent of the Required Lenders, the Obligors will not, and shall procure that no other member of the Group will, alter its financial year end.

67.13	Earnings Accounts

(a)

The Borrower and the Intra-Group Charterer shall open and maintain for the duration of the Facility one Earnings Account each in its name and shall procure that all Earnings (excluding service income for manning, services and procurement, etc. held with separate third party contractors for the purpose of optimizing the fiscal structure of the drilling operations) are paid to the Earnings Account.

(b)

The amounts in the Earnings Accounts shall be freely available to the Borrower and/or the Intra-Group Charterer (as applicable) subject always to (i) any such amount being applied in accordance with the provisions of this Agreement and (ii) no Default has occurred and is continuing and no notice has been given to the Borrower or the Intra-Group Charterer by the Agent that such amounts shall not be freely available.

(c)	Each relevant Obligor shall provide available statements regarding its Earnings Account upon request from the Agent.

67.14	Dividends

(a)	The Parent may

(i)	pay dividends (or make any other distributions to its shareholders),

(ii)	buy-back its own common stock and/or

(iii)	make new material investments in any company, shares, common stock or enter into any kind of new forward contracts (including total return swaps),

only to the extent that

(A)	no Default is continuing or would result from the proposed transaction, and

(B)	after giving effect to such transaction, the Parent and its Subsidiaries are in compliance with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement.

(b)

To the extent the Parent has issued preference capital, any mandatory yield (interest) payments on such preference capital shall not be treated as dividend (or other distribution to its shareholders) for the purpose of this Clause 23.14.

(c)	If an Event of Default has occurred and is continuing, the Borrower and Seadrill Gulf Vela may not pay dividends (or make any other distributions to its shareholders) or buy-back its own common stock.

67.15	Restrictions on indebtedness

(a)	Neither the Borrower nor the Intra-Group Charterer shall incur, create or permit to subsist any Financial Indebtedness.

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(b)	The restrictions in paragraph (a) above do not apply to:

(i)	Financial Indebtedness incurred pursuant to the Finance Documents;

(ii)

intercompany loans and advances on the conditions that the loans or advances are subordinated pursuant to the Subordination Undertaking and unsecured in a form and substance satisfactory to the Agent; or

(iii)	Financial Indebtedness incurred by the Intra-Group Charterer by way of guarantees provided by the Intra-Group Charterer in relation to any financing of a vessel or rig in the Group.

67.16	Transactions with Affiliates

Each Obligor shall (and shall procure that each Subsidiary will) procure that all transactions entered into with an Affiliate are made on market terms and otherwise on arm’s length terms.

67.17	Disposals

Subject to Clause 8 (Mandatory Prepayment and Cancellation), no Obligor shall:

(a)

enter into a single transaction or series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease out, transfer, or otherwise dispose of the Drillship, Satisfactory Drilling Contract or other asset being the subject of a Security Interest pursuant to the Security Documents or the whole or a substantial part of its other assets, without the prior written consent of the Agent; or

(b)	enter into any transaction to sell, lease, transfer or otherwise dispose of any of its assets other than made on market value and arm’s length terms.

67.18	Financial Support

The Borrower shall not provide, procure, create or permit to subsist any Financial Support (including contingent support) other than:

(a)	Financial Support permitted pursuant to the Finance Documents; or

(b)	Financial Support consented to by the Required Lenders.

67.19	Centre of Main Interest

None of the Obligors shall change its centre of main interest or establishment to another jurisdiction without obtaining the prior written consent from the Required Lenders.

67.20	Assignment of contracts

If an Event of Default has occurred and is continuing the Obligors will, upon the Agent’s request, make its best endeavours to have assigned the rights and obligations under contracts pertaining to the Drillship (with members of the Group as well as ultimate charterers) to one or several parties nominated by the Agent.

67.21	Sale or Total Loss of the Drillship

The Obligors will ensure that the Drillship is not sold in whole or in part without prior written notice to the Agent, and in the event of such sale or in the event of a Total Loss,

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make such prepayment as provided for in Clause 8.1 (Total Loss or sale) and comply with Clause 24.12 (Total Loss).

67.22	Investment Restrictions

(a)

Subject to Clause 23.14(a) (ii) and (iii) (Dividends Parent) and subject to paragraph (b) below, the Parent shall not, and shall ensure that no member of the Group (excluding the Borrower) shall make any investments and acquisitions unless:

(i)

after giving effect to any such investment, the Parent and its Subsidiaries are in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the investment or acquisition made) compliance (evidenced by adjusted financial calculations taking into account any effect of the investment or acquisition made) with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement; and

(ii)	no Default is continuing or would result from the proposed investment and acquisition.

(b)

The Borrower shall not make any further investments or acquisitions, except for any capital expenditure or investments related to ordinary upgrade or maintenance work of the Drillship as permitted for alterations pursuant to Clause 24.4 (Alteration to the Drillship).

67.23	Ownership

(a)	The Seadrill Entity and the Parent shall collectively control Seadrill Capricorn by owning one hundred per cent (100%) of the shares (vote and capital) in Seadrill Capricorn.

(b)	Seadrill Member shall solely continue to be “the Seadrill Member”.

(c)	Seadrill Capricorn shall own directly one hundred per cent (100%) of the shares (vote and capital) of the Borrower and the Intra-group Charterer.

(d)	The Drillship shall be owned by the Borrower.

(e)	Subject to paragraphs (a) to (d) above, immediately upon a change to the ownership structure as set out in Schedule 8 (Corporate Structure), the Parent shall advise the Agent of such change.

67.24	Corrupt Practices

Each Obligor shall act in compliance with all applicable laws and regulations relating to bribery and corrupt practices and shall use all reasonable endeavours to procure that any person acting on its behalf acts in such manner in the course of acting for it.

67.25	Use of proceeds

No proceeds of a Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they be otherwise, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

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67.26	Listing

The Parent shall maintain its listing at an Exchange.

67.27	GIEK Guarantee and K-sure Insurance Policy

(a)

The Borrower shall at all times comply with the terms and conditions contained in the GIEK Guarantee and the K-sure Insurance Policy, incorporated herein by reference as if said conditions in the GIEK Guarantee and the K-sure Insurance Policy were set out in full in this Agreement.

(b)

The Borrower shall, for as long as any amount is outstanding under the GIEK Lender Facility and/or the K-sure Facility, procure that its obligations and liabilities hereunder in respect of such Facilities are secured by the GIEK Guarantee and the K-sure Insurance Policy (as applicable) satisfactory to the GIEK Lender and the K-sure Lenders respectively (in their sole discretion).

67.28	Extension of TLB RCF

The Parent shall use reasonable endeavours to obtain consent from the lenders of the TLB RCF to extend its maturity date so that the Final Maturity Date under this Agreement falls prior to that of the TLB RCF.

67.29	Sanctions

Each Obligor shall ensure that none of their, nor any of their Subsidiaries’, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, is a person listed on any Sanctions List and in the event of non-compliance, the Borrower shall prepay in accordance with Clause 8.3 (Sanctions).

68.	DRILLSHIP COVENANTS

The Obligors give the undertakings set out in this Clause 24 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

68.1	Minimum Market Value

(a)

Subject to sub-paragraph (b) below, the Obligors will procure that the Market Value of the Drillship is (i) at least one hundred and twenty five per cent (125%) of the sum of the Loans from the Closing Date and up until the third anniversary thereafter and (ii) at least one hundred and forty per cent (140%) of the sum of the Loans from the third anniversary of the Closing Date and up until the relevant Final Maturity Date. For the avoidance of doubt, Clause 8.4 (Minimum Market Value) will not apply whilst the covenant in this Clause 24.1 is suspended.

(b)

The covenant in sub-paragraph (a) above has been waived by the Finance Parties up until the Final Maturity Date and the provisions of sub-paragraph (a) above are therefore suspended until the Final Maturity Date.

68.2	Market Valuation of the Drillship

(a)	The Parent shall (at its own expense):

(i)

arrange for the Market Value of the Drillship to be determined and valued in order for the same to be communicated to the Agent (but not for the purpose of determining any compliance with Clause 24.1 (Minimum Market Value)) at

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the same time as each Compliance Certificate is delivered to the Agent pursuant to Clause 21.2 (Compliance Certificate) for the financial quarters ending 30 June and 31 December each year; and

(ii)	if an Event of Default has occurred and is continuing, upon the Agent’s request, arrange for the Market Value of the Drillship to be determined.

(b)

For the avoidance of doubt, there shall be no requirement for the Parent to provide the Market Value of the Drillship in any Compliance Certificate delivered to the Agent in respect of any testing period after the date of this Agreement.

68.3	Insurance

(a)

Each Obligor shall maintain or ensure that the Drillship is insured against such risks, including the following risks; Hull and Machinery, Protection & Indemnity (including an adequate club cover for pollution liability as normally adopted by the industry for similar Drillship), Hull Interest and/or Freight Interest and War Risk (including piracy, terrorism and confiscation) insurances, in such amounts and currencies, on such terms (applying the terms of the Nordic Marine Insurance Plan of 2013, version 2016 (as amended from time to time)) and with such insurers and placed through insurance brokers as the Agent shall approve as appropriate for an internationally reputable major drilling contractor (such approval not to be unreasonably withheld). The Borrower shall seek the approval of the Agent, on behalf of the Lenders, prior to placing any insurances through any captive vehicle

(b)

The insured value of the Drillship shall at all times be at least equal to or higher than the Market Value of the Drillship. The aggregate insured value of the Drillship (after its respective delivery), shall at all times be at least equal to the higher of the aggregate Market Values of the Drillship and one hundred and twenty per cent (120.00%) of the outstanding Loans.

(c)

The value of the Hull and Machinery insurance shall cover at least eighty per cent (80.00%) of the Market Value of the Drillship and the aggregate insured values in the hull and machinery insurances of the Drillship, shall at all times be at least equal to the outstanding Loans.

(d)

The Borrower shall procure that the Agent (on behalf of the Finance Parties) is noted as first priority mortgagee and sole loss payee in the insurance contracts, together with the confirmation from the underwriters to the Agent that the notice of assignment with regards to the Insurances and the loss payable clauses (with a monetary threshold of USD twenty five million (25,000,000)) are noted in the insurance contracts and that standard letters of undertaking confirming this are executed by the insurers, always provided that the evidence thereof is in form and substance satisfactory to the Agent (on behalf of the Finance Parties). The Borrower shall provide the Agent with details of terms and conditions of the insurances and break down of insurers.

(e)

Not later than seven (7) days prior to the expiry date of the relevant Insurances, the Borrower shall procure the delivery to the Agent of a certificate from the insurance broker(s) or the Insurers, confirming that the Insurances referred to in paragraph a) have been renewed and taken out in respect of the Drillship with insured values as

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required by paragraph b), that such Insurances are in full force and effect and that the Agent (on behalf of the Finance Parties) have been noted as first priority mortgagee by the relevant insurers.

(f)

The Agent will effect, at the Borrower’s expense and for the exclusive benefit of the Lenders, mortgagees’ interest insurance and mortgagees’ additional perils and pollution insurance on such terms as the Agent may approve, covering (100%) of the Loan.

(g)

If any of the Insurances referred to in paragraph a) form part of a fleet cover, the Borrower shall procure that the insurers shall undertake to the Agent that they shall neither set-off against any claims in respect of the Drillship any premiums due in respect of other Drillship under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other drillships, ships or rigs under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Drillship if and when so requested by the Agent.

(h)

The Borrower shall procure that the Drillship always is employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe.

(i)	The Borrower will not make any material change to the Insurances described under paragraph a) and b) above without the prior written consent of the Agent (on behalf of the Lenders).

(j)

Each of the Insurances shall be reviewed, at the cost of the Borrower, by the Lender’s insurance advisor on an annual basis on each date on which the Insurances are due for renewal if so required by the Agent.

68.4	Alteration to the Drillship

Each Obligor shall ensure that the Drillship is not materially altered except as necessary in the ordinary course of business and upon prior written notice to the Agent, and then only if and to the extent such alternation is carried out in accordance with the terms of the contractual obligations pertaining to the Drillship existing at the Closing Date.

68.5	Trading, Classification and repairs

The Obligors shall keep or shall procure that:

(a)	the Drillship is kept in a good, safe and efficient condition and state of repair consistent with prudent ownership and management practice;

(b)

that the Drillship maintain its class at the highest level with Det Norske Veritas, Lloyd’s Register, American Bureau of Shipping or another classification society approved by the Required Lenders, free of any overdue recommendations and qualifications;

(c)

they comply with the laws, regulations (statutory or otherwise), constitutional documents, sanctions regimes and international conventions applicable to the classification society, the Ship Registry, the Obligors (ownership, operation,

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management and business ) and to the Drillship in any jurisdiction in which the Drillship or the Obligors may operate from time to time;

(d)

the Drillship does not enter the territorial waters (12 mile limit) of the United States of America unless (i) it is an emergency situation, (ii) if no Event of Default has occurred and is continuing, upon obtaining the prior written consent from the Agent, or (iii) if an Event of Default has occurred and is continuing, upon obtaining the prior written consent of the Lenders; and

(e)	they provide the Agent of evidence of such compliance upon request from the Agent.

68.6	Notification of certain events relating to the Drillship

The Parent and the Borrower shall immediately notify the Agent of:

(a)	any accident to the Drillship involving repairs where the costs will or are likely to exceed USD twenty five million (25,000,000) (or the equivalent amount in any other currency);

(b)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with;

(c)	any exercise or purported exercise of any capture, seizure, arrest or lien on any of the assets secured by the Security Documents; and

(d)	any occurrence as a result of which the Drillship has become or is, by the passing of time or otherwise, likely to become a Total Loss.

68.7	Operation of the Drillship

Each Obligor shall comply, and procure that any charter and manager complies in all material respects with all Environmental Laws and all other laws or regulations relating to the Drillship, its ownership, operation and management or to the business of the Obligor and shall not employ the Drillship nor allow its employment:

(a)	in any manner contrary to law or regulation in any relevant jurisdiction; and

(b)

in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of the Drillship unless the Borrower has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for good ship owners trading drillships within the territorial waters of such country at such time and has provided evidence of such cover to the Agent.

68.8	ISM Code, ISPS Code etc.

The Borrower shall comply and shall procure that a charter and/or manager comply with the ISM Code, ISPS Code, Marpol and any other international maritime safety regulation relevant to the operation and maintenance of the Drillship and provides copies of certificates evidencing such compliance to the Agent upon written request thereof.

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68.9	Inspections and class records

(a)

The Borrower shall permit, and shall procure that any charterers and/or managers permit, one person appointed by the Agent to inspect upon the Agent giving prior written notice the Drillship once a year, as long as such inspection does not interfere with the operation of the Drillship (unless there is an Event of Default which is continuing, in which case, the foregoing restriction shall not apply). Such inspection shall be for the account of the Borrower.

(b)

The Borrower shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Drillship.

68.10	Surveys

The Borrower shall submit to or cause the Drillship to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the Ship Registry of the Drillship and if consented to by the Agent pursuant to Clause 24.13 (Ship Registry, name and flag) such parallel Ship Registry of the Drillship.

68.11	Arrest

The Obligors shall promptly pay and discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any of the Security Interests each Security Document creates or purports to create;

(b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the Security Interests each Security Document creates or purports to create; and

(c)	all other outgoings whatsoever in respect of any of the Security Interests each Security Document creates or purports to create,

and forthwith upon receiving a notice of arrest of the Drillship, or their detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or providing the provision of security or otherwise as the circumstances may require.

68.12	Total Loss

In the event that the Drillship shall suffer a Total Loss, the Obligors shall as soon as possible and in any event within ninety (90) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be paid to the Agent for application in accordance with Clause 8.1 (Total Loss or sale).

68.13	Ship Registry, name and flag

The Borrower shall:

(a)	procure that the Drillship is registered in the name of the Borrower in the Ship Registry; and

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(b)

not change Ship Registry, name or flag of the Drillship or parallel register the Drillship in any Ship Registry without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed). If such change would be to a ship registry, flag or parallel registry which is not generally recognised by the oil industry, then such change is subject to the prior written consent of all Lenders. The Agent may determine whether a register or flag is “generally recognised”, upon consultation with the Lenders, and the Agent may pursuant to Clause 28.13 (Rights and discretions of the Agent), rely upon the advice of experts and/or advisors appoints by it to make such determination).

68.14	Management

A company (being a wholly owned Subsidiary of the Seadrill Entity) shall perform management services in respect of the Drillship and neither a material change nor any other adverse change (having an adverse effect on the Finance Parties’ rights and/or obligations under the Finance Documents) to such existing management arrangements shall be made without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed).

69.	EVENTS OF DEFAULT

(a)	Each of the events or circumstances set out in this Clause 25 is an Event of Default (except for Clauses 25.18 (Acceleration) and 25.19 (Automatic Acceleration)).

(b)

Notwithstanding anything to the contrary herein or any other Finance Document, no Default or Event of Default shall arise, directly or indirectly, as a result of, or otherwise in connection with the Seadrill Entity and/or any of its Subsidiaries (for the avoidance of doubt excluding any member of the Group) taking any action (or otherwise being subject to a proceeding) described in Clauses 25.3 (Other obligations) (other than arising as a result of breach of paragraph (a) and/or (b) of Clause 23.23 (Ownership) or paragraph (b) of Clause 23.8 (Change of business and constitutional documents)), 25.5 (Cross default), 25.6 (Insolvency), 25.7 (Insolvency proceedings) and 25.8 (Creditor’s process), including as a result of any indebtedness accelerating or otherwise not being paid in connection therewith.

69.2	Non-payment

Any of the Obligors does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Obligor; and

(b)	payment is made within three (3) Business Days of its due date.

69.3	Financial Covenants and Insurance

Any requirement in Clause 22 (Financial Covenants) and/or Clause 24.3 (Insurance) is not satisfied.

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69.4	Other obligations

(a)	Any of the Obligors does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Financial Covenants and Insurance)).

(b)

No Event of Default under (a) above will occur if the failure to comply is (in the reasonable opinion of the Agent) capable of remedy and is remedied within thirty (30) calendar days of the earlier of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

69.5	Misrepresentations

Any representation, warranty or statement made or deemed to be made by any of the Obligors in the Finance Documents or any other document delivered by or on behalf of the Obligors under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

69.6	Cross default

(a)	Any Financial Indebtedness of any Obligor or any other member of the Group (including under the TLB Agreement) is not paid when due nor within any originally applicable grace period;

(b)

any Financial Indebtedness of any Obligor or any other member of the Group (including under the TLB Agreement) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)

any commitment for any Financial Indebtedness of any Obligor or any other member of the Group (including under the TLB Agreement) is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described); or

(d)

any creditor of any Obligor or any other member of the Group is entitled to declare any Financial Indebtedness of any Obligor or any other member of the Group (including under the TLB Agreement) due and payable prior to its specified maturity as a result of an event of default (however described)

in circumstances where the aggregate amount of all such Financial Indebtedness referred to in all or any of sub-clauses (a) to (d) is USD twenty five million (25,000,000) (or its equivalent in other currencies) or more.

69.7	Insolvency

(a)

Any of the Obligors or any other Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any of the Obligors or any other Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any of the Obligors or any other Material Subsidiary.

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69.8	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of any Obligor or any other Material Subsidiary;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any other Material Subsidiary;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of any Obligor or any other Material Subsidiary; or

(d)	enforcement of any Security Interest over any assets of any Obligor or any other Material Subsidiary.

69.9	Creditor’s process

Any maritime lien or other lien (not being a Permitted Encumbrances), expropriation, injunction restraint, arrest attachment, sequestration, distress or execution affects any asset secured by the Security Documents or undertakings, property, assets, rights or revenues (not secured by the Security Documents) of any Obligor, including the Satisfactory Drilling Contract, and is not discharged within thirty (30) days after any Obligor becoming aware of the same unless the Finance Parties have been provided with additional security in such form and substance and for such amounts as the Finance Parties may require.

69.10	Unlawfulness and invalidity

It is or becomes unlawful or impossible for any Obligor and/or any of the parties to any of the Security Documents to perform any of their respective obligations under the Finance Documents or for the Agent or any Lender to exercise any right or power vested to it under the Finance Documents.

69.11	Cessation of business

Any Obligor (whether by one or a series of transactions) suspends, changes or ceases to carry on (or threatens to suspend, change or cease to carry on) all or a material part of its business.

69.12	Material adverse change

Any event or series of events occur which, in the reasonable opinion of the Required Lenders has or may have a Material Adverse Effect.

69.13	Authorisation and consents

Any authorisation, licence, consent, permission or approval required in connection with the entering into, validity, enforcement, completion or performance of any of the Finance Documents or any transactions contemplated thereby is revoked, terminated or modified or otherwise cease to be in full force and effect.

69.14	Loss of Property

Any substantial part of an Obligor’s and/or of a Material Subsidiary of the Parent’s business or assets is destroyed, abandoned, seized, appropriated or forfeited or the authority or

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ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

69.15	Litigation

There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against any Obligor which in the opinion of the Agent or the Required Lenders has or could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

69.16	Failure to comply with final judgment

Any of the Obligors fails within five (5) Business Days after becoming obliged to do so to comply with or pay any sum in an amount exceeding USD twenty million (20,000,000) (or the equivalent in any other currencies) due from it under any final judgement or any final order (being one against which there is no right of appeal or if a right of appeal exists the time limit for making such appeal has expired and no appeal has been dismissed) made or given by any court of competent jurisdiction, provided, however, that such event shall not be deemed to constitute an Event of Default if the Obligor is entitled to insurance cover for the whole of such sum and the relevant insurers have confirmed liability and undertaken to make payment of the whole of such sum in writing to the person(s) entitled to payment and it is likely (in the reasonable opinion of the Required Lenders) that the insurers will be able to make such payment within thirty (30) days.

69.17	Amendment or termination of the Management Agreement or Omnibus Agreement

(a)

Any material amendment to, or termination or expiry of, the Omnibus Agreement or the Management Agreement occurs which would result in a material adverse effect on the operations, business, properties or financial condition of the Group taken as a whole.

(b)	The term “material adverse effect” shall be interpreted in accordance with the laws of the State of Delaware when used in (a) above (and only for this purpose).

69.18	Ownership of Seadrill Member

(a)	The Seadrill Entity ceases to own (directly or indirectly) one hundred per cent (100%) of the capital and voting rights of Seadrill Member.

(b)	No Event of Default under (a) above will occur if the breach is (in the reasonable opinion of the Agent) capable of remedy and is remedied within thirty (30) calendar days of such breach.

69.19	Acceleration

Upon the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Required Lenders (and in the case of (d) below, the Supra Majority Lenders), by written notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

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(b)

declare that all or part of the Loan together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand;

(c)	start enforcement in respect of the Security Interests established by the First Ranking Security Documents;

(d)	subject to the terms of the Intercreditor Agreement, direct the Common Security Agent to enforce the Second Ranking Security Documents; and/or

(e)

take any other action, with or without notice to the Borrower, exercise any other right or pursue any other remedy conferred upon the Agent or the Finance Parties by any of the Finance Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

69.20	Automatic Acceleration

Notwithstanding Clause 25.18 (Acceleration), if any Obligor or any other Material Subsidiary commences a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced under the US Bankruptcy Code against any Obligor and the petition is not controverted within 10 days, or is not dismissed within 45 days after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor, or any order of relief or other order approving any such case or proceeding is entered, the Facilities shall cease to be available to such Obligor and all obligations of such Obligor under Clause 18 (Guarantee and Indemnity) or any other provision of this Agreement or any other Finance Document to which such Obligor is a party shall become immediately due and payable, in each case automatically and without any further action by any Party.

70.	RECOURSE REQUIREMENTS AND RIGHT OF SUBROGATION

70.1	Payment from GIEK and K-sure

GIEK and K-sure shall be irrevocably and unconditionally authorised by the Borrower upon the occurrence of an Event of Default to pay any amounts demanded by the GIEK Lender under the GIEK Guarantee or by the K-sure Lenders under the K-sure Insurance Policy forthwith, without any reference or further authorisation from the Borrower and, save for manifest error, without being under any duty or obligation to enquire into the justification or validity thereof and/or dispute whether any claims or demands under the GIEK Guarantee or the K-sure Insurance Policy are properly or validly made, and notwithstanding that the Borrower may dispute the validity of any such claim or demand, GIEK and K-sure may accept any claim or demand under the GIEK Guarantee or K-sure Insurance Policy as binding upon GIEK and K-sure as conclusive evidence that they are liable to pay any such amount.

70.2	Right of subrogation only, rights of GIEK, New GIEK Lender and K-sure

(a)

GIEK and K-sure will when amounts have been paid under the GIEK Guarantee and/or the K-sure Insurance Policy (as applicable), automatically and without any notice or formalities of any kind whatsoever, have the right of subrogation into the rights of the GIEK Lender and the K-sure Lenders (respectively) under the Finance Documents in such proportion as have been paid by GIEK and/or K-sure under the GIEK

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Guarantee and/or the K-sure Insurance Policy respectively, and always subject to the terms of this Agreement. GIEK and/or K-sure shall by such subrogation have the same rights as relevant thereunder as if the Finance Documents were executed directly in favour of GIEK and/or K-sure as security for the rights of GIEK and/or K-sure against the Obligors, after having honoured claims under the GIEK Guarantee and/or the K-sure Insurance Policy, respectively. Each of the Obligors waives any right to dispute or delay a subrogation of the rights under the Finance Documents to GIEK and K-sure effectuated pursuant to the terms of this Agreement, and each of the Obligors undertakes to sign and execute any documents required by GIEK and K-sure in connection with a subrogation as aforesaid, and/or enforcement of the Finance Documents.

(b)

Without prejudice to the generality of the foregoing paragraph (a), to the extent that it is required to do so by K-sure pursuant to the terms of the K-sure Insurance Policy, the existing K-sure Lender shall cause a transfer or assignment to K-sure (by means of a Transfer Certificate or such other comparable instrument as may be required by K-sure) in respect of such part of its K-sure Lenders Commitment or (as the case may be) its portion of the K-sure Facility as is equal to the amount simultaneously paid to it by K-sure under the K-sure Insurance Policy.

(c)	GIEK and K-sure shall have the right to enforce and to enjoy the benefit of the rights given to them under this Agreement.

(d)

Until the Agent has been notified by the GIEK Lender and/or GIEK or the K-sure Lenders and/or K-sure (as the case may be) that GIEK and/ or K-sure (as the case may be) has subrogated into the rights of the GIEK Lender and/or the K-sure lenders (respectively), it shall be entitled to continue to make any payments to the GIEK Lender and the K-sure Lenders (as the case may be) as if the GIEK Lender and/or the K-sure Lenders were still entitled to such payments.

(e)

The New GIEK Lender shall, upon satisfaction in full of all amounts due to the relevant GIEK Lender, automatically and without any notice or formalities of any kind whatsoever, have the right of subrogation into the rights of the relevant GIEK Lender under the Finance Documents. Each of the Obligors waives any right to dispute or delay a subrogation of the rights under the Finance Documents to the New GIEK Lender effectuated pursuant to the terms of this Agreement, and each of the Obligors undertakes to sign and execute any document required by the New GIEK Lender in connection with a subrogation as aforesaid, and/or enforcement of the Finance Documents.

71.	CHANGES TO THE PARTIES

71.1	No assignment by the Obligors

None of the Obligors may assign or transfer or cause or permit to be assumed any part of, or any interest in, its rights and/or obligations under the Finance Documents.

71.2	Assignment by the Obligors in relation to a proposed MLP structure

The Borrower may request that the Group enters into an MLP structure for certain of the companies and assets of the Group, and the Finance Parties shall consider such request in their sole discretion, without any obligation to consent to such request.

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71.3	Assignments and transfers by the Lenders

A Lender (the “Existing Lender”) may, at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a “Transfer”), to:

(a)	another Existing Lender, or an Affiliate of an Existing Lender;

(b)	a central bank or federal reserve;

(c)

subject to the consent (such consent not to be unreasonably withheld) of K-sure (with respect to the K-sure Lenders), to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”), subject to (i) the prior consent of the Borrower and the Agent (such consents not to be unreasonably withheld or delayed and which shall be deemed to have been given fifteen (15) Business Days after being sought unless expressly refused within that period) and (ii) the transfer being in an amount of minimum USD fifteen million (15,000,000);

(d)

to any New Lender (as defined above in (c)) if (i) an Event of Default has occurred and is continuing or (ii) to the extent that such transfer or assignment is in connection with the implementation of any securitisation, covered bond program or any similar or equivalent transaction;

(e)	to any New GIEK Lender; or

(f)	K-sure, if or when K-sure pays out under the K-sure Insurance Policy.

Any assignment and transfer made by any of the Lenders shall be made by way of an assignment and transfer, and shall not constitute a novation.

71.4	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender, the New Lender (or New GIEK Lender, as applicable) shall, on the date upon which an assignment or transfer takes place pay to the Agent (for its own account) a fee of USD three thousand (3,000).

71.5	Additional requirements for transfer by GIEK Lender

Notwithstanding anything to the contrary in this Agreement, and with no prejudice to the other provisions relating to Transfers hereunder, the Agent shall only be obliged to execute a Transfer Certificate in relation to a Transfer by the GIEK Lender once:

(a)	it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to the transferee; and

(b)	the transferee has paid to the Agent for its own account the transfer fee set out in Clause 27.4 (Assignment or transfer fee).

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71.6	Limitations of responsibility of Existing Lenders

71.6.1	The Obligors’ performance

Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to the New Lender, or any New GIEK Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of the Obligors;

(c)	the performance and observance by any of the Obligors of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document.

71.6.2	New Lender’s and New GIEK Lender’s own credit appraisal

Each New Lender and New GIEK Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)

has made (and will continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)

will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

71.6.3	Re-transfer to an Existing Lender

Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender or a New GIEK Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(b)	support any losses directly or indirectly incurred by the New Lender or New GIEK Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

71.7	Procedure for transfer

Any Transfer shall be effected as follows:

(a)

the Existing Lender must notify the Agent of its intention to Transfer all or part of its rights and obligations by delivering a duly completed Transfer Certificate to the Agent duly executed by the Existing Lender and the New Lender (or New GIEK Lender, as the case may be);

(b)	subject to Clause 27.3 (Assignments and transfers by the Lenders), the Agent shall as soon as reasonably possible after receipt of a Transfer Certificate execute the

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Transfer Certificate and deliver a copy of the same to each of the Existing Lender and the New Lender (or New GIEK Lender, as the case may be); and

(c)	subject to Clause 27.3 (Assignments and transfers by the Lenders), the Transfer shall become effective on the Transfer Date.

71.8	Effects of the Transfer

On the Transfer Date:

(a)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, the Obligors and the Existing Lender shall be released from further obligations to one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (the “Discharged Rights and Obligations”), but the existing obligations owed by the Obligors under the Finance Documents shall not be released;

(b)

the Obligors and the New Lender or the New GIEK Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Obligors and the New Lender or the New GIEK Lender have assumed and/or acquired the same instead of the Obligors and the Existing Lender;

(c)

the Agent, the New Lender or the New GIEK Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender or the New GIEK Lender been an original Lender hereunder with the rights and/or obligations acquired or assumed by it as a result of the Transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender or the New GIEK Lender shall become a Party as a “Lender”.

71.9	Further assurances

Each of the Obligors undertakes to procure that in relation to any Transfer, each of the Obligors shall (at its own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender or any new GIEK Lender attains the benefit of the Finance Documents.

71.10	Disclosure of information

(a)	Any Lender may disclose:

(i)	to any of its Affiliates, branches, subsidiaries, its parent company, head office or regional office (together the “Permitted Parties”) and a potential assignee;

(ii)

to whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, including a central bank or federal reserve, this Agreement or any of the Obligors;

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(iii)	to auditors or professional advisers or service providers employed in the normal course of a Permitted Party’s business who are under a duty of confidentiality to the Permitted Parties;

(iv)	to any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party (including for the avoidance of doubt, K-sure and GIEK); and

(v)

to whom, to the extent that, information is required to be disclosed by (i) any law or applicable court or (ii) any governmental, supervisory or regulatory body with jurisdiction over the Permitted Party, such information about the Obligors and the Finance Documents as that Lender shall consider appropriate, provided that such disclosure shall, except if an Event of Default has occurred or is occurring, be subject to the prior written approval by the Borrower if such potential assignee is not an affiliate of any of the Lenders.

72.	ROLE OF THE AGENT

For the purposes of this Clause 28 only, a reference to a “Finance Document” or the “Finance Documents” means a Finance Document other than a Second Ranking Security Document or the Finance Documents other than the Second Ranking Security Documents, as applicable, unless otherwise indicated.

72.1	Appointment and authorisation of the Agent

(a)	Each Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)

Each other Finance Party hereby further designates, appoints and transfers to the Agent the respective rights of each other Finance Party to receive, hold, administer and enforce the Mortgage covering the Drillship, as trustee mortgagee on behalf of the Finance Parties, and to take such action as trustee mortgagee and to exercise such powers and discretion respecting the Mortgage as are delegated to a ship mortgagee under such Mortgage or by applicable law, together with such powers and discretion that are reasonably incidental thereto. The Agent, as trustee mortgagee hereby declares that it accepts the trust hereby created for the limited purpose of holding the Mortgage and exercising remedies thereunder and agrees to perform such trust for the sole use and benefit of the Finance Parties on the terms set forth herein and upon execution and delivery of the Mortgage. In its capacity as trustee mortgagee, the Agent is entitled to all of the protections and indemnities of the Agent.

72.2	Duties of the Agent

The Agent shall not have any duties or responsibilities except those expressly set forth in the Finance Documents, and the Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall:

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(a)	promptly forward to a Party the original or a copy of any document which is delivered to it in its capacity as Agent for the attention of that Party by another Party;

(b)	supply the other Finance Parties with all material information which the Agent, in its capacity as Agent, receives from the Obligors;

(c)	if it receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance is a Default, promptly notify the Finance Parties; and

(d)

if the Agent is aware of any non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) it shall promptly notify the other Finance Parties.

The Agent further agrees to act as security agent on behalf of the Lenders under and in connection with the First Ranking Security Documents, hereunder in connection with the signing, execution and enforcement of the First Ranking Security Documents.

72.3	Particular duties of the Agent in respect of GIEK and K-sure

The Agent shall:

(a)

calculate and inform the Borrower of interest and instalments, guarantee and insurance premiums and all amounts and sums due to the GIEK or K-sure pursuant to any Finance Document, the GIEK Guarantee, the K-sure Insurance Policy or the Fee Letters, receive (on behalf of the GIEK Lender, GIEK and K-sure) and make payments to GIEK and K-sure of such amounts and sums (to the extent actually received by the Agent);

(b)	supply GIEK and K-sure with financial information which the Agent has received in accordance with Clause 21.1 (Financial statements) and 21.2 (Compliance Certificate);

(c)	if it deems so appropriate, provide to GIEK and K-sure with any requests received from any Obligor;

(d)

supply GIEK and K-sure with any information that the Agent considers to be material, and which the Agent receives in its capacity as Agent from an Obligor or any security providers under the First Ranking Security Documents;

(e)

inform GIEK and K-sure of any Event of Default or other non-compliance by any Obligor in respect to Clause 6 (Repayment and Reduction), Clause 9.2 (Payment of interest), Clause 21.1 (Financial statements), Clause 21.2 (Compliance Certificate) and 24.3 (Insurance) paragraph (e); and

(f)

unless otherwise instructed by the Required Lenders, request from the relevant Obligor that non-compliance with the provisions set out in sub clause (e) above be immediately remedied (if capable of remedy).

The Agent assumes no responsibility and neither the Agent nor any of its officers, directors, employees or agents shall be liable to GIEK or K-sure for any action taken or omitted to be

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taken hereunder or in connection with this Agreement unless caused in respect of gross negligence or wilful misconduct.

72.4	Consent solicitation with GIEK

(a)	Upon the Agent receiving a request from an Obligor to which GIEK shall vote, the Agent shall forward such request to the GIEK Lender and GIEK.

(b)

Upon the GIEK Lender and GIEK having received a copy of a request as set out in paragraph (a) above, the GIEK Lender through the GIEK Guarantee Holder shall liaise with GIEK and take instructions from GIEK with respect to exercising its voting rights under this Agreement and relay such instructions to the GIEK Lender, unless with respect to matters relating to funding, in which the GIEK Lender can exercise its voting rights without taking instructions from GIEK.

(c)

Upon GIEK providing its instructions to the GIEK Lender (through the GIEK Guarantee Holder) pursuant to paragraph (b) above, the GIEK Lender shall ensure that a copy of those instructions are forwarded to the Agent (either directly or through the GIEK Guarantee Holder), such copy to be sent solely for information purposes, and shall not be relied upon by the Agent.

(d)

After having received instructions from GIEK pursuant to paragraph (b) above to the extent such instructions are required, the GIEK Lender or the GIEK Lender through the GIEK Guarantee Holder shall inform the Agent on how the GIEK Lender’s voting rights shall be exercised. The Agent may rely on any voting result received by the GIEK Guarantee Holder without any further duty to inquire on the voting result.

(e)	Neither the Agent nor the GIEK Guarantee Holder shall have any obligation to any GIEK Lender to assess whether GIEK’s consent is required.

72.5	Consent solicitation with K-sure

(a)	Upon the K-sure Agent receiving a request from an Obligor to which the K-sure Lenders shall vote, the K-sure Agent shall forward such request to the K-sure Lenders and K-sure.

(b)

Upon the K-sure Lenders and K-sure having received a copy of a request as set out in paragraph (a) above, the K-sure Lenders (or the K-sure Agent on their behalf) shall liaise with K-sure and take instructions from K-sure with respect exercising their voting rights under this Agreement.

(c)

Upon K-sure providing its written instructions to the K-sure Lenders (or the K-sure Agent on their behalf) pursuant to paragraph (b) above, the K-sure Lenders shall ensure that a copy of those instructions are forwarded to the K-sure Agent, such copy to be sent solely for information purposes, and shall not be relied upon by the K-sure Agent.

(d)

After having received instructions from K-sure pursuant to paragraph (b) above to the extent such instructions are required, the K-sure Lenders shall send a written notice to the K-sure Agent on how the K-sure Lenders’ voting rights shall be exercised (a copy of which shall be provided to K-sure).

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(e)	Each K-sure Lender shall only be entitled to provide one vote in respect of its K-sure Lenders Commitment.

(f)	The K-sure Agent shall not have any obligation to assess whether K-sure’s consent is required.

72.6	Rights and discretions of the K-sure Agent

(a)	The K-sure Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within its knowledge or within its power to verify.

(b)	The K-sure Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other K-sure Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25 (Events of Default); and

(ii)	any right, power, authority or discretion vested in any Party or the other K-sure Lenders has not been exercised.

(c)	The K-sure Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The K-sure Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(e)

Notwithstanding any other provision of any Finance Document to the contrary, the K-sure Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

72.7	K-sure’s instructions

(a)	Unless a contrary indication appears in a Finance Document, the K-sure Agent shall:

(i)

exercise each right, power, authority or discretion vested in it in accordance with any instructions given to it by K-sure (or, if so instructed by K-sure, refrain from exercising any right, power, authority or discretion vested in it); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of K-sure.

(b)

Unless a contrary indication appears in a Finance Document, any instructions given by K-sure, to the extent such instructions are required pursuant to the K-sure Insurance Policy, will be binding on all the K-sure Lenders.

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(c)

In the absence of instructions from K-sure when the same are called for hereunder, the K-sure Agent may act (or refrain from taking action) as it considers to be in the best interest of the K-sure Lenders.

(d)

The K-sure Agent is not authorised to act on behalf of any K-sure Lenders (without first obtaining that K-sure Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (d) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the First Ranking Security Documents or the enforcement of the Security created under the First Ranking Security Documents.

72.8	Responsibility for documentation for the K-sure Agent

The K-sure Agent shall not be:

(a)

responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Obligors or any of their Affiliates or any other person given in connection with any Finance Document; or

(b)

responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

72.9	Exclusion of liability for the K-Sure Agent

(a)

Without limiting paragraph (b) below, the K-sure Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

The K-sure Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the K-sure Agent if the K-sure Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the K-sure Agent for that purpose.

(c)

Nothing in this Agreement shall oblige the K-sure Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any K-sure Lenders and each K-sure Lender confirms to the K-sure Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the K-sure Agent.

72.10	Relationship—Agent

The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement shall be construed as to constitute the Agent or the Finance Parties as trustee or fiduciary or a trust for any other person, and neither the Agent nor the Finance Parties shall be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

72.11	Relationship—GIEK Guarantee Holder

Nothing in this Agreement shall be construed as to constitute the GIEK Guarantee Holder as trustee or fiduciary for any other person, and the GIEK Guarantee Holder shall not be

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bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

72.12	Business with the Obligors

The Agent and the GIEK Guarantee Holder may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Obligors.

72.13	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document received by a Party believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as Agent for the Lenders) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default under Clause 25.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or the Required Lenders has not been exercised.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents (including the Second Ranking Security Documents) through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of duty of confidentiality or render it liable to any person.

72.14	Required Lenders’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Required Lenders (or, if so instructed by the Required Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts in accordance with an instruction of the Required Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Required Lenders will be binding on all the Finance Parties.

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(c)

The Agent may refrain from acting in accordance with the instructions of the Required Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Required Lenders (or, if appropriate, the Lenders) the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

72.15	Responsibility for documentation

The Agent shall keep and hold all First Ranking Security Documents received and/or executed by the Agent in connection with any of the Finance Documents, including First Ranking Security Documents executed by the Obligors or other security providers on behalf of the Finance Parties in accordance with normal banking practice, for and on behalf of the Finance Parties.

The Agent:

(a)

is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent on behalf of a Party, the Obligors or any other person in or in connection with any Finance Document (including the Second Ranking Security Documents); and

(b)

is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document (including the Second Ranking Security Documents) or any other agreement, arrangement or document entered into, made in anticipation of or in connection with any Finance Document (including the Second Ranking Security Documents).

72.16	Exclusion of liability

(a)

Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document (including the Second Ranking Security Documents), unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document (including the Second Ranking Security Documents) and any officer, employee and agent of the Agent may rely on this Clause 28.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents (including the Second Ranking Security Documents) to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations

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or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

72.17	Exclusion of liability—GIEK Guarantee Holder

(a)

Without limiting litra b) below, the GIEK Guarantee Holder will not be liable to any of the GIEK Lenders for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the GIEK Guarantee Holder) may take any proceedings against any officer, employee or agent of the GIEK Guarantee Holder in respect of any claim it might have against the GIEK Guarantee Holder or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee and agent of the GIEK Guarantee Holder may rely on this Clause 28.17.

(c)

The GIEK Guarantee Holder will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the GIEK Guarantee Holder if the GIEK Guarantee Holder has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the GIEK Guarantee Holder for that purpose.

(d)

Nothing in this Agreement shall oblige the GIEK Guarantee Holder to carry out any “know your customer” or other checks in relation to any person on behalf of any GIEK Lender and each GIEK Lender confirms to the GIEK Guarantee Holder that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the GIEK Guarantee Holder.

72.18	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then reduced to zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify the Agent, within ten (10) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

72.19	GIEK Lender’s indemnity to the GIEK Guarantee Holder

Each GIEK Lender shall (in proportion to its share of the GIEK Lender Commitments or, if the GIEK Lender Commitments are then reduced to zero, to its share of the GIEK Commitments immediately prior to their reduction to zero), indemnify the GIEK Guarantee Holder, within three (3) Business Days of demand, against any cost, loss or liability incurred by the GIEK Guarantee Holder (otherwise than by reason of the GIEK Guarantee Holder’s

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gross negligence or wilful misconduct) in acting as GIEK Guarantee Holder under the Finance Documents (unless the GIEK Guarantee Holder has been reimbursed by the Borrower pursuant to a Finance Document).

72.20	Claims under K-sure Insurance Policy

Unless the K-Sure Agent is disabled or otherwise unable to act on behalf of the K-Sure Lenders, each K-sure Lender acknowledges and agrees that it shall have no entitlement to make any claim or to take any action whatsoever under or in connection with each of the K-sure Insurance Policies except through the K-sure Agent and that all of the rights of the K-sure Lenders under each of the K-sure Insurance Policies shall only be exercised by the K-sure Agent.

72.21	Resignation of the Agent

(a)	The Agent may resign and appoint one of its affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively the Agent may, upon prior written consent of the Borrower (not to be unreasonably withheld), resign by giving notice to the other Finance Parties and the Borrower in which case the Required Lenders (after consultation with the Borrower) may appoint a successor agent.

(c)

If the Required Lenders have not appointed a successor agent in accordance with paragraph b) above within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor agent.

(d)

The retiring Agent shall, at its own cost, make available to the successor agent such documents and records and provide such assistance as the successor agent may reasonably request for the purposes of performing its functions as agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28. Each successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower the Required Lenders may, by notice to the Agent, require it to resign in accordance with paragraph b) above. In this event, the Agent shall resign in accordance with paragraph b) above.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

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(i)

the Agent fails to respond to a request under Clause 13.4 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 13.4 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

72.22	Confidentiality

(a)	In acting as agent for the Finance Parties the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

72.23	Credit appraisal by the Lenders

72.23.1	Lenders

Subject to Clause 28.23.2 (The GIEK Lender and the K-sure Lenders) below, without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document (including the Second Ranking Security Documents), including (without limitation):

(a)	the financial condition, status and nature of the Obligors;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document (including the Second Ranking Security Documents) and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document (including the Second Ranking Security Documents); and

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document (including the Second Ranking Security Documents), the transactions contemplated by the Finance Documents (including the Second Ranking Security Documents) or any other agreement, arrangement or document, entered into, made or executed in anticipation of, under or in connection with any Finance Document (including the Second Ranking Security Documents).

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72.23.2	The GIEK Lender and the K-sure Lenders

(a)

Without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Finance Document, the GIEK Lender and the K-sure Lenders confirm to the Agent that they have been, and will continue to be, solely responsible for making their own independent appraisal and investigation of all risks arising under or in connection with the GIEK Guarantee and/or the K-sure Insurance Policy (as the case may be).

(b)

The GIEK Lender and the K-sure Lenders shall vote and otherwise act in accordance with any instructions received by it from GIEK and K-sure respectively. To the extent that GIEK and K-sure consents to any amendments to the GIEK Guarantee and/or the K-sure Insurance Policy, respectively, the GIEK Lender and the K-sure Lenders shall seek to obtain written confirmations from GIEK and K-sure, respectively, evidencing such consents, such confirmations to be forwarded to the Agent.

72.24	Conduct of business of the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order or manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

73.	SHARING AMONG THE FINANCE PARTIES

73.1	Payment to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from any of the Obligors other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall promptly, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received by or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

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73.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by any of the Obligors, as the case may be, and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (Partial payments).

73.3	Recovering Finance Party’s rights

(a)

On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

73.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

73.5	Exceptions

(a)

This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal proceedings, if:

(i)	it notified that other Finance Party of the legal proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did do so as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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74.	PAYMENT MECHANICS

74.1	Payments to the Agent

All payments by the Obligors or a Lender under the Finance Documents, including but not limited to repayments, interests, guarantee premiums and fees, shall be made:

(a)	to the Agent to its account with such office or bank as the Agent may from time to time designate in writing to the relevant Obligor or a Lender for this purpose; and

(b)

for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

74.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Borrower) and 30.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice.

74.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 31 (Set-off)), apply any amount received by it for the Obligors in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Obligors under the Finance Documents or in or towards purchase of any amount of currency to be so applied.

74.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for distribution to another Party, the Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount was paid by the Agent shall on demand refund the same amount to the Agent, together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

74.5	Partial payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligor under the Finance Documents in the following order:

(a)	firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest (including default interest and any guarantee or insurance premiums under the GIEK-Guarantee and/or

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the K-sure Insurance Policy), fees or commissions due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid and indemnification due but unpaid under this Agreement; and

(d)	finally, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

74.6	Application following an Event of Default

Following an Event of Default all monies received by the Agent shall be applied in the following order:

(a)

firstly, in respect of all costs and expenses whatsoever incurred in connection with or incidental to the enforcement of any Security Document, (excluding enforcement of the GIEK Guarantee and the K-sure Insurance);

(b)

secondly, in or towards satisfaction of all prior claims (being any claims, liabilities or debts owed or taking priority in respect of such proceeds over the Security Interests constituted by the Security Documents) secured in the Finance Parties’ secured assets;

(c)	thirdly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents, the GIEK Guarantee and the K-sure Insurance Policy;

(d)	fourthly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement;

(e)

fifthly, in or towards payment pro rata of any principal due but unpaid and indemnification due but unpaid under this Agreement, including costs relating to the enforcement of the GIEK Guarantee and the K-sure Insurance; and

(f)	finally, the balance (if any) to the Borrower,

provided, however, that any sum received by the K-sure Agent from K-sure in respect of claims under a K-sure Insurance Policy shall be shared amongst the K-sure Lenders only and shall be applied in accordance with the K-sure Insurance Policy.

74.7	No set-off by the Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

74.8	Payment on non-Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

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74.9	Currency of account

The Obligors shall pay:

(a)	any amount payable under this Agreement, except as otherwise provided for herein, in USD; and

(b)	all payments of costs and Taxes in the currency in which the same were incurred.

74.10	Exclusion of liability

The Lenders shall not be liable for any failure to perform the whole or any part of this Agreement resulting directly or indirectly from action of any government or governmental or local authority, or any general strike, lockout, boycott and blockade affecting any of the Lenders or their employees.

75.	SET-OFF

A Lender may, to the extent permitted by applicable law, set off any matured obligation due from any Obligor under the Finance Documents (to the extent beneficially owned by that Lender) against any credit balance on any account that Obligor has with that Lender or against any other obligations owed by that Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

76.	NOTICES

76.1	Communication in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by telefax or letter. Any such notice or communication addressed as provided in Clause 32.2 (Addresses) will be deemed to be given or made as follows:

(a)	if by letter, when delivered at the address of the relevant Party; or

(b)	if by telefax, when received,

however, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place.

76.2	Addresses

Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and telefax number of each Party and marked for the attention of the department or persons set out below and, in case of any New Lender or New GIEK Lender, to the address notified to the Agent:

If to the Agent:	ING Bank N.V. Agency Department Att Judith Budhoo / Dara Shali Location code AMP N04.046 P.O. Box 1800

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1000 BV Amsterdam The Netherlands

Tel no. +31 20 563 5947 / +31 20 564 7786 Fax no. +31 20 565 8226 Email: Judith.budhoo@ingbank.com / dara.shali@ing.nl

If to the Borrower:	Seadrill Partners LLC Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, Marshall Islands MH96960

With copy to:

c/o Seadrill Management Ltd.

2nd Floor Building 11

Chiswick Business Park

566 Chiswick High Road

London W4 5YS

United Kingdom

Att: Jonas Ytreland

E-mail: jonas.ytreland@seadrill.com

Tel no: +44 (0) 20 8811 4700

Fax no: + 44 (0) 20 88 11 47 01

If to GIEK:	GIEK (Guarantor) Att of Hans Melandsø Støperigata 1, 0250 Oslo, Norway Tel No: 22 87 62 00 Email: Hans.Melandso@giek.no

If to the GIEK Guarantee Holder:

Citibank N.A., London Branch

25 Canada Square, London E14 5LB, for the attention of Guido Musso/Davide Alessandrini (Export Agency Finance—CTS), (email: guido.musso@citi.com, davide.alessandrini@citi.com, tarvinder.singh.basi@citi.com, kiran.deoram.matondkar@citi.com),

If to K-sure:

Korea Trade Insurance Corporation

2-16 Floors, Seoul Central Building

136 Seorin Dong, Jongro-ku

Seoul 110-729, Republic of Korea,

Att: Moon-Gouk Chae/ Hongik KIM/ Sejun NOH

Tel No: + 82 51 630 5434

Fax No: + 82 51 630 5455

If to K-sure Agent:	ING Bank N.V., Seoul Branch 15th Floor, Hungkuk Life Insurance Building 226, Shinmunro 1-ga, Chongro-ku, Seoul 110-061, Korea

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Attn: James Kim/ Jieun Kang/ sunyoung Moon Tel no.: +82 2 317 1817/ 1811-2 Fax no.: +82 2 317 1881

E-mail: james.kim@asia.ing.com / jieun.kang@asia.ing.com / sunyoung.moon@asia.ing.com or any substitute address and/or telefax number and/or marked for such other attention as the Party may notify to the Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days’ prior notice.

76.3	Communication with the Obligors

All communication from or to any of the Obligors shall be sent through the Agent and the Agent may direct any information to any of the Obligors by communication to the Borrower.

76.4	Language

Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

76.5	Electronic communication

(a)

Any communication to be made between the Agent, a Finance Party and an Obligor under or in connection with the Finance Documents, the GIEK Guarantee or the K-sure Insurance Policy may be made by electronic mail or other electronic means, including by way of publication on recognised web-page to which all Finance Parties have been granted access, if the Agent, the relevant Finance Party and the relevant Obligor (as the case may be):

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Agent, a Lender and an Obligor will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or an Obligor to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)

For the purpose of the Finance Documents, an electronic communication will be treated as being in writing. Each Party may rely without further inquiry on the senders’ due authorisation in connection with any e-mail messages it receives on behalf of the other Party. Each Party shall also, subject to the terms and conditions

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of this Agreement, be authorised to communicate by e-mail with any third parties who may be involved in this transaction or affected by the Finance Documents. Each Party confirms that it is aware of the fact that information by way of electronic exchange is transmitted unencrypted over a publicly accessible network, and that it acknowledges all the risks connected therewith (including but not limited to the fact that a bank relation (as such terms is used in the context of Swiss banking secrecy legislation) could be identified).

77.	CALCULATIONS

All sums falling due by way of interest, fees and commissions under the Finance Documents accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed and a calendar year of 360 days. The calculations made by the Agent of any interest rate or any amount payable pursuant to this Agreement shall be conclusive and binding upon the Borrower in the absence of any manifest error.

78.	MISCELLANEOUS

78.1	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired.

78.2	Remedies and waivers

No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

78.3	Amendments, consents and waivers

78.3.1	Required consents

(a)

Subject to Clause 34.3.2 (Exceptions), any term of the Finance Documents may be amended, consented to or waived only with the written consent of the Required Lenders, the Obligors and any such amendment will be binding on all Parties.

(b)	Subject to Clause 34.3.2 (Exceptions) any matter requiring approval (including the approval of any form of document) may be approved by the Agent acting on instructions of the Required Lenders.

(c)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver or give any approval permitted by this Clause 34.3.

78.3.2	Exceptions

(a)

Any requirement for approval (including the approval of the form of any document) by the Finance Parties or by all Lenders or an amendment to or waiver that has the effect of changing or which relates to:

(i)	the definition of “Required Lenders”;

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(ii)	an extension of the date of any payment of any amount under the Finance Documents;

(iii)

a reduction in the Applicable Margin (provided that the consent will only be required by all affected Lenders depending on which Applicable Margin that is reduced) or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or extension of any Lenders’ Commitment;

(v)	a term of the Finance Documents which expressly requires the consent of all the Lenders or of the Finance Parties;

(vi)	a proposed substitution or replacement of any of the Obligors;

(vii)	release of any Guarantors, any Guarantees provided by the Guarantors pursuant to this Agreement, the Guarantee Obligations or any Security Interest under any First Ranking Security Document; and/or

(viii)	this Clause 34.3,

shall not be made without the prior written consent of all the Lenders.

(b)

Subject to approval from GIEK and K-sure (as relevant), the Borrower shall (for its own cost) have the right, in the absence of a Default or Event of Default, to replace any Lender that refuses to consent to certain amendments or waivers of this Agreement which expressly require the consent of such Lender and which have been approved by the Required Lenders, with a New Lender or a New GIEK Lender (if relevant).

(c)

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Documents (other than an amendment or waiver referred to in paragraphs (i) and (iv) above) or another vote required by the Lenders under the terms of this Agreement within 15 Business Days (unless the Borrower and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

(d)	An amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the written consent of the Agent.

78.4	Disclosure of information and confidentiality

Each of the Finance Parties may disclose to each other or to their professional advisers any kind of information which the Finance Parties have acquired under or in connection with any Finance Document. The Parties are obliged to keep confidential all information in respect of the terms and conditions of this Agreement. This confidentiality obligation shall not apply to any information which:

(a)	is publicised by a Party as required by applicable laws and regulations;

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(b)	has entered the public domain or is publicly known, provided that such information is not made publicly known by the receiving Party of such information; or

(c)	was or becomes, as the Party is able to demonstrate by supporting documents, available to such Party on a non-confidential basis prior to the disclosure thereof;

(d)	the GIEK Lender is obliged to provide to GIEK pursuant to the GIEK Guarantee;

(e)	the K-sure Lenders or the Agent are obliged to provide to K-sure pursuant to the K-sure Insurance Policy; or

(f)

is deemed by K-sure, GIEK and/or the GIEK Lender to be key information regarding the Borrower or the Guarantors and the transactions contemplated by the Finance Documents or any documents referred to therein and which may be published by K-sure, GIEK and/or the GIEK Lender pursuant to the conditions of the GIEK Guarantee.

78.5	Process Agent

Each Obligor hereby irrevocably:

(a)

appoints Seadrill Management AS (the “Process Agent”) as its agent for the service of process and/or any other writ, notice, order or judgment in respect of this Agreement and/or the matters arising herefrom.

(b)	agrees that failure by such process agent to notify the Agent of the process will not invalidate the proceedings concerned.

If any process agent appointed pursuant to this Clause 34.5 (Process Agent) (or any successor thereto) shall cease to exist for any reason where process may be served, the Obligor will forthwith appoint another process agent with an office in Norway where process may be served and will forthwith notify the Agent thereof.

78.6	Conflict

In case of conflict between the First Ranking Security Documents and this Agreement, the provisions of this Agreement shall prevail, provided however that this will not in any way be interpreted or applied to prejudice the legality, validity or enforceability of any First Ranking Security Document.

78.7	Counterparts

Each Finance Document may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

79.	K-SURE

79.1	Conflict and K-sure Insurance Policy override

Without limiting in any manner the rights of the Lenders under the Facilities (other than the K-sure Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Agent which is contrary to or inconsistent with any vote exercised by the K-sure Lenders (acting on the instructions of K-sure);

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(a)

in case of any conflict between the Finance Documents (excluding the Second Ranking Security Documents) and the K-sure Insurance Policy, the K-sure Insurance Policy shall prevail, and to the extent of such conflict or inconsistency, none of the K-sure Lenders or the K-sure Agent shall assert to K-sure, the terms of the relevant Finance Documents (excluding the Second Ranking Security Documents); and

(b)

nothing in this Agreement or any Finance Document shall permit or oblige any K-sure Lender or the K-sure Agent to act (or omit to act) in a manner that is inconsistent with any requirement of K-sure under or in connection with the K-sure Insurance Policy.

79.2	Demand under K-sure Insurance Policy

Notwithstanding any other terms as set forth in herein and the other Finance Documents, the K-sure Agent shall only make a written demand to K-sure under the K-sure Insurance Policy after the K-sure Agent has first made a written demand for payment of the relevant amount of the Guarantee Obligations to the Guarantors pursuant to Clause 18 (Guarantee and indemnity) hereof.

79.3	Prior consultation with K-sure

The Borrower acknowledges that the K-sure Agent may, under the terms of the K-sure Insurance Policy be required:

(a)

to consult with K-sure, prior to the exercise of certain decisions under the Finance Documents (excluding the Second Ranking Security Documents) (including the exercise of such voting rights in relation to any substantial amendment to any Finance Documents (excluding the Second Ranking Security Documents)); and

(b)	to follow certain instructions given by K-sure.

Each K-sure Lender will be deemed to have acted reasonably if it has acted on the instructions of the K-sure Agent (given by K-sure to the K-sure Agent in accordance with the terms of a K-sure Insurance Policy) in the making of any such decision or the taking or refraining to take any action under any Finance Document to which it is a party.

79.4	Notification

(a)	The Borrower will deliver a notice to the K-sure Agent promptly after it becomes aware of the occurrence of any political or commercial risk covered by a K-sure Insurance Policy and will:

(i)	pay any additional premium payable to K-sure in relation to the K-sure Insurance Policy; and

(ii)

co-operate with the K-sure Agent on its reasonable request to take all steps necessary on the part of the Borrower to ensure that the K-sure Insurance Policy remain in full force and effect throughout the Security Period which shall include providing the K-sure Agent with any information relating to any material commercial facts which could result in a Material Adverse Effect.

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(b)

In addition, the Borrower shall promptly supply to the K-sure Agent with copies of all financial or other information reasonably required by the K-sure Agent to satisfy any request for information made by K-sure pursuant to a K-sure Insurance Policy.

(c)

The Borrower agree that it shall be reasonable for the K-sure Agent to make a request under this Clause if it is required to do so as a condition to maintaining a K-sure Insurance Policy in full force and effect.

79.5	Indemnity to the K-sure Agent in its capacity as K-sure Agent for K-sure and the K-Sure Lenders

Before the K-sure Agent commences any legal proceedings or otherwise incurs any costs (including, but not limited to legal costs) in acting in its capacity as K-sure Agent on behalf of K-sure or the K-sure Lenders, the K-sure Agent shall have received sufficient means, or assurance satisfactory to it that such sufficient means will be provided upon demand, from the K-sure Lenders or K-sure, respectively.

79.6	Application of Clauses 28.16 (Exclusion of liability) and 28.18 (Lenders’ indemnity to the Agent) to K-sure

The provisions of Clauses 28.16 (Exclusion of liability) and 28.18 (Lenders’ indemnity to the Agent) of this Agreement including (without limitation) the indemnity provisions therein shall be deemed repeated and shall apply in respect of K-sure in this Agreement as if each reference to the Agent were a reference to K-sure.

80.	GOVERNING LAW AND ENFORCEMENT

80.1	Governing law

This Agreement shall be governed by Norwegian law.

80.2	Jurisdiction

(a)

For the benefit of each Finance Party, each of the Obligors agrees that the courts of Oslo, Norway have jurisdiction to settle any dispute arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Agreement, and each of the Obligors accordingly submits to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett).

(b)

Nothing in this Clause 36.2 shall limit the right of the Finance Parties to commence proceedings against any of the Obligors in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

* * *

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SCHEDULE 14

LENDERS AND COMMITMENTS

Name of initial Lenders:	Commercial Commitment	GIEK Lender Commitment	KEXIM Commitment	K-sure Lenders Commitment
Commercial Lenders:
ING Bank N.V. (Mandated Lead Arranger)	USD 16,666,666.67
ABN AMRO Bank N.V., Oslo Branch (Lead Arranger)	USD 8,083,333.33
BNP Paribas SA (Lead Arranger)	USD 8,083,333.33
KfW IPEX-Bank GmbH (Mandated Lead Arranger)	USD 3,916,666.67
Norddeutsche Landesbank Girozentrale (Mandated Lead Arranger)	USD 12,250,000
Sumitomo Mitsui Banking Corporation (Mandated Lead Arranger)	USD 6,416,666.67
Standard Chartered Bank (Mandated Lead Arranger)	0
The GIEK Lender:

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Citibank Europe Plc (Mandated Lead Arranger)	USD 567,580.31
K-sure Lenders:
HSBC Bank plc (Mandated Lead Arranger)			USD 20,400,000
ING Bank N.V., Seoul Branch (Mandated Lead Arranger)			USD 10,000,000
Credit Suisse AG (Mandated Lead Arranger)			USD 20,400,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd. (Mandated Lead Arranger)			USD 20,400,000
Sumitomo Mitsui Banking Corporation (Mandated Lead Arranger)			USD 20,400,000
KfW IPEX-Bank GmbH (Mandated Lead Arranger)			USD 20,400,000
KEXIM:
The Export-Import Bank of Korea (Mandated Lead Arranger)		USD 112,000,000

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Names of acceded Lenders
Cerulean Investments LP (Commercial Lender)	USD 12,250,000
Kommunal Landspensjonskasse (GIEK Lender)		USD 38,601,398.66
Sumitomo Mitsui Trust Bank, Limited (London Branch) (GIEK Lender)		USD 51,433,858.04
Citibank N.A. London branch (GIEK Lender)		USD 101,063,829.66
Total:	USD 67,666,666.67	USD 191,666,666.67	USD 112,000,000	USD 112,000,000

Aggregate Commitments Facility

Commercial Facility	GIEK Lender Facility	KEXIM Facility	K-sure Facility	Total Commitment
USD 67,666,666.67	USD 191,666,666.67	USD 112,000,000	USD 112,000,000	USD 483,333,333.34

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SCHEDULE 15

GUARANTORS AND DRILLSHIP

DRILLSHIP Name, type and IMO number	GUARANTORS Drillship owner, Intra- Group Charterer	Charter Contracts (Existing and next contract) Structure, contract date, duration, dayrate in USD and options	End-user	Built and Ship Registry	Average Market Value in USD
West Vela	Drillship Owner (Borrower): Seadrill Vela Hungary Kft. Intra-Group Charterer: Seadrill Gulf Operations Vela LLC (USA)	Existing contract: Dayrate: USD 564,000 Effective: November 2014 Expiration: November 2020 Next contract: [•]	Existing contract: BP Exploration & Production Inc. Next contract: [•]	Delivered from Samsung Heavy Industries (Korea) June 2014 Panama flag	USD 675,000,000 (RS Platou: USD 650,000,000 Fearnleys: USD 700,000,000)
Total:
Other Guarantors: Seadrill Partners LLC

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SCHEDULE 16

CONDITIONS PRECEDENT (ALL CONDITIONS PREVIOUSLY FULFILLED)

Part I

(Conditions Precedent to the Closing Date)

1.	CORPORATE AUTHORISATION

In respect of each Obligor:

(a)	Company certificate (or similar);

(b)	Articles of Association, Certificate of Incorporation and By-laws;

(c)	Updated Good Standing Certificate (or similar);

(d)	Resolutions passed at a board meeting of the relevant Obligor evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(ii)

the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf; and

(iii)	attaching certified true copies of valid proof of identity in respect of the persons signing on behalf of the Borrower

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)

Directors Certificate, including, but not limited to specimen signatures of each person signing on behalf of the relevant Obligor and confirmations on solvency both before and after the incurrence of the indebtedness under the Finance Documents.

2.	AUTHORISATIONS

Evidence that all approvals, authorisations and consents required by any government, other authorities or third parties for the Obligors and if applicable its subsidiaries to enter into and perform their obligations under any of the Finance Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the opinion of the Agent, restrains, prevents or imposes materially adverse conditions upon the Obligors to enter into and perform their obligations under the Finance Documents.

3.	FINANCE DOCUMENTS

(a)	This Agreement;

(b)	The Share Charges;

(c)	The Fee Letters;

(d)	Agreed form of all other Security Documents; and

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(e)

Any other Finance Documents except those that will be delivered pursuant to Part II (Conditions precedent for each Utilisation Date) and Part III (Closing Documents Utilisation Date) of this Schedule 3.

4.	SPECIFIC GIEK LENDER/GIEK DOCUMENTS

(a)	The offer for the GIEK Guarantee;

(b)

If not included in the offer for the GIEK Guarantee, a written confirmation from GIEK that it will accept any amendments or consents consented to by the Required Lenders, even if such amendments or consents have not been consented to by the GIEK Lender (acting on the instructions of GIEK);

(c)

Written confirmation from the lawfirm BA-HR acting for the Agent addressed to the GIEK Lender confirming that all GIEK’s conditions as set out in the GIEK Guarantee have been included in the Finance Documents; and

(d)	Confirmation from ING to GIEK regarding ING’s final hold.

5.	SPECIFIC K-SURE LENDERS/ K-SURE REQUIREMENTS

(a)	A copy of any documents, authorisations, opinions or assurances as may be required by K-sure.

6.	LEGAL OPINIONS

(a)	Agreed form legal opinion from Norwegian law counsel relating to Norwegian law matters and agreed form legal opinion from Norwegian law counsel relating to Norwegian law matters;

(b)	Agreed form legal opinion from Bermuda law counsel relating to Bermuda law matters and agreed form legal opinion from Bermuda law counsel relating to Bermuda law matters;

(c)	Agreed form legal opinion from New York counsel relating to New York law matters;

(d)	Agreed form legal opinion from Panama counsel relating to Panama law matters;

(e)	Agreed form legal opinion from Delaware counsel relating to Delaware law matters;

(f)	Agreed form legal opinion from Hungary counsel relating to Hungary law matters;

(g)	Agreed form legal opinion from Texas counsel relating to Texas law matters; and

(h)	Executed or agreed form of legal opinions from any such other relevant legal counsels as the Agent may request.

7.	MISCELLANEOUS

(a)

A declaration from the Parent that as from September 30 2012, nothing shall have occurred that may have a Material Adverse Effect, and that the Borrower and the Intra-Group Charterer are free of any Financial Indebtedness, except for subordinated intercompany loans.

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(b)	Evidence that all fees, costs and expenses referred to in Finance Documents as payable on or prior to the Closing Date, have or will be paid on its due date;

(c)	Any Letter of Acceptance of Appointment by any entity (including the Process Agent) appointed as process agent on behalf of any Obligor pursuant to any of the Finance Documents;

(d)	An effective interest letter;

(e)	The Original Financial statements;

(f)	The Cash Flow Projections;

(g)	New York counsel (H&K) to confirm receipt of original membership interest certificates for the Intra-Group Charterer;

(h)	“Know your customer” documents required by the Lenders; and

(i)	Any other documents as reasonably requested by the Agent.

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Part II

(Conditions Precedent for each Utilisation Date)

1.	CORPORATE AUTHORISATION

Corporate Authorisations only to be delivered to the extent not covered by Part I (Conditions precedent for the Closing Date), or if considered outdated for the purpose of any legal opinions.

In respect of each Obligor:

(a)	Company certificate (or similar);

(b)	Articles of Association, Memorandum of Incorporation and By-laws;

(c)	Updated Good Standing Certificate (or similar);

(d)	Resolutions passed at a board meeting of the Borrower evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(ii)

the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf; and

(iii)	attaching certified true copies of valid proof of identity in respect of the persons signing on behalf of the Borrower

(e)	Power of Attorney (notarised and legalised if requested by the Agent); and

(f)

Directors Certificate, including, but not limited to specimen signatures of each person signing on behalf of the Borrower and confirmations on solvency both before and after the incurrence of the indebtedness under the Finance Documents.

2.	AUTHORISATIONS

Evidence that all approvals, authorisations and consents required by any government or other authorities for the Obligors and if applicable its subsidiaries to enter into and perform their obligations under any of the relevant Finance Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the opinion of the Agent, restrains, prevents or imposes materially adverse conditions upon the Obligors to enter into and perform their obligations under the Finance Documents.

3.	FINANCE DOCUMENTS

The following First Ranking Security Documents relating to the Borrower and Drillship being delivered, duly signed by all the relevant parties thereto together with evidence of that the security created thereunder is legally perfected on first priority in accordance with the terms of each of the Finance Documents;

(a)	The Assignment of Earnings;

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(b)	The Assignment of Earnings Accounts;

(c)	The Assignment of Insurances;

(d)	Signed mortgage and evidence that the Mortgage has been prepositioned with the Panama register; and

(e)	Any other Finance Document to the extent applicable.

4.	SPECIFIC K-SURE REQUIREMENTS

(a)	Evidence satisfactory to the Agent that the full amount of the K-sure Premium payable to K-sure has been paid;

(b)	Evidence that the K-sure Insurance Policy is in full force and effect on each Utilisation Date; and

(c)	A copy of any additional documents, authorisations, opinions or assurances as may be required by K-sure.

5.	SPECIFIC GIEK LENDER/GIEK DOCUMENTS

(a)	Evidence that the GIEK Guarantee is in full force and effect on the Utilisation Date;

(b)	An Exporter’s statement covering section 7 and 8 of the GIEK Guarantee.

(c)	Written confirmation from the lawfirm BA-HR DA acting for the Agent addressed to the GIEK Lender that:

(i)	all conditions precedent for disbursing the the GIEK Lender Facility have been fulfilled; and

(ii)

that all GIEK’s conditions as set out in the GIEK Guarantee have in substance been included in the Finance Documents (in case of any amendments to any Finance Document or the GIEK Guarantee since the last confirmation);

(d)	Satisfaction of any other requirement by GIEK pursuant to the GIEK Guarantee or otherwise required in connection therewith by GIEK or the GIEK Lender.

6.	THE DRILLSHIP

(a)	Results of maritime registry searches with respect to the Drillship, which result shall be acceptable to the Agent;

(b)	Evidence that the Market Value shall be equal to or greater than 125% of the requested amount to be borrowed on the Utilisation Date, based on market valuations not being older than five (5) months;

(c)

Copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the Drillship in accordance with Clause 24.3 (Insurance) and evidencing that the Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted on first priority; and

(d)	The Insurance Report.

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7.	MISCELLANEOUS

(a)	The Utilisation Request at least five (5) Business Days prior to the relevant Utilisation Date;

(b)	Evidence that all fees, costs and expenses referred to in Finance Documents as payable on or prior to the relevant Utilisation Date, have or will be paid on its due date;

(c)	A Compliance Certificate confirming that the Parent and the Borrower are in compliance with the financial covenants as set out in Clause 22 (Financial Covenants);

(d)	Any Letter of Acceptance of Appointment by any entity (including the Process Agent) appointed as process agent on behalf of any Obligor pursuant to any of the Finance Documents;

(e)	The Intra-Group Charterparty in a form and substance satisfactory to the Agent in respect of the Drillship, and the Satisfactory Drilling Contract;

(f)	The Contract Memo for the Drillship ;

(g)	Any “Know your customer” documents required by the Lenders (if applicable);

(h)	Evidence that the Bermuda share charges and the Hungarian quota pledges, if relevant, has/have been filed with the Bermuda Register of Charges;

(i)	The opening balance for the Borrower, and proof of capitalization for the Borrower;

(j)	Evidence that the New York membership interest pledge(s) and the New York law Assignment of Earnings have been filed with the UUC; and

(k)	Any other documents as reasonably requested by the Agent.

8.	LEGAL OPINIONS

(a)	Executed legal opinion from Norwegian law counsel relating to Norwegian law matters;

(b)	Executed legal opinion from Bermuda law counsel relating to Bermuda law matters;

(c)	Executed legal opinion from New York law counsel relating to New York law matters;

(d)	Executed legal opinion from Delaware law counsel relating to Delaware law matters;

(e)	Executed legal opinion from Korean law counsel relating to Korean law matters;

(f)	Executed legal opinion from Texas counsel relating to Texas law matters; and

(g)	Executed or agreed form legal opinion(s) from any such other relevant legal counsels as the Agent may request.

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Part III

(Closing Documents Utilisation Date)

On the Utilisation Date the Agent shall receive the following documents and the Borrower shall undertake actions pursuant to a closing memo, including perfection of Mortgage and Protocol of Delivery.

(a)	Protocol of Delivery and Acceptance;

(b)	Certificates of ownership and class (with the appropriate notation) from the appropriate authority showing the registered ownership of the Drillship;

(c)	Results of maritime registry searches with respect to the Drillship, which result shall be acceptable to the Agent;

(d)	The relevant Mortgage to be effective;

(e)	Executed legal opinion from Panama counsel relating to the Mortgage;

(f)	Executed legal opinion from Hungary counsel relating to the execution of the mortgage (if not already provided under Part II above); and

(g)	Legal opinion from any such other relevant legal counsels as the Agent may request.

(h)	Receipt of the relevant signed acknowledgement of assignment of intra group charter earnings by the relevant Intra-Group Charterer.

(i)	Receipt of the relevant signed acknowledgment of the assignment of accounts from account bank.

Part IV

(Conditions Subsequent)

(c)

As soon as possible, and in any case within three months after the date of the relevant Utilisation, evidence that any and all payments of the Earnings (including by end-users) are instructed to be paid to the Earnings Accounts;

(d)	Within five months after the Closing Date, evidence that such payments mentioned in (a) above have been initiated; and

(e)	If applicable, as soon as possible, and in any case with in one months after the Closing Date, evidence that the Hungarian share charge(s) have been filed with the Hungarian Court of Registration.

271 (301)

EXECUTION VERSION

SCHEDULE 17

FORM OF UTILISATION REQUEST

To:	ING Bank N.V, as Agent

From:	[Borrower]

Date:	[ ]

SEADRILL PARTNERS LLC—USD 483,333,333.34 SENIOR SECURED CREDIT FACILITY AGREEMENT ORIGINALLY DATED 20 MARCH 2013, AS AMENDED THEREAFTER (THE “AGREEMENT”)

We refer to Clause 5.1 (Delivery of a Utilisation Request) of the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Utilisation Request.

(a)	You are hereby irrevocably notified that we wish to make the following advance for the [Commercial Facility / GIEK Lender Facility/ KEXIM Facility/ K-sure Facility]:

(b)	Proposed Utilisation Date: [ ]

(c)	Principal Amount: [ ]

(d)	Interest Period: [ ]

(e)	The proceeds of the Utilisation shall be credited to [•] [insert name and number of account].

(f)

We confirm that, as of the date hereof (i) each condition specified in Clause 4 (Conditions Precedent) of the Agreement is satisfied; (ii) each of the representations and warranties set out in Clause 20 (Representations and warranties) of the Agreement is true and correct; and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute a Default or an Event of Default.

Yours sincerely

for and on behalf of

[Borrower]

By:
Name:
Title: [authorised officer]

272 (301)

EXECUTION VERSION

SCHEDULE 18

FORM OF COMPLIANCE CERTIFICATE

To:	ING Bank N.V, as Agent

From:	Seadrill Partners LLC as Parent and the Borrower

Date:	[•] [To be delivered no later than hundred and eighty (180)/seventy (70) days after each reporting date]

SEADRILL PARTNERS LLC—USD 483,333,333.34 SENIOR SECURED CREDIT FACILITY AGREEMENT ORIGINALLY DATED 20 MARCH 2013 AS AMENDED THEREAFTER (THE “AGREEMENT”)

We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate.

We confirm that as at [•] [insert relevant reporting date]:

1.1	Minimum Group Liquidity

The Minimum Group Liquidity was [                ] while the Minimum Group Liquidity required is USD 150,000,000.

1.2	Minimum Non-TLB SDLP Obligor Group Liquidity

The Minimum Non-TLB SDLP Obligor Group Liquidity was [                ] while the Minimum Non-TLB SDLP Obligor Group Liquidity required is USD [25,000,000 / 50,000,000.]

1.3	Combined Senior Secured Net Leverage Ratio

The TLB Rigs Combined Senior Secured Net Leverage Ratio was [                ] while the requirement is that it shall not exceed 5.00:1.00.

The Non-TLB Rigs Combined Senior Secured Net Leverage Ratio was [                ] while the requirement is that it shall not exceed [3.50:1.00 / 3.00:1.00].

1.4	Market Value

The Market Value of the Drillship is attached as Appendix 1 hereto.

1.5	Insurance

We confirm that the Drillship is insured against such risks and in such amounts as set out in Appendix 2 hereto.

1.6	No Default

We confirm that, as of the date hereof (i) each of the representations and warranties set out in Clause 20 (Representations and warranties) of the Agreement is true and correct, and (ii) no event or circumstances has occurred and is continuing which constitute or may constitute a Default and/or an Event of Default.

Yours sincerely

for and on behalf of

Seadrill Partners LLC and the Borrower

273 (301)

EXECUTION VERSION

By:
Name:
Title: [authorised officer]

274 (301)

EXECUTION VERSION

Appendix 1 – Market Value

Drillship	Valuation from [Approved Broker]	Valuation from [Approved Broker]	Average Market Value
West Vela

Appendix 2—Insurance

Drillship	Hull & Machinery	Freight Interest	Hull Interest	P&I	War risk	Insured Amount	MAPP
West Vela

275 (301)

EXECUTION VERSION

SCHEDULE 19

FORM OF TRANSFER CERTIFICATE

To:	ING Bank N.V, as Agent

From:	[•] (the “Existing Lender”) and [•] (the “New Lender”)

Date:	[•]

SEADRILL PARTNERS LLC—USD 483,333,333.34 SENIOR SECURED CREDIT FACILITY AGREEMENT ORIGINALLY DATED 20 MARCH 2013 AS AMENDED THEREAFTER (THE “AGREEMENT”)

We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

With reference to Clause 27 (Changes to the Parties):

(a)	The Existing Lender, in its capacity as Lender under the Agreement, confirms that it participates with [ ] of the [SPECIFY WHICH FACILITY] being [ ] per cent of the Total Commitments.

(b)

The Existing Lender hereby transfers to the New Lender [            ] per cent of the Total Commitments as specified in the Schedule hereto, and of the equivalent rights and interest in all Finance Documents, and the New Lender hereby accepts such transfer from the Existing Lender in accordance with the terms set out herein and Clause 27 (Changes to the Parties) of the Agreement and assumes the same obligations to the other Finance Parties as it would have been under if it was an original Lender.

(c)	The Transfer Date is [ ].

(d)

The New Lender confirms that it has received a copy of the Agreement, together with such other information as it has required in connection with this transaction. The New Lender expressly acknowledges and agrees to the limitations on the Existing Lender’s responsibility set out in Clause 27.6 (Limitations of responsibility of Existing Lenders) of the Agreement.

(e)

The New Lender hereby undertakes to the Existing Lender and the Borrower that it will perform in accordance with the terms and conditions of the Agreement all those obligations which will be assumed by it upon execution of this Transfer Certificate.

(f)	The address, telefax number and attention details for notices, as well as the account details of the New Lender, are set out in the Schedule.

(g)	This Transfer Certificate is governed by Norwegian law, with Oslo District Court (Oslo tingrett) as legal venue.

The Schedule

Commitments/rights and obligations to be transferred

I	Existing Lender: [ ]

276 (301)

EXECUTION VERSION

II	New Lender: [ ]

III	Specify which Facility: [ ]

III	Total Commitments of Existing Lender: USD [ ]

IV	Aggregate amount transferred: USD [ ]

V	Total Commitments of New Lender: USD [ ]

VI	Transfer Date: [ ]

Administrative Details / Payment Instructions of New Lender

Notices to New Lender:

[                ]

[                ]

Att:               [                ]

Telefax no:     + [                ]

[Insert relevant office address, telefax number and attention details for notices and payments to the New Lender.]

Account details of New Lender: [Insert relevant account details of the New Lender.]

Existing Lender:	New Lender:

[•]	[•]

By:	By:

Name:	Name:
Title:	Title:

This Transfer Certificate is accepted and agreed by the Agent and the Transfer Date is confirmed as [    ].

Agent: ING Bank N.V.

By:

Name:

277 (301)

EXECUTION VERSION

SCHEDULE 20

REPAYMENTS

	Date	Installment/ Scheduled repayment	GIEK Lender Facility 191,666,667	Installment/ Scheduled repayment	Kexim Facility 112,000,000	Installment/ Scheduled repayment	K-Sure Facility 112,000,000	Installment/ Scheduled repayment	Commercial Facility 67,666,667	Installment/ Scheduled repayment	Total 483,333,333
1	31-Aug-13	3,993,056	187,673,611	2,333,333	109,666,667	2,333,333	109,666,667	1,409,722	66,256,945	10,069,444	473,263,889
2	30-Nov-13	3,993,056	183,680,555	2,333,333	107,333,334	2,333,333	107,333,334	1,409,722	64,847,223	10,069,444	463,194,445
3	28-Feb-14	3,993,056	179,687,499	2,333,333	105,000,001	2,333,333	105,000,001	1,409,722	63,437,501	10,069,444	453,125,001
4	31-May-14	3,993,056	175,694,443	2,333,333	102,666,668	2,333,333	102,666,668	1,409,722	62,027,779	10,069,444	443,055,557
5	31-Aug-14	3,993,056	171,701,387	2,333,333	100,333,335	2,333,333	100,333,335	1,409,722	60,618,057	10,069,444	432,986,113
6	30-Nov-14	3,993,056	167,708,331	2,333,333	98,000,002	2,333,333	98,000,002	1,409,722	59,208,335	10,069,444	422,916,669
7	28-Feb-15	3,993,056	163,715,275	2,333,333	95,666,669	2,333,333	95,666,669	1,409,722	57,798,613	10,069,444	412,847,225
8	31-May-15	3,993,056	159,722,219	2,333,333	93,333,336	2,333,333	93,333,336	1,409,722	56,388,891	10,069,444	402,777,781
9	31-Aug-15	3,993,056	155,729,163	2,333,333	91,000,003	2,333,333	91,000,003	1,409,722	54,979,169	10,069,444	392,708,337
10	30-Nov-15	3,993,056	151,736,107	2,333,333	88,666,670	2,333,333	88,666,670	1,409,722	53,569,447	10,069,444	382,638,893
11	29-Feb-16	3,993,056	147,743,051	2,333,333	86,333,337	2,333,333	86,333,337	1,409,722	52,159,725	10,069,444	372,569,449
12	31-May-16	3,993,056	143,749,995	2,333,333	84,000,004	2,333,333	84,000,004	1,409,722	50,750,003	10,069,444	362,500,005
13	31-Aug-16	3,993,056	139,756,939	2,333,333	81,666,671	2,333,333	81,666,671	1,409,722	49,340,281	10,069,444	352,430,561
14	30-Nov-16	3,993,056	135,763,883	2,333,333	79,333,338	2,333,333	79,333,338	1,409,722	47,930,559	10,069,444	342,361,117
15	28-Feb-17	3,993,056	131,770,827	2,333,333	77,000,005	2,333,333	77,000,005	1,409,722	46,520,837	10,069,444	332,291,673
16	31-May-17	3,993,056	127,777,771	2,333,333	74,666,672	2,333,333	74,666,672	1,409,722	45,111,115	10,069,444	322,222,229
		18,534,709	109 243 061	10 830 718	63 835 954	10 830 718	63 835 954	6 543 559	38 567 555	46 739 705[1]	275 482 524
17	31-Aug-17	3,993,056	105 250 005	2,333,333	61 502 621	2,333,333	61 502 621	1,409,722	37 157 833	10,069,444	265 413 080
18	30-Nov-17	3,993,056	101 256 949	2,333,333	59 169 288	2,333,333	59 169 288	1,409,722	35 748 111	10,069,444	255 343 636
		4,676,275	96 580 674	2 732 572	56 436 716	2 732 572	56 436 716	1 650 929	34 097 182	11 792 348[2]	243 551 288
19	28-Feb-18	3,993,056	92 587 618	2,333,333	54 103 383	2,333,333	54 103 383	1,409,722	32 687 460	10,069,444	233 481 844

[1]	Editorial note: Scheduled repayment made in accordance with Clause 6.2(a)(i).
[2]	Editorial note: Provisional amount of the scheduled repayment to be made in accordance with Clause 6.2(a)(ii).

278 (301)

EXECUTION VERSION

20	31-May-18	3,993,056	88 594 562	2,333,333	51 770 050	2,333,333	51 770 050	1,409,722	31 277 738	10,069,444	223 412 400
		4,729,892	83 864 670	2 763 903	49 006 147	2 763 903	49 006 147	1 669 858	29 607 880	11 927 556[3]	211 484 844
21	31-Aug-18	3,993,056	79 871 614	2,333,333	46 672 814	2,333,333	46 672 814	1,409,722	28 198 159	10,069,444	201 415 401
22	30-Nov-18	3,993,056	75 878 558	2,333,333	44 339 481	2,333,333	44 339 481	1,409,722	26 788 437	10,069,444	191 345 957
23	28-Feb-19	3,993,056	71 885 502	2,333,333	42 006 148	2,333,333	42 006 148	1,409,722	25 378 715	10,069,444	181 276 513
24	31-May-19	3,993,056	67 892 446	2,333,333	39 672 815	2,333,333	39 672 815	1,409,722	23 968 993	10,069,444	171 207 069
25	31-Aug-19	3,993,056	63 899 390	2,333,333	37 339 482	2,333,333	37 339 482	1,409,722	22 559 271	10,069,444	161 137 625
26	30-Nov-19	3,993,056	59 906 334	2,333,333	35 006 149	2,333,333	35 006 149	1,409,722	21 149 549	10,069,444	151 068 181
27	29-Feb-20	3,993,056	55 913 278	2,333,333	32 672 816	2,333,333	32 672 816	1,409,722	19 739 827	10,069,444	140 998 737
28	31-May-20	3,993,056	51 920 222	2,333,333	30 339 483	2,333,333	30 339 483	1,409,722	18 330 105	10,069,444	130 929 293
29	31-Aug-20	3,993,056	47 927 166	2,333,333	28 006 150	2,333,333	28 006 150	1,409,722	16 920 383	10,069,444	120 859 849
	2 – Oct. 20							16 920 383	0	16 920 383	103 939 466
30	30-Nov-20	3,993,056	43 934 110	2,333,333	25 672 817	2,333,333	25 672 817			8,659,722	95 279 744
31	28-Feb-21	3,993,056	39 941 054	2,333,333	23 339 484	2,333,333	23 339 484			8,659,722	86 620 022
32	31-May-21	3,993,056	35 947 998	2,333,333	21 006 151	2,333,333	21 006 151			8,659,722	77 960 300
33	31-Aug-21	3,993,056	31 954 942	2,333,333	18 672 818	2,333,333	18 672 818			8,659,722	69 300 578
34	30-Nov-21	3,993,056	27 961 886	2,333,333	16 339 485	2,333,333	16 339 485			8,659,722	60 640 856
35	28-Feb-22	3,993,056	23 968 830	2,333,333	14 006 152	2,333,333	14 006 152			8,659,722	51 981 134
36	31-May-22	3,993,056	19 975 774	2,333,333	11 672 819	2,333,333	11 672 819			8,659,722	43 321 412
37	31-Aug-22	3,993,056	15 982 718	2,333,333	9 339 486	2,333,333	9 339 486			8,659,722	34 661 690
38	30-Nov-22	3,993,056	11 989 662	2,333,333	7 006 153	2,333,333	7 006 153			8,659,722	26 001 968
39	28-Feb-23	3,993,056	7 996 606	2,333,333	4 672 820	2,333,333	4 672 820			8,659,722	17 342 246
40	31-May-23	3,993,056	4 003 550	2,333,333	2 339 487	2,333,333	2 339 487			8,659,722	8 682 524
41	31-Aug-23	3,993,056	10 494	2,333,333	6 154	2,333,333	6 154			8,659,722	22 802
42	30-Nov-23	10 494	0	6 154	0	6 154	0				0
			—		—

All amounts are in USD

[3]	Editorial note: Provisional amount of the scheduled repayment to be made in accordance with Clause 6.2(a)(iii).

279 (301)

EXECUTION VERSION

SCHEDULE 21

CORPORATE STRUCTURE

Seadrill Limited
(Bermuda)
Public
Seadrill Member LLC
(Marshall Islands)
Seadrill Partners LLC
(«MLP»)
(MI/UK)
Seadrill Capricorn
Holdings LLC
(MI/UK)
Seadrill Gulf
Operations Vela LLC
(Delaware)
Seadrill Vela
Hungary Kft
(Hungary)
Swiss Branch
West Vela

280 (301)

EXECUTION VERSION

SCHEDULE 22

MANDATORY COST FORMULA

1.

The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the relevant Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for any Lender lending from a facility office in the European Economic Area will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that facility office) of complying with the relevant minimum reserve requirements in respect of Loans made from that facility office.

4.	The Additional Cost Rate for any Lender lending from a facility office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01 300	Per cent. Per annum

Where:

E    is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

281 (301)

EXECUTION VERSION

Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.

Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its facility office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.

The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

9.

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.

The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.

Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

12.

The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

282 (301)

EXECUTION VERSION

SCHEDULE 23

LIST OF NORWEGIAN SUPPLIERS AND CONTRACTS

West Vela

Equipment	Supplier Name	Contract Value (Million)	Contract Value (USD Million)	Contract Signing Date
DEP	NOV		USD 217.6	12-Nov-10
Fiber Optic Cable	Draka Cable	NOK 0.95	USD 0.17	04-Dec-11
General service air compressor	TAMROTOR	EUR 0.17	USD 0.24	04-Jan-11
IAS/DPS	Kongsberg	NOK 29.50	USD 5.0	17-Dec-10
EPS	ABB	EUR 8.5	USD 11.3	17-Jan-11
Life boat/ Rescue boat / Davits	Norsafe A.S	NOK 7.99	USD 1.4	18-Mar-11
Helicopter Refueling System	Helifuel A.S	NOK 1.80	USD 0.3	25-Apr-11

283 (301)

EXECUTION VERSION

SCHEDULE 24

SENIOR SECURED NET LEVERAGE RATIO – DEFINITIONS

Part I

Definitions

Any capitalised terms used in this Schedule 11 that are not otherwise defined in this Schedule 11 (including, without limitation, the term “Original Effective Date”) shall have the respective meanings given to them in Clause 1.01 (Defined Terms) of the Original TLB Agreement or Clause 1.1 (Definitions) of this Agreement, as the case may be. The definitions set forth in this Schedule 11 shall be used only for the purposes of calculating ratios set forth in Clause 22.2 (Combined Senior Secured Net Leverage Ratio – TLB Covenant) and not for any other purpose under this Agreement. Terms defined only in Clause 1.1 (Definitions) shall be construed and interpreted when they are used in this Schedule 11 (and only for this purpose) in accordance with the law of the State of New York. This Schedule 11 and the rights and obligations of the parties under this Schedule 11 and Clause 22.2 of this Agreement shall be interpreted and construed in accordance with the law of the State of New York.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP (including any conversion of the Borrower’s accounting to IFRS) occurring after the Original Effective Date or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any of its Subsidiaries at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

The words “include,” “includes” and “including” as used herein shall be deemed to be followed by the phrase, “without limitation”. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements and other contractual instruments shall be deemed to include all subsequent refinancings, replacements, amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation.

“Administrative Agent” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Administrative Agent under (and as defined in) the Original TLB Agreement; and

284 (301)

EXECUTION VERSION

(b)    with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Agents under (and as defined in) the SDLP Facility Agreements.

“Affiliate” shall mean, with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling”, “controlled” have meanings correlative to the foregoing.

“Asset Sale” shall mean:

(a)

any sale, lease, conveyance or other disposition, whether in a single transaction or a series of related transactions, of property or assets of a Borrower or any of the Guarantors, including any disposition by means of a merger, consolidation or similar transaction;

(b)

the issuance or sale of Equity Interests in any of the Guarantors, other than statutory or directors qualifying shares and/or other Equity Interests that are required to be held by any Persons other than a Borrower or another Guarantor under applicable law or regulation (including local content regulations or requirements), whether in a single transaction or a series of related transactions; and

(c)	an Involuntary Transfer.

Notwithstanding the preceding, the following items will be deemed not to be an Asset Sale:

(a)	any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Proceeds, in either case, of less than $50,000,000;

(b)	a transfer of Equity Interests or other assets between or among the Borrowers and the Guarantors or between or among any of them;

(c)	an issuance of Equity Interests by a Guarantor to a Borrower or to another Guarantor;

(d)

the sale, lease or other disposition of products, services or accounts receivable or any charter, pool agreement, drilling contract or lease of a Vessel and any related assets, in each case in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(e)	the sale or other disposition of cash or Cash Equivalents, hedging contracts or other financial instruments;

(f)	licenses and sublicenses by a Borrower or any of the Guarantors of software or intellectual property in the ordinary course of business;

(g)	a Restricted Payment (as defined in the Original TLB Agreement) that does not violate Section 7.15 of the Original TLB Agreement or a Permitted Investment;

(h)

the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrowers and the Guarantors taken as a whole or in a manner governed by Section 7.14 of the Original TLB Agreement or any disposition that constitutes a Change of Control;

(i)

the creation or perfection of any Lien permitted pursuant to the Original TLB Agreement, and any disposition of assets constituting Collateral resulting from foreclosure under any such Lien by the Collateral Agent under (and as defined in)

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the Original TLB Agreement, or any disposition of assets not constituting Collateral resulting from foreclosure under any such Lien;

(j)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims;

(k)

the sale, lease, conveyance or other disposition of any Equity Interests in, or properties or assets of, (i) any Subsidiary of any Borrower that is not a Guarantor or (ii) any other Person in which a Borrower has an Equity Interest that is not a Guarantor; and

(l)	the sale, lease, conveyance or other disposition of any Collateral Vessel for which a Borrower or a Guarantor has substituted a Replacement Vessel (as defined in the Original TLB Agreement).

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction shall mean, at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease; provided that if such discount rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate agreed to between the Administrative Agent and the Borrowers or, if issued, the rate borne by any senior notes or other long-term fixed rate Indebtedness of the Borrowers issued to refinance the Term Loans, in each case compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease- Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Borrowers” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Borrowers under (and as defined in) the Original TLB Agreement; and

(b)    with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Borrowers under (and as defined in) the SDLP Facility Agreements.

“Capital Stock” shall mean (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or share capital, (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” shall mean, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

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“Cash Equivalents” shall mean any of the following:

(a)

direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the Pre-Expansion European Union, the United States of America, Norway or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the Pre-Expansion European Union or the United States of America, Norway or Canada, as the case may be, and which are not callable or redeemable at the issuer’s option; provided that such country (or agency or instrumentality) has a long-term government debt rating of “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency as of the date of investment;

(b)

overnight bank deposits, time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the Pre-Expansion European Union or of the United States of America or any state thereof, Norway or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $200,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency as of the date of investment;

(c)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P as of the date of investment and, in each case, maturing within one year after the date of acquisition; and

(e)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Change of Control” shall mean the occurrence of any of the following:

(a)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation and other than operating leases arising as a result of a drilling contract or vessel employment contract entered into in the ordinary course of business and prevailing industry standards), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrowers and the Guarantors taken as a whole to any “person” (as that term is used in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended), other than to one or more Qualifying Holders;

(b)	a Borrower is liquidated or dissolved or adopts a plan relating to the liquidation or dissolution of such Borrower;

(c)

the consummation of any transaction or any series of transactions (including any merger, consolidation or other business combination), the result of which is that any “person”, other than one or more Qualifying Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting stock of Seadrill Operating GP LLC or Seadrill Capricorn Holdings LLC, measured by voting power rather than number of shares, units or other equity securities;

(d)	Seadrill Operating GP LLC ceases to be the sole general partner of Seadrill Operating LP; or

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(e)	Seadrill Partners Finco LLC ceasing to be a wholly owned subsidiary of Seadrill Operating LP.

“Collateral” shall mean all rights, assets and property, whether now owned or hereafter acquired, upon which a Lien or Mortgage securing the Secured Obligations is granted or purported to be granted under any Collateral Agreement. Collateral shall not include Excluded Property.

“Collateral Agent” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Collateral Agent under (and as defined in) the Original TLB Agreement; and

(b) with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Security Agents or Agents (if the Agent is the security agent) under (and as defined in) the SDLP Facility Agreements.

“Collateral Agreements” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Collateral Agreements under (and as defined in) the Original TLB Agreement; and

(b)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Security Documents under (and as defined in) the SDLP Facility Agreements.

“Collateral Vessels” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Collateral Vessels under (and as defined in) the Original TLB Agreement; and

(b) with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Rigs/Drilling Units/Drillships under (and as defined in) the SDLP Facility Agreements.

“Collateral Vessel Contract” shall mean any charterparty, pool agreement or drilling contract in respect of any Collateral Vessel or other contract for use of any Collateral Vessel.

“Combined EBITDA” shall mean, with respect to any period, Combined Net Income attributable to the Collateral Vessels for such period plus, without duplication:

(a)

provision for taxes based on income or profits of the Loan Parties for such period, to the extent that such provision for taxes was deducted in computing such Combined Net Income attributable to the Collateral Vessels; plus

(b)	the combined interest expense of the Loan Parties to the extent that such combined interest expenses were deducted in computing such Combined Net Income attributable to the Collateral Vessels; plus

(c)

depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Loan Parties for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Combined Net Income attributable to the Collateral Vessels;

minus

(a)

non-cash items increasing such Combined Net Income attributable to the Collateral Vessels for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a combined basis and determined in accordance with GAAP.

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In the event that any Loan Party acquires a Collateral Vessel or a Collateral Vessel-owning entity with historical earnings before interest expenses, taxes, depreciation and amortization (for purposes of its usage in this definition only, “EBITDA”) available for such Collateral Vessel’s previous ownership, such historical EBITDA shall be included for purposes of calculating Combined EBITDA and, if necessary, be annualized to represent twelve (12) months of historical EBITDA. In the event that any Loan Party acquires a Collateral Vessel or a Collateral Vessel-owning entity without historical EBITDA available for such Collateral Vessel’s previous ownership, the Borrowers shall be entitled to base a twelve (12) month historical EBITDA calculation for such Collateral Vessel on future projected EBITDA only subject to such Collateral Vessel having (i) a firm charter contract in place at the time of delivery of such Collateral Vessel with a duration of a minimum of 12 months and (ii) a firm charter contract in place at the time of such EBITDA calculation, provided that the Borrowers provide the Administrative Agent with a detailed calculation of the future projected EBITDA for such Collateral Vessel. Furthermore, it is agreed that Combined EBITDA shall include any realized gains and/or losses in respect of the disposal of Collateral Vessels or the disposal of Equity Interests in Collateral Vessel-owning entities. With respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Combined EBITDA calculated hereunder for the applicable fiscal quarter (and any subsequent period that includes such fiscal quarter) for which a Cure Right (under and as defined in the Original TLB Agreement) has been exercised shall be increased by an amount equal to the Cure Amount (as defined in the Original TLB Agreement) actually received by the Borrowers (under and as defined in the Original TLB Agreement); provided that (x) there shall be no pro forma reduction in Combined Senior Secured Indebtedness with any portion of the Cure Amount (as defined in the Original TLB Agreement) (directly or through netting) for determining compliance with the TLB Rigs Combined Senior Secured Net Leverage Ratio for the fiscal quarter immediately prior to the fiscal quarter in which such Cure Right (under and as defined in the Original TLB Agreement) was exercised and (y) no portion of the Cure Amount has previously been (and is not simultaneously being) applied to anything other than to exercise the Cure Right (under and as defined in the Original TLB Agreement). The parties hereby acknowledge that the immediately preceding sentence may not be relied on for purposes of calculating any financial ratios other than the TLB Rigs Combined Senior Secured Net Leverage Ratio and shall not result in any adjustment to any amounts (including any ratio-based conditions or any baskets with respect to the covenants contained herein), other than the amount of Combined EBITDA referred to in the immediately preceding sentence. If after giving effect to the foregoing adjustment for the Cure Right, the Parent is in compliance with Clause 22.2 (Combined Senior Secured Net Leverage Ratio – TLB Covenant), the Parent shall be deemed to have satisfied the requirements of Clause 22.2 (Combined Senior Secured Net Leverage Ratio – TLB Covenant) as of the relevant date of determination with the same effect as though there had been no failure to comply on such date and the applicable breach or default of such Clause 22.2 that had occurred shall be deemed cured for purposes of the Agreement.

“Combined Net Income” shall mean, with respect to any period, the aggregate of the Net Income of the Loan Parties for such period attributable to the Collateral Vessels and determined on a combined basis in accordance with GAAP; provided that:

(a)	the cumulative effect of a change in accounting principles will be excluded;

(b)	non-cash gains and losses due solely to fluctuations in currency values will be excluded;

(c)

in the case of a successor to the referenced Person by consolidation or merger or as a transferee of the referenced Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded;

(d)	the effects resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Original Effective Date will be excluded;

(e)	any unrealized gain (or loss) in respect of Hedging Obligations will be excluded;

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(f)	non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards will be excluded;

(g)	goodwill write-downs or other non-cash impairments of assets, or restructuring charges or severance costs associated with acquisitions or dispositions will be excluded; and

(h)	drydock, shipyard stay and special survey expenses (other than Drydock, Shipyard Stay and Special Survey Amortization Expense for the applicable period) will be excluded.

“Combined Senior Secured Indebtedness” shall mean, with respect to the Borrowers and the Guarantors as of any date of determination, the total outstanding principal amount of Indebtedness (other than undrawn letters of credit and similar instruments, Hedging Obligations and Capitalized Lease Obligations) of the Borrowers and the Guarantors that is secured by a Lien on any asset of any Borrower or Guarantor that constitutes Collateral and that is not subordinated in right of payment to the Loan Document Obligations.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Drydock, Shipyard Stay and Special Survey Amortization Expense” shall mean, for any period, the amortized amount of all drydock, shipyard stay and special survey expenses in respect of Collateral Vessels of the Borrowers and the Guarantors for such period. Drydock, Shipyard Stay and Special Survey Amortization Expense with respect to any Collateral Vessel of the Borrowers or any Guarantor will be amortized over a period commencing with the fiscal quarter in which any such expense is incurred and ending with the fiscal quarter in which the next drydock, shipyard stay or special survey, as applicable, with respect to such Collateral Vessel is scheduled to occur.

“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into or to acquire such Capital Stock, whether now outstanding or issued after the Original Effective Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission.

“Excluded Property” shall mean the following, whether now owned or at any time hereafter acquired by any Borrower or any Guarantor or in which any Borrower or any Guarantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence: (i) all leasehold real property, all fee simple real property and all other real property; (ii) all Collateral Vessel Contracts; (iii) all equipment and inventory; (iv) any general intangibles, governmental approvals or other rights arising under any contracts, instruments, permits, licenses or other documents if (but only to the extent that) the grant of a security interest therein would constitute a breach of a valid and enforceable restriction on the granting of a security interest therein or assignment thereof in favor of a third party (other than (A) to the extent that any such restriction or prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions), if applicable, or any other applicable law (including the US Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally) or principles of equity, (B) to the extent that the other party has consented to the granting of a security interest therein or assignment thereof pursuant to the terms hereof or pursuant to a grant or assignment for security purposes generally or (C) proceeds and receivables thereof, the assignment of which is expressly deemed

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effective under the UCC or other applicable law notwithstanding any such prohibition); (v) all deposit accounts other than the Earnings Accounts; (vi) cash and Cash Equivalents securing letters of credit, bank guarantees or similar instruments to the extent any Lien thereon constitutes a Permitted Lien; (vii) any Capital Stock of a Subsidiary that is not a Guarantor; (viii) any Vessel (other than a Collateral Vessel) and the Related Assets for such Vessel (other than the Capital Stock of any Guarantor that also owns a Collateral Vessel); and (ix) any and all proceeds of any of the Excluded Property to the extent constituting Excluded Property described in clauses (i) through (viii) above (other than proceeds of a Collateral Vessel Contract assigned pursuant to an assignment of Earnings made between each Collateral Vessel-owning entity and the Collateral Agent).

“Excluded Swap Guarantor” shall mean any Borrower or Guarantor all or a portion of whose Loan Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” shall mean, with respect to any Borrower or Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guarantee of such Borrower or Guarantor of, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guarantee or security interest is or becomes illegal.

“Fair Market Value” shall mean the value that would be paid by an informed and willing buyer to an unaffiliated, informed and willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of a Borrower (unless otherwise provided in the Original TLB Agreement).

“GAAP” shall mean (i) from the Original Effective Date and until such time, if any, as the Borrowers convert their accounting to IFRS, generally accepted accounting principles in the United States as in effect from time to time and (ii) thereafter, IFRS; provided, however, that when the term GAAP is used in this Schedule with reference to a financial measure or other calculation that is to be made on a consolidated basis under, or in accordance with, GAAP, each Guarantor (by virtue of a Borrower owning at least a majority of the class of Voting Stock (without regard to any limitation on voting power applicable to a holder thereof) or other class of voting equity ownership interest which class is entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions) of such Guarantor) shall be deemed a part of the consolidated group of companies in connection with any determination of such financial measure or calculation and solely in respect of the TLB Rigs Combined Senior Secured Net Leverage Ratio, GAAP as in effect from time to time shall be applied.

“Guarantors” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Guarantors under (and as defined in) the Original TLB Agreement; and

(b) with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Guarantors under (and as defined in) the SDLP Facility Agreements.

“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under:

(a)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

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(c)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices (including prices of bunkers or lubricants) or freight rates.

Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Hedging Obligations” shall not include any Excluded Swap Obligations of such Excluded Swap Guarantor.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments;

(c)

in respect of all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn), other than such reimbursement obligations that relate to trade payables or other obligations that are not themselves Indebtedness, in each case, that were entered into in the ordinary course of business of such Person to the extent such reimbursement obligations are satisfied within 10 Business Days following payment on the letter of credit, bankers’ acceptance or similar instrument;

(d)	representing Capitalized Lease Obligations of such Person;

(e)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(f)	representing Hedging Obligations of such Person; or

(g)

representing Attributable Indebtedness, if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Investment” shall mean, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including guarantees but excluding bank deposits, accounts receivable, trade credit, advances to customers or suppliers, commission, travel and similar advances to officers and employees, in each case, made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items, in each case that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the relevant Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. In addition, the portion (proportionate to the equity interest in such Guarantor) of the Fair Market Value of the net assets of any Guarantor at the time that such Guarantor is designated no longer to be a Guarantor will be deemed to be an “Investment” that such Borrower made in such Subsidiary at such time. The portion (proportionate to the Borrowers’ equity interest in such Guarantor) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated a Guarantor will be considered a reduction in outstanding Investments. “Investments” excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

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“Involuntary Transfer” shall mean, with respect to any property or asset of any Borrower or any Guarantor, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Lender Creditors” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Lender Creditors under (and as defined in) the Original TLB Agreement; and

(b) with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Lenders under (and as defined in) the SDLP Facility Agreements.

“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Loan Document Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, duties and indebtedness (including all principal, premium, interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable or arising thereunder (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Loan Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Loan Party to the Lender Creditors, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred under, arising out of, or in connection with the Loan Documents to which such Loan Party is a party and the due performance and compliance by such Loan Party with all of the terms, conditions and agreements contained in the Loan Documents.

“Loan Documents” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loan Documents under (and as defined in) the Original TLB Agreement; and

(b) with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Finance Documents under (and as defined in) the SDLP Facility Agreements.

“Loan Guarantee” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loan Guarantee under (and as defined in) the Original TLB Agreement; and

(b) with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the guarantees provided by the Borrowers and the Guarantors under (and as defined in) the SDLP Facility Agreements.

“Loan Parties” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loan Parties under (and as defined in) the Original TLB Agreement; and

(b) with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Borrowers and each Guarantor under (and as defined in) the SDLP Facility Agreements.

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“Local Content Subsidiary” shall mean any Subsidiary of any Borrower that is a party to a Collateral Vessel Contract or otherwise holds the right to receive Earnings attributable to a Collateral Vessel or any Related Assets with respect to such Collateral Vessel for the purpose of satisfying any local content law, regulation or requirement or similar law, regulation or requirement.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean each Ship Mortgage (as defined in the Original TLB Agreement) or Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by any Borrower or any Guarantor is granted to secure the Secured Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or other asset dispositions (other than in the ordinary course of business) or (b) the disposition of any securities by such Person or any of its Subsidiaries that are Guarantors or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries that are Guarantors; and (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” shall mean the aggregate cash proceeds and Cash Equivalents received by any Borrower or any Guarantor in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, sales commissions, relocation expenses created, incurred, issued, assumed, guaranteed or otherwise became liable, contingently or otherwise, as a result of such Asset Sale, and taxes paid or payable as a result of such Asset Sale after taking into account any available tax credits or deductions and any tax-sharing arrangements, and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Tangible Assets” shall mean, as of any date, total assets, less goodwill and other intangible assets and liabilities, in each case as shown in the most recent consolidating financial information of the Borrowers and the Guarantors prepared in accordance with GAAP for which internal consolidating financial information is available immediately preceding the date on which any calculation of Net Tangible Assets is being made.

“Non-TLB Rigs” shall mean the rigs listed under the heading “SDLP Rigs” in Part II of this Schedule 11.

“Non-TLB Rigs Combined Senior Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (1) (a) Combined Senior Secured Indebtedness minus (b) the amount of Unrestricted Cash of the Loan Parties, in each case as of the date of determination to (2) Combined EBITDA for the most recently ended four full fiscal quarters.

“Original Effective Date” shall mean February 21, 2014.

“Permitted Business” shall mean (a) any businesses, services or activities engaged in by any Borrower or any Guarantor on the Original Effective Date and (b) any businesses, services and activities engaged in by any Borrower or any Guarantor that are related, complementary, incidental, ancillary or similar to any of the foregoing referred to in clause (a) of this definition or are extensions or developments of any thereof.

“Permitted Investments” shall mean any of the following:

(a)	Investments in a Borrower or a Guarantor (including the Designated Intercompany Loan (as defined in the Original TLB Agreement));

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(b)	Investments in cash or Cash Equivalents;

(c)	Investments by a Borrower or a Guarantor in a Person, if as a result of such Investment:

(i)	such Person becomes a Guarantor; or

(ii)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Borrower and a Guarantor;

(d)	Investments in Loans and any other Indebtedness of a Borrower or a Guarantor;

(e)

Investments existing on the Original Effective Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Original Effective Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Original Effective Date or (ii) as otherwise permitted under the Original TLB Agreement;

(f)

Investments acquired after the Original Effective Date as a result of the acquisition by a Borrower and a Guarantor of another Person, including by way of a merger, amalgamation or consolidation with or into a Borrower and a Guarantor in a transaction that is not prohibited by Section 7.14 of the Original TLB Agreement after the Original Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(g)	Investments in Hedging Obligations permitted under Section 7.16(b)(viii) of the Original TLB Agreement;

(h)	any Investments received in compromise or resolution of litigation, arbitration or other disputes;

(i)	Investments in receivables owing to a Borrower or a Guarantor created or acquired in the ordinary course of business;

(j)

any Investment to the extent made using as consideration Equity Interests of a Borrower (other than Disqualified Equity Interests (as defined in the Original TLB Agreement)); provided that the net proceeds of such sale have been excluded from, and shall not have been included in, the calculation of the amount determined under Section 7.15(b)(iii)(A) of the Original TLB Agreement;

(k)

Investments of a Borrower or a Guarantor that constitute Indebtedness incurred in connection with a transaction where (x) such Indebtedness is borrowed from a bank or trust company, having a combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating immediately prior to the time such transaction is entered into of at least A or the equivalent thereof by S&P and A2 or the equivalent thereof by Moody’s and (y) a substantially concurrent Investment is made by such Borrower or such Guarantor in the form of cash deposited with the lender of such Indebtedness, or a Subsidiary or Affiliate thereof, in amount equal to such Indebtedness;

(l)	any guarantee of Indebtedness permitted to be incurred by Section 7.16 of the Original TLB Agreement;

(m)	[Reserved];

(n)

other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (n) that are at the time outstanding not to exceed the greater of (x)

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$125,000,000 and (y) 4.0% of Net Tangible Assets; provided, that if an Investment is made pursuant to this clause in a Person that is not a Guarantor and such Person subsequently becomes a Guarantor or is subsequently designated a Guarantor pursuant to Section 7.19 of the Original TLB Agreement, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to (c) of the definition of “Permitted Investments” and not this clause;

(o)

(i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts and (ii) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(p)	any Investments received in connection with an Asset Sale pursuant to Section 7.22 of the Original TLB Agreement or any other disposition of assets permitted under the Original TLB Agreement;

(q)	any Investments referred to in, and permitted by, Section 7.12(b)(ix) of the Original TLB Agreement; and

(r)	any Investment constituting a Permitted Lien.

“Permitted Liens” shall mean the following types of Liens:

(a)	Liens existing on the Original Effective Date;

(b)	Liens on any property or assets of a Guarantor granted in favor of any Borrower or any Guarantor;

(c)	Liens on any of any Borrower’s or any Guarantor’s property or assets securing the Secured Obligations;

(d)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Borrower or any Guarantor in the ordinary course of business;

(e)

statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan, administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(f)

Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(g)

Liens incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

(h)

zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects and incurred in the ordinary course of business that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Borrowers and the Guarantors on the properties subject thereto, taken as a whole;

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(i)

Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(j)

Liens on property or assets of, or on shares of Equity Interests or on Indebtedness of, any Person existing at the time such Person becomes a Guarantor; provided that such Liens (i) do not extend to or cover any property or assets of any Borrower or any Guarantor other than the property or assets of, or shares of Equity Interests or on Indebtedness of, such acquired Guarantor and (ii) were not created in connection with or in contemplation of such acquisition, merger or consolidation;

(k)

Liens on property or assets existing at the time such property or assets are acquired, including any acquisition by means of a merger with or into or consolidation with, any Borrower or any Guarantor; provided that such Liens (i) do not extend to or cover any property or assets of any Borrower or any Guarantor other than (A) the property or assets acquired or (B) the property or assets of the Person merged with or into or consolidated with a Borrower or a Guarantor and (ii) were not in connection with or in contemplation of such acquisition, merger or consolidation;

(l)	Liens securing any Borrower’s or any Guarantor’s Hedging Obligations permitted under Section 7.16(b)(viii) of the Original TLB Agreement;

(m)

Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance) or deposits to secure public or statutory obligations of any Borrower or any Guarantor or deposits of cash or government bonds to secure performance, bid, surety or appeal bonds and completion bonds and guarantees to which any Borrower or any Guarantor is a party, or deposits as security for contested import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(n)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(o)	Liens incurred in connection with a cash management program established in the ordinary course of business;

(p)

Liens on (i) any Capital Stock of a Subsidiary that is not a Guarantor and that is owned by a Borrower or a Guarantor securing Indebtedness or other obligations of such Subsidiary or securing Indebtedness of any Borrower or any Guarantor permitted to be incurred pursuant to Sections 7.16(a), 7.16(b)(ix), 7.16(b)(x) or 7.16(b)(xvii) of the Original TLB Agreement and (ii) any property or assets of any Vessel Owner or on the earnings, bank accounts or insurance contracts and rights thereunder and any related proceeds of any Guarantor that has entered into a bareboat charter agreement with one or more Collateral Vessel-owning entities in respect of one or more Vessels (excluding, for the avoidance of doubt any assignment or pledge of any charter contract and, in each case, excluding any Collateral), in each case securing Indebtedness of any Borrower or any Guarantor permitted to be incurred pursuant to Sections 7.16(b)(ix), 7.16(b)(x) or 7.16(b) (xvii) of the Original TLB Agreement;

(q)

Liens incurred to secure Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided that the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions thereof);

(r)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Borrower or any Guarantor securing such Person’s obligations in respect of

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bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(s)

Liens incurred in the ordinary course of business of any Borrower or any Guarantor arising from Vessel chartering, drydocking, maintenance, the furnishing of supplies and bunkers to Vessels, repairs and improvements to Vessels, crews’ wages and maritime Liens (other than in respect of Indebtedness);

(t)	leases, licenses, subleases and sublicenses of assets in the ordinary course of business;

(u)

Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(v)	Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(w)

pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of any Borrower’s or any Guarantor’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(x)

Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by any Borrower or any Guarantor on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15% of the net cash proceeds of such disposal;

(y)	limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Guarantors securing obligations of such joint ventures;

(z)	[Reserved];

(aa)	Liens for salvage; and

(bb)

any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (bb); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets.

“Permitted Refinancing Indebtedness” shall mean any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness of a Borrower or a Guarantor or pursuant to this definition, including any successive refinancings, so long as:

(a)

such Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(b)	the Weighted Average Life to Maturity of such Indebtedness is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(c)	the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being refinanced;

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(d)	the new Indebtedness is not senior in right of payment to the Indebtedness that is being refinanced;

(e)

if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is expressly, contractually, subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(f)	such Indebtedness is unsecured if the Indebtedness being refinanced is unsecured;

(g)

provided that Permitted Refinancing Indebtedness will not include Indebtedness of a Borrower or any Guarantor that refinances Indebtedness of a Subsidiary of a Borrower or a Guarantor that is not a Guarantor.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” shall mean the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004.

“Qualifying Holder” shall mean Seadrill Limited, Seadrill Partners LLC and their respective Affiliates.

“Related Assets” shall mean, with respect to any Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Vessel, (ii) the Capital Stock of any Guarantor owning such Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition of such Vessel, (iv) any Earnings (other than Earnings payable to a Local Content Subsidiary) derived from the use or operation of such Vessel and/or any account to which such Earnings are deposited (with Earnings, when used in this clause (iv) with respect to any Vessel that is not a Collateral Vessel, meaning earnings of the type described in the definition “Earnings” with respect to such Vessel), (v) any charters, operating leases, Vessel purchase options and related agreements with respect to such Vessel entered into and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease, Vessel purchase option or agreement, (vi) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contract and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel and any asset reasonably related, ancillary or complementary thereto; provided that Related Assets shall not include Excluded Property.

“Sale and Lease-Back Transaction” shall mean any arrangement with any Person providing for the leasing by the Borrowers or any of the Guarantors of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrowers or such Guarantor to such Person in contemplation of such leasing.

“Secured Obligations” shall mean the Loan Document Obligations.

“Stated Maturity” shall mean, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or any installment thereof or such installment of interest, respectively, is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment thereof, or any installment of interest thereon, is due and payable.

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“Swap Obligations” shall mean, with respect to the Borrowers or any Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Term Loans” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Term Loans under (and as defined in) the Original TLB Agreement; and

(b)    with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, the Loans under (and as defined in) the SDLP Facility Agreements.

“TLB Rigs” shall mean the rigs listed under the heading “TLB Rigs” in Part II of this Schedule 11.

“TLB Rigs Combined Senior Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (1) (a) Combined Senior Secured Indebtedness minus (b) the amount of Unrestricted Cash of the Loan Parties, in each case as of the date of determination to (2) Combined EBITDA for the most recently ended four full fiscal quarters.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unrestricted Cash” shall mean, with respect to any Person, as of any date of determination, cash and Cash Equivalents owned by such Person that, in each case, are not controlled by or subject to any Lien in favor of any creditor, other than Liens permitted under clause (c) of the definition of “Permitted Liens”.

“Vessel” shall mean one or more shipping or drilling vessels or drilling rigs, whose primary purpose is the maritime transportation of cargo or the exploration and production drilling for crude oil or hydrocarbons, or which are otherwise engaged, used or useful in a Permitted Business, in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns a Vessel as described above.

“Vessel Owner” shall mean:

(a)	with respect to the TLB Rigs Combined Senior Secured Net Leverage Ratio, the Vessel Owners under (and as defined in) the Original TLB Agreement; and

(b)	with respect to the Non-TLB Rigs Combined Senior Secured Net Leverage Ratio, Seadrill T-15 Ltd., Seadrill T-16 Ltd., Seadrill Vela Hungary Kft. and Seadrill Polaris Ltd.

“Voting Stock” of any specified Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or persons performing similar functions) of such Person; provided that with respect to a limited partnership or other entity which does not have directly a board of directors, Voting Stock means such Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

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Part II

Rigs

SDLP RIGS

Name	Registered Owner	Official Number	Jurisdiction of Registration	Flag
T-15	Seadrill T-15 Ltd	44774-13	Panama	Panama
T-16	Seadrill T-16 Ltd	44978-13	Panama	Panama
West Polaris	Seadrill Polaris Ltd	34863-09-B	Panama	Panama
West Vela	Seadrill Vela Hungary Kft	45080-13	Panama	Panama

TLB RIGS

Name	Registered Owner	Official Number	Jurisdiction of Registration	Flag
West Capella	Seadrill Deepwater Drillship Ltd.	34764-09	Panama	Panama
West Leo	Seadrill Leo Ltd.	8001359	Bahamas	Bahamas
West Aquarius	Seadrill China Operations Ltd.	34821-09-A	Panama	Panama
West Sirius	Seadrill Hungary Kft.	34111-08-A	Panama	Panama
West Capricorn	Seabras Rig Holdco Kft.	44053-12	Panama	Panama
West Auriga	Seadrill Auriga Hungary Kft.	44881-13	Panama	Panama

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